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TABLE OF CONTENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on February 27, 2004

Registration No. 333-109217

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

KINETIC CONCEPTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	2590 (Primary Standard Industrial Classification Code Number)	74-1891727 (I.R.S. Employer Identification Number)
8023 Vantage Drive San Antonio, Texas 78230 (210) 524-9000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dennis E. Noll
Senior Vice President, General Counsel & Secretary
8023 Vantage Drive
San Antonio, Texas 78230
(210) 524-9000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Thomas J. Ivey Kenton J. King Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500	William J. McDonough Cox & Smith Incorporated 112 East Pecan Street San Antonio, Texas 78205 (210) 554-5268

SEE TABLE OF ADDITIONAL REGISTRANTS

        Approximate date of commencement of proposed exchange of the securities: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
KCI Holding Company, Inc.	Delaware	2590	74-2804102
KCI Real Holdings, L.L.C.	Delaware	2590	N/A
KCI International, Inc.	Delaware	2590	51-0307888
KCI Licensing, Inc.	Delaware	2590	74-2928553
KCI Properties Limited	Texas	2590	74-2621178
KCI Real Property Limited	Texas	2590	74-2644430
KCI USA, Inc.	Delaware	2590	74-2152396
KCI USA Real Holdings, L.L.C.	Delaware	2590	N/A
Medclaim, Inc.	North Carolina	2590	56-2200462

*
The address and telephone number of the principal executive offices of each of the registrants listed below are the same as those of Kinetic Concepts, Inc.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to buy these securities in any state where the offer, exchange or sale is not permitted.

Subject to completion, dated                        , 2004

PROSPECTUS

KINETIC CONCEPTS, INC.

        Offer to exchange all outstanding Series A 7 3/8% Senior Subordinated Notes due 2013 (which we refer to as the old notes) for Series B 7 3/8% Senior Subordinated Notes due 2013 (which we refer to as the new notes) which have been registered under the Securities Act of 1933, as amended, and which have been fully and unconditionally guaranteed, jointly and severally, by the subsidiary guarantors listed on page ii of this prospectus.

        The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2004, the 21st business day following the date of this prospectus, unless we extend the exchange offer in our sole and absolute discretion.

        The principal terms of the exchange offer are as follows:

  •
  We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

        The form and terms of the new notes are identical in all material respects to those of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        Our obligations under the old notes are, and our obligations under the new notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by the subsidiary guarantors listed on page ii of this prospectus.

        See the section entitled "Risk Factors" beginning on page 14 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        This prospectus incorporates important business and financial information about KCI that is not included in or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to the office of the Corporate Secretary, Kinetic Concepts, Inc., 8023 Vantage Drive, San Antonio, TX 78230 (Tel. 210-524-9000). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration date of the exchange offer, or            2004.

i

SUBSIDIARY GUARANTORS

KCI Holding Company, Inc.
KCI Real Holdings, L.L.C.
KCI International, Inc.
KCI Licensing, Inc.
KCI Properties Limited
KCI Real Property Limited
KCI USA, Inc.
KCI USA Real Holdings, L.L.C.
Medclaim, Inc.

TRADEMARKS

        The following terms used in this prospectus are our trademarks: AirMaxxis™, AtmosAir™, BariAir®, BariKare®, BariMaxx® II, BariMaxx®, DynaPulse®, FirstStep®, FirstStep® Advantage™, FirstStep® Plus, FirstStep Select®, FirstStep Select® Heavy Duty, FluidAir Elite®, FluidAir™ II, KCI®, KinAir™ III, KinAir™ IV, KinAir™ MedSurg™, Kinetic Concepts®, Kinetic Therapy™, Maxxis® 300, Maxxis® 400, MiniV.A.C.™, PediDyne™, PlexiPulse®, PlexiPulse® AC, Pulse IC™, Pulse SC™, RIK®, RotoProne®, Roto Rest®, Roto Rest® Delta, T.R.A.C.™, The Clinical Advantage®, TheraPulse®, TheraPulse® II, TheraRest®, TriaDyne® II, TriaDyne® Proventa™, TriCell®, V.A.C.®, V.A.C.®ATS™, V.A.C.® Freedom™, V.A.C.® Therapy™, The V.A.C.® System™, Vacuum Assisted Closure® and V.A.C.® Instill™. All other trademarks appearing in this prospectus are the property of their holders.

ii

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. Because this is only a summary, it may not contain all of the information you should consider when making your decision to tender your old notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should carefully read this entire prospectus, particularly the section entitled "Risk Factors," and the documents incorporated by reference in this prospectus. In this prospectus, except as set forth under the "Description of the New Notes" and unless the context requires otherwise, the words "we," "our," "us," and KCI refer to Kinetic Concepts, Inc.

KINETIC CONCEPTS, INC.

        Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products which can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia.

        KCI was founded in 1976 by James R. Leininger, M.D., and is incorporated in Texas. Fremont Partners, L.P. and Blum Capital Partners, L.P. recapitalized KCI in 1997 and again in 2003, and together with Dr. Leininger, continue to hold the majority of our outstanding equity. Our principal executive offices are located at 8023 Vantage Drive, San Antonio, Texas 78230, and our telephone number is (210) 524-9000. Our website is located at www.kci1.com. The information contained on our website is not a part of this prospectus.

RECENT DEVELOPMENTS

        On February 27, 2004, we closed an initial public offering of our common stock at a price of $30.00 per share, through which we sold 3,500,000 newly-issued shares and the selling shareholders sold an aggregate of 17,200,000 existing shares. On February 27, 2004, upon the closing of the initial public offering, we issued an irrevocable notice to the holders of our 7 3/8% Senior Subordinated Notes due 2013 (the notes to which this exchange offer relates) to redeem $71.75 million principal amount of such notes on March 29, 2004 pursuant to a provision in the indenture governing the notes that permits us to use all or a portion of the net cash proceeds of an equity offering to redeem the notes at a redemption price equal to 107.375% of their principal amount plus accrued and unpaid interest to the date of redemption.

        Upon the closing of our initial public offering, all of the then-outstanding shares of our Series A convertible preferred stock were automatically converted into 19,199,520 shares of common stock.

THE 2003 RECAPITALIZATION

        Offering of the Old Notes.    On August 11, 2003, we issued and sold an aggregate of $205.0 million principal amount of Series A 7 3/8% Senior Subordinated Notes due 2013 (the old notes to which this exchange offer relates), to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S. Our obligations under the old notes were fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by most of our direct and indirect domestic subsidiaries. In connection with the initial purchasers' purchase of the old notes, we agreed to consummate the exchange offer within 240 days after the consummation of the sale of the old notes.

        New Senior Credit Facility.    Concurrently with the issuance and sale of the old notes, we entered into a new senior credit facility. The senior credit facility consists of a $480.0 million seven-year term loan facility and an undrawn $100.0 million six-year revolving credit facility, for which Morgan Stanley Senior Funding, Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, acted as joint lead arrangers, and Morgan Stanley Senior Funding, Inc. acted as administrative agent. Initially, we borrowed $480.0 million under the new term loan facility. We used $208.2 million of the proceeds from borrowings under the new credit facility to repay all amounts then outstanding under our previously existing senior credit facility. Borrowings under the new senior credit facility are secured by a first priority security interest in substantially all of our existing and hereafter acquired assets, including substantially all of the capital stock or membership interests of all of our subsidiaries that are guarantors under the new credit facility and 65% of the capital stock or membership interests of certain of our foreign subsidiaries. (See "Description of the New Senior Credit Facility.")

        Redemption of our 9 5/8% Senior Subordinated Notes.    As of August 11, 2003, we had outstanding $200.0 million in 9 5/8% Senior Subordinated Notes due 2007. On that date, we notified holders of these notes that, pursuant to their terms, we would redeem all such outstanding notes for a purchase price of 104.813% of their principal amount plus accrued but unpaid interest to the date of redemption. The redemption was completed on August 14, 2003. In addition, we paid approximately $1.5 million in early redemption consent fees related to amending the indenture governing the notes to allow for their early redemption.

        Offering of Convertible Preferred Stock.    Concurrently with the issuance and sale of the old notes, we issued $263.8 million of our Series A Convertible Participating Preferred Stock, which we refer to from time to time in this prospectus as our preferred stock. Fremont Partners, L.P., Blum Capital Partners, L.P. and James R. Leininger, M.D., and their affiliates, purchased $190.0 million of the preferred stock in the aggregate. As described in "Recent Develoments," our preferred stock converted into 19,199,520 shares of common stock upon the closing of our initial public offering. In connection with the preferred stock offering, KCI, Fremont Partners, L.P., Blum Capital Partners, L.P. and Dr. Leininger, and their affiliates, entered into an Investors' Rights Agreement with the holders of the preferred stock, which agreement provides for "piggyback" registration rights, restrictions on transfer of the shares of the preferred stock and shares of common stock issued upon conversion thereof, rights of first offer, "tag-along" rights and "bring-along" rights. The restrictions on transfer, rights of first offer, "tag-along" rights and "bring-along" rights terminated upon the closing of our initial public offering on February 27, 2004. The "piggyback" registration rights of each party under the Investor Rights Agreement will expire once all shares held by such party may be sold in any 90-day period pursuant to Rule 144.

        Share Repurchase.    On August 11, 2003, we commenced a tender offer to purchase for cash up to $589.8 million of our outstanding common stock and vested stock options at a price equivalent of $17.00 per share of common stock. Upon closing, we purchased and retired approximately 30.0 million shares of outstanding common stock for $17.00 per share. We also settled for cash approximately 4.7 million vested stock options at a price equivalent to $17.00 per share of common stock. We refer to this transaction throughout this prospectus as the "share repurchase."

        The issuance and sale of the old notes and the preferred stock, the repayment of our old senior credit facility with proceeds from the new senior credit facility, the redemption of our 9 5/8% Senior Subordinated Notes due 2007 and the share repurchase are referred to herein collectively as the "recapitalization."

        The following sets forth the sources and uses of funds in connection with the recapitalization:

Amount
(in millions)
Source of Funds
Gross proceeds from the sale of the old notes	$205.0
Borrowings under the new senior credit facility	480.0
Gross proceeds from the sale of convertible preferred stock	263.8
Tax benefits realized from transaction fees and expenses	32.4
Cash on hand	37.4

Total	$1,018.6

Use of Funds
Redemption of 9 5/8% Senior Subordinated Notes Due 2007(1)	$211.1
Repayment of debt under the old senior credit facility	208.2
Share repurchase	570.3
Transaction fees and expenses for the recapitalization	29.0

Total	$1,018.6

(1)
Includes early redemption premium of 4.813% of the aggregate principal amount, or $9.6 million, pursuant to the terms of the 9 5/8% Senior Subordinated Notes due 2007, in addition to the payment of $1.5 million in early redemption consent fees related to amending these notes.

        Our December 31, 2003 results reflect the impact of the recapitalization including a charge to earnings of $86.4 million, before tax benefits of $32.4 million related to the recapitalization. The charge to earnings, pretax, includes a $67.5 million charge to compensation expense for the repurchase, or cash settlement, of vested options, together with $11.1 million in expenses for the payment of a consent fee of $1.5 million and an early redemption premium of $9.6 million related to the redemption of the 9 5/8% Senior Subordinated Notes due 2007. In addition, we wrote off debt issuance costs related to our old senior credit facility and the 9 5/8% Senior Subordinated Notes due 2007 totaling approximately $5.2 million, pretax. The remaining expenses of approximately $2.6 million, pretax, were related to miscellaneous fees and expenses associated with the share repurchase. Both the premium paid on the redemption of our 9 5/8% Senior Subordinated Notes and the write-off of commitment fees on unused credit facilities were charged to interest expense. Financing costs of approximately $19.8 million have been deferred and were to be amortized over the lives of the debt facilities. Direct and incremental costs related to the issuance of the preferred stock of approximately $950,000 have been deferred and were to be amortized over 12 years. (See Note 9 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus for further discussion of preferred stock.)

        As discussed in "Recent Developments," our preferred stock converted into 19,199,520 shares of common stock upon the closing of our initial public offering. In addition, we will use a portion of the net cash proceeds from the initial public offering to redeem $71.75 million principal amount of notes at a redemption price equal to 107.375% of their principal amount plus accrued and unpaid interest to the date of redemption. As such, we will record a write-off of all of the unamortized preferred stock issuance costs and a portion of the unamortized debt issuance costs associated with the debt that we extinguish.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

Old Notes	Series A 7 3/8% Senior Subordinated Notes due 2013, which we issued and sold on August 11, 2003.
New Notes
Series B 7 3/8% Senior Subordinated Notes due 2013, the issuance of which has been registered under the Securities Act. The form and the terms of the new notes are identical in all material respects to those of the old notes, except that the new notes:
	•	will have been registered under the Securities Act;
	•	will not bear restrictive legends restricting their transfer under the Securities Act;
	•	will not be entitled to registration rights that apply to the old notes; and
	•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.
Exchange Offer
We are offering to issue up to $205,000,000 aggregate principal amount of the new notes in exchange for a like aggregate principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A and Regulation S under the Securities Act.
Expiration Date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, the 21st business day following the date of this prospectus, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:
	•	you are not our "affiliate," as defined in Rule 405 under the Securities Act;
	•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
•
at the time of the commencement of the exchange offer, neither you nor anyone receiving new notes from you has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;
•
if you are a broker-dealer, (1) you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities, (2) you have not entered into any arrangement or undertaking with us to distribute the new notes and (3) you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see "Plan of Distribution;" and

	•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act.
Withdrawal; Non-Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2004. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth on page 32. The notice must specify:
	•	the name of the person having tendered the old notes to be withdrawn;
	•	the old notes to be withdrawn, including the principal amount of such old notes; and
	•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, which we sometimes refer to in this prospectus as DTC, any withdrawn or unaccepted old notes will be credited to the tendering holders' account at DTC. For further information regarding the withdrawal of the tendered old notes, see "The Exchange Offer—Withdrawal Rights."
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering Old Notes
Unless you comply with the procedure described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:
•
tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank, N.A., as exchange agent, at the address set forth on page 32; or

•
tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see "The Exchange Offer—Book-Entry Transfers."
Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but
	•	the old notes are not immediately available;
	•	the old notes have been surrendered to the trustee for redemption and replacement notes in the aggregate principal amount equal to the unredeemed portion have not yet been issued;
	•	time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or
	•	the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;
then you may tender old notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender them on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.
Material United States Federal Income Tax Considerations
The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations" for more information regarding the United States federal income tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent	U.S. Bank, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption, "The Exchange Offer—Exchange Agent."
Resales
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act. However, you will not be able to freely transfer the new notes if:
• you are our "affiliate," as defined in Rule 405 of the Securities Act;
• you are not acquiring the new notes in the exchange offer in the ordinary course of business;
• you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;
• you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering; or
• you are a broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you may not participate in the exchange offer but must instead comply with the registration and prospectus delivery requirements of the Securities Act or the permissible exceptions therefrom in connection with any resale transaction involving the new notes. See "The Exchange Offer—Procedures for Tendering Old Notes" for more information.
Broker-Dealers
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by the broker-dealer as a result of market making or other trading activities. See "Plan of Distribution" for more information.
Registration Rights Agreement
When we issued the old notes on August 11, 2003, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to:

•	commence this exchange offer no later than 15 days after the registration statement of which this prospectus is a part has been declared effective by the Securities and Exchange Commission; and
•	use our best efforts to have the exchange offer consummated no later than 240 days after the closing date for the issuance and sale of the old notes, which was August 11, 2003;

If we fail to meet our registration obligations, we are obligated under the registration rights agreement to pay, as liquidated damages, additional interest on the old notes at a rate of 0.5% per annum, with an additional 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.0% per annum until the exchange offer is consummated or a shelf registration statement registering the old notes, as discussed below under "Consequences of Not Exchanging Your Old Notes," is declared effective by the SEC.
A copy of the registration rights agreement is included as an exhibit to the registration statement of which this prospectus is a part. See "Description of the New Notes—Registration Rights."

CONSEQUENCES OF NOT EXCHANGING YOUR OLD NOTES

        If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only if they are:

  •
  registered under the Securities Act and applicable state securities laws;

  •
  offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not intend to register the old notes under the Securities Act. Under some circumstances set forth in the registration rights agreement, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of the New Notes—Registration Rights."

SUMMARY DESCRIPTION OF THE NEW NOTES

        The new notes will represent the same debt as the old notes and will be issued subject to the same indenture, which is governed by New York law. The terms of the new notes and those of the outstanding old notes are substantially identical, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        The summary below describes the principal terms of the new notes. For a more complete description of the terms of the new notes, see "Description of the New Notes" in this prospectus.

Issuer	Kinetic Concepts, Inc.
Securities Offered	Up to $205,000,000 aggregate principal amount of Series B 7 3/8% Senior Subordinated Notes due 2013.
Maturity	May 15, 2013.
Interest	7.375% per annum, payable semi-annually in arrears on May 15 and November 15 commencing November 15, 2003.
Optional Redemption
We may redeem the new notes, at our option, in whole or in part, at any time or from time to time, on and after May 15, 2008, at the redemption prices listed in "Description of the New Notes—Optional Redemption." Prior to May 15, 2008, we will also have the option to redeem the new notes, in whole or in part, from time to time, at a price equal to the greater of 101% of the principal amount of the new notes or a "make-whole" redemption price as described in the "Description of the New Notes—Optional Redemption," plus accrued and unpaid interest.

In addition, at any time, or from time to time, on or prior to May 15, 2006, we may, at our option and subject to some conditions, use the net proceeds from one or more equity offerings to redeem up to 35% of the original aggregate principal amount of new notes at a redemption price of 107.375% of their principal amount, plus accrued interest, if after each such redemption, at least 65% of the aggregate principal amount of new notes originally issued remains outstanding. On February 27, 2004, we gave notice that we will redeem $71.75 million principal amount of notes pursuant to this provision on March 29, 2004.
Ranking
The new notes will be our senior subordinated unsecured obligations. The new notes will rank junior to all of our existing and future senior indebtedness, will rank pari passu with any future senior subordinated indebtedness and will rank senior to any of our future indebtedness that is expressly subordinated to the new notes.

As of December 31, 2003, we had outstanding $688.2 million of total debt (long-term debt, capital lease obligations, and our liability associated with interest rate swaps), including $483.2 million of debt which is senior to the new notes. None of our subsidiaries has any outstanding indebtedness that ranks senior to the new notes. Currently, there is no indebtedness outstanding that ranks pari passu with the new notes. The aggregate senior indebtedness is secured entirely by assets not securing the new notes. The new senior credit facility limits our ability to incur additional indebtedness. As of December 31, 2003, the maximum amount of indebtedness we could have incurred without violating the various financial covenants in the new senior credit facility was $174.5 million. (See "Management's Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources.")
Guarantees
Most of our existing and future domestic restricted subsidiaries will fully and unconditionally guarantee, jointly and severally on a senior subordinated basis, our obligation to pay principal, premium, if any, and interest on the new notes. The guarantees will rank junior to all existing and future senior indebtedness of these subsidiaries, will rank pari passu with all future senior subordinated indebtedness of these subsidiaries and will rank senior to all future indebtedness of these subsidiaries that is expressly subordinated to the guarantees. A substantial portion of our business is conducted through our foreign operating subsidiaries, which will not guarantee the notes. See note 19 of the notes to consolidated financial statements included elsewhere in this prospectus.
Change of Control
Upon a change of control, we will be required to make an offer to purchase the new notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of any change of control to make any required debt repayment.
Certain Covenants	The terms of the new notes will limit our ability and the ability of our subsidiaries to:
	•	incur additional indebtedness;
	•	create liens;
	•	pay dividends, repurchase capital stock, and make distributions in respect of capital stock;
	•	make investments or certain other restricted payments;
	•	sell assets;
	•	issue guarantees;
	•	enter into transactions with affiliates; and
	•	effect a consolidation or merger.
These covenants are subject to a number of important qualifications and exceptions. See "Description of the New Notes—Covenants."

RISK FACTORS

        Before making a decision to tender your old notes in the exchange offer, you should carefully consider the specific factors we discuss under "Risk Factors," as well as other information included in this prospectus.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

        The following tables summarize our consolidated financial data for the periods presented. You should read the following financial information together with the information under "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this prospectus. The summary consolidated statement of operations data for fiscal 2001, 2002 and 2003 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data for fiscal 1999 and 2000 is derived from our audited consolidated financial statements not included in this prospectus. Certain reclassifications of amounts related to prior years have been made to conform with the 2003 presentation.

	Years Ended December 31,
	1999	2000(1)	2001	2002		2003
	(in thousands, except ratio data)
Consolidated Statement of Operations Data:
Revenue:
Rental	$245,983	$274,331	$361,634	$453,061		$582,801
Sales	74,249	77,701	94,313	127,371		181,035

Total revenue	320,232	352,032	455,947	580,432		763,836

Rental expenses	167,397	176,392	220,485	276,476		356,075
Cost of goods sold	29,811	29,645	32,952	51,824		64,118

Gross profit	123,024	145,995	202,510	252,132		343,643
Selling, general and administrative expenses	75,208	80,294	114,828	142,713		193,658
Recapitalization expenses	—	—	—	—		70,085
Unusual item-litigation settlement (gain)(2)	—	—	—	(173,250)		(75,000)

Operating earnings	47,816	65,701	87,682	282,669		154,900
Interest income	348	897	280	496		1,065
Interest expense(3)	(46,502)	(48,635)	(45,116)	(40,943)		(52,098)
Foreign currency gain (loss)	(1,356)	(2,358)	(1,638)	3,935		7,566

Earnings before income taxes	306	15,605	41,208	246,157		111,433
Income taxes	620	6,476	17,307	96,001		41,787

Net earnings (loss)	$(314)	$9,129	$23,901	$150,156		$69,646
Series A convertible preferred stock dividends	—	—	—	—		(9,496)

Net earnings (loss) available to common shareholders	$(314)	$9,129	$23,901	$150,156		$60,150

Other Financial Data:
EBITDA(4)(5)	79,027	96,706	121,223	321,782		208,167
Depreciation and amortization(6)	32,219	32,466	34,899	34,682		44,636
Net capital expenditures(7)	22,046	30,281	43,953	53,143		70,601
Cash from operating activities	36,767	40,151	29,895	76,254		280,206
Ratio Data:
Ratio of Earnings to Fixed Charges(8)	0.9 (9)	1.2	1.7	6.0	(10)	2.7	(5)(10)

As of December 31, 2003
(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$156,064
Working capital(11)	227,596
Total assets	665,096
Total debt(12)	688,229
Series A convertible Preferred Stock	261,719
Total shareholders' deficit	(507,254)
	Years Ended December 31,
	1999	2000(1)	2001	2002	2003
	(in thousands)
Segment Operating Data:
USA
V.A.C.
Rental	$28,552	$55,343	$134,428	$215,718	$311,662
Sales	8,605	14,637	31,814	53,440	88,192

Total V.A.C.	37,157	69,980	166,242	269,158	399,854
Therapeutic surfaces/other
Rental	160,538	153,852	156,704	150,793	149,460
Sales	37,561	32,750	31,177	29,240	30,568

Total therapeutic surfaces/other	198,099	186,602	187,881	180,033	180,028
Total USA rental	189,090	209,195	291,132	366,511	461,122
Total USA sales	46,166	47,387	62,991	82,680	118,760

Subtotal—USA	235,256	256,582	354,123	449,191	579,882

International
V.A.C.
Rental	4,323	7,510	11,577	21,207	41,331
Sales	5,396	8,256	12,182	23,049	40,615

Total V.A.C.	9,719	15,766	23,759	44,256	81,946
Therapeutic surfaces/other
Rental	52,611	57,625	58,924	65,343	80,348
Sales	22,646	22,059	19,141	21,642	21,660

Total therapeutic surfaces/other	75,257	79,684	78,065	86,985	102,008
Total International rental	56,934	65,135	70,501	86,550	121,679
Total International sales	28,042	30,315	31,323	44,691	62,275

Subtotal—International	84,976	95,450	101,824	$131,241	183,954

Total revenue	$320,232	$352,032	$455,947	$580,432	$763,836

(1)
In December 2000, we began reporting international results on a current-month basis. As a result of this change, the 2000 fiscal year included a 13th monthly period for the international segment which increased reported revenue and operating earnings by approximately $8.0 million and $1.1 million, respectively.

(2)
Includes accrual in connection with the first installment payment of $175.0 million ($173.3 million, net of expenses of $1.7 million) as part of the antitrust settlement for 2002. Amounts for 2003 include the second and final payment of $75.0 million under this litigation settlement. See Note 16 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the antitrust settlement.

(3)
Amounts for 2003 include an aggregate of $16.3 million in expense for the redemption premium and consent fee paid in connection with the redemption of our 9 5/8% Senior Subordinated Notes due 2007 combined with the write-off of unamortized loan issuance costs associated with the previously existing senior credit facility.

(4)
Non-GAAP Financial Information: We use earnings before interest, taxes, depreciation and amortization ("EBITDA") as a measure of leverage capacity and debt service ability. We consider EBITDA to be a key liquidity measure but it should not be considered as a measure of financial performance under GAAP or as an acceptable alternative to GAAP cash flows from operating activities, net income or operating income. Management uses this non-GAAP financial information to measure liquidity and we believe investors use the information for the same purpose. We have provided this supplemental non-GAAP information to demonstrate meaningful information regarding our liquidity on a consistent and comparable basis for the periods presented. Our definition of EBITDA is not necessarily comparable to similarly titled measures reported by other companies and is not the same as that term is used under our new senior credit agreement.

The following table presents a reconciliation EBITDA to cash flow from operating activities:

	Year Ended December 31,
	1999	2000(1)	2001	2002	2003
Net earnings (loss)	$(314)	$9,129	$23,901	$150,156	$69,646
Income tax expense	620	6,476	17,307	96,001	41,787
Interest expense(3)	46,502	48,635	45,116	40,943	52,098
Depreciation	27,348	28,277	29,530	33,404	43,287
Amortization(6)	4,871	4,189	5,369	1,278	1,349

EBITDA	79,027	96,706	121,223	321,782	208,167	(13)
Provision for uncollectible accounts receivable	10,839	6,466	8,932	7,623	6,702
Amortization of deferred gain on sale/leaseback of headquarters facility	—	—	—	(426)	(841)
Amortization of deferred loss on interest rate swap	—	—	843	—
Non-cash gain on litigation settlement	—	—	—	(173,250)	—
Write-off of deferred loan issuance costs	—	—	—	—	5,233
Non-cash accrual of recapitalization expenses	—	—	—	—	7,131
Non-cash amortization of stock award to directors	—	—	—	—	185
Amortization of loan issuance costs	2,316	2,316	2,316	2,316	2,257
Income tax expense	(620)	(6,476)	(17,307)	(96,001)	(41,787)
Interest expense(3)	(46,502)	(48,635)	(45,116)	(40,943)	(52,098)
Change in assets and liabilities, net of effects from purchases of subsidiaries, recapitalization expenses and unusual items	(8,293)	(10,226)	(40,996)	55,153	145,257

Net cash provided by operating activities	$36,767	$40,151	$29,895	$76,254	$280,206

(5)
2003 includes recapitalization expenses of $70.1 million.

(6)
Net of amortization of loan issuance costs of approximately $2.3 million annually, which is included in interest expense.

(7)
We calculate net capital expenditures as total expenditures for property, plant and equipment along with expenditures for inventory purchased to be converted into equipment for rental reduced by cash proceeds from dispositions of property, plant and equipment.

(8)
We calculate the ratio of earnings to fixed charges as net earnings plus income taxes and interest expense divided by interest expense plus estimated interest expense on our operating leases.

(9)
In 1999, the fixed charge rates indicated less than one-to-one coverage of $5.1 million.

(10)
This calculation includes the antitrust settlement discussed in footnote (2) above.

(11)
Working capital represents total current assets less total current liabilities.

(12)
Total debt includes current and long-term debt, capital lease obligations and our liability associated with interest rate swaps.

(13)
Includes recapitalization expenses of $70.1 million.

RISK FACTORS

        Our business faces significant risks. You should carefully consider the risks described below together with all other information contained in this prospectus before making a decision to participate in the exchange offer.

Risks Related to the Exchange Offer and the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer, and the holders of old notes after the consummation of the exchange offer may not be able to sell their old notes.

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes.

If you do not comply with the exchange offer procedures, you will not receive new, freely tradable notes, and your old notes will continue to be subject to restrictions on transfer.

        If you do not comply with the exchange offer procedures you will not receive new notes and your old notes will continue to be subject to restrictions on transfer. Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only if you do one of the following prior to the expiration or termination of the exchange offer:

  •
  tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal; or

  •
  tender your old notes by using book-entry transfer procedures and transmitting a properly completed and duly executed letter of transmittal or an agent's message instead of the letter of transmittal, to the exchange agent. For more information regarding the use of book-entry transfer procedures, see "The Exchange Offer—Book-Entry Transfers."

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. (See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes.")

Risks Related to Our Capital Structure

Our substantial indebtedness could prevent us from fulfilling our obligations under the new notes and could limit our competitiveness by reducing the amount of cash flow available for operations and investment.

        We have a significant amount of debt. As of December 31, 2003, we had $688.2 million of outstanding indebtedness (long-term debt, capital lease obligations and our liability associated with interest rate swaps), and a shareholders' deficit of $507.3 million. Any right that KCI or the subsidiary guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of new notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt of that subsidiary. This level of indebtedness could have important consequences for you, including the following:

  •
  it may be difficult for us to satisfy our obligations under our new senior credit facility and the new notes;

  •
  if we default on our secured debt these lenders may foreclose on our assets and we may not be able to continue as a going concern;

  •
  we may have to use a significant amount of our cash flow for scheduled debt service rather than for operations;

  •
  we may be less able to obtain other debt financing in the future;

  •
  we could be less able to take advantage of significant business opportunities, including acquisitions or divestitures;

  •
  our vulnerability to general adverse economic and industry conditions could be increased; and

  •
  we could be at a competitive disadvantage to competitors with less debt.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        We expect to obtain the money to make payments on our debt, including the new notes, and to fund working capital, capital expenditures and other general corporate requirements in part from our operations and the operations of our subsidiaries. Due to the large amount of principal and interest payments due under our debt, we may not generate enough cash from our operations to meet these obligations or to fund other liquidity needs. Our interest rate swap agreements effectively convert a portion of our variable-rate borrowings to a fixed rate basis through 2006, thus reducing the impact of changes on future interest expense. Approximately 73.3% of our outstanding variable-rate borrowings as of December 31, 2003 have been hedged through the designation of interest rate swap agreements classified as cash flow hedges. If market interest rates for similar borrowings had averaged 1% more than they did at December 31, 2003, our annual interest expense, after considering the effects of our interest rate swaps, would have increased, and earnings before taxes would have decreased by approximately $1.3 million. Our ability to generate cash in the future is, to some extent, subject to risks and uncertainties that are beyond our control. If we are unable to meet our debt obligations, we may need to refinance all or a portion of our indebtedness, sell assets or raise funds in the capital markets. Our ability to refinance will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Restrictive covenants in the new senior credit facility and the indenture may restrict our ability to pursue our business strategies.

        The indenture and the new senior credit facility limit our ability, among other things, to:

  •
  incur additional indebtedness or contingent obligations;

  •
  pay dividends or make distributions to our shareholders;

  •
  repurchase or redeem our stock;

  •
  make investments;

  •
  grant liens;

  •
  make capital expenditures;

  •
  enter into transactions with our shareholders and affiliates;

  •
  sell assets; and

  •
  acquire the assets of, or merge or consolidate with, other companies.

        The new senior credit facility includes financial covenants requiring us to meet certain leverage and interest coverage ratios. Specifically, we are obligated not to permit ratios to exceed certain minimum thresholds and maintain minimum levels of EBITDA (as defined in the new senior credit facility). Under the new senior credit agreement, EBITDA excludes charges associated with the recapitalization. It will be an event of default if we permit any of the following:

  •
  for any period of four consecutive quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, the ratio of EBITDA, as defined, to consolidated cash interest expense to be less than certain specified ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 5.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter;

  •
  as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, the leverage ratio of debt to EBITDA, as defined, to be greater than certain specified leverage ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 2.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter; or

  •
  for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, EBITDA, as defined, to be less than certain amounts ranging from $156.4 million for the fiscal quarter ending December 31, 2003 to $240.0 million for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter.

        We may not be able to maintain these ratios. Covenants in the new senior credit facility may also impair our ability to finance future operations or capital needs, or to enter into acquisitions or joint ventures or engage in other favorable business activities.

        If we default under the new senior credit facility, we could be prohibited from making any payments on the new notes. In addition, the lenders under the new senior credit facility could require immediate repayment of the entire principal then outstanding. If those lenders require immediate repayment, we may not be able to repay them and also repay the new notes in full. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments under the new senior credit facility, or if we are unable to maintain the financial ratios under the new senior credit facility, we will be in default under the new credit facility, which could, in turn, cause a default under the new notes, the related indenture and any other debt obligations that we may incur from time to time.

Despite our substantial debt, we may incur additional indebtedness, including senior debt, which would increase the risks described above.

        We may be able to incur additional debt, including senior debt, in the future. The indenture for the new notes and our new senior credit facility do not completely prohibit us from incurring additional debt. As of December 31, 2003, we had $88.7 million (net of outstanding letters of credit of $11.3 million) of total availability for potential borrowing under our new revolving credit facility, subject to our compliance with the financial and other covenants included in our new revolving credit facility. Any future borrowings we make under our new revolving credit facility will be senior to the new notes and the subsidiary guarantees. In addition, the indenture allows us to incur debt that may be senior to the notes. If new debt is added to KCI's and its subsidiaries' current debt levels, the risks related to KCI and the subsidiary guarantors' abilities to service that debt and its impact on our respective operations that we and they now face could increase.

Our substantial debt could limit our ability to obtain additional financing to operate our business.

        Our current level of debt may prevent us from obtaining additional financing for working capital, capital expenditures and other purposes on terms favorable to us or at all. Such limitation could hinder our ability to plan for and react to changes in our business and the industry in which we operate.

Your right to receive payment on the new notes from KCI or its subsidiaries will be junior to some of KCI's and their obligations.

        The new notes and the guarantees will rank junior to all of KCI's and its subsidiary guarantors' existing and future senior indebtedness, including all indebtedness under our new senior credit facility. As of December 31, 2003 there was $483.2 million in total outstanding indebtedness that was senior or structurally senior to the new notes. As a result of the subordination of the new notes, if KCI or its subsidiary guarantors become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. Also, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness.

        Our foreign subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that KCI or the subsidiary guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of new notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt of that subsidiary.

The new notes will not be secured by any of our assets, and our assets will secure the new senior credit facility and possibly other debt.

        In addition to being subordinated to all of our existing and future indebtedness, other than the existing senior subordinated notes, certain trade payables and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the new notes, the new notes will not be secured by any of our assets. Our obligations under the new senior credit facility will be secured by liens on substantially all of our assets, and the guarantees of certain of our subsidiaries under the new senior credit facility will be secured by liens on substantially all of such subsidiaries' assets. If we become insolvent or are liquidated, or if payment under the new senior credit facility or of other secured obligations are accelerated, the lenders under the new senior credit facility or the obligees with respect to the other secured obligations will be entitled to exercise the remedies available to a secured lender under applicable law and the applicable agreements and instruments. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the new notes then outstanding.

Our ability to pay the interest on and principal of the new notes is somewhat dependent on transfers of cash from our foreign subsidiaries which are not guarantors of the new notes and is subject to numerous regulations which could limit their ability to transfer funds to KCI and its subsidiary guarantors.

        Upon the consummation of the exchange offer, the guarantors of the new notes will include only our domestic subsidiaries. The aggregate revenue and operating earnings of our subsidiaries that are not guarantors were $189.5 million and $25.6 million, respectively, for the year ended December 31, 2003. As of December 31, 2003, those subsidiaries held 29.1% of our total assets.

        Because a substantial portion of our operations are conducted by foreign subsidiaries, our cash flow and our ability to service debt, including KCI's and its subsidiary guarantors' ability to pay the interest on and principal of the new notes when due are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from our foreign subsidiaries. In addition, any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries to KCI and its subsidiary guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate. Moreover, payments to KCI and its subsidiary guarantors by the foreign subsidiaries will be contingent upon these subsidiaries' earnings.

        Our foreign subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that KCI or the subsidiary guarantors have to receive any assets of any of the foreign subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of new notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt of that subsidiary.

If a change of control occurs, we may not have sufficient funds to repurchase your new notes.

        Upon specified change of control events, you may require us to repurchase all or a portion of your new notes. If a change of control occurs, we may not be able to pay the repurchase price for all of the new notes submitted for repurchase. Further, if we fail to repurchase notes tendered in connection with a change of control, such failure would constitute an event of default under the indenture governing the notes. In addition, the terms of our new senior credit facility generally prohibit us from purchasing any of the new notes until we have repaid all debt outstanding under such new senior credit facility. Future credit agreements or other agreements relating to debt may contain similar provisions. We may not be able to secure the consent of our lenders under the applicable senior credit facility to repurchase the new notes or refinance the borrowings that prohibit us from repurchasing the new notes. If we do not obtain a consent or repay the borrowings, we could be unable to repurchase the new notes. (See "Description of the New Notes—Change of Control.")

There may be uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred.

        In the event of a sale, lease, exchange or other transfer of "all or substantially all" of our assets, holders of the notes will have the right to require us to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest. (See "Description of the New Notes—Change of Control.") The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, we may not be able to pay the repurchase price for all of the new notes submitted for repurchase.

The covenants in the indenture for the new notes may not prevent us from engaging in certain mergers or other transactions that may adversely affect you.

        The provisions of the indenture for the new notes (including the change of control provision) will not necessarily afford you protection in the event of a highly leveraged transaction, including a reorganization, recapitalization, restructuring, merger, takeover or other similar transaction involving us, that may adversely affect you. Such a transaction may not involve a change of the magnitude required under the definition of change of control in the indenture for the notes to trigger such provisions.

Except as described under "Description of the New Notes—Change of Control," the indenture for the new notes will not contain provisions that permit the holders of the new notes to require us to repurchase the notes in the event of a reorganization, recapitalization, restructuring, merger, takeover or other similar transaction.

Issuance of the new notes and our subsidiaries' guarantees may be subject to fraudulent transfer laws which may cause a court to redirect repayments on the new notes or subordinate the new notes to satisfy other existing or future obligations.

        If KCI or any of its subsidiary guarantors becomes a debtor in a case under the United States Bankruptcy Code or otherwise encounters financial difficulty, under federal or state fraudulent transfer law, a court might avoid, or cancel, KCI's obligations with respect to the new notes or a guarantor's obligations with respect to its guarantee, if it finds that:

  •
  KCI or the subsidiary incurred the debt with the intent to hinder, delay or defraud creditors; or

  •
  KCI or the subsidiary received less than fair consideration or reasonably equivalent value for incurring the debt; and

  •
  when KCI or the subsidiary incurred the debt, or, in some jurisdictions, when payments became due on the debt, KCI or the subsidiary either:

  (a)
  was, or was rendered, insolvent;

  (b)
  was left with unreasonably small capital with which to conduct our or its business; or

  (c)
  believed, or reasonably should have believed, that KCI or the subsidiary would incur debts beyond KCI's or its ability to pay.

        A court would likely find that neither KCI nor any subsidiary guarantors received fair consideration or reasonably equivalent value for incurring our respective obligations under the new notes and their guarantees, except to the extent we or the subsidiary benefited directly or indirectly from the issuance of the new notes.

        Whether an entity was, or was rendered, "insolvent" when it entered into or paid amounts due under its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. In this context, "debts" include contingent and unliquidated debts.

        If a court avoided the notes or a subsidiary's guarantee, the court could redirect any repayments thereunder. In addition, a court could subordinate the new notes or the guarantees to our obligations to other existing and future creditors.

        To reduce the risk that a court will avoid the guarantees, each guarantee will include a "savings clause" limiting the subsidiary's guarantee obligation to the maximum amount that the subsidiary may incur and pay without the guarantee being subject to avoidance as a fraudulent transfer. This savings clause may not be effective, and even if it is, the guarantees, in the aggregate, may not suffice to pay all amounts due under the new notes.

No public trading market for the new notes exists and, as a result, you may be required to bear the financial risk of your investment indefinitely.

        There is currently no public market for the new notes. An active public market will likely never develop for the new notes because the new notes are not investment grade and we will not apply to list the new notes on any exchange or the Nasdaq National Market. As a result, you may be required to bear the financial risk of your investment in the new notes indefinitely. Any new notes traded after they are initially issued may trade at a discount from their initial offering price. The trading price of the new notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

        Although we do not intend to apply for listing or quotation of the new notes, we expect that the new notes will be designated for trading in the PORTAL Market. The placement agents are not obligated to do so and may cease such market-making at any time without notice. In addition, this market-making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act, and may be limited during the effectiveness of a registration statement relating to the new notes. (See "Description of the New Notes" and "Plan of Distribution.")

Risks Related To Our Business

We face significant competition in our V.A.C. business from companies offering alternative wound therapies and from Hill-Rom Company in our therapeutic surfaces business, which competition may result in lower growth rates if other companies commercialize competing products before or more successfully than us.

        The competition for our V.A.C. systems in wound healing and tissue repair consists in large part of wound-healing modalities which do not operate in a manner similar to V.A.C. systems, including traditional wound care dressings, advanced wound care dressings, skin substitutes, products containing growth factors and medical devices used for wound care. Recently, BlueSky Medical Corporation introduced a medical device which has been marketed to compete with V.A.C. systems. We have filed suit against BlueSky and related parties seeking to prohibit their continued marketing and sales of the device, which we believe infringes our patent rights. (See "Business—Legal Proceedings"). If a product similar to any V.A.C. system is introduced into the market by a legitimate competitor and protections afforded us under intellectual property laws are not adequate to prevent the rental or sale of the product, we could lose market share or experience downward pricing pressure.

        Our primary competitor in the therapeutic surface business is Hill-Rom Company, whose financial and other resources substantially exceed those available to us. In Europe, we also face competition from Huntleigh Healthcare and Pegasus Limited.

        In medical technology, two types of competitive actions pose particularly important risks for potential market share loss. Significant technological innovations can result in substantial swings in market share if we are not able to launch comparably innovative products within months of a competitor's innovation. Similarly, significant changes in market share may also occur if competitors obtain sole-source contracts with a substantial proportion of GPOs, large health care providers or third party payers, effectively limiting our market access. Although we are unaware of any current significant competitive developments, future competitive initiatives could result in loss of market share, leading to lower growth rates and ultimately to reduced profitability.

Our intellectual property is very important to our competitive position, especially for our V.A.C. products. If we are unsuccessful in protecting our intellectual property, particularly our rights to the Wake Forest patents that we rely on in our V.A.C. business, or are sued by third parties for alleged infringement, our competitive position would be harmed.

        We place considerable importance on obtaining and maintaining patent protection for our products, particularly, our rights to the Wake Forest patents that we rely on in our V.A.C. business. We have numerous patents on our existing products and processes and we file applications as appropriate for patents covering new technologies as they are developed. However, the patents we own, or in which we have rights, may not be sufficiently broad to protect our technology position against competitors.

Issued patents owned by, or licensed to, us may be challenged, invalidated or circumvented, or the rights granted under issued patents may not provide us with competitive advantages. As the market for, and revenues generated by, the V.A.C. expand, we believe additional competitors may introduce products designed to mimic the V.A.C. We would incur substantial costs and diversion of management resources if we have to assert or defend our patent rights against others. Third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights. Any unfavorable outcome in intellectual property disputes or litigation could cause us to lose our intellectual property rights in technology that is material to our products. In addition, we may not be able to detect infringement by third parties, and could lose our competitive position if we fail to do so. (See "Business—Legal Proceedings").

        For example, the primary European V.A.C. patent, which we rely upon for patent protection in Europe, was recently subject to an opposition proceeding before the Opposition Division of the European Patent Office. The patent was upheld at a hearing on December 9, 2003, but was corrected to expand the range of pressures covered by the patent from 0.10—0.99 atmospheres to 0.01—0.99 atmospheres and was modified to provide that the "screen means" covered by our patent is polymer foam and, under European patent law, its equivalents. The screen means in the patent, among other things, helps to remove fluid from within and around the wound, distributes negative pressure within the wound, enhances the growth of granulation tissue and prevents wound overgrowth. In our V.A.C. systems, the foam dressing placed in the wound serves as the screen means. We use two different types of polymer foams as the screen means in our V.A.C. systems. A written ruling is expected in the next several months. We intend to appeal the new screen means definition established by the panel. We believe it will take two to three years to complete the appeal process and we may not be successful in our appeal. During the pendency of the appeal, the original patents will remain in place. The restriction on the type of screen means covered by the patent may lead competitors to believe that they can enter the market with products using screen means other than polymer foam. Although we do not believe that a product using another type of screen means would be as effective as the V.A.C., direct competition would result in significantly increased pricing pressure and could result in a loss of some of our existing customer base. Revenue for the V.A.C. product lines in Europe was $65.5 million for the year ended December 31, 2003. (See "Business—Legal Proceedings").

        We have agreements with third parties, including our exclusive license of the V.A.C. patents from Wake Forest, that provide for licensing of their patented or proprietary technologies. These agreements include royalty-bearing licenses. If we were to lose the rights to license these technologies or our costs to license these technologies were to materially increase, our business would suffer.

If we are unable to develop new generations of V.A.C. and therapeutic surface products and enhancements to existing products, we may lose market share as our existing patent rights begin to expire over time.

        Our success is dependent upon the successful development, introduction and commercialization of new generations of products and enhancements to existing products. Innovation in developing new product lines and in developing enhancements to our existing V.A.C. and surfaces products is required for us to grow and compete effectively. Over time, our existing foreign and domestic patent protection in both the V.A.C. and surfaces businesses will begin to expire, which could allow competitors to adopt our older unprotected technology into competing product lines. If we are unable to continue developing proprietary product enhancements to V.A.C. systems and surfaces products that effectively make older products obsolete, we may lose market share in our existing lines of business. In addition, if we fail to develop new lines of products, we will not be able to penetrate new markets. Innovation in enhancements and new products requires significant capital commitments and investments on our part, which we may be unable to recover.

Because we have scaled our business to support future V.A.C. growth, our financial condition could suffer if V.A.C. revenues do not grow as we anticipate.

        To support the ongoing rapid growth of V.A.C. sales and rentals, we add staff and capital on a routine basis slightly ahead of current requirements. If revenue from our V.A.C. sales and rentals does not grow as we anticipate, our results of operations and financial condition could suffer until resources and requirements are brought back into balance.

Failure of any of our randomized and controlled studies to demonstrate V.A.C. therapy's clinical efficacy may reduce physician usage of V.A.C. and cause our V.A.C. sales to suffer.

        If any of our V.A.C. systems fail to demonstrate statistically significant clinical efficacy in any of our ongoing clinical studies when compared to traditional therapies, our ability to further penetrate the advanced wound care market may be negatively impacted as physicians may choose not to use V.A.C. therapy as a wound treatment. Furthermore, adverse clinical results from these trials would hinder the ability of V.A.C. to achieve standard-of-care designation, which could slow the adoption of V.A.C. across all targeted wound types. As a result, usage of V.A.C. may decline and cause our V.A.C. revenue to suffer.

Changes to third-party reimbursement policies could reduce the reimbursement we receive for our products.

        Our products are rented and sold to hospitals and skilled nursing facilities that receive reimbursement for the products and services they provide from various public and private third-party payers, including Medicare, Medicaid and private insurance programs. We also act as a durable medical equipment, or DME, supplier and, as such, we furnish our products directly to customers and subsequently bill third-party payers such as Medicare, Medicaid and private insurance. As a result, the demand for our products in any specific care setting is dependent, in part, on the reimbursement policies (including coverage and payment policies) of the various payers in that setting. Some state and private payers make adjustments to their reimbursement policies to reflect federal changes as well as to make their own changes. If coverage and payment policies for our products are revised or otherwise withdrawn under existing Medicare or Medicaid policies, demand for our products could decrease. In addition, in the event any public or private third-party payers challenge our billing, documentation or other practices as inconsistent with their reimbursement policies, we could experience significant delays, reductions or denials in obtaining reimbursement. In light of increased controls on health care spending, especially on Medicare and Medicaid spending, the outcome of future coverage or payment decisions for any of our products by governmental or private payers remain uncertain.

        In 2003, the Centers for Medicare and Medicaid Services issued new regulations on inherent reasonableness of such charges and while these regulations do not impact us currently, future coverage or payment decisions could impact our V.A.C. systems or any of our other products. If providers, suppliers and other users of our products and services are unable to obtain sufficient reimbursement for the provision of our products, demand for our products will decrease. In addition, under the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, a number of changes were made to the Medicare payment methodology for items of DME, including certain payment freezes, a competitive bidding program and clinical and quality standards.

If we are not able to timely collect reimbursement payments our financial condition may suffer.

        The Medicare Part B coverage policy covering V.A.C. systems is complex and requires extensive documentation. In addition, the reimbursement process for the non-governmental payer segment requires extensive contract development and administration with several hundred payers, with widely varying requirements for documentation and administrative procedures, which can result in extended payment cycles. This has made billing home care payers more complex and time consuming than billing other payers. As of December 31, 2003, we had $199.9 million of receivables outstanding, net of reserves of $36.3 million for doubtful accounts and an additional $13.4 million for Medicare V.A.C. receivables prior to October 1, 2000. For the year ended December 31, 2003, our receivables, exclusive of our Medicare receivables prior to October 1, 2000 and related reserves, were outstanding for an average of 85 days. If the average number of days our receivables are outstanding increases, our cash flows could be negatively impacted.

We may be subject to claims audits which would harm our business and financial results.

        As a health care supplier, we are subject to extensive government regulation, including laws regulating reimbursement under various government programs. The billing, documentation and other practices of health care suppliers are subject to government scrutiny, including claims audits. To ensure compliance with Medicare regulations, contractors, such as the Durable Medical Equipment Regional Carriers, or DMERCs, which serve as the government's agents for the processing of claims for products sold for home use, periodically conduct audits and request medical records and other documents to support claims submitted by us for payment of services rendered to our customers. Because we are a DME supplier, those audits involving home use involve audits of patient claims records. Such audits can result in delays in obtaining reimbursement and denials of claims for payment submitted by us. In addition, the government could demand significant refunds or recoupments of amounts paid by the government for claims which are determined by the government to be inadequately supported by the required documentation. For example, after a routine review by the Region A DMERC during 2003, the DMERC identified overpayments of approximately $110,000.

        Also, in December 2002, we submitted a written request to the medical directors of the four DMERCs in which we requested clarification of a number of issues with respect to the DMERCs' "Negative Pressure Wound Therapy Policy." That policy establishes Medicare Part B reimbursement criteria for our V.A.C. products. In June 2003, we received a response from the medical directors and, in some instances, their interpretation of the policy differed from our interpretation. In September 2003, we learned that one of the DMERCs published in its regional newsletter an interpretation of the policy consistent with its June response. The other three DMERCs later published the same interpretation. Also in September 2003, we began to experience an increase in Medicare Part B denials for V.A.C. placements. We provided the medical directors with responses to their interpretation and have spoken to one of the DMERC medical directors to support our interpretation of the policy. On December 5, 2003, the DMERC medical directors responded to our letter. In their response, the medical directors reiterated their interpretation. In essence, the medical directors provided: (1) that the Negative Pressure Wound Therapy policy generally does not cover wounds of less than 0.5 cm in depth, use of Negative Pressure Wound Therapy for more than four months, or wounds where there has not been any wound healing progress due to an intervening spell of illness; (2) that only measurements of width, length and depth may be used to demonstrate wound healing progress (which is required to justify continuing medical necessity for additional cycles of use); and (3) technical responses to issues concerning the delivery of the V.A.C. pump and ordering of disposables. We do not believe that the DMERC medical directors' interpretation reflects the current Negative Pressure Wound Therapy policy or current medical practice. As a result, we have responded to the most recent letter from the medical directors in an effort to clarify the policy while at the same time maintaining coverage for all Medicare Part B beneficiaries for whom V.A.C. treatment is medically necessary. In the event that the medical directors do not agree to revise their interpretations on these issues, the rate of V.A.C. revenue growth would be impacted. Although difficult to predict, we believe the reimbursement issues addressed by the medical directors relate to approximately 20% of our annual V.A.C. Medicare revenue or about 2.2% of our overall annual revenue.

Because we depend upon a limited group of suppliers and, in some cases, sole-source suppliers, we may incur significant product development costs and experience material delivery delays if we lose any significant supplier.

        We obtain some of the components included in our products from a limited group of suppliers, and, in one case, a sole-source supplier. We have entered into a sole-source agreement with Avail Medical Products, Inc., for V.A.C. disposables, effective October 2002 for our U.S.-related orders and in May 2003 for our international-related orders. This supply agreement has a three-year term with an automatic extension for an additional twelve months if neither party gives notice of termination. V.A.C. disposables represented 16% of our revenue for the year ending December 31, 2003. V.A.C. therapy cannot be administered by our V.A.C. rental units without use of the appropriate V.A.C. disposables. Any shortage of V.A.C. disposables could lead to lost revenues from decreased V.A.C. rentals. If we lose any supplier (including any sole-source supplier), we would be required to obtain one or more replacement suppliers and may be required to conduct a significant level of product development to incorporate new parts into our products. The need to change suppliers or to alternate between suppliers might cause material delays in delivery or significantly increase costs.

If we are unable to successfully implement our new management information systems or are otherwise unable to manage rapid changes, our business may be harmed.

        In the last three years, we have grown rapidly, and we believe we will continue to grow at a rapid pace. We are currently implementing new management information systems to assist us in managing our rapid growth. If the implementation of these new systems is significantly delayed, or if our expectations for the efficiencies to be obtained through the new systems are not met, our business could be harmed. For example, if we experience problems with our new systems for procurement and billing, we could experience product shortages or an increase in accounts receivable. Any failure by us to properly implement our new information systems, or to otherwise properly manage our growth could impair our ability to attract and service customers and could cause us to incur higher operating costs and experience delays in the execution of our business plan.

We are subject to numerous laws and regulations governing the healthcare industry, and non-compliance with such laws, as well as changes in such laws or future interpretations of such laws, could reduce demand for and limit our ability to distribute our products and could cause us to incur significant compliance costs.

        There are widespread legislative efforts to control health care costs in the United States and abroad, which we expect will continue in the future. For example, the recent enactment of the Medicare Prescription Drug Improvement and Modernization Act of 2003 eliminated annual payment increases on the V.A.C. system for the foreseeable future and initiated a competitive bidding program. At this time, we are unable to determine whether and to what extent these changes would be applied to our products and our business but this or similar legislative efforts in the future could negatively impact demand for our products.

        Substantially all of our products are subject to regulation by the U.S. Food and Drug Administration, or FDA, and its foreign counterparts. Complying with FDA requirements and other applicable regulations imposes significant costs and expenses on our operations. If we fail to comply with applicable regulations, we could be subject to enforcement sanctions, our promotional practices may be restricted, and our marketed products could be subject to recall or otherwise impacted. In addition, new regulations, such as the U.S. Health Insurance Portability and Accountability Act of 1996, or HIPAA, that regulate the way we do business will result in increased compliance costs.

        We are also subject to various federal and state laws pertaining to health care fraud and abuse, including prohibitions on the submission of false claims and the payment or acceptance of kickbacks or other remuneration in return for the purchase or lease of our products. The United States Department of Justice and the Office of the Inspector General of the United States Department of Health and Human Services have launched an enforcement initiative which specifically targets the long term care, home health and DME industries. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and penalties, and possible exclusion from the Medicare, Medicaid and other federal health care programs. Although we believe our business arrangements comply with federal and state fraud and abuse laws, our practices may be challenged under these laws in the future.

Product liability claims could expose us to significant costs associated with adverse judgments or could reduce the demand for our V.A.C. and therapeutic surface products.

        The manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. As of February 4, 2004, there were ten product liability suits filed against us, including one involving the V.A.C. system. If a product liability claim is successfully asserted against us and we become liable for amounts in excess of our insurance coverage, we could be responsible for potentially large litigation damage awards and costs and expenses in litigating such a claim.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. When used in this prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements. All of the forward-looking statements contained in this prospectus are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve risks and uncertainties beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance and we cannot assure any reader that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements. Any such differences could result from a variety of factors, including the following:

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  foreign and domestic economic and business conditions;

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  demographic changes;

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  government regulations and changes in, or our failure to comply with, government regulations;

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  changes in the health care reimbursement policies of Medicare Part B or other governmental or private payers;

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  competition;

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  the loss of any significant customers;

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  restrictions imposed on us due to our significant indebtedness;

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  our ability to effectively protect our intellectual property and not infringe on the intellectual property of others;

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  loss of any significant suppliers, especially sole-source suppliers;

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  failure of the home care market to continue expanding as we expect;

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  failure of V.A.C. therapy to gain home care reimbursement in Europe and other locations;

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  any deviation from our expectations for increases in rental and sales volumes for V.A.C. systems and related disposables;

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  any deviation from our expectations of the impact of the recapitalization on our business going forward;

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  any deviation from our expectations for increases in future demand for V.A.C. systems;

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  liability resulting from litigation; and

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  other factors discussed elsewhere in this prospectus and the registration statement of which this prospectus is a part.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes that are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time,            , 2004, the 21st business day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time that the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $205,000,000 aggregate principal amount of old notes are outstanding, although we have issued an irrevocable notice to redeem $71.75 million principal amount of old notes. We are sending this prospectus, together with the letter of transmittal, to all holders of old notes that we are aware of on the date hereof.

        We expressly reserve the right, at any time, to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        Your tender to us of old notes as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions detailed in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal, to U.S. Bank, N.A., as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

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  certificates for old notes must be received by the exchange agent with the letter of transmittal;

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  a timely confirmation of a book-entry transfer, which we refer to in this prospectus as a book-entry confirmation, of old notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 30 must be received by the exchange agent prior to the expiration date, with an agent's message in lieu of the letter of transmittal; or

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  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

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  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an "eligible institution" in this prospectus). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right, subject to applicable law, to waive at any time before the expiration date, (1) as to all note holders (but in no event as to less than all note holders), any of the conditions of the exchange offer or (2) any defects or irregularities in any tender of Old Notes by any holder, whether or not the Issuer and the Guarantors waived similar defects or irregularities in the case of other holders. Our interpretation of the terms and conditions of the exchange offer as to any particular old note before the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things:

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  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes whether or not such person is the holder; and

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  neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

        In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of the new notes.

        If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

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  could not rely on the applicable interpretations of the staff of the SEC; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. (See "Plan of Distribution.") The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. (See "—Conditions to the Exchange Offer.") For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral, confirmed in writing, or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, registered holders of new notes on the record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date that interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made promptly after the expiration of the exchange offer only after timely receipt by the exchange agent of:

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  certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

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  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

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  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" no later than 5:00 p.m., New York City time, on the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

        If you desire to tender your old notes and your old notes are not immediately available, of if you do not hold your notes through an account maintained with DTC and your old notes have been surrendered to the trustee for redemption and replacement notes in the aggregate principal amount equal to the unredeemed portion have not yet been issued, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

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  the tender is made through an eligible institution;

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  prior to the expiration date, the exchange agent receives from such eligible institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn, including the principal amount of each of such old notes; and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:

  (a)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

      or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in this prospectus, or would otherwise materially impair our ability to proceed with the exchange offer; or

  (c)
  there has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may materially impair our ability to complete the transactions contemplated by the exchange offer,

  (3)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  (4)
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing, existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

  (d)
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be materially adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have material adverse significance with respect to the value of the old notes or the new notes;

  (i)
  which in our reasonable judgment in any case, and regardless of the circumstances giving rise to any such condition, materially impair our ability to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion, provided that any such waiver shall apply to all note holders. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time prior to expiration of the exchange offer.

        In addition, we will not accept for exchange any old notes tendered, and we will not issue new notes in exchange for any such old notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        U.S. Bank, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and all other required documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. Bank, N.A., Exchange Agent
 By Hand, Overnight Delivery or by Mail:
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Department
 By Facsimile Transmission
(for Eligible Institutions only):
(651) 495-8097
Confirm by Telephone:
(651) 495-3913

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        The principal solicitation is being made by mail by U.S. Bank, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax. (See "Material United States Federal Income Tax Considerations.")

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the sale of the old notes under the Securities Act, except under the limited circumstances described in "Description of the New Notes—Registration Rights".

        Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that, if you are not a broker-dealer, the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes without compliance with the registration and prospectus delivery requirements under the Securities Act, and accordingly may not participate in the exchange offer, if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

  •
  you are a broker-dealer that does not meet the eligibility requirements set forth in the next paragraph.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes.

        If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes and, accordingly, may not participate in the exchange offer.

        If you are a participating broker-dealer that (1) has acquired old notes as a result of the market-making activities or other trading activities and (2) has not entered into any arrangement or undertaking with KCI to distribute the new notes, you may participate in the exchange offer; however, you may be a statutory underwriter and you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

USE OF PROCEEDS

        We will not receive any proceeds from this exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the periods indicated. We have calculated the ratio of earnings to fixed charges in the following table as net earnings plus income taxes and interest expense divided by interest expense plus estimated interest expense on our operating leases.

	Years Ended December 31,
	1999		2000	2001	2002		2003
Ratio of earnings to fixed charges	0.9	(1)	1.2	1.7	6.0	(2)	2.7	(2)(3)

(1)
In 1999, the fixed charge ratio indicated less than one-to-one coverage of $5.1 million.

(2)
This calculation includes pretax income of $173.3 million ($175.0 million, less expenses of $1.7 million) from an antitrust settlement. See note 16 to consolidated financial statements included elsewhere in this prospectus for discussion of the antitrust settlement.

(3)
Includes the second and final payment of $75.0 million under the antitrust settlement and recapitalization expenses of $70.1 million.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2003 on an actual basis which gives effect to the recapitalization including (1) the issuance of an aggregate of $205.0 million of 7 3/8% Senior Subordinated Notes due 2013, (2) our entering into a senior credit facility, consisting of a $480.0 million seven-year term loan facility, and an undrawn $100.0 million six-year revolving credit facility and (3) the issuance of $263.8 million of convertible preferred stock. Proceeds from these activities, along with approximately $37.4 million of cash on hand, were used for the following purposes:

  —
  the repayment of $208.2 million due under a previously existing senior credit facility;

  —
  the redemption of $200 million of 9 5/8% senior subordinated notes due 2007;

  —
  the purchase for cash of approximately $589.0 million of outstanding common stock and vested stock options at a purchase price equivalent to $17.00 per share; and

  —
  the payment of fees and expenses associated with the transactions.

        You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the New Senior Credit Facility" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

As of December 31, 2003
(in thousands)
Cash and cash equivalents	$156,064

Total debt:
New senior credit facility	$477,600
7 3/8% Senior Subordinated Notes due 2013	205,000
Other debt and capitalized lease obligations	5,629

Total debt	688,229

Series A convertible preferred stock, par value $0.001, 50,000(1) shares authorized; 264 issued and outstanding	261,719
Shareholders' equity (deficit):
Common stock, par value $0.001, authorized 150,000(1) shares; issued and outstanding 41,270	41
Additional paid-in capital	1,157
Deferred compensation	185
Retained deficit	(518,955)
Accumulated other comprehensive income	10,318

Total shareholders' deficit	(507,254)

Total capitalization	$442,694

(1)
On February 9, 2004, our shareholders approved an amendment to our articles of incorporation to increase the authorized number of shares of our capital stock to 275,000,000, consisting of 225,000,000 shares of common stock and 50,000,000 shares of preferred stock.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        Our audited consolidated financial statements as of and for the year ended December 31, 2003 are included elsewhere in this prospectus. The unaudited pro forma consolidated financial information presented herein should be read together with those financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The unaudited pro forma consolidated financial information has been provided to enable readers to understand our historical financial results in relation to our recent recapitalization and its financial impacts.

        Our historical December 31, 2003 balance sheet already reflects the financial impact of the recapitalization. We prepared the unaudited pro forma consolidated statement of earnings to reflect the recapitalization as if such events had occurred on January 1, 2003. We adjusted our consolidated statement of earnings for the year ended December 31, 2003 to arrive at the unaudited pro forma consolidated statement of earnings for the year ended December 31, 2003.

        We have excluded $86.4 million of non-routine costs incurred in connection with the recapitalization from our pro forma statement of earnings for the year ended December 31, 2003 because these costs do not represent recurring costs.

        Certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States has been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma statement of earnings data is not necessarily indicative of results that would have occurred had the recapitalization been completed on January 1, 2003 and should not be construed as being representative of future results of operations.

        On February 27, 2004, we closed an initial public offering of our common stock at a price of $30.00 per share, through which we sold 3,500,000 newly-issued shares and the selling shareholders sold an aggregate of 17,200,000 existing shares. On February 27, 2004, upon the closing of the initial public offering, we issued an irrevocable notice to the holders of our old notes to redeem $71.75 million principal amount of such notes on March 29, 2004 pursuant to a provision in the indenture governing the old notes that permits us to use all or a portion of the net cash proceeds of an equity offering to redeem the notes at a redemption price equal to 107.375% of their principal amount plus accrued and unpaid interest to the date of redemption.

        Upon the closing of our initial public offering, all of the then-outstanding shares of our Series A convertible preferred stock were automatically converted into 19,199,520 shares of common stock.

        The unaudited pro forma consolidated financial information presented herein does not give effect to our initial public offering, the conversion of our preferred stock or the related repayment of outstanding indebtedness.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Earnings
(in thousands, except per share data)
(unaudited)

	Year ended December 31, 2003
	Historical	Recapitalization Adjustments		Pro Forma
Revenue:
Rental	$582,801	$—		$582,801
Sales	181,035	—		181,035

Total revenue	763,836	—		763,836

Rental expenses	356,075	—		356,075
Cost of goods sold	64,118	—		64,118

Gross profit	343,643	—		343,643
Selling, general and administrative expenses	193,658	—		193,658
Recapitalization expenses	70,085	(70,085	)(a)	—
Unusual item-litigation settlement (gain)	(75,000)	—		(75,000)

Operating earnings	154,900	70,085		224,985
Interest income	1,065	—		1,065
Interest expense	(52,098)	16,302	(a)	(42,005)
		35,796	(b)
		(42,005	)(c)
Foreign currency gain	7,566	—		7,566

Earnings before income taxes	111,433	80,178		191,611
Income taxes	41,787	32,395	(a)	71,854
		(2,328	)(d)

Net earnings	$69,646	$50,111		119,757

Series A convertible preferred stock dividends	(9,496)	9,496	(e)	(25,128)
		(24,485	)(f)
		(643	)(g)

Net earnings available to common shareholders	$60,150	$34,479		$94,629

Net earnings per share available to common shareholders:
Basic	$1.03			$2.30

Diluted	$0.93			$1.81

Weighted average shares outstanding:
Basic	58,599			41,149 (i)

Diluted	64,493 (h)			66,041

Notes to unaudited pro forma statements of earnings

        The following adjustments were applied to our consolidated statement of earnings for the year ended December 31, 2003:

  (a)
  The elimination of non-routine expenses of $86.4 million, before taxes, incurred in connection with the recapitalization. Of the total $86.4 million, $70.1 million is recorded as recapitalization expenses. The $70.1 includes $67.5 million related to compensation expense for the repurchase, or cash settlements of vested options, and $2.6 million related to miscellaneous fees and expenses associated with the share repurchase. The remaining $16.3 million is recorded as interest expense which includes a $9.6 million early redemption premium and an approximately $1.5 million consent fee related to the redemption of the 9 5/8% Senior Subordinated Notes due 2007 along with the non-cash write off of $5.2 million of debt issuance costs associated with our previously existing senior credit facility and the 9 5/8% Senior Subordinated Notes due 2007. We recorded a tax benefit associated with these recapitalization expenses of $32.4 million. These recapitalization expenses and the related tax benefit have been excluded from our pro forma results as they are non-routine charges.

  (b)
  Amount represents eliminated interest expense of $33.5 million and amortization of loan issuance costs of $2.3 million recorded on our interest bearing debt for the year ended December 31, 2003.

  (c)
  Amount represents estimated interest expense that would have been incurred during the applicable period on the new senior credit facility of $24.4 million and the 7 3/8% Senior Subordinated Notes due 2013 of $15.3 million, along with other interest bearing debt of $320,000, and amortization of loan issuance costs of $2.0 million. Amount assumes that no amounts would have been drawn on the revolving credit facility during the applicable period. Amount also assumes that the seven interest rate swaps in effect under our new senior at December 31, 2003 were outstanding for fiscal 2003 in accordance with the requirements of our new senior credit facility. Interest rates were assumed to be those in effect credit facility, the 7 3/8% Senior Subordinated Notes due 2013 and our interest rate swaps as of December 31, 2003. The interest rate under our new senior credit facility was calculated as 3.9%, which represents the LIBOR rate plus 2.75% as of December 31, 2003.

  (d)
  Amount represents estimated tax benefit from additional interest expense incurred under the new senior credit facility and new notes at our current effective tax rate of 37.5%.

  (e)
  Amount represents the reversal of preferred stock dividends recorded during the year ended December 31, 2003.

  (f)
  Amount represents 9% cumulative quarterly dividend calculated for fiscal 2003 assuming that the preferred stock was issued at January 1, 2003 and all dividends were paid-in-kind during the period.

  (g)
  Amount represents amortization of preferred stock beneficial conversion feature, discount and issuance costs during the period amortized using the effective interest method.

  (h)
  Due to their antidilutive effect, 7,522,004 dilutive potential common shares from preferred stock conversion have been excluded from the historical diluted weighted average shares outstanding calculation for the year ended December 31, 2003.

  (i)
  Amount reflects the reduction in number of shares of common stock outstanding as the result of the repurchase of approximately 29,976,309 shares of our common stock in connection with the recapitalization.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables summarize our consolidated financial data for the periods presented. You should read the following financial information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated balance sheet data for fiscal 2002 and 2003 and the selected consolidated statement of operations data for fiscal 2001, 2002 and 2003 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data for fiscal 1999 and 2000 and the selected consolidated balance sheet data for fiscal 2001 are derived from our audited consolidated financial statements not included in this prospectus. Reclassifications have been made to our results from prior years to conform to our current presentation.

	Years Ended December 31,
	1999	2000(1)	2001	2002	2003
	(in thousands)
Consolidated Statement of Operations Data:
Revenue:
Rental	$245,983	$274,331	$361,634	$453,061	$582,801
Sales	74,249	77,701	94,313	127,371	181,035

Total revenue	320,232	352,032	455,947	580,432	763,836

Rental expenses	167,397	176,392	220,485	276,476	356,075
Cost of goods sold	29,811	29,645	32,952	51,824	64,118

Gross profit	123,024	145,995	202,510	252,132	343,643
Selling, general and administrative expenses	75,208	80,294	114,828	142,713	193,658
Recapitalization expenses	—	—	—	—	70,085
Unusual item-litigation settlement (gain)(2)	—	—	—	(173,250)	(75,000)

Operating earnings	47,816	65,701	87,682	282,669	154,900
Interest income	348	897	280	496	1,065
Interest expense(3)	(46,502)	(48,635)	(45,116)	(40,943)	(52,098)
Foreign currency gain (loss)	(1,356)	(2,358)	(1,638)	3,935	7,566

Earnings before income taxes	306	15,605	41,208	246,157	111,433
Income taxes	620	6,476	17,307	96,001	41,787

Net earnings (loss)	$(314)	$9,129	$23,901	$150,156	$69,646
Series A convertible preferred stock dividends	—	—	—	—	(9,496)

Net earnings (loss) available to common shareholders	$(314)	$9,129	$23,901	$150,156	$60,150

	Years Ended December 31,
	1999	2000(1)	2001	2002	2003
	(in thousands)
Other Financial Data:
EBITDA(4)(5)	$79,027	$96,706	$121,223	$321,782	$208,167
Depreciation and amortization(6)	32,219	32,466	34,899	34,682	44,636
Net capital expenditures(7)	22,046	30,281	43,953	53,143	70,601
Cash from operating activities	36,767	40,151	29,895	76,254	280,206

	As of December 31,
	1999	2000	2001	2002	2003
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$7,362	$2,139	$199	$54,485	$156,064
Working capital(8)	62,482	40,411	100,335	243,862	227,596
Total assets	283,261	288,091	343,193	618,059	665,096
Total debt(9)	502,780	489,119	509,540	523,443	688,229
Series A convertible preferred stock	—	—	—	—	261,719
Total shareholders' deficit	(264,735)	(257,953)	(236,325)	(80,436)	(507,254)

(1)
In December 2000, we began reporting international results on a current-month basis. As a result of this change, the 2000 fiscal year included a 13th monthly period for the international segment which increased reported revenue and operating earnings by approximately $8.0 million and $1.1 million, respectively.

(2)
Amounts for 2002 includes accrual in connection with the first installment payment of $175.0 million ($173.3 million, net of expenses of $1.7 million) as part of the antitrust settlement. Amounts for 2003 include the second and final payment of $75.0 million under this litigation settlement. See Note 16 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus for discussion of the antitrust settlement.

(3)
Amounts for 2003 include an aggregate of $16.3 million in expense for the redemption premium and consent fee paid in connection with the redemption of our 9 5/8% Senior Subordinated Notes due 2007 combined with the write off of unamortized loan issuance costs associated with the previously existing senior credit facility.

(4)
Non-GAAP Financial Information: We use earnings before interest, taxes, depreciation and amortization ("EBITDA") as a measure of leverage capacity and debt service ability. We consider EBITDA to be a key liquidity measure but it should not be considered as a measure of financial performance under GAAP or as an acceptable alternative to GAAP cash flows from operating activities, net income or operating income. Management uses this non-GAAP financial information to measure liquidity and we believe investors use the information for the same purpose. We have provided this supplemental non-GAAP information to demonstrate meaningful information regarding our liquidity on a consistent and comparable basis for the periods presented. Our definition of EBITDA is not necessarily comparable to similarly titled measures reported by other companies and is not the same as that term is used under our new senior credit agreement.

We have provided below a reconciliation of EBITDA to net cash provided by operating activities, which we believe is the most directly comparable GAAP measure (dollars in thousands):

	Years Ended December 31,
	1999	2000	2001	2002	2003
Net earnings (loss)	$(314)	$9,129	$23,901	$150,156	$69,646
Income tax expense	620	6,476	17,307	96,001	41,787
Interest expense(3)	46,502	48,635	45,116	40,943	52,098
Depreciation	27,348	28,277	29,530	33,404	43,287
Amortization(6)	4,871	4,189	5,369	1,278	1,349

EBITDA	79,027	96,706	121,223	321,782	208,167	(10)
Provision for uncollectible accounts receivable	10,839	6,466	8,932	7,623	6,702
Amortization of deferred gain on sale/leaseback on headquarters facility	—	—	—	(426)	(841)
Amortization of deferred loss on interest rate swap	—	—	843	—	—
Non-cash gain on litigation settlement	—	—	—	(173,250)	—
Write-off of deferred loan issuance costs	—	—	—	—	5,233
Non-cash accrual of recapitalization expenses	—	—	—	—	7,131
Non-cash amortization of stock award to directors	—	—	—	—	185
Amortization of loan issuance costs	2,316	2,316	2,316	2,316	2,257
Income tax expense	(620)	(6,476)	(17,307)	(96,001)	(41,787)
Interest expense(3)	(46,502)	(48,635)	(45,116)	(40,943)	(52,098)
Change in assets and liabilities, net of effects of purchases from subsidiaries, recapitalization expenses and unusual items	(8,293)	(10,226)	(40,996)	55,153	145,257

Net cash provided by operating activities	$36,767	$40,151	$29,895	$76,254	$280,206

(5)
2003 includes recapitalization expenses of $70.1 million.

(6)
Excludes amortization of loan issuance costs of approximately $2.3 million annually which is included in interest expense.

(7)
We calculate net capital expenditures as total expenditures for property, plant and equipment along with expenditures for inventory purchased to be converted into equipment for rental reduced by cash proceeds from dispositions of property, plant and equipment.

(8)
Working capital represents total current assets less total current liabilities.

(9)
Total debt equals both current and long-term debt along with capital lease obligations and our liability associated with interest rate swaps.

(10)
Includes recapitalization expenses of $70.1 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

        Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products which can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. We derive our revenue from the rental and sale of products in two primary categories: Advanced Wound Care and Therapeutic Surfaces. Our advanced wound care systems incorporate our proprietary V.A.C. technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with difficult-to-treat wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia. From 2000 to 2003, we increased revenue at a compound annual growth rate of 29.5%.

        We have direct operations in the United States, Canada, Europe, Australia and South Africa, and conduct additional business through distributors in Latin America, the Middle East and Asia. We manage our business in two geographical segments, USA and International. In the United States, which accounted for 75.9% of our revenue for the year ended December 31, 2003, we have a substantial presence in all care settings. In the U.S. acute and extended care settings, which accounted for more than half of our domestic revenue, we bill our customers, such as hospitals and extended care facilities, directly. In the U.S. home care setting, where our revenue comes predominantly from V.A.C. systems, we provide products and services directly to patients and we bill third party payers, such as Medicare and private insurance.

        Internationally, substantially all of our revenue is generated from the acute care setting. Only a small portion of international V.A.C. revenue comes from home care. However, if we are able to gain home care reimbursement for V.A.C. therapy with third party payers in Europe and other international locations, we believe revenue from the home care market will increase.

        Since the fourth quarter of 2000, our growth has been driven primarily by increased revenue from V.A.C. system rentals and sales, which accounted for approximately 63.1% of total revenue in 2003, up from 54.0% in 2002. We expect V.A.C. growth and the percentage of total revenue from V.A.C. rentals and sales to continue to increase, as it has in each of the last three years.

        For 2003, worldwide V.A.C. revenue from the combined acute and extended care settings grew 56.9% and V.A.C. revenue from the home care setting grew 49.8% as compared to 2002. The home care market accounted for 43.9% of V.A.C. business and 27.7% of our total revenue for 2003. V.A.C. systems used in the home are reimbursed by government insurance (Medicare and Medicaid), private insurance and managed care organization payers.

        We believe that the key factors underlying V.A.C. growth in 2003 have been:

  •
  Encouraging market expansion by adding new wound type indications for V.A.C. use and increasing the percentage of wounds that are considered good candidates for V.A.C. therapy. Recent examples are advances in the use of V.A.C. in open abdominal wounds, sternotomies and highly infected wounds.

  •
  Expanding our contractual relationships with third party payers. We have increased the number of covered lives that we have under contract with private insurance and managed care organizations from fewer than 20 million in mid-2000 to over 156 million as of the end of December 2003.

  •
  Improving V.A.C.'s penetration of customers and physicians, both in terms of the number of users and the extent of use by each customer or physician.

        Over the last three years, we have focused our marketing and selling efforts on increasing physician awareness of the benefits of V.A.C. therapy. These efforts are targeted at physician specialties that provide care to the majority of patients with wounds in our target categories. Within these specialties, we focus on those clinicians with the largest wound patient populations. Over time, we added new specialties as awareness in our initial priority groups began to approach appropriate levels. Aided awareness of the V.A.C. in our first tier of physician specialties averages over 90%, although we continue to focus on expanding unaided awareness in these groups.

        Continuous enhancements in product portfolio and positioning are important to our continued growth and market penetration. In 2003, we benefited from the continuing rollout of the new V.A.C.ATS and the V.A.C. Freedom, which began in 2002. These advanced technology systems significantly increased customer acceptance and value perception. We also benefited from the introduction of three new dressing systems designed to improve ease-of-use and effectiveness in treating pressure ulcers and serious abdominal wounds.

        At the same time, ongoing clinical experience and studies have increased the market acceptance of V.A.C. and expanded the range of wounds considered to be good candidates for V.A.C. therapy. We believe this growing base of data and clinical experience is driving the trend toward use of the V.A.C. on a routine basis for appropriate wounds.

        Our other major product category, therapeutic surfaces has been a stable revenue generating line of business for the last three years. Therapeutic surfaces/other revenue accounted for approximately $282.0 million in revenue in 2003, up from $267.0 million in 2002. We expect our therapeutic surfaces business to remain stable, supported by increased demand for our bariatric line of products and our other higher-end products due to changing patient demographics, together with the introductions of new high-end products and enhancements to existing products.

The 2003 Recapitalization

        On August 11, 2003, we completed funding for a recapitalization of KCI. Prior to the recapitalization, we had total indebtedness, including current and long-term debt, capital lease obligations and our liability associated with interest rate swaps, of approximately $410.7 million, including $200.0 million of 9 5/8% Senior Subordinated Notes due 2007, and $208.2 million of term loans outstanding under our previously existing credit facility, with varying maturities through 2006 and approximately $58.2 million due in 2004. In addition, our previously existing $50.0 million revolving credit facility was scheduled to expire in late 2003. In order to address these approaching maturities, obtain greater financial flexibility, take advantage of favorable debt capital markets and interest rates near 50-year historical lows, and provide liquidity to our existing shareholders, we:

  •
  entered into a new senior credit facility, comprised of a $100.0 million revolving credit facility that matures on August 11, 2009 and a $480.0 million term loan facility that matures on August 11, 2010;

  •
  issued $205.0 million principal amount of 7 3/8% Senior Subordinated Notes due 2013; and

  •
  issued $263.8 million of our Series A convertible preferred stock, which (1) is mandatorily convertible into common stock at a ratio of $17.00 per share of common stock, subject to certain conditions and (2) accrues cumulative dividends quarterly at the rate of 9% per annum (or the dividends paid on common stock, on an as-converted basis, if greater), subject to certain exceptions (See Note 9 of Notes to Consolidated Financial Statements included elsewhere in this prospectus).

        Proceeds from the recapitalization were used to repay the $208.2 million due under our previously existing senior credit facility, redeem all $200.0 million of our 9 5/8% Senior Subordinated Notes due 2007, repurchase approximately 30.0 million shares of our outstanding common stock and approximately 4.7 million vested stock options at a price equal to $17.00 per share, and pay fees and expenses associated with the recapitalization.

        Our December 31, 2003 results reflect the impact of the recapitalization including a charge to earnings of $86.4 million, before tax benefits of $32.4 million, related to the recapitalization. The charge to earnings, before income taxes, included a $67.5 million charge to compensation expense for the repurchase, or cash settlement, of vested options, together with $11.1 million in expenses for the payment of a consent fee and an early redemption premium related to the redemption of the 9 5/8% Senior Subordinated Notes due 2007. In addition, we wrote off debt issuance costs related to our prior senior credit facility and the 9 5/8% Senior Subordinated Notes due 2007 totaling approximately $5.2 million, before taxes. The remaining pretax expenses of approximately $2.6 million were related to miscellaneous fees and expenses associated with the recapitalization. (See Note 2 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus for a further discussion of the recapitalization.)

Results Of Operations

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

        The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue as well as the change in each line item as compared to the prior year (dollars in thousands):

	Year Ended December 31,
	Revenue Relationship		Variance Increase (Decrease)
	2002	2003	$	%
Revenue:
Rental	78%	76%	$129,740	28.6%
Sales	22	24	53,664	42.1

Total revenue	100	100	183,404	31.6
Rental expenses	48	47	79,599	28.8
Cost of goods sold	9	8	12,294	23.7

Gross profit	43	45	91,511	36.3
Selling, general and administrative expenses	24	25	50,945	35.7
Recapitalization expenses(1)	—	9	70,085	—
Unusual item-litigation settlement(2)	(30)	(10)	98,250	56.7

Operating earnings	49	21	(127,769)	(45.2)
Interest income	—	—	569	114.7
Interest expense	(7)	(7)	(11,155)	(27.2)
Foreign currency gain	1	1	3,631	92.3

Earnings before income taxes	43	15	(134,724)	(54.7)
Income taxes	17	6	(54,214)	(56.5)

Net earnings	26%	9%	$(80,510)	(53.6)%

(1)
Represents expenses incurred in connection with our recapitalization.

(2)
Represents unusual gains in 2002 and 2003 of $173.3 million and $75.0 million before taxes, respectively, related to the settlement of an antitrust lawsuit.

        Non-GAAP Financial Information.    Throughout this prospectus, we have presented income statement items on an adjusted basis to exclude the impact of (a) the litigation settlement gains recognized in the fourth quarters of 2002 and 2003 and (b) the recapitalization completed in the third quarter of 2003. These adjusted non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it provides meaningful information regarding our results on a consistent and comparable basis for the periods presented. Management uses this non-GAAP financial information for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process. In addition, we believe investors utilize the information to evaluate period-to-period results and to understand potential future operating results. The following schedule provides a reconciliation of our GAAP earnings statements for the years ended December 31, 2002 and 2003 to the non-GAAP financial information provided (dollars in thousands):

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Earnings
(in thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2002	2002 Antitrust Settlement	2002 Excluding Antitrust Settlement	2003	2003 Antitrust Settlement	2003 Recap- italization	2003 Excluding Recap- italization & Antitrust Settlement	% Change(1)
Revenue:
Rental	$453,061	$—	$453,061	$582,801	$—	$—	$582,801	28.6%
Sales	127,371	—	127,371	181,035	—	—	181,035	42.1%

Total revenue	580,432	—	580,432	763,836	—	—	763,836	31.6%

Rental expenses	276,476	—	276,476	356,075	—	—	356,075	28.8%
Cost of goods sold	51,824	—	51,824	64,118	—	—	64,118	23.7%

Gross profit	252,132	—	252,132	343,643	—	—	343,643	36.3%
Selling, general and administrative expenses	142,713	—	142,713	193,658	—	—	193,658	35.7%
Recapitalization expenses	—	—	—	70,085	—	70,085	—	nm
Unusual item-litigation settlement	(173,250)	(173,250)	—	(75,000)	(75,000)	—	—	nm

Operating earnings (loss)	282,669	173,250	109,419	154,900	75,000	(70,085)	149,985	37.1%
Interest income	496	—	496	1,065	—	—	1,065	114.8%
Interest expense	(40,943)	—	(40,943)	(52,098)	—	(16,302)	(35,796)	12.6%
Foreign currency gain	3,935	—	3,935	7,566	—	—	7,566	92.3%

Earnings before income taxes	246,157	173,250	72,907	111,433	75,000	(86,387)	122,820	68.5%
Income taxes	96,001	66,838	29,163	41,787	28,125	(32,395)	46,057	57.9%

Net earnings	$150,156	$106,412	$43,744	$69,646	$46,875	$(53,992)	$76,763	75.5%

Series A convertible preferred stock dividends	—	—	—	(9,496)	—	—	(9,496)	nm

Net earnings available to common shareholders	$150,156	$106,412	$43,744	$60,150	$46,875	$(53,992)	$67,267	53.8%

Net earnings per share available to common shareholders:
Basic	$2.12		$0.62	$1.03			$1.15	85.5%

Diluted	$1.93		$0.56	$0.93			$1.04	85.7%

Weighted average shares outstanding:
Basic	70,927		70,927	58,599			58,599

Diluted(2)	77,662		77,662	64,493			64,493

(1)
Percentage change reflects the percentage variance between the 2003 excluding recapitalization and antitrust settlement results and the 2002 excluding antitrust settlement results.

(2)
Due to their antidilutive effect, 7,522,004 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation for 2003.

        Total Revenue.    Total revenue in 2003 increased $183.4 million, or 31.6%, from the prior year period due primarily to increased rental and sales volumes for V.A.C. systems and related disposables resulting from increased market penetration and product awareness. Our revenue is divided between two primary operating segments, USA and International. The following table sets forth, for the periods indicated, the amount of revenue derived from each of these segments (dollars in thousands):

	Year ended December 31,
			Variance
	2002	2003	$	%
USA
V.A.C.
Rental	$215,718	$311,662	$95,944	44.5%
Sales	53,440	88,192	34,752	65.0

Total V.A.C.	269,158	399,854	130,696	48.6
Therapeutic surfaces/other
Rental	150,793	149,460	(1,333)	(0.9)
Sales	29,240	30,568	1,328	4.5

Total therapeutic surfaces/other	180,033	180,028	(5)	—
Total USA rental	366,511	461,122	94,611	25.8
Total USA sales	82,680	118,760	36,080	43.6

Subtotal—USA	449,191	579,882	130,691	29.1%

International
V.A.C.
Rental	$21,207	$41,331	$20,124	94.9%
Sales	23,049	40,615	17,566	76.2

Total V.A.C.	44,256	81,946	37,690	85.2
Therapeutic surfaces/other
Rental	65,343	80,348	15,005	23.0
Sales	21,642	21,660	18	—

Total therapeutic surfaces/other	86,985	102,008	15,023	17.3
Total International rental	86,550	121,679	35,129	40.6
Total International sales	44,691	62,275	17,584	39.3

Subtotal—International	$131,241	183,954	$52,713	40.2%

Total revenue	$580,432	$763,836	$183,404	31.6%

Domestic Revenue

        Total domestic revenue for 2003 increased $130.7 million, or 29.1%, from the prior year due directly to increased usage of V.A.C. systems. Total domestic V.A.C. revenue increased $130.7 million, or 48.6%, from the prior year. V.A.C. rental revenue increased by $95.9 million, or 44.5%, due to a 48.9% increase in average units on rent per month for the year as compared to the prior year due to the introduction of two new systems, the V.A.C.ATS and V.A.C Freedom, which was partially offset by a 2.9% decline in average rental price. The decline in average rental price is due to a shift in revenue from the rental classification to the sales classification as discussed in the next paragraph which was partially offset by an increase in price related to the two new V.A.C. systems.

        Domestic V.A.C. sales revenue increased in 2003 by $34.8 million, or 65.0%, from the prior year due primarily to increased sales volume for V.A.C. disposables associated with increased V.A.C. system rentals, together with the positive effect of a shift in pricing methodology for managed care organizations. Some managed care organizations pay an all-inclusive daily rate, which covers the rental of V.A.C. systems and all needed disposables during the rental period. All revenue associated with all-inclusive pricing is included in rental revenue. We continue to experience a shift away from all-inclusive pricing in the home care setting with managed care payers. As we continue to shift away from all-inclusive pricing as a result of new contracts with these payers, we have experienced, and expect to continue experiencing, some shift in revenue from the rental classification to the sales classification. The cost of V.A.C. disposables, whether purchased through all-inclusive pricing or by itemized sale, is included in cost of goods sold.

        Domestic therapeutic surfaces/other revenue of $180.0 million for 2003 was essentially unchanged from the prior year due to an increase of $2.4 million in therapeutic surfaces revenue, which was offset by a decrease of $2.4 million in vascular compression therapy and other revenue. Therapeutic surfaces sales revenue increased 18.0% due primarily to a change in our product mix, while therapeutic surfaces rental revenue for 2003 decreased primarily due to a 5.7% decrease in the average number of units on rent per month as compared to the prior year, partially offset by a 5.2% price increase resulting from changes in our product mix. The change in our product mix has resulted from increased demand for our bariatric products, and our other high-end products, where fewer competitive alternatives exist. We expect the trend in our changing product mix to continue as patient demographic trends indicate demand for our bariatric products may increase. We have also experienced a reduction in the rental of our lower-therapy products due to competitive pricing pressures and a market trend toward capital purchases for these products which was demonstated by our increase in sales revenue, which we expect to continue. We also expect the trend towards converting lower-therapy products to capital purchases to continue as facilities continue to manage the balance between their capital and operating budgets. The additional revenue from the rental of our higher end products and the sale of our lower-therapy products has offset the impact of the competitive pricing pressures in the rental market for our lower-therapy products.

International Revenue

        Total international revenue for 2003 increased $52.7 million, or 40.2%, from the prior year due to an increase in rental and sales revenue from our V.A.C. systems and rental revenue from therapeutic surfaces, together with foreign currency exchange movements. V.A.C. revenue in 2003 increased $37.7 million, or 85.2%, from the prior year. V.A.C. rental revenue increased in 2003 by $20.1 million, or 94.9%, due to a 53.4% increase in average units on rent per month, together with a 10.1% increase in average rental price. Average rental prices increased due primarily to the increased use of the V.A.C.ATS, which was introduced in late 2002 and has a higher daily rate due to improved quality and features. V.A.C. sales revenue increased in 2003 by $17.6 million, or 76.2%, from the prior year due to increased sales volume for V.A.C. disposables associated with increased V.A.C. system rentals.

        International therapeutic surfaces/other revenue of $102.0 million for 2003 increased $15.0 million, or 17.3%, from the prior year due primarily to a 7.3% increase in the average number of therapeutic surface rental units on rent, together with foreign currency exchange movements, partially offset by a 1.8% decline in average rental pricing during the period. The increase in the average number of units on rent is due to increased market penetration and product awareness in the countries where we do business. We expect this trend to continue.

        Rental Expenses.    Rental, or "field," expenses of $356.1 million for 2003 increased $79.6 million, or 28.8%, including the effect of foreign currency exchange rate fluctuations, from $276.5 million in the prior year. Rental expenses are variable and fluctuate with revenue. Field expenses include increases in labor of $26.3 million, product licensing expenses of $17.8 million, incentive compensation of $9.4 million, rental equipment depreciation of $8.1 million, marketing expenses of $6.9 million, parts expense of $6.0 million and delivery expense of $2.9 million. Field expenses for 2003 represented 61.1% of total rental revenue compared to 61.0% in 2002.

        Cost of Goods Sold.    Cost of goods sold of $64.1 million in 2003 increased $12.3 million, or 23.7%, from $51.8 million in the prior year due to increased sales of V.A.C. disposables, foreign currency exchange rate variances and higher excess and obsolescence inventory reserve provisions related to therapeutic surface products with low demand. Sales margins increased to 64.6% in 2003 compared to 59.3% in the prior year due to the shift away from all-inclusive pricing arrangements discussed above and cost reductions resulting from favorable purchase pricing in our new global supply contract for V.A.C. disposables.

        Gross Profit.    Gross profit in 2003 increased approximately $91.5 million, or 36.3%, to $343.6 million from $252.1 million in the prior year due primarily to the year-to-year increase in revenue. Gross profit margin in 2003 was 45.0%, up from 43.4% in the prior year.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased $50.9 million, or 35.7%, to $193.7 million in 2003 from $142.7 million in the prior year. As a percentage of total revenue, selling, general and administrative expenses increased to 25.4% in 2003 as compared to 24.6% in 2002. This $50.9 million increase includes higher administrative costs of $21.4 million associated with hiring 274 employees for our national call center and billing and collections department, division labor and incentive compensation of $7.3 million, and product licensing expense of $3.6 million. Expenditures for research and development costs, including medical studies were $23.0 million, or approximately 3.8% of our total operating expenditures, for the current year compared to $18.7 million, or 4.0%, in 2001. Additionally, insurance costs of $2.8 million, professional fees of $2.6 million, depreciation expense of $2.0 million, finance and information systems costs of $1.9 million and foreign currency exchange rate variances were higher in the current period when compared to the prior year.

        Recapitalization Expenses.    During 2003, we incurred $70.1 million in fees and expenses, along with $16.3 million charged to interest expense, resulting from the recapitalization completed in the third quarter. (See Note 2 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Unusual Item-Litigation Settlement.    In December 2003, we received the second and final payment of $75.0 million due under the 2002 antitrust lawsuit settlement which resulted in a gain in our 2003 results of operations. (See Note 16 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Operating Earnings.    Operating earnings for 2003 decreased $127.8 million, or 45.2%, to $154.9 million compared to $282.7 million in the prior year due primarily to recapitalization expenses of $70.1 million recorded in 2003 and the change in litigation settlement proceeds recorded in the fourth quarters of 2002 and 2003, of $173.5 million and $75.0 million, respectively. Excluding recapitalization expenses and the litigation settlement gains, operating earnings would have increased $40.6 million, or 37.1%, over the prior year to $150.0 million. Operating margins for 2003, excluding recapitalization expenses and the litigation settlement, would have been 19.6%, up from 18.9% in the prior year, due primarily to the increase in revenue discussed above.

        Interest Expense.    Interest expense in 2003 was $52.1 million compared to $40.9 million in the prior year. This increase is due primarily to expenses related to the recapitalization, such as the write off of debt issuance costs on retired debt, which we have treated as interest expense. Excluding recapitalization expenses, interest expense would have decreased $5.1 million, or 12.6%, from the prior year to $35.8 million. This decrease was due primarily to the partial paydown on our previously existing senior credit facility resulting from the $175.0 million antitrust settlement payment received in January 2003 and lower interest rates on our new senior credit facility and 7 3/8% subordinated notes. (See Notes 2 and 5 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Net Earnings.    Net earnings of $69.6 million for 2003 decreased $80.5 million, or 53.6%, from the prior year due primarily to the recapitalization expenses and the year-over-year change in the litigation settlement proceeds recorded in the fourth quarters of 2003 and 2002. Excluding the recapitalization expenses and the antitrust settlement payments recorded in 2003 and 2002, net earnings would have increased by $33.0 million, or 75.5%, to $76.8 million due to the increase in operating earnings discussed above. Effective tax rates for 2003 and 2002 were 37.5% and 39.0%, respectively. Our worldwide effective interest rate decreased from 2002 to 2003 primarily as a result of the implementation of a more tax efficient foreign structure.

        Earnings per Share.    For 2003, diluted earnings per share were $0.93 compared to $1.93 for the prior year. Excluding recapitalization expenses and the proceeds from the antitrust settlement, diluted earnings per share for the full year of 2003 would have been $1.04, an increase of 85.7% from the prior year.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue as well as the change in each line item as compared to the prior year (dollars in thousands):

	Year Ended December 31,
	Revenue Relationship		Variance
	2001	2002	$	%
Revenue:
Rental	79%	78%	$91,427	25.3%
Sales	21	22	33,058	35.1

Total revenue	100	100	124,485	27.3
Rental expenses	49	48	55,991	25.4
Cost of goods sold	7	9	18,872	57.3

Gross profit	44	43	49,622	24.5
Selling, general and administrative expenses	25	24	27,885	24.3
Unusual item-litigation settlement	—	(30)	(173,250)	nm

Operating earnings(1)	19	49	194,987	222.3
Interest income	—	—	216	77.1
Interest expense	(10)	(7)	4,173	9.2
Foreign currency gain	—	1	5,573	340.2

Earnings before income taxes	9	43	204,949	497.4
Income taxes	4	17	78,694	454.7

Net earnings	5%	26%	$126,255	528.2%

(1)
Operating earnings for 2002 includes an unusual gain of $173.3 million, before taxes, as described in Note 16 of Notes to Consolidated Financial Statements included elsewhere in this prospectus.

        Non-GAAP Financial Information.    Throughout this prospectus, we have presented income statement items on an adjusted basis to exclude the impact of the litigation settlement gain recognized in the fourth quarter of 2002. These adjusted non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it provides meaningful information regarding our results on a consistent and comparable basis for the periods presented. Management uses this non-GAAP financial information for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process. In addition, we believe investors utilize the information to evaluate period-to-period results and to understand potential future operating results. The following schedule provides a reconciliation of our GAAP earnings statements for the years ended December 31, 2001 and 2002 to the non-GAAP financial information provided (dollars in thousands):

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Earnings
(in thousands, except per share data)
(unaudited)

	Year Ended December 31,
	2001	2002	2002 Antitrust Settlement	2002 Excluding Antitrust Settlement	% Change
Revenue:
Rental	$361,634	$453,061	$—	$453,061	25.3%
Sales	94,313	127,371	—	127,371	35.1%

Total revenue	455,947	580,432	—	580,432	27.3%

Rental expenses	220,485	276,476	—	276,476	25.4%
Cost of goods sold	32,952	51,824	—	51,824	57.3%

Gross profit	202,510	252,132	—	252,132	24.5%
Selling, general and administrative expenses	114,828	142,713	—	142,713	24.3%
Recapitalization expenses	—	—	—	—	nm
Unusual item—litigation settlement	—	(173,250)	(173,250)	—	nm

Operating earnings	87,682	282,669	173,250	109,419	24.8%
Interest income	280	496	—	496	77.1%
Interest expense	(45,116)	(40,943)	—	(40,943)	9.2%
Foreign currency gain	(1,638)	3,935	—	3,935	340.2%

Earnings before income taxes	41,208	246,157	173,250	72,907	76.9%
Income taxes	17,307	96,001	66,838	29,163	68.5%

Net earnings	$23,901	$150,156	$106,412	$43,744	83.0%

Series A convertible preferred stock dividends	—	—	—	—	nm

Net earnings available to common shareholders	$23,901	$150,156	$106,412	$43,744	83.0%

Net earnings per share available to common shareholders:
Basic earnings	$0.34	$2.12		$0.62	82.4%

Diluted earnings	$0.32	$1.93		$0.56	75.0%

Weighted average shares outstanding:
Basic	70,917	70,927		70,927

Diluted	73,996	77,662		77,662

        Total Revenue.    Total revenue in 2002 increased $124.5 million, or 27.3% from the prior year due primarily to increased rental and sales volumes for V.A.C. systems and related disposables. These increased rental and sales volumes were driven by increased sales and marketing efforts, which increased customer awareness of the benefits of V.A.C. therapy, as well as the successful launch of two new enhanced V.A.C. systems in 2002. Our revenue is divided between two primary operating segments: USA and International. The following table sets forth, for the periods indicated, the amount of revenue derived from each of these segments (dollars in thousands):

	Year ended December 31,
			Variance
	2001	2002	$	%
USA
V.A.C.
Rental	$134,428	$215,718	$81,290	60.5%
Sales	31,814	53,440	21,626	68.0

Total V.A.C.	166,242	269,158	102,916	61.9
Therapeutic surfaces/other
Rental	156,704	150,793	(5,911)	(3.8)
Sales	31,177	29,240	(1,937)	(6.2)

Total therapeutic surfaces/other	187,881	180,033	(7,848)	(4.2)
Total USA rental	291,132	366,511	75,379	25.9
Total USA sales	62,991	82,680	19,689	31.3

Subtotal—USA	354,123	449,191	95,068	26.8

International
V.A.C.
Rental	11,577	21,207	9,630	83.2
Sales	12,182	23,049	10,867	89.2

Total V.A.C.	23,759	44,256	20,497	86.3
Therapeutic surfaces/other
Rental	58,924	65,343	6,419	10.9
Sales	19,141	21,642	2,501	13.1

Total therapeutic surfaces/other	78,065	86,985	8,920	11.4
Total International rental	70,501	86,550	16,049	22.8
Total International sales	31,323	44,691	13,368	42.7

Subtotal—International	101,824	131,241	29,417	28.9

Total revenue	$455,947	$580,432	$124,485	27.3%

Domestic Revenue

        Total domestic revenue for 2002 increased $95.1 million, or 26.8%, from the prior year due to increased usage of V.A.C. systems which was offset by a slight decline in surface and compression therapy systems use. Total domestic V.A.C. revenue increased by $102.9 million, or 61.9%, from the prior year. V.A.C. rental revenue increased in 2002 by $81.3 million, or 60.5%, from 2001 due to an increase of 62.3% in average units on rent per month for the year which was partially offset by a 1.1% decline in average rental price. The decline in average rental price was due primarily to customer reaction to expected changes in governmental reimbursement policies in the extended care market. V.A.C. sales revenue increased in 2002 by $21.6 million, or 68.0%, from the prior year due to increased sales volume for V.A.C. disposables associated with increased V.A.C. systems rentals.

        Domestic therapeutic surface/other revenue decreased $7.8 million, or 4.2%, due to a $4.3 million decrease in therapeutic surface revenue and a $3.5 million decrease in vascular compression therapy and other revenue. Therapeutic surface revenue decreased due to a 2.3% decrease in the average number of units on rent per month, together with a 1.4% decrease in average rental pricing. The decrease in the average number of units on rent was due to customer concerns about reimbursement in the extended care marketplace and increased competition in the home care market. The decrease in average price was caused in part by the negotiation and extension of a GPO contract with Novation, LLC, which reduced member pricing and became effective September 2001.

International Revenue

        Total international revenue for 2002 increased $29.4 million, or 28.9%, over 2001 due to an increase in revenue from our V.A.C. systems and therapeutic surfaces, together with favorable foreign currency exchange rate fluctuations. Total international V.A.C. revenue increased by $20.5 million, or 86.3%, from the prior year. V.A.C. rental revenue increased due to a 57.9% increase in average units on rent per month for the year as compared to the prior year, together with a 14.7% increase in average rental price. The price increase was due primarily to the introduction of a new higher priced product with enhanced features and benefits, the V.A.C.ATS, together with the implementation of a more standard pricing regime across countries. V.A.C. sales revenue increased in 2002 by $10.9 million, or 89.2%, from the prior year due to the increased sales volume for V.A.C. disposables associated with increased V.A.C. systems rentals.

        International therapeutic surfaces/other revenue increased $8.9 million, or 11.4%, due to a 10.0% increase in the average number of units on rent per month during 2002 as compared to the prior year, partially offset by a 3.3% decrease in average rental pricing. The increase in the average number of units on rent was due to the expansion of sales and marketing efforts in 2002. The decrease in average rental pricing was due to product mix changes.

        Rental Expenses.    Rental, or "field", expenses of $276.5 million increased $56.0 million, or 25.4%, from $220.5 million in the prior year. The field expense increase was due primarily to increased labor and incentive compensation of $27.3 million, product marketing of $4.2 million, parts and disposables of $2.8 million, foreign currency exchange rate variances, and product licensing expenses of $11.8 million directly associated with the growth in V.A.C. revenue. Field expenses for 2002 and 2001 were 61.0% of total rental revenue.

        Cost of Goods Sold.    Cost of goods sold of $51.8 million in 2002 increased approximately $18.8 million, or 57.3%, from $33.0 million in the prior year due to increased V.A.C. disposable sales and higher excess and obsolescence inventory reserve provisions related to therapeutic surface products with low demand. Sales margins decreased to 59.3% in 2002 as compared to 65.1% in the prior year due, in part, to higher sales activity in the home care setting. Approximately 34.5% of home care revenue in 2002 was reimbursed by managed care and private insurance organizations. Many managed care providers prefer an all-inclusive per diem rate, which covers the cost of the rental and all disposables used. This per diem rate is recorded as rental revenue and is not allocated between rentals and sales. However, the all-inclusive managed care revenue was recorded as rental revenue, while the cost of V.A.C. disposables associated with these placements had been recorded in cost of goods sold, which had the effect of reducing our sales margins in comparison to prior year but had no effect on gross profit.

        Gross Profit.    Gross profit in 2002 increased $49.6 million, or 24.5%, to $252.1 million from $202.5 million in the prior year due primarily to the year-to-year increase in revenue resulting from increased demand for V.A.C. systems and related disposables and foreign currency exchange rate variances. Gross profit margin in 2002 was 43.4%, down slightly from 44.4% in 2001 due primarily to investing in sales and service to drive future revenue growth.

        Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased $27.9 million, or 24.3%, to $142.7 million in 2002 from $114.8 million in 2001. This increase was due, in part, to higher administrative labor costs of $9.2 million associated with hiring 138 additional personnel for claims billing and for product licensing expenses of $2.5 million associated with the increased usage of V.A.C. systems and related disposables, particularly in the home and foreign currency exchange rate variances. The 2002 results also included approximately $7.9 million of legal expenses associated with the antitrust lawsuit compared to $4.3 million in the prior year.

        Expenditures for research and development, including clinical studies, were $18.7 million, or approximately 4.0% of our total operating expenditures, for 2002 compared to $14.3 million, or 3.9%, in 2001. In addition, marketing costs increased $3.0 million, division labor and incentive compensation increased $2.3 million and depreciation expenses increased $1.3 million in the year when compared to 2001.

        The results for 2002 also reflect an accounting change required under Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". Under SFAS 142, goodwill and other intangible assets that have indefinite lives are no longer amortized ratably over the estimated useful life of the asset. The effect of this change in 2002 was to lower goodwill amortization by $3.4 million as compared to the prior year. As a percentage of total revenue, selling, general and administrative expenses increased to 24.6% in 2002 from 24.4% (excluding $3.4 million in amortization of goodwill) in 2001. (See Note 6 of the Notes to Consolidated Financial included elsewhere in this prospectus.)

        Unusual Item—Litigation Settlement.    During the fourth quarter of 2002, we recorded a gain from the favorable settlement of an antitrust lawsuit. Net of expenses of $1.7 million, this transaction added $173.3 million of pre-tax income to the 2002 results. (See Note 16 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Operating Earnings.    Operating earnings for 2002 increased $195.0 million, or 222.4%, to $282.7 million compared to $87.7 million in the prior year. Excluding the favorable effects of the litigation settlement, operating earnings would have increased $21.7 million, or 24.8%, to $109.4 million. Operating margins for 2002, excluding the favorable effects of the litigation settlement, were 18.9%, down slightly from 19.2% in the prior year, due to the increase in cost of goods sold plus higher spending for the international sales and service infrastructure, claims administration and higher legal expenses.

        Interest Expense.    Interest expense in 2002 was $40.9 million compared to $45.1 million in the prior year. The interest expense decrease was due primarily to lower effective interest rates due to a decline in market rates associated with our previously existing senior credit facility. (See Note 5 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Net Earnings.    Net earnings of $150.2 million for 2002 increased $126.3 million, or 528.2%, from the prior year due to the increase in operating earnings discussed previously, including the favorable impact of the litigation settlement. Excluding the litigation settlement, net earnings increased $19.8 million, or 83.0%, to $43.7 million. Effective tax rates for 2002 and 2001 were 39.0% and 42.0%, respectively.

        Earnings per Share.    For 2002, diluted earnings per share were $1.93 compared to $0.32 for the prior year. Excluding the proceeds from the antitrust settlement, diluted earnings per share for the full year of 2002 would have been $0.56, an increase of 75.0% from the prior year.

Liquidity and Capital Resources

General

        We require capital principally for capital expenditures, systems infrastructure, debt service, interest payments and working capital. Our capital expenditures consist primarily of manufactured rental assets, computer hardware and software and expenditures related to the need for additional office space for our expanding workforce. Working capital is required principally to finance accounts receivable and inventory. Our working capital requirements vary from period-to-period depending on manufacturing volumes, the timing of shipments and the payment cycles of our customers and payers.

Sources of Capital

        During the last three years, our principal sources of liquidity have been cash flows from operating activities and borrowings under our previously existing senior credit facility. Based upon the current level of operations, we believe cash flows from operating activities and availability under our new revolving credit facility will be adequate to meet our anticipated cash requirements for interest payments, debt service, working capital and capital expenditures through 2004. During 2003, our primary sources of capital were cash from operations and proceeds received from the antitrust settlement. The following table summarizes the net cash provided and used by operating activities, investing activities and financing activities for the last three years ended December 31, 2003 (dollars in thousands):

	Year ended December 31,
	2001	2002	2003
Net cash provided by operating activities	$29,895	$76,254	$280,206	(1)
Net cash used by investing activities	(48,325)	(39,027)	(73,153)
Net cash provided (used) by financing activities	16,829	16,100	(108,459	)(2)(3)
Effect of exchange rates changes on cash and cash equivalents	(339)	959	2,985

Net increase (decrease) in cash and cash equivalents	$(1,940)	$54,286	$101,579

(1)
Includes receipt of $250.0 million related to the antitrust settlement, which, net of taxes paid through December 31, 2003 and related cash expenses, impacted cash from operating activities by $175.0 million, along with payments related to our recapitalization of $44.0 million, net of tax benefit, realized through December 31, 2003.

(2)
Includes paydown of $107.0 million of indebtedness on our previously existing senior credit facility utilizing funds received related to the antitrust settlement.

(3)
Includes cash recapitalization expenses of $20.7 million.

        At December 31, 2003, cash and cash equivalents of $156.1 million, including cash proceeds received from the antitrust settlement of $75.0 million, were available for general corporate purposes. At December 31, 2003, availability under the revolving portion of our new senior credit facility was $88.7 million, net of $11.3 million in letters of credit.

Working Capital

        At December 31, 2003, we had current assets of $422.8 million, including $32.3 million in inventory, and current liabilities of $195.2 million resulting in a working capital surplus of approximately $227.6 million, compared to a surplus of $254.8 million at December 31, 2002. The reduction in our working capital balance of $27.2 million is related to the refinancing of our debt and the associated expenses incurred in connection with the 2003 recapitalization along with the impact resulting from the antitrust settlement proceeds recorded in both 2003 and 2002. Additionally, we experienced higher earnings and a reduction in inventory due to supply chain management initiatives along with an increase in our accounts payable due to timing of payments. Operating cash flows for 2003 were $280.2 million as compared to $76.3 million for the prior-year period. This increase in operating cash flows was due primarily to the receipt of the antitrust settlement, higher operating earnings and improved working capital management.

        At December 31, 2002 and 2001, we had a working capital surplus of $254.8 million and $100.3 million, respectively. The antitrust settlement accounted for the majority of this change. Excluding the antitrust settlement, our working capital surplus increased approximately $48.1 million from 2001 to 2002 due to increases in cash and accounts receivable. For the years ended December 31, 2002 and 2001, operating cash flows were $76.3 million and $29.9 million, respectively. This increase was due primarily to higher earnings and lower working capital requirements, primarily inventory, accrued expenses and deferred income taxes.

        We expect rental and sales volumes for V.A.C. systems and related disposables to continue to increase. We believe that a significant portion of this increase will occur in the homecare market which could have the effect of increasing accounts receivable due to the extended payment cycles we experience with most third-party payers. We have adopted a number of policies and procedures to reduce these extended payment cycles, which we believe have been effective and will continue to improve our collection turnaround times. If accounts receivable increase, we will use available cash and, if necessary, borrowing under our new revolving credit facility to fund the increase. We expect that cash on hand, cash flow from operations and additional borrowings under our new revolving credit facility will be sufficient to meet our working capital needs through 2004.

        Non-GAAP Financial Information.    We use earnings before interest, taxes, depreciation and amortization ("EBITDA") as a measure of leverage capacity and debt service ability. We consider EBITDA to be a key liquidity measure but it should not be considered as a measure of financial performance under GAAP or as an acceptable alternative to GAAP cash flows from operating activities, net earnings or operating earnings. Management uses this non-GAAP financial information to measure liquidity and we believe investors use the information for the same purpose. We have provided this supplemental non-GAAP information to demonstrate meaningful information regarding our liquidity on a consistent and comparable basis for the periods presented. Our definition of EBITDA is not necessarily comparable to similarly titled measures reported by other companies and is not the same as that term is used under our new senior credit agreement. The following table presents a reconciliation of EBITDA to cash flow from operating activities.

	Year ended December 31,
	2001	2002	2003
Net earnings	$23,901	$150,156	$69,646
Income tax expense	17,307	96,001	41,787
Interest expense(1)	45,116	40,943	52,098
Depreciation	29,530	33,404	43,287
Amortization(2)	5,369	1,278	1,349

EBITDA(3)	121,223	321,782	208,167
Provision for uncollectible accounts receivable	8,932	7,623	6,702
Amortization of deferred loss on interest rate swap	843	—	—
Amortization of deferred gain on sale of headquarters facility	—	(426)	(841)
Write-off of deferred loan issuance costs	—	—	5,233
Non-cash accrual-recapitalization expenses	—	—	7,131
Non-cash amortization-stock award to directors	—	—	185
Non-cash gain on litigation settlement	—	(173,250)	—
Amortization of loan issuance costs	2,316	2,316	2,257
Income tax expense	(17,307)	(96,001)	(41,787)
Interest expense(1)	(45,116)	(40,943)	(52,098)
Change in assets and liabilities net of effects from purchase of subsidiaries and recapitalization expenses	(40,996)	55,153	145,257

Net cash provided by operating activities	$29,895	$76,254	$280,206

(1)
Amounts for 2003 include an aggregate of $16.3 million in expense for the redemption premium and consent fee paid in connection with the redemption of our 9 5/8% Senior Subordinated Notes due 2007, combined with the write off of unamortized loan issuance costs associated with the previously existing senior credit facility.

(2)
Net of amortization of loan issuance costs, which is included in interest expense.

(3)
Amounts for 2002 include accrual in connection with the first installment payment of $175.0 million ($173.3 million, net of expenses of $1.7 million) as part of the antitrust settlement. Amounts for 2003 include the second and final payment of $75.0 million under the antitrust settlement and recapitalization expenses of $70.1 million.

        EBITDA for 2003 decreased $113.6 million, or 35.3%, from the prior year due to the change in operating earnings discussed above. Excluding the effects of the litigation settlement received in the fourth quarters of 2003 and 2002 and recapitalization expenses, EBITDA for 2003 would have been $203.3 million, an increase of $54.7 million, or 36.8% from the prior year. EBITDA for 2002 increased $200.6 million, or 165.4%, from the prior year. Excluding the effects of the litigation settlement, EBITDA for 2002 would have been $148.5 million, an increase of $27.3 million, or 22.5%, from the prior year due to the changes in operating earnings discussed above. Amortization expense was $3.4 million lower year-to-year due to the change in accounting for goodwill as required by SFAS 142, "Goodwill and Other Intangible Assets". (See Note 6 of Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

Capital Expenditures

        During 2003, 2002, and 2001, we made capital expenditures of $76.3 million, $54.5 million and $44.0 million. The period-to-period increase is due primarily to purchases of materials for V.A.C. systems and other high demand rental products. As of December 31, 2003, we have commitments to purchase new product inventory of $17.6 million over the next twelve months. Other than commitments for new product inventory, we have no material long-term purchase commitments at the end of the period. We expect future demand for V.A.C. systems to increase, which will require increased capital expenditures over time.

Debt Service

        As of December 31, 2003, scheduled principal payments under our new senior credit facility for the years 2004, 2005 and 2006 are $4.8 million annually. To the extent that we have excess cash, we may use it to pay down additional debt. On February 27, 2004, we delivered to the trustee an irrevocable notice to redeem on March 29, 2004 $71.75 million principal amount of our old notes at a price equal to 107.375% of the principal amount plus accrued but unpaid interest to the redemption date.

New Senior Credit Facility

        Our new senior credit facility consists of a $480.0 million seven-year term loan facility and a $100.0 million six-year revolving credit facility. The following table sets forth the amounts outstanding under the term loan and the revolving credit facility, the effective interest rates on such outstanding amounts, and amounts available for additional borrowing thereunder, as of December 31, 2003 (dollars in thousands):

Senior Credit Facility	Effective Interest Rate		Amounts Outstanding	Amount Available For Additional Borrowing
Revolving credit facility	—		$—	$88,700	(2)
Term loan facility	4.89	%(1)	477,600	—

Total			$477,600	$88,700

(1)
The effective interest rate includes the effect of interest rate hedging arrangements. Excluding the interest rate hedging arrangements, our nominal interest rate as of December 31, 2003 was 3.92%.

(2)
At December 31, 2003 and January 31, 2004, amounts available under the revolving portion of our credit facility are reduced by $11.3 million and $11.4 million, respectively, for letters of credit issued on our behalf, none of which have been drawn upon by the beneficiaries thereunder.

At January 31, 2004, total borrowings under the senior credit facility were $477.6 million.

        Our new senior credit facility contains affirmative and negative covenants customary for similar facilities and transactions including, but not limited to, quarterly and annual financial reporting requirements and limitations on other debt, other liens or guarantees, mergers or consolidations, asset sales, certain investments, distributions to shareholders or share repurchases, early retirement of subordinated debt, capital expenditures, changes in the nature of the business, changes in organizational documents and documents evidencing or related to indebtedness that are materially adverse to the interests of the lenders under our new senior credit facility and changes in accounting policies or reporting practices.

        Our new senior credit facility contains financial covenants requiring us to meet certain leverage and interest coverage ratios. Specifically, we are obligated not to permit ratios to exceed certain minimum thresholds and maintain minimum levels of EBITDA (as defined in the new senior credit agreement). Under the new senior credit agreement, EBITDA excludes charges associated with the recapitalization. It will be an event of default if we permit any of the following:

  •
  for any period of four consecutive quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, the ratio of EBITDA, as defined, to consolidated cash interest expense to be less than certain specified ratios ranging from 4.30 to 1.00, for the fiscal quarter ending December 31, 2003 to 5.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter;

  •
  as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, our leverage ratio of debt to EBITDA, as defined, to be greater than certain specified leverage ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 2.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter; or

  •
  for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, EBITDA, as defined, to be less than certain amounts ranging from $156.4 million for the fiscal quarter ending December 31, 2003 to $240.0 million for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter.

As of December 31, 2003 we were in compliance with all covenants under the new senior credit agreement.

        We amended our new senior credit agreement effective upon the closing of our initial public offering as follows:

  •
  There will be a new term loan B facility that will be used to repay the existing term loan B facility, and the applicable margin with respect to the new term loan B facility will be (a) at any time the leverage ratio is greater than 2.25 to 1.00, 1.25% in the case of base rate loans and 2.25% in the case of Eurodollar loans, (b) at any time the leverage ratio is less than or equal to 2.25 to 1.00, 1.00% in the case of base rate loans and 2.00% in the case of Eurodollar loans, and (c) at any time our leverage ratio is less than 1.75 to 1.00, and the loans are rated at least Ba2 by Moody's and BB+ by Standard and Poor's, .75% in the case of base rate loans and 1.75% in the case of Eurodollar loans.

  •
  We will be permitted to either prepay our 7 3/8% Senior Subordinated Notes due 2013 or our term loan B with the proceeds of the offering not used to pay bonuses to management and transaction fees and expenses. In addition, we will be permitted to prepay our 7 3/8% Senior Subordinated Notes due 2013 with any cash tax benefits associated with bonuses paid to management, any cash tax benefits associated with future exercises or repurchases of employee stock options, cash on hand and the net after-tax proceeds from the $75.0 million antitrust settlement that we received on December 31, 2003, so long as we meet a specified leverage test.

  •
  We will no longer be required to prepay the loans under the senior credit facility with the net cash proceeds of capital contributions or issuances of equity.

  •
  We will be permitted to effect open-market purchases of our capital stock in an amount up to $25.0 million per year. In addition, we will have the ability to pay cash dividends on, or purchase, our capital stock in an amount up to $20.0 million per year if our pro forma leverage ratio is between 2.25 to 1.00 and 2.50 to 1.00, and without limit if our pro forma leverage ratio is less than or equal to 2.25 to 1.00.

  •
  We will be able to use up to $40 million of the revolving credit facility for letters of credit.

7 3/8% Senior Subordinated Notes due 2013

        On August 11, 2003, we issued and sold an aggregate of $205.0 million principal amount of our 7 3/8% Senior Subordinated Notes due 2013. Interest on the notes accrues at the rate of 7 3/8% per annum and is payable semiannually in cash on each May 15 and November 15, which began on November 15, 2003, to the persons who are registered holders at the close of business on May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes accrues from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The notes are not entitled to the benefit of any mandatory sinking fund.

        The notes are unsecured obligations of KCI, ranking subordinate in right of payment to all senior debt of KCI. The notes are guaranteed by each of our direct and indirect 100% owned subsidiaries, other than any entity that is a controlled foreign corporation within the definition of Section 957 of the Internal Revenue Code or a holding company whose only assets are investments in a controlled foreign corporation. Each of these subsidiaries is a restricted subsidiary, as defined in the indenture governing the notes. (See Note 5 of the Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

        Each guarantor jointly and severally guarantees KCI's obligation under the notes. The guarantees are subordinated to guarantor senior debt on the same basis as the notes are subordinated to senior debt. The obligations of each guarantor under its guarantor senior debt will be limited as necessary to prevent the guarantor senior debt from constituting a fraudulent conveyance under applicable law.

        The indenture governing the notes, limits our ability, among other things, to:

  •
  incur additional debt;

  •
  pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

  •
  place limitations on distributions from our restricted subsidiaries;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  issue guarantees;

  •
  sell or exchange assets;

  •
  enter into transactions with affiliates;

  •
  create liens; and

  •
  effect mergers.

Interest Rate Protection

        We have variable interest rate debt and other financial instruments, which are subject to interest rate risk and could have a negative impact on our business if not managed properly. We have a risk management policy, which is designed to reduce the potential negative earnings effect arising from the impact of fluctuating interest rates. We manage our interest rate risk on our borrowings through interest rate swap agreements which effectively convert a portion of our variable-rate borrowings to a fixed rate basis through August 21, 2006, thus reducing the impact of changes in interest rates on future interest espenses. These contracts are initiated within the guidance of corporate risk management policies and are reviewed and approved by our senior financial management. We do not use financial instruments for speculative or trading purposes.

        The following chart summarizes interest rate hedge transactions effective during 2003 (dollars in thousands):

Accounting Method	Effective Dates	Nominal Amount	Fixed Interest Rate	Status
Shortcut	12/31/02-12/31/03	$80,000	1.745%	Matured 12/31/03
Shortcut	12/31/02-12/31/04	$100,000	2.375%	Outstanding
Shortcut	08/21/03-08/22/05	$60,000	2.150%	Outstanding
Shortcut	08/21/03-08/22/05	$20,000	2.130%	Outstanding
Shortcut	08/21/03-08/21/05	$20,000	2.135%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.755%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.778%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.788%	Outstanding

        As of December 31, 2002, two $100.0 million interest rate swap agreements were in effect to manage the economic impact of fluctuations in interest rates. On January 31, 2003, we sold $20.0 million of our $100.0 million, 1.7450% interest rate swap effective March 31, 2003 which resulted in an expense of approximately $74,000 which was recorded in the first quarter of 2003. Our new senior credit facility requires that we fix the base-borrowing rate applicable to at least 50% of the outstanding amount of our term loan under our new senior credit facility for a period of two years from the date of issuance. In August 2003, we entered into six new interest rate swap agreements pursuant to which we fixed the rates on an additional $250.0 million notional amount of our outstanding variable rate borrowings outstanding at December 31, 2003. As a result of the swap agreements currently in effect as of December 31, 2003, 73.3% of our variable interest rate debt outstanding is fixed. (See Note 5 of the Notes to the Consolidated Financial Statements included elsewhere in this prospectus.)

        All of the interest rate swap agreements have quarterly interest payments, based on three month LIBOR, due on the last day of each March, June, September and December, which began on September 30, 2003. The fair value of these swaps at inception was zero. Due to subsequent movements in interest rates, as of December 31, 2003, the fair values of these swap agreements were negative and were adjusted to reflect a liability of approximately $2.4 million. During 2003 and 2002, we recorded interest expense of approximately $2.9 million and $2.8 million, respectively, as a result of interest rate protection agreements.

Long Term Commitments

        We are committed to making cash payments in the future on long-term debt, capital leases, operating leases and purchase commitments. We have not guaranteed the debt of any other party. The following table summarizes our contractual cash obligations as of December 31, 2003, for each of the periods indicated (dollars in thousands):

Fiscal	Long-Term Debt Amortization	Capital Lease Obligations	Operating Lease Obligations	Purchase Obligations	Total
2004	$4,800	$1,765	$22,698	$17,632	$46,895
2005	4,950	1,035	18,506	—	24,491
2006	4,950	348	15,261	—	20,559
2007	4,800	4	11,386	—	16,190
2008	4,800	—	8,903	—	13,703
Thereafter	658,600	—	16,973	—	675,573

        We have entered into a sole-source agreement with Avail Medical Products, Inc., for V.A.C. disposables, effective October 2002 for our U.S.-related orders and in May 2003 for our international-related orders. This supply agreement has a three-year term with an automatic extension for an additional twelve months if neither party gives notice of termination, however it does not contain any firm purchase commitments for inventory in excess of our current purchase orders.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to various market risks, including fluctuations in interest rates and variability in currency exchange rates. We have established policies, procedures and internal processes governing our management of market risk and the use of financial instruments to manage our exposure to such risk.

Interest Rate Risk

        We have variable interest rate debt and other financial instruments, which are subject to interest rate risk and could have a negative impact on our business if not managed properly. We have a risk management policy, which is designed to reduce the potential negative earnings effect arising from the impact of fluctuating interest rates. We manage our interest rate risk on our borrowings through interest rate swap agreements which effectively convert a portion of our variable-rate borrowings to a fixed rate basis through August 21, 2006, thus reducing the impact of changes in interest rates on future interest expenses. These contracts are initiated within the guidance of corporate risk management policies and are reviewed and approved by our senior financial management. We do not use financial instruments for speculative or trading purposes.

        Our new senior credit facility requires that we fix the base-borrowing rate applicable to at least 50% of the outstanding amount of our term loan under our new senior credit facility for a period of two years from the date of issuance. As of December 31, 2003, we have seven interest rate swap agreements pursuant to which we have fixed the rates on $350.0 million of our variable rate debt as follows:

  •
  2.375% per annum on $100.0 million of our variable rate debt through December 31, 2004;

  •
  2.150% per annum on $60.0 million of our variable rate debt through August 22, 2005;

  •
  2.130% per annum on $20.0 million of our variable rate debt through August 22, 2005;

  •
  2.135% per annum on $20.0 million of our variable rate debt through August 21, 2005;

  •
  2.755% per annum on $50.0 million of our variable rate debt through August 21, 2006;

  •
  2.778% per annum on $50.0 million of our variable rate debt through August 21, 2006; and

  •
  2.788% per annum on $50.0 million of our variable rate debt through August 21, 2006.

As a result of the swap agreements currently in effect as of December 31, 2003, 73.3% of our variable interest rate debt outstanding is fixed.

        All interest rate swap agreements have quarterly interest payments, based on three month LIBOR, due on the last day of each March, June, September and December, which began on September 30, 2003. The fair value of these swaps at inception was zero. Due to subsequent movements in interest rates, as of December 31, 2003, the fair values of these swap agreements were negative and were adjusted to reflect a liability of approximately $2.4 million.

        The tables below provide information about our long-term debt and interest rate swaps, both of which are sensitive to changes in interest rates as of December 31, 2003 and 2002. For long-term debt, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Notional amounts are used to calculate the contractual payments to be exchanged under the contract. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date (dollars in thousands):

	Maturity date
	December 31, 2003
	2004	2005	2006	2007	Thereafter	Total	Fair Value
Long-term debt
Fixed rate	—	$150	$150	—	$205,000	$205,300	$215,550
Average interest rate	—	7.000%	7.000%	—	7.375%	7.374%
Variable rate	$4,800	$4,800	$4,800	$4,800	$458,400	$477,600	$472,800
Average interest rate	3.920%	3.920%	3.920%	—		3.920%
Interest rate swaps(1)
Variable to fixed	$100,000	$100,000	$150,000		—	$350,000	$(2,402)
Average pay rate	2.375%	2.143%	2.774%		—	2.480%
Average receive rate	1.163%	1.163%	1.165%		—	1.164%
	Maturity date
	December 31, 2002
	2003	2004	2005	2006	2007	Total	Fair Value
Long-term debt
Fixed rate	—	—	—	—	$200,000	$200,000	$206,000
Average interest rate	—	—	—	—	9.625%	9.625%
Variable rate	$30,550	$86,750	$113,825	$90,725	$—	$321,850	$321,850
Average interest rate	3.239%	3.905%	4.149%	4.025%	—	3.962%
Interest rate swaps(1)
Variable to fixed	$100,000	$100,000	$—	$—	$—	$200,000	$(1,341)
Average pay rate	1.745%	2.375%	—	—	—	2.060%
Average receive rate	1.400%	1.400%	—	—	—	1.400%

(1)
Interest rate swaps are included in the variable rate debt under long-term debt.

Foreign Currency and Market Risk

        We have direct operations in Western Europe, Canada, Australia and South Africa and distributor relationships in many other parts of the world. Our foreign operations are measured in their applicable local currencies. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. Exposure to these fluctuations is managed primarily through the use of natural hedges, whereby funding obligations and assets are both managed in the applicable local currency.

        We maintain no other derivative instruments to mitigate our exposure to translation and/or transaction risk. International operations reported operating profit of $25.5 million for the year ended December 31, 2003. We estimate that a 10% fluctuation in the value of the dollar relative to these foreign currencies at December 31, 2003 would change our net income for the year ended December 31, 2003 by approximately $1.7 million. Our analysis does not consider the implications that such fluctuations could have on the overall economic activity that could exist in such an environment in the U.S. or the foreign countries or on the results of operations of these foreign entities.

Critical Accounting Estimates

        The SEC defines critical accounting estimates as those that are, in management's opinion, very important to the portrayal of our financial condition and results of operations and require our management's most difficult, subjective or complex judgments. In preparing our financial statements in accordance with accounting principles generally accepted in the United States, we must often make estimates and assumptions that effect the reported amounts of assets, liabilities, revenue, expenses and related disclosures at the date of the financial statements and during the reporting period. Some of those judgments can be subjective and complex. Consequently, actual results could differ from our estimates. The accounting policies that are most subject to important estimates or assumptions are described below. (See Note 1 of Notes to Consolidated Financial Statements included elsewhere in this prospectus.)

Revenue Recognition

        We recognize revenue in accordance with Staff Accounting Bulletin No. 101, as amended by Staff Accounting Bulletin No. 104, when each of the following four criteria are met:

  1.
  A contract or sales arrangement exists.

  2.
  Products have been shipped and title has transferred or services have been rendered.

  3.
  The price of the products or services is fixed or determinable.

  4.
  Collectibility is reasonably assured.

        We recognize rental revenue based on the number of days a product is in use by the patient/facility and the contracted rental rate. Sales revenue is recognized when products are shipped. Reductions to rental revenue are recorded to provide for payment adjustments including capitation agreements, evaluation/free trial days, credit memos, rebates, pricing adjustments, utilization adjustments, cancellations and payer adjustments. In addition, we establish reserves against revenue to allow for uncollectible items relating to unbilled receivables over 60 days old and patient co-payments, based on historical collection experience.

Accounts Receivable-Allowance for Doubtful Accounts

        We utilize a combination of factors in evaluating the collectibility of accounts receivable. For unbilled receivables, we establish reserves against revenue to allow for denied or uncollectible items beginning at 60 days after the end of service or usage. Items that remain unbilled for more than 90 days, or beyond an established billing window, are reversed out of revenue and receivables. For billed receivables, we generally establish reserves for bad debt based on the length of time that the receivables are past due. The reserve rates vary by payer group and are based upon our historical experience on a weighted average basis. The reserves range in value from 0% for current amounts to 50% for amounts over 150 days for most payer groups and 100% for certain higher risk payers. In addition, we have recorded specific reserves for bad debt when we become aware of a customer's inability to satisfy its debt obligations, such as in the event of a bankruptcy filing. If circumstances change, such as higher than expected claims denials, payment defaults or an unexpected material adverse change in a major customer's or payer's ability to meet its obligations, our estimates of the realizability of amounts due from trade receivables could be reduced by a material amount. We do not anticipate any of these items to be significant. We expect revenue to continue to grow and as a result our receivables will continue to grow but we do not expect them to grow at the same pace as revenue. We expect to continue to improve our days receivable outstanding and therefore, reduce bad debt reserves as a percent of total accounts receivable. We expect this to happen over time as we continue to enhance our systems and internal processes to provide for more rapid billing and collection of our receivables. However, we may not be able to reduce the number of days receivable outstanding, and as such, or receivables may grow together with our revenue, or faster than revenue, resulting in variability in our historical reserve adjustments.

Inventory

        Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental is reclassified to property, plant and equipment. We review our inventory balances monthly for excess sale products or obsolete inventory levels. Except where firm orders are on-hand, inventory quantities of sale products in excess of the last twelve months demand are considered excess and are reserved at 50% of cost. For rental products, we review both product usage and product life cycle to classify inventory as active, discontinued or obsolete. Obsolescence reserve balances are established on an increasing basis from 0% for active, high-demand products to 100% for obsolete products. The reserve is reviewed, and if necessary, adjustments made on a monthly basis. We rely on historical information to support our reserve and utilize management's business judgment for "high risk" items, such as products that have a fixed shelf life. Once the inventory is written down, we do not adjust the reserve balance until the inventory is sold.

Goodwill and Other Intangible Assets

        Goodwill represents the excess purchase price over the fair value of net assets acquired. Effective January 1, 2002, we applied the provisions of Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," in our accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned.

        Goodwill was tested for impairment during the first and fourth quarters of 2002 and the fourth quarter of 2003. It will be tested for impairment at least annually, in the fourth quarter, using a two-step process. The first step is a comparison of an estimation of the fair value of a reporting unit with the reporting unit's carrying value. We have determined that our reporting units are our two operating segments—USA and International. If the fair value of a reporting unit exceeds its carrying amount, the goodwill of the reporting unit is not considered impaired, and as a result, the second step of the impairment test is not required. If required, the second step compares the fair value of reporting unit goodwill with the carrying amount of that goodwill. If we determine that reporting unit goodwill is impaired, the fair value of reporting unit goodwill would be measured by comparing the discounted expected future cash flows of the reporting unit with the carrying value of reporting unit goodwill. Any excess in the carrying value of reporting unit goodwill to the estimated fair value would be recognized as an expense at the time of the measurement. We recorded no impairments to our reporting units as a result of the implementation of SFAS 142 during 2002 or 2003.

        The goodwill of a reporting unit will be tested annually or if an event occurs or circumstances change that would likely reduce the fair value of a reporting unit below its carrying amount. Examples of such events or circumstances include, but are not limited to, a significant adverse change in legal or business climate, an adverse regulatory action or unanticipated competition.

Long-Lived Assets

        Property, plant and equipment are stated at cost. Betterments, which extend the useful life of the equipment, are capitalized. Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (30 to 40 years for buildings and between three and five years for most of our other property and equipment) of the assets. We have not had an event that would indicate impairment of our tangible long-lived assets. If an event were to occur, we would review property, plant and equipment for impairment using an undiscounted cash flow analysis and if an impairment had occurred on an undiscounted basis, we would compute the fair market value of the applicable assets on a discounted cash flow basis and adjust the carrying value accordingly.

Income Taxes

        We operate in multiple tax jurisdictions both inside and outside the United States, with different tax rates, accordingly we must determine the appropriate allocation of income in accordance with local law for each of these jurisdictions. In the normal course of our business, we will undergo scheduled reviews by taxing authorities regarding the amount of taxes due. These reviews include questions regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions along with questions regarding transfer pricing matters. Tax reviews often require an extended period of time to resolve and may result in income tax adjustments if changes to the allocation are required between jurisdictions with different tax rates. We believe our income tax accruals are adequate to cover exposures related to such potential changes in income allocations between jurisdictions. To the extent additional information becomes available, such accruals are adjusted to reflect probable outcomes.

Legal Proceedings and Other Loss Contingencies

        We are subject to various legal proceedings, many involving routine litigation incidental to our business. The outcome of any legal proceeding is not within our complete control, is often difficult to predict and is resolved over very long periods of time. Estimating probable losses associated with any legal proceedings or other loss contingencies is very complex and requires the analysis of many factors including assumptions about potential actions by third parties. Loss contingencies are recorded as liabilities in the consolidated financial statements when it is both (1) probable or known that a liability has been incurred and (2) the amount of the loss is reasonably estimable, in accordance with Financial Accounting Standards Statement No. 5, "Accounting for Contingencies." If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. If a loss contingency is not probable or not reasonably estimable, a liability is not recorded in the consolidated financial statements.

New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations," effective for fiscal years beginning after June 15, 2002. This standard addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard requires us to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and to adjust its present value in each subsequent period. In addition, we must capitalize an amount equal to the adjustment by increasing the carrying amount of the related long-lived asset, which is depreciated over the remaining useful life of the related asset. We adopted SFAS 143 during the first quarter of 2003 and it did not have a significant effect on our financial position or results of operations.

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," and in December 2003 issued a revised interpretation ("FIN 46R"). FIN 46 and FIN 46R address the accounting for, and disclosure of, investments in variable interest entities. As a result of the issuance of FIN 46 and FIN 46R, we evaluated our accounting of and disclosure of our beneficial ownership of two Grantor Trusts and determined that no changes to our accounting methods or disclosures related to these trusts were required. As such, our adoption of FIN 46 and FIN 46R during 2003 did not have a significant effect on our financial position or results of operations.

        In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, or ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. Our adoption of SFAS 149 during 2003 did not have a material effect on our financial condition or results of operations.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." The statement established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 must be applied immediately to instruments entered into or modified after May 31, 2003. We have applied the terms of SFAS 150 to the Series A convertible preferred stock issued as a part of the recapitalization and determined that it should be classified as equity and will be reported in the mezzanine section of our balance sheet. All dividends paid or accrued on the Series A convertible preferred stock will be reported as dividends in the Consolidated Statements of Earnings included elsewhere in this prospectus.

BUSINESS

General

        Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products which can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. Our advanced wound care systems incorporate our proprietary V.A.C. technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia. From 2000 to 2003, we increased revenue at a compound annual growth rate of 29.5%.

Clinical Applications

        Our advanced medical systems and therapeutic surfaces address four principal clinical applications:

Wound Healing and Tissue Repair

        Based on third-party research commissioned by KCI, we believe that of the more than 10 million wounds treated worldwide by doctors, hospitals and clinics each year, approximately 10%-15% are complex, life threatening or difficult-to-treat conditions. Based on our analysis of this data, we estimate that the annual market opportunity in the United States for V.A.C. systems is approximately one million patients, representing approximately $2.3 billion in revenue. We also believe there is a significant market for V.A.C. systems internationally. We expect these markets to continue to grow as a result of several factors, including the acceptance of V.A.C. therapy as a treatment for additional wound types, medical trends such as continued growth in the incidence of diabetes, and the aging population. V.A.C. is now the leading revenue-generating product line used to treat these serious wounds.

        In the acute care setting, serious trauma wounds, failed surgical closures, amputations (especially those resulting from complications of diabetes), burns covering a large portion of the body and serious pressure ulcers present special challenges to the physician. These are often deep and/or large wounds that are prone to serious infection and further complications due to the extent of tissue damage or the compromised state of the patient's health. These wounds are often difficult—or in the worst cases, impossible—to treat quickly and successfully with more conventional products. In addition, when surgeons use skin grafts to close wounds, a substantial portion of the closures are not fully effective. Physicians and hospitals need a therapy that addresses the special needs of these wounds with high levels of clinical and cost effectiveness. Given the high cost and infection risk of treating these patients in health care facilities, the ability to create healthy wound beds and reduce bacterial levels in the wound is particularly important. Our V.A.C. Classic and V.A.C.ATS systems are designed to meet these needs by quickly reducing edema, managing exudate, reducing infection risk, and stimulating the growth of healthy, vascularized granulation tissue.

        In the extended care and home care settings, different types of wounds—with different treatment implications—present the most significant challenges. Although a substantial number of acute wounds require post-discharge treatment, a majority of the challenging wounds in the home care setting are non-healing chronic wounds. These wounds often involve physiologic and metabolic complications such as reduced blood supply, compromised lymphatic system or immune deficiencies that interfere with the body's normal wound healing processes. Diabetic ulcers, arterial and venous insufficiency wounds and pressure ulcers are often slow-to-heal wounds. These wounds often develop due to a patient's impaired vascular and tissue repair capabilities. These conditions can also inhibit the patient's healing process, and wounds such as these often fail to heal for many months, and sometimes for several years.

Difficult-to-treat wounds do not always respond to traditional therapies, such as hydrocolloids, hydrogels and alginates. Physicians and nurses look for therapies that can promote the healing process and overcome the obstacles of the patients' compromised conditions. They also prefer therapies that are easy to administer, especially in the home care setting, where full-time skilled care is generally not available. In addition, because many of these patients are not confined to bed, they want therapies which are minimally disruptive to their lives. Our Mini V.A.C. and V.A.C. Freedom systems are designed to allow patients mobility to conduct normal lives while their wounds heal.

Therapies to Treat Complications of Immobility

        The most critically ill patient population is cared for in the intensive care unit, or ICU, of a hospital, where they can receive the most intense medical attention. Patients seen in the ICU usually suffer from serious acute and chronic complications from a wide variety of diseases and traumatic injuries. These patients often have, or develop, pulmonary complications, such as Acute Respiratory Distress Syndrome, directly resulting from their conditions or stemming from their impaired mobility. Mobility is essential to human physiology. When a patient cannot mobilize normally, due to spinal cord injury, stroke, trauma or other medical condition, fluids tend to accumulate and the patient is at risk of developing pneumonia, blood clots and other medical problems. Some ICU patients are in such acute distress that their organ systems are at risk of failure and many are on some type of life-support. In 2001, there were approximately 1.0 million ICU patients in the United States with pulmonary complications. Treating pulmonary complications requires special equipment and treatment methods. Because of the aggressive and specialized treatments required to address these life-threatening conditions, daily patient care costs in the ICU are relatively high. Our Kinetic Therapy systems provide mobility to patients who cannot mobilize by themselves. These systems are designed to meet the special needs of ICU patients and have been shown in independent clinical studies to reduce the incidence of certain pulmonary complications and length of stay in the ICU. Our specialized therapies for ICU patients include the Roto Rest Delta, Triadyne II and TriaDyne Proventa for the prevention and treatment of pulmonary complications associated with immobility.

Wound Treatment and Prevention

        Our therapeutic surfaces for pressure relief and pressure reduction provide therapy in the treatment of pressure sores, burns, ulcers, skin grafts and other skin conditions. They also help prevent the formation of pressure sores that develop in certain immobile individuals by reducing the amount of pressure on a patient's skin through the use of surfaces supported by air, foam, silicon beads, or viscous fluid. Our products also help to reduce shear, a major factor in the development of pressure ulcers, by reducing the amount of friction between the skin surface and the surface of the bed. In addition to providing pressure relief and pressure reduction, some of our products provide a pulsing of the surface cushions, known as pulsation therapy, which helps improve blood and lymphatic flow to the skin. Some of our products further promote healing and reduce nursing time by providing an automated "wound care" turn of a minimum of 20 degrees.

Bariatric Care

        We offer a line of bariatric products, which are designed to accommodate obese individuals by providing the support they need and enabling hospital staff to care for them in a safe and dignified manner. Our bariatric care products generally are used for patients weighing from 300 to 600 pounds, although some are expandable and can accommodate patients weighing up to 1,000 pounds. These individuals are often unable to fit into standard-sized beds and wheelchairs. Our most sophisticated bariatric care products can serve as a bed, chair, weight scale and x-ray table, and they provide therapeutic functions like those in our wound treatment and prevention systems. Moreover, treating obese patients is a significant staffing issue for many health care facilities because moving and handling obese patients increases the risk of injury to health care personnel. We believe that these products enable health care personnel to treat these patients in a manner that is safer for health care personnel and more dignified for the patient.

Products

        We offer a wide range of products in each clinical application to meet the specific needs of different subsets of the market, providing innovative, cost effective, outcome driven therapies across multiple care settings.

Wound Healing and Tissue Repair

        Our five wound healing and tissue repair systems incorporate our proprietary V.A.C. technology. A V.A.C. system consists of the therapy unit and four types of disposables: a foam dressing, an occlusive drape, a tube system connecting the dressing to the therapy unit and a canister. The therapy unit consists of a pump that generates negative pressure and internal software that controls and monitors the application of the therapy. The therapy can be programmed for individualized use. Recent advancements, which are incorporated in our V.A.C.ATS and V.A.C. Freedom, enable the unit to flexibly control the time, rate and application of negative pressure to the wound and adapt its operations as it senses the progress of the application of the therapy to the originally targeted levels. The V.A.C.ATS and V.A.C. Freedom units also respond in real time to problems encountered during use and alerts users to any blockage or other interference with the pre-set protocol. The system has a number of on screen user assist features such as treatment protocols and suggestions to address specific patient issues.

        The negative pressure therapy is delivered to the wound bed through a proprietary foam dressing cut to fit the wound size. The dressing is connected to the therapy unit through a tube which both delivers the negative pressure and senses the pressure delivered to the wound surface. An occlusive drape covers the dressing and secures the foam, thereby allowing negative pressure to be maintained at the wound site. Negative pressure can also be applied intermittently to the wound site, which we believe further accelerates the growth of granulation tissue. The canister collects the fluids, or exudates, and helps reduce odors through the use of special filters. V.A.C. dressings are typically changed every 48 hours for non-infected wounds versus traditional dressings which often require dressing changes one or more times per day. Our original V.A.C. dressings were designed either to maximize granulation tissue growth in large open wounds or to help close superficial wounds where excessive granulation is undesirable. Newer versions address the unique physical characteristics of wounds such as diabetic foot ulcers and abdominal compartment syndrome.

        Each of our wound healing and tissue repair systems is targeted to meet the needs of specific care settings and wound or patient requirements.

    •
    The V.A.C.ATS System was introduced in 2002 to meet the acute care requirements for a flexible, easy-to-use, high-capacity system that is effective with the largest and most challenging trauma, orthopedic reconstruction and abdominal wounds. The V.A.C.ATS incorporates advanced features and controls to provide flexibility to customize the treatment protocol to the requirements of different wound types and physician preferences. It also incorporates our proprietary T.R.A.C. technology, which enables the system to monitor pressure at the wound site and automatically adjust system operation to maintain the desired therapy protocol. It also incorporates smart alarms that help ensure patient safety, and simplifies dressing changes.

    •
    The V.A.C. Instill System was introduced in 2003 to add additional therapy capability to V.A.C. systems. The V.A.C. Instill combines the ability to instill fluids into the wound with V.A.C. therapy. Any fluid approved for topical use—including antibiotics, antiseptics and anesthetics—can be instilled, making the system particularly well suited for infected and painful wounds. Future uses could include cytokines, growth factors, or other agents to stimulate wound healing. Because the system is based on the V.A.C.ATS system, it also includes all the capabilities and features of the V.A.C.ATS.

    •
    The V.A.C. Freedom System, also introduced in 2002, was designed to meet the requirements for a robust, lightweight, high-performance product suitable for patients who are able to walk and are not confined to bed. Similar to the V.A.C.ATS system, it incorporates advanced features and T.R.A.C. technology, but in a 3.2 pound package adapted for convenient unobtrusive use by more active patients. It also includes special filters that help reduce wound odor, a common and embarrassing problem for many ambulatory wound patients, and a controlled drawdown feature that helps reduce pain when therapy is initiated. While the design of the V.A.C. Freedom system addresses the treatment needs of chronic wound patients, its 300 cc canister capacity also makes it appropriate for patients with highly exudating wounds.

    •
    The Mini V.A.C. System was specially designed for patients who need high levels of mobility. At 2.2 pounds, it provides a convenient solution for patients needing advanced wound healing performance in a highly portable package. It is best suited for smaller and drier wounds due to its smaller canister.

    •
    The V.A.C. Classic System, launched in 1995, is a first-generation system that provides the basic therapeutic functionality and wound healing capability of our other V.A.C. products. For those who do not require the advanced features of our newer V.A.C. products, it provides our most economical advanced wound-healing package.

        The superior clinical efficacy of our V.A.C. systems is supported by an extensive collection of published clinical studies. V.A.C. systems have been reviewed in at least 92 peer reviewed journal articles, 160 abstracts, 21 case studies and 22 textbook citations. Of these, the research for six articles and 12 abstracts was funded by research grants from KCI.

        In addition, we are conducting 10 prospective, randomized and controlled multicenter clinical studies specifically designed to provide statistically significant evidence of V.A.C. therapy's clinical efficacy for treating a wide range of targeted wound types. These clinical studies are managed by our 27-member medical department.

Products Treating Complications of Immobility

        Our Kinetic Therapy products include the TriaDyne Proventa, TriaDyne II, Roto Rest Delta and PediDyne Therapy System. The TriaDyne Therapy System product line is used primarily in acute care settings and provides patients with four distinct therapies on an air suspension surface. The TriaDyne Therapy System applies Kinetic Therapy by rotating the patient up to 45 degrees on each side. There are three different modes of rotation: upper body only, full body rotation, and counter rotation, simultaneously rotating the patient's torso and lower body in opposite directions to keep the patient centered on the patient surface. The TriDyne Therapy System also accomodates prone therapy with the proning accessory kit, percussion therapy to loosen mucous buildup in the lungs and pulsation therapy to promote capillary and lymphatic flow. We have recently introduced an extension for the TriaDyne line which is designed to make it easier to move patients into the prone position when lying on a hospital bed. The Roto Rest Delta is a specialty bed that can rotate a patient up to 62 degrees on each side for the treatment of severe pulmonary complications. The Roto Rest Delta has been shown to improve the care of patients suffering from multiple trauma, spinal cord injury, severe pulmonary complications, respiratory failure and deep vein thrombosis. The most advanced rotational therapy, Kinetic Therapy, has been clinically researched in at least 14 randomized clinical trials, 38 peer reviewed articles, 10 other published articles, 40 abstracts, 15 case studies and three textbook citations.

Of these, the research for 10 articles, 29 abstracts and 15 case studies was funded by research grants from KCI.

Wound Treatment and Prevention

        We offer a wide variety of therapeutic surfaces for wound treatment and prevention, providing pressure relief, pressure reduction, pulsation, alternating pressure, and a continuous turn of a minimum of 20 degrees. Most of our therapy beds and surfaces incorporate the exclusive use of GoreTex® fabric in the patient contact areas to provide an ideal microclimate for skin protection and moisture control. Our pressure relief products include a variety of framed beds and overlays such as the KinAir III, KinAir MedSurg and KinAir IV framed beds; the FluidAir Elite and FluidAir II bead beds; the FirstStep, FirstStep Plus, FirstStep Select, FirstStep Advantage and TriCell overlays, the AtmosAir family of non-powered, dynamic mattress replacement and seating surfaces; and the RIK fluid mattress and overlay. Our pulsation products include the TheraPulse and TheraPulse ATP framed beds and the DynaPulse overlay. Our alternating pressure or air cycling products include a powered model of the AtmosAir, and the Intercell. Our turn assist products include the KinAir IV, Therapulse ATP, and a powered AtmosAir model.

        The KinAir III, KinAir MedSurg and KinAir IV have been shown to provide effective skin care therapy in the treatment of pressure sores, burns and post-operative skin grafts and flaps and to help prevent the formation of pressure sores and certain other complications of immobility. The FluidAir Elite and FluidAir II support the patient on a low-pressure surface of air-fluidized beads providing pressure relief and shear relief for skin grafts or flaps, burns and pressure sores. The FirstStep family of overlays is designed to provide pressure relief and help prevent and treat pressure sores. The AtmosAir family are for-sale mattress replacement products that have been shown to be effective for the treatment and prevention of pressure sores in a series of hospital-based case studies. The proprietary AtmosAir with Self Adjusting Technology ("SAT") utilizes atmospheric pressure and gravity to deliver non-powered dynamic pressure relief. The RIK mattress and the RIK overlay are static, non-powered products that provide pressure relief using a patented viscous fluid and a patented anti-shear layer. The Therarest mattress is a static pressure-reducing, for sale mattress used for the prevention of pressure ulcers.

        The TheraPulse and TheraPulse ATP framed beds and the DynaPulse overlay provide a more aggressive form of treatment through a continuous pulsating action which gently massages the skin to help improve capillary and lymphatic circulation in patients suffering from severe pressure sores, burns, skin grafts or flaps, swelling or circulatory problems. A less aggressive form of pulsation known as alternating pressure or air cycling is provided by a powered version of the AtmosAir and Intercell.

        The KinAir IV, Therapulse ATP and a powered AtmosAir model all provide turn assist of a minimum of 20 degrees to each side. Turn Assist helps the caregiver reposition and/or turn a patient in order to provide patient care and pressure relief.

Bariatric Care

        Our bariatric products provide a range of therapy options and the proper support needed by obese patients and enable nurses to properly care for these patients in a safe and dignified manner. The most advanced product in this line is the BariAir therapy system, which can serve as a bed, cardiac chair or x-ray table. The BariAir provides low air loss pressure relief, continuous turn assist, percussion and step-down features designed for both patient comfort and nurse assistance. This product can be used for patients who weigh up to 850 pounds. We believe that the BariAir is the most advanced product of its type available today and because of this, it is our most frequently used bariatric product. It provides a risk management platform for patients weighing up to 850 pounds. It is a front exit bed with the ability to convert to a cardiac chair position. In 1996, we introduced the FirstStep Select Heavy Duty overlay which, when placed on a BariKare bed, provides pressure-relieving low air loss therapy. Our AirMaxxis product provides a therapeutic air surface for the home environment for patients weighing up to 650 pounds. The Maxxis 300 and Maxxis 400 provide a home care bariatric bed frame for patients weighing up to 600 pounds and 1,000 pounds, respectively.

        The newest product in our bariatric product line is the BariMaxx II. The BariMaxx II provides a basic risk management platform for patients weighing up to 1,000 pounds for those customers looking for a set of features including built-in scales and an expandable frame at a lower cost. Additionally, the BariMaxx II side exit feature allows the caregiver to assist patients in a more traditional exit of the bed. This is an important factor in a patient's rehabilitation and prepares them for facility discharge. Our bariatric beds are now combined with an EZ-Lift patient transfer system and other accessories such as wheelchairs, walkers and commodes to create a complete bariatric offering.

Competitive Strengths

        We believe we have the following competitive strengths:

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    Leading global market positions.    V.A.C. is the leading revenue-generating product line in the global advanced wound care market. We are also the number two provider, based on revenue, of therapeutic surfaces in the United States and one of the largest providers in Europe. We believe that our market leadership results from the demonstrated clinical efficacy of our products, our ability to help our customers reduce health care costs and our extensive relationships with healthcare providers and third-party payers.

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    Superior clinical efficacy.    The superior clinical efficacy of our V.A.C. systems and our therapeutic surfaces is supported by an extensive collection of published clinical studies. V.A.C. systems have been reviewed in at least 92 peer reviewed journal articles, 160 abstracts, 21 case studies and 22 textbook citations. Of these, the research for six articles and 12 abstracts was funded by research grants from KCI. Some of these studies demonstrate that V.A.C. therapy also delivers significant cost savings to the health care system. Similarly, our most advanced rotational therapy, Kinetic Therapy, has been reviewed in at least 14 randomized clinical trials, 38 peer reviewed articles, 10 other published articles, 40 abstracts, 15 case studies and three textbook citations. Of these, the research for 10 articles, 29 abstracts and 15 case studies was funded by research grants from KCI.

    •
    Product innovation and commercialization.    We have a successful track record in pioneering new wound care and therapeutic surface technologies. Our recent development and commercialization of both new V.A.C. systems and disposable dressing variations have strengthened KCI's leadership position in advanced wound care. Our therapeutic surface technology originated with the introduction of the Roto Rest™ bed 27 years ago. Since that time, we have developed and commercialized a broad spectrum of therapeutic surfaces, a number of which have significantly enhanced patient care. In addition, we have developed a broad portfolio of bariatric products to improve the care of obese patients.

    •
    Broad V.A.C. patent portfolio.    We have patent protection for V.A.C. products, in the form of owned and licensed patents, including at least 14 issued U.S. patents and at least 16 U.S. patent applications pending. Our base V.A.C. patents, which we license on an exclusive basis, do not begin to expire until 2013. Our international patent portfolio (including owned and licensed patents) relating to current and prospective technologies in the field of V.A.C. therapy includes at least 75 issued patents and more than 100 pending patent applications, with protection in Europe, Canada, Australia and Japan.

    •
    Broad reach and customer relationships.    Our worldwide sales team, consisting of approximately 1,195 individuals, including approximately 620 employees with medical or clinical backgrounds, has strong relationships with our customers due to the clinical support and consultation we provide and our education and training programs. We also have broad reach across all health care settings. In the United States, for example, we have relationships with over 3,000 acute care hospitals, over 4,300 extended care facilities and approximately 7,300 home health care agencies and wound care clinics.

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    Extensive service center network.    With a network of 135 U.S. and 65 international service centers, we are able to rapidly deliver our critically needed products to major hospitals in the United States, Canada, Australia and most major European countries. Our network gives us the ability to deliver our products to any major Level I domestic trauma center within hours. This extensive network is critical to securing national GPO contracts and allows us to efficiently serve the home market directly. Our network also provides a platform for the introduction of additional products.

    •
    Reimbursement expertise.    A significant portion of our V.A.C. revenue is derived from home placements, which are reimbursed by third-party payers such as private insurance, managed care, Medicare and Medicaid. We have dedicated significant time and resources to develop capabilities and expertise in third-party reimbursement, and we have developed systems to support and manage the deployment of our domestic and international sales and service efforts.

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    Strong management team.    Our management team has a diverse set of industry skills and global operating experience, including backgrounds spanning the health care services and medical device industries, as well as expertise running complex organizations and managing rapid growth. Our executive officers have an average of 20 years of experience in the health care industry.

Business Strategy

        We intend to continue to grow our business and to improve our market position by pursuing the following strategies:

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  Continue to capture the current V.A.C. opportunity.    Based on third-party research commissioned by KCI, we believe that we have only penetrated approximately 15-20%, based on revenue, of the U.S. market for V.A.C. systems and even less of the international market. We believe that we can significantly increase our market penetration. We will continue to capitalize on our current strengths, including our sales and service infrastructure, our intellectual property portfolio, V.A.C. product pipeline and demonstrated clinical efficacy. In addition, we have a number of strategic initiatives underway which will support this progress:

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  Establish V.A.C. therapy as standard of care.    Our objective is to establish V.A.C. therapy as standard of care for each of seven targeted wound types, including diabetic ulcers and amputations, pressure ulcers, burns, trauma wounds, skin grafts, dehisced surgical wounds and abdominal compartment syndrome. We are conducting ten prospective, randomized and controlled multicenter clinical studies specifically designed to provide statistically significant evidence of V.A.C. therapy's clinical efficacy for treating each of these specified wound types. In addition, we have developed a strategy for communication, awareness and consensus building that targets each of the professional associations and key opinion leaders whose support is essential for standard-of-care designation.

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  Increase penetration in home care markets.    We continue to enhance our contractual relationships with insurance companies, which have already increased covered lives under contract from fewer than 20 million in mid-2000 to over 156 million today. Our physician awareness and penetration initiatives are also important in the home markets, as are our initiatives with home health agencies and wound care clinics. We expect to grow the V.A.C. home care business faster than the overall V.A.C. business.

    —
    Further penetrate the acute care market.    Our principal acute care marketing and selling initiatives focus on expanding usage of V.A.C. systems among current V.A.C. users to other types of wounds and patients as well as extending that usage to other physicians and wound care nurses in those facilities. We have also initiated marketing and selling efforts focused on additional hospitals that are not current V.A.C. customers.

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  Maintain and expand our leadership position in therapeutic surfaces.    We intend to maintain our leadership position in therapeutic surfaces by capitalizing on the growth opportunities in bariatrics and the ICU. We are also building on our expertise in Kinetic Therapy to introduce a new product which will treat Acute Respiratory Distress Syndrome and Acute Lung Injury in the ICU.

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  Expand presence in international markets.    We are expanding our international marketing and sales efforts. We have committed resources to expand our presence in under-penetrated markets, obtain standard-of-care designation in other countries and achieve reimbursement for home use of V.A.C. systems. Recently, the German and Austrian associations for wound treatment have recognized V.A.C. therapy as the therapy of choice for several wound care indications.

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  Generate high returns on invested capital.    Our returns on invested capital have increased in each year since 1999, and averaged more than 25% over the last three years, despite our accelerated spending to capitalize on V.A.C. growth opportunities. Starting in the second half of 2002 we increased productivity and achieved profit increases exceeding revenue growth. We will continue to focus on productivity enhancements, capital efficiency and other metrics to improve our performance.

Customers

        We have broad reach across all health care settings. In the United States, for example, we have relationships with over 3,000 acute care hospitals, over 4,300 extended care facilities and approximately 7,300 home health care agencies and wound care clinics. During 2003, we served approximately 2,200 medium to large hospitals in the United States. Through our network of 135 U.S. and 65 international service centers, we are able to rapidly deliver our critically needed products to major hospitals in the United States, Canada, Australia and most major European countries. This extensive network is critical to securing national GPO contracts and allows us to efficiently serve the home market directly. Our network also provides a platform for the introduction of additional products.

Billing and Reimbursement

        We have extensive contractual relationships and reimbursement coverage for the V.A.C. in the United States. In acute and extended care, we have contracts with nearly all major hospital, and most major extended-care group purchasing organizations. Hospitals and extended care facilities pay us directly for our services. In the home care market, we provide V.A.C. products and services directly to patients and bill third-party payers, including Medicare and private insurance. V.A.C. systems are covered by Medicare Part B. We currently have V.A.C. contracts with private insurance covering over 156 million member lives in the United States. This represents more than one-half of all individuals covered by private insurance in the United States and is more than seven times the number of member lives we had under contract as of mid-2000.

        In the home care market, we have developed a significant base of reimbursement expertise that consists of our experienced professionals and our relationships with payers across all care settings and are enhancing our electronic systems to simplify the labor intensive and complex reimbursement process.

Corporate Organization

        Our business has two geographical operating segments: USA and International.

        With approximately 1,710 employees as of December 31, 2003, our USA division serves the domestic acute care, extended care and home care markets with the full range of our products. The domestic division distributes our medical devices and therapeutic surfaces to over 3,000 acute care hospitals and more than 4,300 extended care facilities and also directly serves the home care market through our service center network. Our USA division accounted for approximately 76%, 77% and 78% of our total revenue in the years ended December 31, 2003, 2002 and 2001, respectively.

        During 2003, our International division had direct operations in 15 foreign countries including Germany, Austria, the United Kingdom, Canada, France, the Netherlands, Switzerland, Australia, Italy, Denmark, Sweden, Ireland, Belgium, Spain and South Africa. The International division distributes our medical devices and therapeutic surfaces through a network of 65 service centers. Our international corporate office is located in Amsterdam, The Netherlands. International manufacturing and engineering operations are based in the United Kingdom. In addition, our International division serves the demands of a growing global market through relationships with approximately 60 active independent distributors in Latin America, the Middle East, Asia and Eastern Europe. The International division consists of approximately 1,110 employees who are responsible for all sales, service and administrative functions within the various countries we serve. Our International division accounted for approximately 24%, 23% and 22% of our total revenue in the years ended December 31, 2003, 2002 and 2001, respectively.

Sales and Marketing Organization

        Our worldwide sales organization consists of approximately 1,195 individuals, 620 of whom have medical or clinical backgrounds. Our sales organization is focused by care setting. Since physicians and nurses are critical to the adoption and use of advanced medical systems, a major element of the sales force's responsibility is to educate and train these medical practitioners in the application of our products, including the specific knowledge necessary to assure that the use of our systems results in optimal clinical and economic outcomes. In 2003, our sales staff made more than 140,000 contacts with these targeted clinical decision-makers. We have approximately 310 clinical consultants, all of whom are health care professionals, whose principal responsibilities are to make product rounds, consult on complex cases and assist facilities and home health agencies to develop their patient care protocols. Our clinicians educate the hospital, long-term care facility or home health agency staff on the use of our products. In addition, we employ approximately 115 field-based specialists who consult with our customers regarding the often demanding and complex paperwork required by Medicare and private insurance companies. In fulfilling the paperwork requirements, these specialists enhance the overall productivity of our sales force.

        Our international sales organization includes more than 390 employees in 15 foreign countries. In addition, in each foreign market where we have a presence, we sell our products through our direct sales force or through local distributors with local expertise.

        Selling, marketing and advertising expenses in each of the last three years ended December 31 were as follows (dollars in thousands):

	Year Ended
	2001	2002	2003
Selling	$88,347	$112,146	$128,247
Percentage of total revenue	19%	19%	17%
Marketing	$13,109	$19,240	$24,815
Percentage of total revenue	3%	3%	3%
Advertising	$2,085	$4,802	$5,148
Percentage of total revenue	—	1%	1%

Service Organization

        Our USA division has a national 24-hour, seven day-a-week customer service communications system, which allows us to quickly and efficiently respond to our customers' needs. The domestic division distributes our medical devices and therapeutic surfaces to more than 3,000 acute care hospitals and more than 4,300 extended care facilities through a network of 135 domestic service centers and also directly serves the home care market through our extensive service center network. Our USA division's network gives us the ability to deliver our products to any major Level I domestic trauma center within hours. Our International division distributes our medical devices and therapeutic surfaces through a network of 65 service centers.

        In addition to delivery, pick-up, and technical support services, our service organization cleans, disinfects, and reconditions products between rentals. To assure availability when products are needed, the service organization manages our rental fleet of approximately 50,000 units, deploying units to meet individual service center demand patterns while maintaining high levels of rental asset utilization. Service is provided by approximately 780 people in the United States and more than 400 people internationally.

Research and Development

        We have a successful track record in pioneering new wound care and therapeutic surface technologies through new product introductions and significant enhancements to existing products. Our recent development and commercialization of both new V.A.C. systems and V.A.C. disposable dressing variations have established KCI as a leader in advanced wound care. Our therapeutic surfaces technology originated with the introduction of the Roto Rest bed 27 years ago. Since that time, we have developed and commercialized a broad spectrum of therapeutic surfaces, a number of which have significantly enhanced patient care. In addition, we have developed a broad portfolio of bariatric products to improve the care of obese patients.

        Our primary focus for innovation is to increase the clinical and economic benefit of our products to our customers and their patients. In addition, we strive to make our products user-friendly and increase their operational efficiency, both of which are critical in the demanding and sometimes short-staffed world of health care today. Significant investments in our 2003 research and development included:

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  new wound healing systems and dressings tailored to the needs of different care settings and wound types;

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  new technologies in wound healing and tissue repair;

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  new applications of V.A.C. technology and enhanced therapeutic effectiveness through improved understanding of the V.A.C. systems' various mechanisms of action;

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  two new therapeutic surfaces to address critical needs of patients with Acute Respiratory Distress Syndrome, and to provide neuroprotection for cardiac arrest and stroke patients; and

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  significant upgrades to several of our core therapeutic surfaces and bariatric products.

        Expenditures for research and development, including clinical trials, in each of the last three years ended December 31, were as follows (dollars in thousands):

	Year Ended
	2001	2002	2003
Research and development spending	$14,266	$18,749	$23,044
Percentage of total revenue	3%	3%	3%

        We intend to increase our research and development expenditures in absolute dollars and as a percentage of revenue. However, we expect that research and development spending will remain a modest percentage of overall revenue.

Patents, Trademarks and Licenses

        We rely on a combination of patents, copyrights, trademarks, trade secret and other laws, and contractual restrictions on disclosure, copying and transfer of title, including confidentiality agreements with vendors, strategic partners, co-developers, employees, consultants and other third parties, to protect our proprietary rights in our products, new developments, improvements and inventions. We seek patent protection in the United States and abroad. We have more than 100 issued U.S. patents relating to our existing and prospective lines of therapeutic surfaces and V.A.C. systems. We also have more than 50 pending U.S. patent applications. Many of our specialized beds, medical devices and services are offered under proprietary trademarks and service marks. We have more than 45 trademarks and service marks registered with the United States Patent and Trademark Office. We also have agreements with third parties that provide for the licensing of patented or proprietary technology.

        We have patent protection for our current V.A.C. products, in the form of owned and licensed patents, including at least 14 issued U.S. patents and at least 16 U.S. patent applications pending. Our international patent portfolio (including owned and licensed patents) relating to current and prospective technologies in the field of V.A.C. therapy includes at least 75 issued patents and more than 100 pending patent applications, with protection in Europe, Canada, Australia and Japan. Most of the V.A.C. patents in our patent portfolio have an average life of 20 years from their date of filing. Our base V.A.C. patents do not begin to expire until 2013. We have multiple patents covering unique aspects, and improvements to the V.A.C. system.

        On October 6, 1993, we entered into a license agreement with Wake Forest University that we rely on in connection with our V.A.C. business. Under this agreement, Wake Forest University licensed to us on a worldwide, exclusive basis the right to use, lease, sell and sublicense its rights to certain patents that are integral to the technology that we incorporate in our V.A.C. products. The term of the agreement continues for as long as the underlying patents are in effect, subject to Wake Forest University's right to terminate earlier if we fail to make required royalty payments or are otherwise in material breach or default of the agreement.

Manufacturing

        Our manufacturing processes for V.A.C. therapeutic units, therapeutic surfaces, mattress replacement systems and overlays involve producing final assemblies in accordance with a master production plan. Assembly of our products is accomplished using (1) metal parts that are fabricated, machined, and finished internally, (2) fabric that is cut and sewn internally and externally, and (3) plastics, electronics and other component parts that are purchased from outside suppliers. Internal fabrication, machining, finishing and sewing are accomplished on modern equipment. Component parts and materials are obtained from industrial distributors, original equipment manufacturers and contract manufacturers. The majority of parts and materials are readily available in the open market (steel, aluminum, plastics, fabric, etc.) for which price volatility is low. The manufacturing process is in compliance with ISO 9001 (1994), ISO 13485, and FDA Quality System Regulations.

        We contract for the manufacture of V.A.C. disposables through Avail Medical Products, Inc., a leading contract manufacturer of sterile medical disposables. We entered into a sole-source agreement with Avail for our V.A.C. related disposable products, which became effective in October 2002 for our U.S. related orders and in May 2003 for our international related orders. This supply agreement has a three-year term and was recently extended for an additional year. Approximately 16% of our total revenue for the year ended December 31, 2003 was generated from the sale of these disposable supplies. The terms of the supply agreement provide that key indicators be provided to us that would alert us to Avail's inability to perform under the agreement. We, together with Avail, will maintain certain levels of on-hand supply. In the event that Avail is unable to fulfill the terms of this agreement, we have identified other suppliers that could provide such inventory to meet our needs. However, in the event that we are unable to replace a shortfall in supply, our revenue could be negatively impacted in the short term.

Working Capital Management

        We maintain inventory to support customer needs in our service centers and in our manufacturing facility. For our surface and V.A.C. businesses, we maintain parts and supplies inventory for replacement parts in both our service centers and manufacturing facilities. We also maintain inventory for conversion to our surface and V.A.C. rental fleet in our manufacturing facilities. Our V.A.C. rental equipment cannot be used without the disposables that support the V.A.C. systems. As such, we buy and ship disposable inventory directly from our sole supplier to the customer. We have commitments to purchase inventory from our sole disposable supplier as discussed in "—Manufacturing".

        Our payment terms with hospitals and extended care facilities are consistent with industry standards and provide for payment within 30 days. Our payment terms with third party payers, including Medicare and private insurance, are consistent with industry standards and provide for payment within 45 days. A portion of our receivables relate to unbilled revenues arising in the normal course of business, due to monthly billing cycles requested by our hospital or extended care facility customers or due to our internal paperwork processing procedures regarding billing third party payers.

Competition

        We believe that the principal competitive factors within our markets are clinical efficacy, cost of care, clinical outcomes and service. Furthermore, we believe that a national presence with full distribution capabilities is important to serve large, national and regional health care group purchasing organizations, or GPOs. We have contracts with nearly all major hospital GPOs and most major extended care GPOs for V.A.C. systems. The medical device industry is highly competitive and is characterized by rapid product development and technological change. In order to remain competitive with other companies in our industry, we must continue to develop new cost-effective products and technologies.

        In wound healing and tissue repair, we compete with other treatment methods offered by a number of companies in the advanced wound care business. These methods are substantially different than the V.A.C. and include traditional wound care dressings, advanced wound care dressings (hydrogels, hydrocolloids, alginates), skin substitutes, products containing growth factors and medical devices used for wound care. Many of these devices can be used to compete with the V.A.C. or as adjunctive therapy which complements the V.A.C. For example, caregivers may use one of our V.A.C.

systems to prepare a healthy wound bed in order to reduce the wound size, and then use a skin substitute to manage the wound to final closure. As the market for, and revenues generated by, the V.A.C. expand, we believe additional competitors may introduce products designed to mimic the V.A.C. Recently, BlueSky Medical Corporation introduced a medical device which has been marketed to compete with the V.A.C. system. We have filed suit against BlueSky and related parties seeking to restrict the continued marketing and sale of their device, which we believe infringes our patent rights. (See "—Legal Proceedings").

        With respect to therapeutic surfaces for treatment of pulmonary complications in the ICU, wound treatment and prevention and bariatric care, our primary competitors are Hill-Rom Company, Huntleigh Healthcare and Pegasus Limited. In the bariatric market, our primary competitors are Hill-Rom, Sizewise Rentals and Huntleigh Healthcare. We also compete on a regional, local and market segment level with a number of smaller companies.

Market Outlook

Health Care Reform

        Health care reform legislation will most likely remain focused on reducing the cost of health care. We believe that efforts by private payers to contain costs through managed care and other efforts will continue in the future as efforts to reform the health care system continue. The Balanced Budget Act of 1997 (the "BBA") significantly reduced the annual increases in federal spending for Medicare and Medicaid, changed the payment system for both skilled nursing facilities ("SNFs") and home health care services from cost-based to prospective payment systems and allowed states greater flexibility in controlling Medicaid costs at the state level. Although certain increases in reimbursement payments have subsequently been approved, the overall effect of the BBA continues to place increased pricing pressure on us and our customers. In particular, the changes in the method by which Medicare Part A reimburses SNFs has dramatically changed the manner in which our SNF customers make rental and purchase decisions.

        Certain portions of the BBA were amended by the Medicare, Medicaid and SCHIP Balanced Budget Refinement Act of 1999 (the "Refinement Act") and the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 ("BIPA"). In essence, the Refinement Act and BIPA attempted to lessen the detrimental economic impact which the BBA had on the health care industry. Regarding SNF reimbursement, some payment relief had been provided under the Refinement Act and BIPA, however, some of the relief expired on September 30, 2002. Because that reimbursement relief was not carried over into 2003, our therapeutic surfaces revenue in the extended care market is down approximately 9% for the year ended December 31, 2003 as compared to the same period in 2002.

        On December 8, 2003, the President signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("Modernization Act"), which includes revisions to payment methodologies and other standards for items of DME. These revisions could have a direct impact on our business. At this time, we are unable to determine with precision whether and to what extent these changes would be applied to our products and our business. Several provisions of the Modernization Act are significant. First, beginning in 2004 through 2008, the payment amounts for DME, including V.A.C. systems will no longer be increased on an annual basis. Second, beginning in 2007, a competitive acquisition program will be phased in to replace the existing fee schedule payment methodology. Third, supplier quality standards will be established for DME suppliers. The standards will be applied by independent accreditation organizations. Fourth, clinical conditions for payment will be established for certain products.

        On February 11, 2003, the Centers for Medicare and Medicaid Services ("CMS," formerly the Health Care Financing Administration) made effective an interim final rule implementing "inherent reasonableness" authority, which allows the agency and carriers to adjust payment amounts by up to

15% per year for certain items and services covered by Medicare Part B when the existing payment amount is determined to be grossly excessive or grossly deficient. The regulation lists factors that may be used by CMS and the carriers to determine whether an existing reimbursement rate is grossly excessive or grossly deficient and to determine what is a realistic and equitable payment amount. CMS may make a larger adjustment each year if they undertake prescribed procedures for determining the appropriate payment amount for a particular service. Using this authority, CMS and the carriers may reduce reimbursement levels for certain items and services covered by Medicare Part B. This rule remains in effect after the Modernization Act.

        In addition, the BBA authorized CMS to explore possible ways of changing Medicare reimbursement rates so that they better reflect market levels. Specifically, the BBA authorized CMS to implement up to five competitive bidding systems by December 31, 2002, to evaluate how competitive bidding would impact Medicare program payments, access, diversity of product selection and quality. Under competitive bidding, CMS would change its approach to reimbursing products and services covered by Medicare Part B from the current fee schedule amount to an amount that would be established through a bidding process between the agency and suppliers. Two systems covering eight products have been completed and under the Modernization Act, starting in 2007, Medicare will begin to implement a nationwide competitive bidding program in ten high population metropolitan statistical areas ("MSAs"), and in 2009, this program is to be expanded to 80 MSAs (and additional areas thereafter). We do not know what impact inherent reasonableness and competitive bidding would have on us or the reimbursement of our products.

Health Insurance Portability and Accountability Act (HIPAA) Compliance

        The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") covers a variety of provisions which will impact our business including the privacy of patient health care information, the security of that information and the standardization of electronic data transactions for billing. Sanctions for violating HIPAA include criminal penalties and civil sanctions. The U.S. Department of Health and Human Services has promulgated regulations pursuant to a legislative mandate in HIPAA, which became effective in April 2003. In order to ensure our compliance with the HIPAA regulations by the April 2003 deadline, KCI established a multi-disciplinary HIPAA Compliance Team, which defined the legal requirements, reviewed KCI's prior HIPAA compliance efforts and developed a comprehensive compliance plan. We also designated a HIPAA Privacy Officer and HIPAA Information Security Officer to oversee the implementation of the compliance plan and monitor modifications to the current regulations.

        HIPAA regulations regarding standardization of electronic data billing transactions will also impact our business. At the present time, we invoice third-party payers using a variety of different systems. In 2003, we transitioned our billing systems to the American National Standard Institute format for electronic data billing transactions as required by HIPAA. In some instances, we found it difficult to differentiate between products which are covered by a single billing code but have different prices. Therefore, we applied to CMS for additional product codes to support our current billing practices. However, CMS may not establish any of the requested billing codes. We have been working with all business associates with whom we share protected health information in order to make the transition to standardized billing codes as smooth as possible. However, the transition to standardized billing codes may create billing difficulties or business interruptions for us.

        Our cost of compliance with HIPAA could be significant. Moreover, although we believe our business practices comply with HIPAA, our practices may be challenged under these laws in the future and such a challenge may have a material adverse effect on our business, financial condition or results of operations.

Consolidation of Purchasing Entities

        The many health care reform initiatives in the United States have caused health care providers to examine their cost structures and reassess the manner in which they provide health care services. This review, in turn, has led many health care providers to merge or consolidate with other members of their industry in an effort to reduce costs or achieve operating synergies. A substantial number of our customers, including proprietary hospital groups, GPOs, hospitals, national nursing home companies and national home health care agencies, have been affected by this consolidation. An extensive service and distribution network and a broad product line are key to servicing the needs of these larger provider networks. In addition, the consolidation of health care providers often results in the re-negotiation of contracts and the granting of price concessions. Finally, as GPOs and integrated health care systems increase in size, each contract represents a greater concentration of market share and the adverse consequences of losing a particular contract increases considerably.

Reimbursement of Health Care Costs

        The demand for our products is dependent in part on the reimbursement policies of the various payers. In order to be reimbursed, products generally must be found to be reasonable and necessary for the diagnosis or treatment of medical conditions and must otherwise fall within the payers' recognized categories of covered items and services. Our products are either rented or purchased, principally by hospitals and SNFs which receive reimbursement for the products and services they provide from various public and private third-party payers, including Medicare, Medicaid and private insurance programs. In the home care market, we provide our products and services to patients and bill insurance companies, including Medicare Part B and private insurance.

        The importance of payer coverage policies was recently demonstrated by our experience with our V.A.C. technology in the home care setting. On October 1, 2000, a Medicare Part B policy was approved, which provided for reimbursement codes, an associated coverage policy and allowable rates for the V.A.C. systems and V.A.C. disposable products in the home care setting. The policy facilitated claims processing, permitted electronic claims submissions and created a more uniform claims review process. Because many payers look to Medicare for guidance in coverage, a specific Medicare policy is often relied upon by other payers.

        A significant portion of our wound healing systems revenue is derived from home placements, which are reimbursed by both governmental and non-governmental third-party payers. The reimbursement process for home care placements requires extensive documentation, which has slowed the cash receipts cycle relative to the rest of the business.

        In light of increased scrutiny on Medicare spending, as well as revisions to payment methodologies imposed by the Modernization Act, the outcome of future coverage or payment decisions for any of our products or services by governmental or non-governmental third-party payers remain uncertain.

Patient Demographics

        U.S. Census Bureau statistics indicate that the 65-and-over age group is one of the fastest growing population segments and is expected to be approximately 40 million by the year 2010. Management of wounds and circulatory problems is crucial for elderly patients. These patients frequently suffer from deteriorating physical conditions and their wound problems are often exacerbated by circulatory problems, incontinence and poor nutrition.

        Obesity is increasingly being recognized as a serious medical complication. In 2002, approximately 1.3 million patients in U.S. hospitals had a primary or secondary diagnosis of obesity. Obese patients tend to have limited mobility and are, therefore, at risk for circulatory problems and skin breakdown.

Properties and Facilities

        Our corporate headquarters are currently located in a 170,400 square foot building in San Antonio, Texas, which was originally purchased in January 1992. In June 1997, we acquired a 2.6-acre tract of land adjacent to our corporate headquarters. There are four buildings on the land which contain an aggregate of approximately 40,000 square feet. In August 2002, we sold our corporate headquarters facility and adjacent land and buildings under a 10-year sale/leaseback arrangement. We utilize approximately 143,000 square feet of the headquarters building with the remaining space being leased to unrelated entities. We also lease approximately 28,300 square feet of the adjacent buildings that are used for general corporate purposes. In addition, in October 2001, we entered into a 66-month lease of office space at another location in San Antonio to be used as our customer service center. We lease approximately 88,500 square feet of office space under this lease.

        We conduct domestic manufacturing, shipping, receiving, engineering and storage activities in a 171,100 square foot facility in San Antonio, Texas, which we purchased in January 1988, and an adjacent 32,600 square foot facility purchased in 1993. Our operations are conducted with approximately 75% cumulative utilization of plant and equipment. We also lease two storage facilities in San Antonio, Texas. We lease approximately 135 domestic distribution centers, including each of our seven regional headquarters.

        Internationally, we lease approximately 65 service centers. Our international corporate office is located in Amsterdam, The Netherlands. International manufacturing and engineering operations are based in the United Kingdom and Belgium. The United Kingdom plant is approximately 24,800 square feet and the Belgium plant is approximately 19,600 square feet. The plants operate with 100% cumulative utilization of plant and equipment.

        The following is a summary of our major facilities:

Location	Description	Division	Owned or Leased
KCI Tower 8023 Vantage Drive San Antonio, TX	Corporate Headquarters	Corporate	Leased
KCI Manufacturing 4958 Stout Drive San Antonio, TX	Manufacturing Plant	Corporate	Owned
KCI North 5800 Farinon Drive San Antonio, TX	Customer Service Center	KCI USA	Leased
Parktoren, 6th Floor van Heuven Goedhartlaan 11 1181 LE Amstelveen The Netherlands	International Corporate Headquarters	KCI International	Leased
KCII Manufacturing, Unit 12 11 Nimrod Way, Wimborne Dorset, United Kingdom	Manufacturing Plant	KCI International	Leased
KCII Manufacturing Ambachtslaan 1031 3990 Peer, Belgium	Manufacturing Plant	KCI International	Leased

Employees

        As of December 31, 2003, we had 4,096 employees, and 1,480 of these employees are located in San Antonio, Texas and perform functions associated with corporate, manufacturing, finance and administration. Our employees are not represented by labor unions and we consider our employee relations to be good.

Government Regulation

United States

        Our products are subject to regulation by numerous governmental authorities, principally the United States Food and Drug Administration, or the FDA, and corresponding state and foreign regulatory agencies. Pursuant to the Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the clinical testing, manufacture, labeling, distribution, sale and promotion of medical devices. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of marketing clearances or approvals and criminal prosecution. The FDA also has the authority to demand the repair, replacement or refund of the cost of any device that we manufacture or distribute that violates statutory or regulatory requirements.

        In the United States, medical devices are classified into one of three classes (Class I, II or III) on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Although many Class I devices are exempt from certain FDA requirements, Class I devices are subject to general controls (for example, labeling, pre-market notification and adherence to the Quality System Regulations). Class II devices are subject to general and special controls (for example, performance standards, post-market surveillance, patient registries and FDA guidelines). Generally, Class III devices are high-risk devices that receive significantly greater FDA scrutiny to ensure their safety and effectiveness (for example, life-sustaining, life-supporting and implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed Class I or Class II devices). Before a new medical device can be introduced in the market, the manufacturer must generally obtain FDA clearance ("510(k) clearance") or pre-market application ("PMA") approval. All of our current products have been classified as Class I or Class II devices, which typically are marketed, based upon 510(k) clearance or related exemptions. A 510(k) clearance will generally be granted if the submitted information establishes that the proposed device is "substantially equivalent" in intended use and technological characteristics to a legally marketed Class I or Class II medical device or to a Class III device on the market since May 28, 1976, for which PMA approval has not been required. A PMA approval requires proof to the FDA's satisfaction of the safety and effectiveness of a Class III device. A clinical study is generally required to support a PMA application and is sometimes required for a 510(k) pre-market notification. For "significant risk" devices, such clinical studies generally require submission of an application for an Investigational Device Exemption, or IDE. The FDA's 510(k) clearance process usually takes from four to twelve months, but may take longer. The PMA approval process is much more costly, lengthy and uncertain. The process generally takes from one to three years, however, it may take even longer.

        Devices that we manufacture or distribute are subject to pervasive and continuing regulation by the FDA and certain state agencies, including record-keeping requirements and mandatory reporting of certain adverse experiences resulting from use of the devices. Labeling and promotional activities are subject to regulation by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses and the FDA scrutinizes the labeling and advertising of medical devices to ensure that unapproved uses of medical devices are not promoted.

        Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations, including the Quality System Regulation ("QSR," formerly the Good Manufacturing Practice regulation), which imposes design, testing, control and documentation requirements. Manufacturers must also comply with the Medical Device Reporting ("MDR") regulation, which generally requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur. We are subject to routine inspection by the FDA and certain state agencies for compliance with QSR requirements, MDR requirements and other applicable regulations.

Fraud and Abuse Laws

        We may also be subject to federal and state physician self-referral laws. Federal physician self-referral legislation (commonly known as the Stark Law) prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain "designated health services" if the physician or an immediate family member has any financial relationship with the entity. A person who engages in a scheme to circumvent the Stark Law's referral prohibition may be fined up to $100,000 for each such arrangement or scheme. The penalties for violating the Stark Law also include civil monetary penalties of up to $15,000 per referral and possible exclusion from federal health care programs such as Medicare and Medicaid. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a health care provider to their patients when referring patients to that provider. Both the scope and exceptions for such laws vary from state to state.

        We may also be subject to federal and state anti-kickback laws. Section 1128B(b) of the Social Security Act, commonly referred to as the Anti-Kickback Law, prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid. The Anti-Kickback Law is broad, and it prohibits many arrangements and practices that are otherwise lawful in businesses outside of the health care industry. The U.S. Department of Health and Human Services ("DHHS") has issued regulations, commonly known as safe harbors, that set forth certain provisions which, if fully met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti-Kickback Law. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Law, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Law will be pursued. The penalties for violating the Anti-Kickback Law include imprisonment for up to five years, fines of up to $25,000 per violation and possible exclusion from federal health care programs. Many states have adopted laws similar to the federal Anti-Kickback Law, and some of these state prohibitions apply to referral of patients for health care services reimbursed by any source, not only federal health care programs such as Medicare and Medicaid.

        In addition, HIPAA created two new federal crimes: (i) health care fraud and (ii) false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any health care benefit program, including private payers. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for health care benefits, items or services. This statute applies to any health benefit plan, not just Medicare and Medicaid. Additionally, HIPAA granted expanded enforcement authority to the DHHS and the U.S. Department of Justice ("DOJ") and provided enhanced resources to support the activities and responsibilities of the DHHS's Office of the Inspector General ("OIG") and the DOJ by authorizing large increases in funding for investigating fraud and abuse violations relating to health care delivery and payment.

        Under separate statutes, submission of claims for payment or causing such claims to be submitted that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the federal False Claims Act, which prohibits the knowing filing of a false claim or the knowing use of false statements to obtain payment from the U.S. federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Suits filed under the False Claims Act, known as "qui tam" actions, can be brought by any individual on behalf of the government and such individuals (known as "relators" or, more commonly, as "whistleblowers") may share in the amounts paid by the entity to the government in fines or settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act. Qui tam actions have increased significantly in recent years causing greater numbers of health care companies to have to defend false claim actions, pay fines or be excluded from the Medicare, Medicaid or other federal or state health care programs as a result of an investigation arising out of such action. Because we directly submit claims for payment for certain of our products, we are subject to these false claims statutes, and, therefore, could become subject to "qui tam" actions.

        The OIG has taken certain actions, which suggest that arrangements between manufacturers or suppliers of durable medical equipment or medical supplies and SNFs (or other providers) may be under continued scrutiny. In June 1995, the OIG issued a Special Fraud Alert setting forth fraudulent and abusive practices that the OIG had observed in the home health industry. Later that same year, OIG issued another Special Fraud Alert describing certain relationships between SNFs and suppliers that the OIG viewed as abusive under the federal Anti-Kickback Law. In July 1999, the OIG published OIG compliance program guidance for the durable medical equipment, prosthetics, orthotics and supply ("DMEPOS") industry developed by the OIG in cooperation with, and with input from, the Health Care Financing Administration ("HCFA"), which is now known as the Centers for Medicare and Medicaid Services, the DOJ and representatives of various trade associations and health care practice groups. The guidance identifies specific areas of DMEPOS industry operations that may be subject to fraud and abuse. Furthermore, the OIG Work Plan for 2004 focused on compliance of durable medical equipment suppliers with Medicare rules and regulations. These initiatives create an environment in which there will continue to be significant scrutiny regarding compliance with federal and state fraud and abuse laws.

        Several states also have referral, fee splitting and other similar laws that may restrict the payment or receipt of remuneration in connection with the purchase or rental of medical equipment and supplies. State laws vary in scope and have been infrequently interpreted by courts and regulatory agencies, but may apply to all health care products or services, regardless of whether Medicaid or Medicare funds are involved.

Claims Audits

        The industry in which we operate is generally characterized by long collection cycles for accounts receivable due to complex and time-consuming documentation requirements for obtaining reimbursement from private and governmental third-party payers. Such protracted collection cycles can lead to delays in obtaining reimbursement. Moreover, the four durable medical equipment regional carriers ("DMERCs"), private entities that contract to serve as the government's agents for the processing of claims for products and services provided under Part B of the Medicare program for home use, and Medicaid agencies periodically conduct pre-payment and post-payment reviews and other audits of claims submitted. Medicare and Medicaid agents are under increasing pressure to scrutinize health care claims more closely. Reviews and/or similar audits or investigations of our claims and related documentation could result in denials of claims for payment submitted by us. Further, the government could demand significant refunds or recoupments of amounts paid by the government for claims which, upon subsequent investigation, are determined by the government to be inadequately supported by the required documentation.

ISO Certification

        Due to the harmonization efforts of a variety of regulatory bodies worldwide, certification of compliance with the ISO 9000 series of International Standards ("ISO Certification") has become particularly advantageous and, in certain circumstances, necessary for many companies in recent years. We received ISO 9001 and EN46001 Certification in the fourth quarter of 1997 and Medical Device Agency registration in the fourth quarter of 2002 and therefore are certified to apply the CE mark for direct selling and distributing of our products within the European community. In addition, we received certification for ISO 13485 in the fourth quarter of 2002 and certification with Health Canada and, therefore, are certified to sell and distribute our products within Canada.

Environmental Laws

        We are subject to various federal, state and local environmental laws and regulations that govern our operations, including the handling and disposal of nonhazardous and hazardous substances and wastes, and emissions and discharges into the environment. Failure to comply with such laws and regulations could result in costs for corrective action, penalties or the imposition of other liabilities. We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, such liabilities can be imposed for cleanup of previously owned or operated properties, or properties to which substances or wastes were sent from current or former operations at our facilities. From time to time, we have incurred costs and obligations for correcting environmental noncompliance matters and for cleanup of certain of our properties and third party sites. We believe we have complied with our environmental obligations to date in all material respects and that such liabilities will not have a material adverse effect on our business or financial performance. However, such liabilities in the future may have a material adverse effect on our business or financial performance.

Other Laws

        We are subject to numerous federal, state and local laws and regulations relating to such matters as safe working conditions, manufacturing practices and fire hazard control.

International

        Sales of medical devices outside of the United States are subject to regulatory requirements that vary widely from country to country. Pre-market clearance or approval of medical devices is required by certain countries. The time required to obtain clearance or approval for sale in a foreign country may be longer or shorter than that required for clearance or approval by the FDA and the requirements vary. Failure to comply with applicable regulatory requirements can result in loss of previously received approvals and other sanctions and could have a material adverse effect on our business, financial condition or results of operations.

        We operate in multiple tax jurisdictions both inside and outside the United States. In the normal course of our business, we will undergo reviews by taxing authorities regarding the tariff classifications of our products and the amount of tariffs we pay on the importation and exportation of these products. Foreign and domestic tariffs have not had a material impact on our results of to date, however, our profitability could be harmed if foreign governments impose additional unanticipated tariffs.

Reimbursement

        Our products are rented and sold principally to hospitals, extended care facilities and directly to patients who receive payment coverage for the products and services they utilize from various public and private third-party payers, including the Medicare and Medicaid programs and private insurance plans. In the home care market, we provide our products and services to patients and bill insurance companies, including Medicare Part B and private insurance. As a result, the demand and payment for our products are dependent, in part, on the reimbursement policies of these payers. The manner in which reimbursement is sought and obtained for any of our products varies based upon the type of payer involved and the setting to which the product is furnished and in which it is utilized by patients.

        We believe that government and private efforts to contain or reduce health care costs are likely to continue. These trends may lead third-party payers to deny or limit reimbursement for our products, which could negatively impact the pricing and profitability of, or demand for, our products.

Medicare

        Medicare is a federally funded program that provides health coverage primarily to the elderly and disabled. Medicare is composed of four parts: Part A, Part B, Part C and Part D. Medicare Part A (hospital insurance) covers, among other things, inpatient hospital care, home health care and skilled nursing facility services. Medicare Part B (supplementary medical insurance) covers various services, including those services provided on an outpatient basis. Medicare Part B also covers medically necessary durable medical equipment and medical supplies. Medicare Part C, also known as "Medicare Advantage," offers beneficiaries a choice of various types of health care plans, including several managed care options. Medicare Part D is the new Voluntary Prescription Drug Benefit Program, which becomes effective in 2006. The Medicare program has established guidelines for the coverage and reimbursement of certain equipment, supplies and support services. In general, in order to be reimbursed by Medicare, a health care item or service furnished to a Medicare beneficiary must be reasonable and necessary for the diagnosis or treatment of an illness or injury or to improve the functioning of a malformed body part and not otherwise excluded by statute. Effective October 1, 2000, we received Medicare Part B reimbursement codes, an associated coverage policy and allowable rates for our V.A.C. systems and related disposables in the home care setting.

        The methodology for determining the amount of Medicare reimbursement of our products varies based upon, among other things, the setting in which a Medicare beneficiary receives health care items and services. Most of our products are furnished in a hospital, skilled nursing facility or the beneficiary's home.

Hospital Setting

        Since the establishment of the prospective payment system in 1983, acute care hospitals are generally reimbursed for certain patients by Medicare for inpatient operating costs based upon prospectively determined rates. Under the prospective payment system, or PPS, acute care hospitals receive a predetermined payment rate based upon the Diagnosis-Related Group, or DRG, which is assigned to each Medicare beneficiary's stay, regardless of the actual cost of the services provided. Certain additional or "outlier" payments may be made to a hospital for cases involving unusually high costs or lengths of stay. Accordingly, acute care hospitals generally do not receive direct Medicare reimbursement under PPS for the distinct costs incurred in purchasing or renting our products. Rather, reimbursement for these costs is included within the DRG-based payments made to hospitals for the treatment of Medicare-eligible inpatients who utilize the products. Long-term care and rehabilitation hospitals also are now paid under a PPS rate that does not directly account for all actual services rendered. Since PPS payments are based on predetermined rates, and may be less than a hospital's actual costs in furnishing care, hospitals have incentives to lower their inpatient operating costs by utilizing equipment and supplies, such as our products, that will reduce the length of inpatient stays, decrease labor or otherwise lower their costs.

        Certain specialty hospitals also use our products. Such specialty hospitals are exempt from the PPS and, subject to certain cost ceilings, are reimbursed by Medicare on a reasonable cost basis for inpatient operating and capital costs incurred in treating Medicare beneficiaries. Consequently, such hospitals may have additional Medicare reimbursement for reasonable costs incurred in purchasing or renting our products. There has been little experience with PPS for long-term care and rehabilitation hospitals. A final rule for rehabilitation hospital PPS became effective on January 1, 2002. A final ruling was published in October 2002 implementing PPS for long-term care hospitals, effective January 1, 2003. We cannot predict the impact of the rehabilitation hospital PPS or the long-term care hospital PPS on the health care industry or on our financial position or results of operations.

Skilled Nursing Facility Setting

        On July 1, 1998, reimbursement for SNFs under Medicare Part A changed from a cost-based system to a prospective payment system which is based on resource utilization groups ("RUGs"). Under the RUGs system, a Medicare patient in a SNF is assigned to a RUGs category upon admission to the facility. The RUGs category to which the patient is assigned depends upon the medical services and functional support the patient is expected to require. The SNF receives a prospectively determined daily payment based upon the RUGs category assigned to each Medicare patient. These payments are intended generally to cover all inpatient services for Medicare patients, including routine nursing care, capital-related costs associated with the inpatient stay and ancillary services. Effective July 2002, the daily payments were based on the national average cost. Although the Refinement Act and BIPA increased the payments for certain RUGs categories, certain provisions of the Refinement Act and BIPA covering these payment increases expired on September 30, 2002 and, in effect, the RUGs rates for the most common categories of SNF patients decreased. Because the RUGs system provides SNFs with fixed daily cost reimbursement, SNFs have become less inclined to use products which had previously been reimbursed as variable ancillary costs.

Home Setting

        Our products are also provided to Medicare beneficiaries in home care settings. Medicare, under the Part B program, reimburses beneficiaries, or suppliers accepting an assignment of the beneficiary's Part B benefit, for the purchase or rental of DME for use in the beneficiary's home or a home for the aged (as opposed to use in a hospital or skilled nursing facility setting). As long as the Medicare Part B coverage criteria are met, certain of our products, including air fluidized beds, air-powered flotation beds, alternating pressure air mattresses and our V.A.C. systems and related disposables are reimbursed in the home setting under the DME category known as "Capped Rental Items." Pursuant to the fee schedule payment methodology for this category, Medicare pays a monthly rental fee (for a period not to exceed 15 months for products other than the V.A.C. system, for which the base treatment period generally does not exceed four months) equal to 80% of the established allowable charge for the item. The patient (or his or her insurer) is responsible for the remaining 20%. The Modernization Act provides for revisions to the manner in which payment amounts are to be calculated over the next five years (and thereafter). We cannot predict the full impact of the new law on our financial position or results of operations, which may be impacted negatively.

Medicaid

        The Medicaid program is a cooperative federal/state program that provides medical assistance benefits to qualifying low income and medically needy persons. State participation in Medicaid is optional and each state is given discretion in developing and administering its own Medicaid program, subject, among other things, to certain federal requirements pertaining to eligibility criteria and minimum categories of services. The Medicaid program finances approximately 50% of all care provided in nursing facilities nationwide. We sell or rent our products to nursing facilities for use in furnishing care to Medicaid recipients. Typically, nursing facilities receive Medicaid reimbursement directly from states for the incurred costs. However, the method and level of reimbursement, which generally reflects regionalized average cost structures and other factors, varies from state to state and is subject to each state's budget constraints. Current economic conditions have resulted in reductions in funding for many state Medicaid programs. Consequently, states are revising their policies for coverage of durable medical equipment in long-term care facilities and the home. We cannot predict the impact of the policy changes on our Medicaid revenue.

Private Payers

        Many third-party private payers, including indemnity insurers, employer group health insurance programs and managed care plans, presently provide coverage for the purchase and rental of our products. The scope of coverage and payment policies varies among third-party private payers. Furthermore, many such payers are investigating or implementing methods for reducing health care costs, such as the establishment of capitated or prospective payment systems.

        We believe that government and private efforts to contain or reduce health care costs are likely to continue. These trends may lead third-party payers to deny or limit reimbursement for our products, which could negatively impact the pricing and profitability of, or demand for, our products.

Legal Proceedings

        On February 21, 1992, Novamedix Limited, or Novamedix, filed a lawsuit against us in the United States District Court for the Western District of Texas, San Antonio Division. Novamedix manufactures a product that directly competes with one of our vascular products, the PlexiPulse. The suit alleges that the PlexiPulse infringes several patents held by Novamedix, that we breached a confidential relationship with Novamedix and a variety of ancillary claims. Novamedix seeks injunctive relief and monetary damages. A judicial stay which was in effect with respect to all patent claims in this case has been lifted. Although it is not possible to reliably predict the outcome of this litigation or the damages, which could be awarded, we believe that our defenses to these claims are meritorious and that the litigation will not have a material adverse effect on our business, financial condition or results of operations.

        On July 1, 1998, Mondomed N.V. filed an opposition in the Opposition Division of the European Patent Office to a European patent owned by Wake Forest University, which we license for our V.A.C. system. They were joined in this opposition by Paul Hartmann A.G. on December 16, 1998. The patent was upheld at a hearing before a European Patent Office Opposition Division Panel on December 9, 2003. The patent, as originally granted, was corrected to expand the range of pressures covered by the patent from 0.10 - 0.99 atmospheres to 0.01 - 0.99 atmospheres and was modified to provide that the "screen means" covered by our patent is polymer foam and, under European patent law, its equivalents. The screen means in the patent, among other things, helps to remove fluid from within and around the wound, distributes negative pressure within the wound, enhances the growth of granulation tissue and prevents wound overgrowth. In our V.A.C. systems, the foam dressing placed in the wound serves as the screen means. We use two different types of polymer foams as the screen means in our V.A.C. systems. A written ruling is expected in the next several months. Any party to the Opposition is entitled to appeal after the issuance of the written order. We intend to appeal the new screen means definition established by the panel. We believe it will take two to three years to complete the appeal process. During the pendency of the appeal, the original patents will remain in place. We believe that this decision will not affect our U.S. patents. (See "Risk Factors—Risks Related to Our Business—Our intellectial property is very important to our competitive position, especially for our V.A.C. products. If we are unsuccessful in protecting our intellectual property, particularly our rights to the Wake

Forest patents that we rely on in our V.A.C. business, or are sued by third parties for alleged infringement, our competitive position would be harmed").

        On January 4, 2002, Safe Bed Technologies Company, or Safe Bed, filed a lawsuit against us in the United States District Court for the Northern District of Illinois, Eastern Division. The suit alleges that certain of our therapeutic surfaces products, including the TriaDyne and BariAir products, infringe a Safe Bed patent. We have asserted counterclaims for declarations of non-infringement and patent invalidity. Although it is not possible to reliably predict the outcome of this litigation or the damages which could be awarded, we believe that we have meritorious defenses to Safe Bed's claim and that the litigation will not have a material adverse effect on our business, financial condition or results of operations.

        On August 28, 2003, KCI, KCI Licensing Inc., KCI USA, Inc. and Wake Forest University Health Sciences filed a lawsuit against BlueSky Medical Corporation, Medela AG, Medela, Inc. and Patient Care Systems, Inc. in the United States District Court for the Western District of Texas, San Antonio Division alleging infringement of multiple claims under two V.A.C. patents, arising from the manufacturing and marketing of a medical device by BlueSky. In addition to patent infringement, we have asserted causes of action for breach of contract, tortious interference and unfair competition. BlueSky and Medela, Inc. have filed answers to the complaint and have asserted counterclaims against us for declarations of non-infringement and patent invalidity. Patient Care Systems, Inc. has filed an answer, but has not asserted any counterclaims. Medela AG has filed a motion to dismiss based on lack of personal jurisdiction. Such motion has not been ruled upon by the Court. A trial date for the lawsuit has been set for June 2005. Although it is not possible to reliably predict the outcome of this litigation, we believe our claims are meritorious.

        We are a party to several additional lawsuits arising in the ordinary course of our business. Provisions have been made in our financial statements for estimated exposures related to these lawsuits. We anticipate that the legal fees incurred in connection with the litigation discussed above will be immaterial. In the opinion of management, the disposition of these matters will not have a material adverse effect on our business, financial condition or results of operations.

        The manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We currently have certain product liability claims pending for which provision has been made in our financial statements. Management believes that resolution of these claims will not have a material adverse effect on our business, financial condition or results of operations. We have not experienced any significant losses due to product liability claims and management believes that we currently maintain adequate liability insurance coverage.

MANAGEMENT

Directors and Executive Officers

        Set forth below are the names, ages and positions of our directors and executive officers, together with certain other key personnel.

Name	Age	Position
Robert Jaunich II	63	Chairman of the Board
Dennert O. Ware	62	Director, President and Chief Executive Officer
James R. Leininger, M.D.	59	Director, Chairman Emeritus
John P. Byrnes	45	Director
Ronald W. Dollens	57	Director
James T. Farrell	39	Director
Harry R. Jacobson, M.D.	56	Director
N. Colin Lind	47	Director
David J. Simpson	57	Director
C. Thomas Smith	65	Director
Donald E. Steen	57	Director
Dennis E. Noll	49	Senior Vice President, General Counsel and Secretary
Christopher M. Fashek	54	President, KCI USA
Jorg W. Menten	46	President, KCI International
Martin J. Landon	44	Vice President, Chief Financial Officer
G. Frederick Rush	54	Vice President, Corporate Development
Michael J. Burke	56	Vice President, Manufacturing and Quality
Daniel C. Wadsworth, Jr.	50	Vice President, Global Research and Development
Steven J. Hartpence	55	Vice President, Business Systems

        Robert Jaunich II became a director and Chairman of the Board in November 1997. Mr. Jaunich is a Managing Partner of Fremont Partners, which manages $1.6 billion targeted to private equity investments. He is also a member of the Board of Directors and Executive Committee of Fremont Group, a private investment company with assets in excess of $10 billion under management across a broad array of asset classes. Prior to joining Fremont Group in 1991, he was Executive Vice President and a member of the Chief Executive Office of Jacobs Suchard AG, a Swiss-based chocolate, sugar confectionery and coffee company. He currently serves as a director of CNF Transportation, Inc., as Chairman of the Managing General Partner of Crown Pacific Partners, L.P. and as Chairman of Juno Lighting, Inc. and several other privately held corporations.

        Dennert O. Ware joined KCI in April 2000 as our President and Chief Executive Officer. Mr. Ware also serves as a director of KCI. From 1997 to his joining KCI in April 2000, he served as President and Chief Executive Officer of Roche Diagnostics Corporation, formerly Boehringer Mannheim Corporation, a manufacturer and distributor of medical diagnostic equipment. Mr. Ware served as President of the Biochemicals Division of Boehringer Mannheim from 1994 to 1997. Mr. Ware joined Boehringer Mannheim in 1972.

        James R. Leininger, M.D. is the founder of KCI and served as Chairman of the Board of Directors from 1976 until 1997. From January 1990 to November 1994, Dr. Leininger served as President and Chief Executive Officer of KCI. From 1975 until October 1986, Dr. Leininger was also a director of the Emergency Department of the Baptist Hospital System in San Antonio, Texas.

        John P. Byrnes became a director in 2003. He has served as Chief Executive Officer of Lincare Holdings Inc., a home health care company since January 1997 and as a director of Lincare since May 1997. Mr. Byrnes was appointed Chairman of the Board of Lincare Holdings Inc. in March 2000. Mr. Byrnes has been President of Lincare since June 1996. Prior to becoming President, Mr. Byrnes served Lincare in a number of capacities over a ten-year period, including serving as Lincare's Chief Operating Officer throughout 1996.

        Ronald W. Dollens became a director in 2000. Since 1994, Mr. Dollens has served as President, Chief Executive Officer and a director of Guidant Corporation, a corporation that pioneers lifesaving technology for millions of cardiac and vascular patients worldwide. Mr. Dollens also held the position of President and Chief Executive Officer of Guidant's subsidiary, Advanced Cardiovascular Systems, Inc. Previously, he served as President of Eli Lilly and Company's Medical Devices and Diagnostics Division from 1991 until 1994. Mr. Dollens joined Eli Lilly and Company in 1972. Mr. Dollens currently serves on the boards of Beckman Coulter, Inc., the Advanced Medical Technology Association, the Eiteljorg Museum, St. Vincent Hospital Foundation, the Indiana Health Industry Forum, Alliance for Aging Research and Butler University. In 2003, he was elected to serve a two-year term as Chairman of the Healthcare Leadership Council.

        James T. Farrell became a director in November 1997. Mr. Farrell is a Managing Partner of Fremont Partners and also a Partner of Fremont Group. Before joining Fremont Group in 1991, he was an associate at ESL Partners, a private investment partnership. In 1985, he began his career at Copley Real Estate Advisors, a real estate investment advisor firm that has since merged with AEW Capital Management L.P. Mr. Farrell is a former director of Coldwell Banker Corporation. He serves as a director of the nonprofit Pacific Research Institute and as the Chairman of the Board of Directors at Tapco International Corporation and Resun Leasing, Inc.

        Harry R. Jacobson, M.D. became a director in June 2003. Dr. Jacobson is Vice Chancellor for Health Affairs of Vanderbilt University, Nashville, Tennessee, a position he has held since 1997. He has been a director of Renal Care Group since 1995 and was Chairman of the Board of Directors of Renal Care from 1995 to 1997. He also currently serves as Professor of Medicine at Vanderbilt University Medical Center, a position he has held since 1985.

        N. Colin Lind became a director in November 1997. Mr. Lind is a Managing Partner of Blum Capital Partners, L.P. ("BCP"), a public strategic block and private equity investment firm with approximately $2.5 billion in assets under management. Mr. Lind joined BCP in 1986. He currently serves on the board of PRG-Schultz International, Inc. and has previously been a director of three public and nine private companies.

        David J. Simpson became a director in June 2003. Mr. Simpson was appointed Vice President, Chief Financial Officer and Secretary of Stryker Corporation, a worldwide medical products and services company from 1987 to 2002. He is currently Executive Vice President of Stryker Corporation. He had previously been Vice President and Treasurer of Rexnord Inc., a manufacturer of industrial and aerospace products and is currently a director of Regeneration Technologies, Inc.

        C. Thomas Smith became a director in May 2003. Prior to his retirement in April 2003, Mr. Smith served as Chief Executive Officer and President of VHA Inc., a member-owned and member-driven health care cooperative, since 1991. From 1977 to 1991, Mr. Smith was President of Yale-New Haven Hospital and President of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the board of trustees for Henry Ford Hospital in Detroit. From January 1987 until April 2003, Mr. Smith was a member of the VHA board. He also served on the boards of Novation, LLC and the Healthcare Leadership Council. Mr. Smith is a past Chairman of the American Hospital Association and the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group and Genentech, Inc. He also currently serves on the board of InPatient Care Management, Neoforma and the Renal Care Group.

        Donald E. Steen became a director in 1998. Mr. Steen founded United Surgical Partners International, Inc. in February 1998 and has served as its Chief Executive Officer and Chairman since that time. Mr. Steen served as President of the International Group of HCA—The Healthcare Company, formerly known as Columbia/HCA Healthcare Corporation, from 1995 until 1997 and as President of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen is also a member of the board of directors of Horizon Health Care, Inc.

        Dennis E. Noll joined KCI in February 1992 as our Senior Corporate Counsel and was appointed Vice President, General Counsel and Secretary in January 1993. Mr. Noll was promoted to Senior Vice President in September 1995. Prior to joining KCI in February 1992, Mr. Noll was a shareholder of the law firm of Cox & Smith Incorporated.

        Christopher M. Fashek joined KCI in February 1995 as President, KCI USA. Prior to joining KCI, he served as General Manager, New Zealand at Sterling Winthrop, a division of Eastman Kodak, from February 1993 to February 1995, and served as Vice President of Sales at Sterling Winthrop USA, a division of Eastman Kodak, from 1989 until February 1993. Mr. Fashek currently serves as an advisory board member of Network Consulting Information.

        Jorg W. Menten joined KCI in July 2001 as President, KCI International. From August 1999 to June 2001, Mr. Menten was Chief Financial Officer of 4Sigma GmbH, a health care services venture in Hamburg, Germany. From April 1998 to July 1999, Mr. Menten was Executive Vice President, Finance and Controlling of F. Hoffman—LaRoche AG, a pharmaceutical company in Basel, Switzerland. Prior to April 1998, Mr. Menten was Chief Financial Officer of Boehringer Mannheim Group in Amsterdam, The Netherlands.

        Martin J. Landon has served as Vice President and Chief Financial Officer since December 2002. Mr. Landon joined KCI in May 1994 as Senior Director of Corporate Development and was promoted to Vice President, Accounting and Corporate Controller in October 1994. From 1987 to May 1994, Mr. Landon worked for Intelogic Trace, Inc., an independent computer maintenance company, where his last position was Vice President and Chief Financial Officer.

        G. Frederick Rush joined KCI as Vice President, Corporate Development in June 2000. Prior to joining KCI, Mr. Rush was Senior Vice President, Strategy and Business Development for Roche Diagnostics Corporation, formerly Boehringer Mannheim Corporation from April 1998 to April 2000. During a portion of this time, he also served as Vice President, Laboratory Diagnostics from May 1999 to February 2000. From August 1995 to April 1998, Mr. Rush was Senior Vice President, Global Marketing and Sales for Boehringer Mannheim Biochemicals. Prior to that he was Vice President Strategy and Business Development for Boehringer Mannheim Diagnostics.

        Michael J. Burke joined KCI in September 1995 as Vice President, Manufacturing and Quality. Prior to joining KCI, Mr. Burke worked for Sterling Winthrop, Inc., a division of Eastman Kodak Company, for 25 years, where he served as Vice President, Manufacturing and as General Manager, Sterling Health HK/China since 1992.

        Daniel C. Wadsworth, Jr. joined KCI in March 2002 as Vice President, Global Research and Development. Prior to joining KCI, Mr. Wadsworth worked for C.R. Bard, Inc., a worldwide health care products company focused on vascular, urology, and oncology disease states, for 18 years, where he most recently served as Staff Vice President, New Technology and Research Alliances.

        Steven J. Hartpence joined KCI in October 2001 as Vice President, Reimbursement Systems and was promoted to Vice President, Business Systems in December 2002. Prior to joining KCI, Mr. Hartpence worked for Sigma-Aldrich Corporation, a biochemical and organic chemical products company, for nine years, where he most recently served as Vice President, Engineering.

Composition of our Board of Directors

        Our board of directors consists of 11 members—Robert Jaunich II, Dennert O. Ware, James R. Leininger, M.D., John P. Byrnes, Ronald W. Dollens, James T. Farrell, Harry R. Jacobson, M.D., N. Colin Lind, David J. Simpson, C. Thomas Smith and Donald E. Steen. Our board of directors has determined that Messrs. Jaunich, Byrnes, Dollens, Farrell, Jacobson, Lind, Simpson, Smith and Steen are "independent" as defined by applicable NYSE rules.

        Our articles of incorporation provide for a classified board of directors consisting of three classes of directors, as nearly equal in number as possible. Directors from each class serve staggered three-year terms. Class A directors' terms will expire at our annual meeting of shareholders to be held in 2005; Class B directors' terms will expire at our annual meeting of shareholders to be held in 2006; and Class C directors' terms will expire at our annual meeting of shareholders to be held in 2007. Subject to shareholder approval, the Class A directors will be Messrs. Jaunich, Leininger and Ware; the Class B directors will be Messrs. Lind, Farrell, Smith and Steen; and the Class C directors will be Messrs. Jacobson, Byrnes, Dollens and Simpson.

Director Compensation

        During 2003, our board of directors adopted a director compensation policy pursuant to which each director receives the following annual compensation:

  •
  a $20,000 annual cash retainer;

  •
  a grant of a number of unrestricted shares of common stock with a fair market value equal to $10,000 on the date of grant;

  •
  a stock option grant for a number of shares equal to $50,000 divided by the fair market value of common stock on the date of grant; and

  •
  a restricted stock grant for a number of shares equal to $50,000 divided by the fair market value of common stock on the date of grant.

Directors also receive an additional payment of $1,000 per meeting attended. The chairman of the audit and compliance committee receives an additional cash retainer of $10,000, and the chairmen of all other committees receive an additional annual cash retainer of $5,000. During 2003, the following aggregate payments and grants were made to directors:

  •
  aggregate fees of $251,000 were paid;

  •
  8,352 shares of unrestricted stock were granted;

  •
  options for the purchase of 41,764 shares were granted; and

  •
  41,764 shares of restricted stock were granted.

Committees of our Board of Directors

        Our board of directors has established an audit and compliance committee, a compensation committee and a director affairs committee, each of which has the composition and responsibilities described below.

  Audit and Compliance Committee

        Our audit and compliance committee consists of David J. Simpson, Donald E. Steen and John P. Byrnes. Mr. Simpson is the chairperson of our audit and compliance committee. All members of our audit and compliance committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that Mr. Simpson is an "audit committee financial expert" as defined by applicable rules and regulations of the SEC and has the requisite "accounting or related financial expertise" required by applicable rules and regulations of the NYSE.

        Our board of directors has approved an audit and compliance committee charter meeting applicable standards of the SEC and the NYSE.

  Compensation Committee

        Our compensation committee consists of Ronald W. Dollens, Harry R. Jacobson, M.D., James T. Farrell and N. Colin Lind. Mr. Dollens is the chairperson of our compensation committee. All members of our compensation committee meet the applicable test for independence under applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Service.

        Our board of directors has approved a compensation committee charter meeting applicable standards of the SEC and the NYSE.

  Director Affairs Committee

        Our director affairs committee consists of Robert Jaunich II, C. Thomas Smith and David J. Simpson. Mr. Jaunich is the chairperson of our director affairs committee. All members of our director affairs committee meet the applicable test for independence under applicable rules and regulations of the SEC and the NYSE.

        Our board of directors has approved a director affairs committee charter meeting applicable standards of the SEC and the NYSE.

  Other Committees

        Our board of directors may establish other committees as it deems necessary or appropriate from time to time, including, but not limited to, an executive committee and a finance committee.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board or compensation committee.

Codes of Conduct and Ethics

        Our board of directors has adopted (1) a Code of Conduct applicable to our officers and employees, (2) a Code of Ethics applicable to our chief executive officer, chief financial officer and other senior financial officers and (3) a Code of Ethics applicable to our directors, in accordance with applicable rules and regulations of the SEC and the NYSE.

Corporate Governance Guidelines

        We expect that our board of directors will adopt a set of corporate governance guidelines that meets the standards established by the NYSE within the time period prescribed by the NYSE.

Executive Compensation

        The following table sets forth the compensation paid or accrued by Kinetic Concepts, Inc. to the Chief Executive Officer and each of the four most highly compensated executive officers (collectively, the "named executive officers") for their services for the years ended December 31, 2003, 2002 and 2001.

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation(1)
Dennert O. Ware Chief Executive Officer & President	2003 2002 2001	$525,359 495,000 467,000	$393,000 314,991 400,950	— — —	— — —	$7,336 6,039 3,917
G. Frederick Rush Vice President, Corporate Development	2003 2002 2001	$266,595 251,505 235,500	$150,453 127,332 177,100	— — —	— — 100,000	$4,447 3,231 2,145
Christopher M. Fashek President, KCI USA	2003 2002 2001	$260,767 247,200 246,600	$148,696 139,239 144,067	— — —	— — —	$7,552 7,868 7,043
Dennis E. Noll Senior Vice President, General Counsel & Secretary	2003 2002 2001	$247,200 233,200 220,000	$152,306 323,716 170,200	— — —	— — —	$6,644 5,378 4,403
Jorg W. Menten(2) President, KCI International	2003 2002 2001	$243,698 193,949 91,870	$128,212 73,095 75,256	— — —	— — 264,285	$3,264 2,728 1,292

(1)
The "All Other Compensation" column includes a contribution of $3,000 in 2003, $2,000 in 2002 and $1,000 in 2001 to our 401(k) plan for Messrs. Ware, Rush, Fashek and Noll, and above-market earnings of $3,210, $4,640 and $4,818 for Mr. Fashek and $2,784, $2,651 and $2,739 for Mr. Noll in 2003, 2002 and 2001 credited to compensation deferred at the election of those individuals in each respective year. Also included is a premium for term life insurance for Mr. Ware of $4,336, $4,039 and $2,917, for Mr. Rush of $1,447, $1,231, and $1,145, for Mr. Fashek of $1,342, $1,228, and $1,225 and for Mr. Noll of $860, $727 and $664 in 2003, 2002, and 2001, respectively. The amounts shown for Mr. Menten are contributions to a private health insurance plan in Europe.

(2)
Amounts for Mr. Menten have been converted from Euros at an average annual exchange rate for each year.

Management Plans

        In April 2000, we established the CEO Special Bonus Plan. This plan established a bonus pool for our chief executive officer of up to $13.0 million. Upon the closing of our initial public offering on February 27, 2004, the full $13.0 million was paid to our chief executive officer, Dennert O. Ware, on that day.

        In April 2000, we established the 2000 Special Bonus Plan. This plan established a bonus pool of up to $6.0 million. Upon the closing of our initial public offering on February 27, 2004, we paid $5.1 million in bonuses under this plan and approximately $607,000 will be paid in March 2004. Of the $5.7 million, Mr. Rush received approximately $416,300, Mr. Fashek received approximately $268,500, Mr. Noll received approximately $345,600, Mr. Menten will receive approximately $150,000 and 74 other employees have received or will receive an aggregate of approximately $4.5 million.

Employment and Severance Agreements

        Upon hiring each of the named executive officers, KCI and the named executive officer each signed an offer letter outlining the terms of employment for such officer. Each of the offer letters set forth standard terms summarizing salary, bonus and benefits. None of the offer letters establishes a term of employment for any named executive officer. For information on the most recent salary and bonus information for the named executive officers, see "Executive Compensation". Under Mr. Ware's offer letter, he is entitled to severance equal to one year's salary in the event he leaves the employment of KCI for a reason other than an act of malfeasance or moral turpitude. None of the other named executive officers has any severance arrangement.

Option Grants in Last Fiscal Year

        No options were granted to any of the named executive officers during 2003. In 2003, options to purchase an aggregate of 640,000 shares of our common stock were issued to other employees.

Aggregate Option Exercises and Fiscal Year-End Option Value

        The following table sets forth certain information concerning the number and value of the options held by the named executive officers as of December 31, 2003. As part of the recapitalization that we consummated in the third quarter of 2003, approximately 42.2% of the options vested as of July 23, 2003 held by each of the named executive officers were settled for cash pursuant to the share repurchase at a price equivalent to $17.00 per share of common stock.

Name	Number of Securities Underlying Options Exercised(1)	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable
Dennert O. Ware	1,477,000	$18,000,938	2,023,000 2,000,000	$24,655,313 24,375,000
G. Frederick Rush	94,106	1,146,917	128,894 273,429	1,083,396 3,332,416
Christopher M. Fashek	437,529	5,332,385	599,271 92,571	8,407,990 1,128,209
Dennis E. Noll	236,068	2,877,079	307,932 61,714	4,084,171 752,139
Jorg W. Menten	25,320	308,588	34,680 204,285	422,663 2,489,723

(1)
Includes for each of the named officers the number of vested options settled for cash pursuant to the share repurchase in connection with the recapitalization, except for Mr. Noll who acquired an additional 5,270 shares upon the exercise of vested options.

(2)
Our common stock was not publicly traded during 2003. In July 2003, in connection with the recapitalization, the Board of Directors determined that the fair market value of our common stock, for purposes of the Kinetic Concepts, Inc. Management Equity Plan, was $17.00. Accordingly, for purposes of this calculation, the fair market value of the common stock as of December 31, 2003 was assumed to be $17.00 per share.

2003 Non-Employee Directors Stock Plan

        Our 2003 Non-Employee Directors Stock Plan became effective on May 28, 2003. The directors plan provides for the automatic grant to our non-employee directors of options to purchase shares of our common stock, restricted stock that is subject to vesting requirements and unrestricted stock that is not subject to vesting requirements.

  Maximum Number of Shares

        The maximum aggregate number of shares of common stock that may be issued in connection with grants under the directors plan is 400,000 shares, subject to adjustment as provided for in the directors plan. If an option or restricted stock granted under this plan is forfeited, expires or terminates, the forfeited shares that are not purchased again become available for issuance under the directors plan.

  Administration

        The directors plan is administered by a committee of the board of directors. The committee has the authority to:

  •
  interpret all provisions of the directors plan;

  •
  prescribe the form of any award agreement and notice and manner for executing such agreement and giving such notice;

  •
  amend all award agreements under the directors plan;

  •
  adopt, amend and rescind rules for the administration of the directors plan;

  •
  make all determinations it deems advisable for the administration of the directors plan;

  •
  amend the terms of outstanding options and impose terms and conditions on the shares of stock issued under the directors plan;

  •
  impose restrictions, conditions or limitations as to the timing and manner of any resales, subject to consent of any participant whose rights would be adversely materially affected; and

  •
  waive conditions and/or accelerate the exercisability or vesting of an option or stock award under the directors plan.

  Automatic Option Grants and Restricted Stock Awards

        Each non-employee director who was not receiving a management fee from us or who was not appointed by a shareholder who was receiving a management fee, and who was serving on May 28, 2003, was automatically granted on such date an option to purchase a number of shares of common stock equal to $50,000 divided by the fair market value of the common stock as of the date of grant, and a restricted stock award equal to $50,000 divided by the fair market value of the common stock as of the date of grant. In August 2003, concurrently with the completion of our recapitalization, we terminated payment of the management fees described above and granted to each of directors James T. Farrell, James R. Leininger, M.D., N. Colin Lind and Robert Jaunich II an option to purchase a number of shares of common stock equal to $50,000 divided by the fair market value of the common stock as of the date of grant and a restricted stock award equal to $50,000 divided by the fair market value of the common stock as of the date of grant, provided that the options and restricted stock awards for Mr. Farrell and Mr. Jaunich were granted instead to Fremont Partners, L.P., of which Mr. Farrell and Mr. Jaunich are principals, and the option and restricted stock award for Mr. Lind were granted instead to Blum Capital Partners, L.P., of which Mr. Lind is a principal. Each person who is elected to be a non-employee director after May 28, 2003 will automatically be granted an option to purchase a number of shares of common stock equal to $50,000 divided by the fair market value of the common stock as of the date of grant, and a restricted stock award equal to $50,000 divided by the fair market value of the common stock as of the date of grant, which is the first date after May 28, 2003 that the person is elected to serve as a member of our board of directors. Each year thereafter, each non-employee director serving on the board of directors will automatically be granted an additional option to purchase a number of shares of common stock equal to $50,000 divided by the fair market value of the stock and a restricted stock award equal to $50,000 divided by the fair market value of the common stock on the anniversary of the initial grant date. In each case, however, any options and restricted stock awards which would otherwise be granted to Mr. Farrell or Mr. Jaunich will be granted instead to Fremont Partners, L.P. and any options and restricted stock awards which would otherwise be granted to Mr. Lind will be granted instead to Blum Capital Partners, L.P.

  Option Terms

        Each option will vest over three years with one-twelfth of the number of shares of common stock subject to the option vesting every three months, provided that the non-employee director is serving as a board member. The right to exercise an option will terminate seven years after the grant date unless terminated sooner. Generally, options will remain exercisable for three months after the optionholder's service terminates. However, if such termination is due to the optionholder's death or disability, the option will fully vest and may be exercised within 12 months after such death or disability. If an optionholder fails to be reelected to the board of directors, the option, to the extent vested as of the optionholder's last day of service as a member of the board of directors, may be exercised within 12 months of such event. If an optionholder is terminated as a member of our board of directors on account of fraud, dishonesty or other acts detrimental to our interests, the option (whether vested or unvested) will terminate as of the date of such termination of service.

  Method of Option Exercise

        Options may be exercised in whole or in compliance with such requirements as determined by the committee, but in no event sooner than six months following the date of grant. Except as otherwise provided in an award agreement, the following methods of payment may be used to pay the exercise price of the options:

•
cash;

•
when the common stock is publicly traded on a recognized exchange or automated trading system:

  —
  delivery of common stock that was acquired at least six months prior to the exercise of the option; or

  —
  delivery of irrevocable instructions to a KCI-designated broker to deliver promptly to KCI sufficient funds to pay the exercise price plus all applicable income and employment taxes required to be withheld by KCI by reason of such exercise;

•
in other consideration acceptable to the committee; or

•
a combination of such methods of payments.

  Restricted Stock Terms

        The restricted stock award is granted to a non-employee director only pursuant to an agreement which sets forth the terms and conditions of the restricted stock award. The agreement may contain additional provisions and restrictions that are not inconsistent with the directors plan. During the restriction period a non-employee director may not sell, assign, transfer, pledge or otherwise dispose of the shares of common stock subject to the restricted stock award except as provided for in the directors plan. The restriction period for the restricted stock is three years. However, if during the restriction period, the non-employee director is terminated as a member of our board of directors by death or disability, or in the event the non-employee director fails to be re-elected to serve as a member of our board of directors, then for each full year such director served as a member of our board of directors, one-third of the shares of common stock subject to the restricted stock award will be deemed fully vested and the restriction with respect to these shares of common stock will lapse on the date of termination.

  Unrestricted Stock Awards and Terms

        Each non-employee director who is not receiving a management fee from us or who was not appointed by any of our shareholders who receive a management fee from us and serving on May 28,

2003 was automatically granted on such date an unrestricted stock award with respect to a number of shares of common stock equal to $10,000 divided by the fair market value of the common stock as of the date of grant. Each such person who is elected to be a non-employee director after May 28, 2003 will automatically be granted an unrestricted common stock award with respect to a number of shares of common stock equal to $10,000 divided by the fair market value of the common stock as of the date of grant. Each non-employee director who is receiving a management fee from us and each non-employee director who is a principal of, or a non-employee director appointed by, a shareholder of ours which is receiving a management fee from us, will automatically be granted an unrestricted stock award with respect to a number of shares of common stock equal to $10,000 divided by the fair market value of the common stock as of the date of grant, which is the earlier of the date on which any underwriting agreement is executed and priced in connection with the initial public offering of common stock or the date on which the agreement setting forth such management fee is terminated. Each year thereafter on the anniversary of the initial grant date, each non-employee director will automatically be granted an additional unrestricted stock award with respect to a number of shares of common stock equal to $10,000 divided by the fair market value of the common stock on such date. Ownership of shares under an unrestricted stock award vests immediately upon the grant date.

  Other Provisions

        Transactions such as stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events may change the number of shares subject to the directors plan and to outstanding options. In that event, the committee may appropriately adjust the directors plan as to the maximum number of shares of common stock with respect to which options or stock awards may be granted and the exercise price of options. The committee may not modify the directors plan or the terms of any options or stock awards then outstanding or to be granted under the directors plan to provide for the issuance under the directors plan of a different class or stock or kind of securities.

        If KCI experiences a "change in control", then generally all options that are outstanding become fully vested and exercisable immediately prior to the change-in-control event and the restriction period on an outstanding restricted stock award automatically expires and all restrictions imposed under such restricted stock award immediately lapse. For purposes of the directors plan, a change-in-control will occur upon any of the following events:

  •
  any person other than an individual who is a shareholder on the date of the adoption of the directors plan becomes the "beneficial owner" of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities;

  •
  shareholder approval of a merger or consolidation in which we are not the surviving corporation; or

  •
  shareholder approval of a liquidation or a sale or disposition of all of substantially all of our assets.

In the event of any one of the above events, the committee may, in its own discretion, provide that:

  •
  any outstanding option be assumed by the surviving corporation or any successor corporation;

  •
  any outstanding option be converted into a right to receive cash in an amount equal to the aggregate value of the consideration that would have been paid or issued in exchange for shares of common stock had the option been exercised immediately prior to the change-in-control less the aggregate exercise price of the option;

  •
  any outstanding option cannot be exercised; or

  •
  any outstanding option may be dealt with in any other manner determined in the discretion of the committee.

        The Board of Directors may amend or terminate the directors plan at any time, however, no amendment having a material adverse effect on an optionholder's right will be valid without such optionholder's consent. In addition, shareholder approval is required for any amendment that increases the aggregate number of shares of common stock available for issuance under the directors plan.

2004 Equity Plan

        The following is a summary of the material provisions of the Kinetic Concepts, Inc. 2004 Equity Plan. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2004 Equity Plan.

        The 2004 Equity Plan has been approved by our board of directors and our shareholders, and became effective as of February 24, 2004, the date our securities were listed on the NYSE. The purpose of the plan is to promote our long-term growth and profitability and enhance shareholder value by providing key people with incentives to faithfully and diligently perform their responsibilities and by enabling us to attract, retain and reward the best available persons for positions of substantial responsibility.

        General.    The 2004 Equity Plan reserves for issuance a maximum of 7,000,000 shares of common stock, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, merger, consolidation, combination, share repurchase or exchange, or other similar corporate action or event. Of these 7,000,000 shares, 20% may be issued in the form of restricted stock, restricted stock units or a combination of the two. These awards are described below. If an award granted under the plan expires or is terminated for any reason, payment for a stock option is made with previously held shares, or shares are withheld from payment of an award to satisfy applicable taxes, then shares of common stock underlying the award will again be available for purposes of the plan.

        Types of Awards.    The following awards may be granted under the plan:

  •
  stock options, including incentive stock options and nonqualified stock options;

  •
  stock appreciation rights;

  •
  restricted stock; and/or

  •
  restricted stock units.

        Administration.    The plan may be administered by our board of directors, or, alternatively, our compensation committee or another committee appointed by the board of directors may administer the plan on behalf of the board of directors, subject to such terms and conditions as the board of directors may prescribe. For purposes of this summary, the body administering the plan will be referred to as the "committee." To the extent determined by our board, the committee will be constituted to satisfy the provisions of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 162(m) of the Code and any applicable stock exchange rules, and the plan will be interpreted in a manner consistent with the requirements of those rules and regulations.

        The committee has full authority, subject to the provisions of the plan, among other things, to determine the persons to whom awards will be granted, the type of award to be granted, the number of shares to be made subject to awards, the exercise or purchase price and other terms and conditions of the awards, and to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan. No member of the board or the committee, nor any officer or employee acting on their behalf, will be personally liable for any actions taken in good faith with respect to the plan, and all such individuals will be fully indemnified by us for such actions to the extent permitted by law.

        Eligibility.    Awards may be granted under the plan to employees, officers, directors, including directors who are not employees, consultants and advisors of KCI or any of our subsidiaries or affiliates, as selected by the committee.

        Terms and Conditions of Options.    Stock options may be either "incentive stock options," as that term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a stock option granted under the plan will be determined by the committee at the time the option is granted, but generally may not be less than 100% of the fair market value of a share of common stock as of the date of grant. Stock options become vested and exercisable at the times and upon the conditions that the committee may determine (including upon the achievement of performance goals). Generally, the term of the option will be determined by the committee, but may not exceed ten years from the date of grant. Unless otherwise provided in an award agreement, options will vest and become exercisable at the rate of 25% of the shares subject to the option, on each of the first four anniversaries of the date of grant. Options are generally nontransferable except under certain circumstances described in the plan.

        The option exercise price must be paid in full at the time of exercise, and is payable by any one of the following methods or a combination thereof, to the extent permitted by the committee:

  •
  in cash or cash equivalents acceptable to the committee;

  •
  the surrender of previously acquired shares of common stock that have been held by the participant for at least six months prior to the date of surrender; or

  •
  to the extent permitted by applicable law, through a "cashless exercise" procedure through the use of a broker arrangement that is approved by KCI.

        Stock Appreciation Rights.    The plan provides for awards of stock appreciation rights that may be granted alone or in tandem with an option. The exercise price of a stock appreciation right may not be less than 100% of fair market value on the date of grant, and if granted in tandem with an option, will be the same as the exercise price for the related option. The terms and conditions of stock appreciation rights, including vesting, exercisability and transferability are generally the same as those described above for options. Upon exercise of a stock appreciation right, the participant will receive, for each share underlying the right, the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the right. If the stock appreciation right is granted in tandem with an option, upon the exercise of the option, the related right will expire, and likewise upon exercise of the stock appreciation right, the related option will expire. At the sole discretion of the committee (and as provided in the applicable award agreement), payment upon exercise of a stock appreciation right may be in cash, shares of common stock, or a combination of the two.

        Restricted Stock.    The plan provides for awards of common stock that are subject to such restrictions on transferability and other restrictions, if any, as the committee may impose at the date of grant or thereafter. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment, or upon the satisfaction of pre-established performance goals, as the committee may determine. However, restricted stock generally may vest not earlier than three years from the date of grant, but if vesting is conditioned on the attainment of pre-established performance goals, may vest not earlier than one year from the date of grant. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted stock.

        Restricted Stock Units.    The plan provides for awards of restricted stock units, which upon vesting, entitles the participant granted such an award to receive an amount in cash, shares of common stock, or a combination thereof, equal in value to the number of units subject to such award (or vested portion thereof) multiplied by the fair market value of the common stock as of the vesting date. In addition, a restricted stock unit award agreement may provide that upon vesting, the participant is also entitled to a cash payment representing dividend equivalents for all or some of the units underlying the award. Vesting of all or a portion of a restricted stock units award may occur at such times, under such circumstances or upon the satisfaction of pre-established performance goals, as the committee may determine. However, restricted stock units generally may vest not earlier than three years from the date of grant, but if vesting is conditioned on the attainment of pre-established performance goals, may vest not earlier than one year from the date of grant.

        Change in Control.    Unless otherwise provided in an award agreement, in the event of a change in control (as defined in the plan), all outstanding restricted stock and restricted stock unit awards will vest, and all options and stock appreciation rights will become vested and exercisable unless the awards are either assumed or an equitable substitution is made for them. In addition, if within 24 months following the change in control, the participant's employment is terminated other than for cause, then all outstanding restricted stock and restricted stock unit awards will vest, and all options and stock appreciation rights will become vested and exercisable.

        Termination of Employment.    Unless otherwise provided in an award agreement, the unvested portion of awards granted under the plan will be immediately cancelled upon termination of a participant's employment or service with KCI, its subsidiaries and its affiliates. Generally, in the case of a participant whose employment or service terminates for reasons other than death or disability, all options and stock appreciation rights that are exercisable at the time of termination may be exercised by the participant for no longer than 30 days after the date of termination, and if such termination is by reason of death or disability, the exercisability period will be for no longer than 180 days after the date of termination. If a participant's employment or service terminates for cause, all options and stock appreciation rights held by the participant will immediately terminate. No option or stock appreciation right will be exercisable after the expiration of its term.

        Amendment, Termination of Plan.    The board of directors may amend, alter or terminate the plan, except that no such action may be taken that would impair a participant's rights under the plan without the participant's consent, and an amendment will be subject to shareholder approval if it (1) materially increases the benefits accruing to participants under the plan, (2) materially increases the number of shares of common stock that may be issued under the plan, and (3) materially modifies the requirements for participation under the plan. In addition, unless the board determines otherwise, shareholder approval of an amendment will be required to the extent necessary to satisfy Section 162(m) of the Code, Section 422 of the Code (pertaining to incentive stock options), stock exchange rules or other applicable law. No awards may be granted under the plan on or after the tenth anniversary of the date the plan is approved by shareholders, but awards granted before that date may extend beyond that date.

2004 Employee Stock Purchase Plan

        The following is a summary of the material provisions of the Kinetic Concepts, Inc. 2004 Employee Stock Purchase Plan (the "2004 ESPP"). This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2004 ESPP.

        The 2004 ESPP has been approved by our board of directors and our shareholders. The 2004 ESPP is intended to provide employees of the Company or any designated parent or subsidiary with a convenient opportunity to purchase shares of our common stock through payroll deductions, to enhance our employees' sense of participation in our success, to provide an incentive for continued employment and to promote long-term, broad based employee ownership of our common stock.

        General.    The 2004 ESPP is intended to comply with the requirements of Section 423 of the Code, and to assure the participants of the tax advantages provided thereby. The 2004 ESPP will be administered either by our board of directors, or, to the extent that the board of directors does not administer the plan, by our compensation committee or by another committee appointed by the board of directors comprised solely of individuals meeting the qualifications referred to in Rule 16b-3 of the Exchange Act. For purposes of this summary, the body administering the plan will be referred to as the "administrator." Subject to the provisions of the 2004 ESPP and Section 423 of the Code, the administrator may make such rules and regulations for the administration of the plan as it deems appropriate, interpret the provisions and supervise the administration of the plan, and take all actions as it deems necessary or advisable.

        Shares Available.    The maximum number of shares of common stock reserved for issuance under the 2004 ESPP is 2,500,000 shares, subject to adjustment in the event of a change in our capitalization by reasons including a reclassification, recapitalization, merger, stock split, stock dividend, changes in corporate structure or other corporate action.

        Eligibility.    Subject to certain procedural requirements and certain limitations (discussed below), all employees of the Company or any designated parent or subsidiary thereof will be eligible to participate in the 2004 ESPP, except employees who have been employed less than three months or whose customary employment is for less than 20 hours per week or five months in a calendar year.

        Certain Limitations.    As required by tax law, no employee may receive an option under the 2004 ESPP to purchase shares of the Company common stock at a rate which, when aggregated with his or her rights to purchase common stock under all other employee stock purchase plans, would exceed a fair market value of $25,000 for any calendar year, determined at the time the option is granted. Additionally, the administrator may set a maximum number of shares of common stock that may be purchased by any employee at any single exercise date. In addition, an employee may not be granted an option under the 2004 ESPP if immediately after the grant, the employee would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the Company stock pursuant to Section 424(d) of the Code.

        Stock Purchases.    Under the 2004 ESPP, each eligible employee will be permitted to purchase shares of our common stock through regular payroll deductions in an amount between 1% to 10% of the employee's compensation for each payroll period, not to exceed $25,000 per year.

        The 2004 ESPP provides six-month offering periods that will commence on the first day of each of the first and third fiscal quarters of the fiscal year. Each six-month offering period will be composed of an identical six-month purchase period. Although the administrator may change the commencement date, duration and/or frequency of any future offering and/or purchase periods, in no event may the offering or purchase period be longer than six months.

        During each offering period, participating employees will be able to purchase shares of common stock with payroll deductions at a purchase price equal to 85% of the fair market value of the common stock at either the beginning of each offering period or the end of each respective purchase period, whichever price is lower.

        Neither the payroll deductions credited to an employee's account, nor any rights with regard to an option or shares under the 2004 ESPP are transferable or assignable other than by will or the laws of descent and distribution.

        Withdrawal.    An employee may withdraw from any offering period by giving written notice at least 15 days prior to the next occurring exercise date. An employee who has elected to withdraw may not resume participation in the same purchase period, but may participate in any later purchase period by following the same procedures that were required for initial participation in the 2004 ESPP.

        Termination of Employment.    Termination of an employee's employment for any reason, including retirement, death or failure of a participant to remain an eligible employee, immediately cancels his or her participation in the 2004 ESPP. In such an event, the payroll deductions credited to the employee's account and not yet used to purchase shares will be returned to the employee.

        Change in Control.    In the event of a change in control of the Company (as defined in the 2004 ESPP), unless otherwise provided by the administrator, the offering periods will terminate on a date determined by the administrator and accumulated payroll deductions on such date will be used to purchase the applicable number of shares.

        Periodic Reports.    The Company will provide to the administrator as soon as practicable after the end of each purchase period a report summarizing the number of shares purchased during the purchase period, the per share purchase price for the purchase period, the total number of shares purchased and, to the extent permitted by applicable law and available to the Company, the number of shares retained by participants.

        Amendment, Termination of Plan.    The administrator may amend, suspend or terminate the 2004 ESPP at any time; provided, however, that such an action may not impair the rights of participants with respect to outstanding options without their consent and no amendment will be effective unless approved by shareholders if shareholder approval is required by applicable law, regulation or stock exchange rule.

        The administrator, after reviewing periodic reports regarding plan purchases, shall determine whether to commence the next offering period or not. If the administrator does not make such a determination, the 2004 ESPP will be automatically suspended and will remain suspended until the administrator recommences the offering periods, terminates the plan or the plan expires. An offering period may be automatically suspended as described above only if the administrator has received a report for the preceding offering period within a reasonable amount of time prior to such suspension and the participants have been provided adequate notice.

        Term.    The 2004 ESPP will continue from the date it becomes effective until the earlier to occur of the termination of the plan by the board of directors, the issuance of all shares reserved under the plan or 10 years from the date the plan was originally adopted by our board of directors.

Indemnification of Directors and Officers and Limitation of Liability

        Texas Law, our articles of incorporation and our by-laws contain provisions for indemnification of our directors and officers.

        Article 2.02-1 of the Texas Business Corporation Act, or TBCA, provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and it is reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). The TBCA provides that a corporation may advance expenses incurred by an officer or director in defending a suit or other similar proceeding. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, by-laws, action of board of directors, a contract, or required by common law. Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Article 2.02-1 of the TBCA also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

        Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, or TMCLA, provides that a corporation's articles of incorporation may limit or eliminate the director's liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

        Similarly, Article Eight of our articles of incorporation states that, to the extent permitted by the TBCA and/or the TMCLA, as each is currently in effect or as each may be hereinafter modified, a director of ours shall not be personally liable to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (a) a breach of the director's duty of loyalty to us or our shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (d) an act or omission for which the liability for the director is expressly provided for by statute.

        Article Twelve of our articles of incorporation states that we shall indemnify our directors to the fullest extent provided by the TBCA.

        Article VIII, Section 2 of our by-laws provides that, subject to certain conditions, we shall indemnify a director who acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification would cover expenses reasonably incurred, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Article VIII, Section 10 of our by-laws provides that we will advance expenses to a present director after we receive a written affirmation by such director of a good faith belief that the standard of conduct necessary for indemnification under the by-laws has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that the director has not met that standard or if it is ultimately determined that indemnification of the director against such expenses is otherwise prohibited by the by-laws. In addition, we may indemnify and advance expenses to a former director or officer, or a present or former employee or agent of ours on any terms the board of directors considers appropriate.

        Article VIII, Section 16 of our by-laws provides that our board of directors may cause us to purchase and maintain insurance on behalf of any present or past director, officer, employee or agent (including any such person who is serving, at our request, in a similar or related capacity for another entity), insuring against any liability asserted against such person incurred in the capacity of such position or arising out of such status, regardless of whether we would have the power to indemnify such person.

        We will indemnify each of Fremont Partners and Blum Capital Partners and its respective directors, members, officers, employees, agents, representatives and affiliates and James R. Leininger, M.D. and his employees, agents, representatives and affiliates for losses, damages, costs or expenses which they may suffer arising out of their performance of services under the Management Services Agreement entered into in November 1997 by and among KCI, Fremont Partners, Dr. Leininger and Blum Capital Partners, as amended on August 11, 2003, provided that they will not be indemnified for losses resulting primarily from their gross negligence or willful misconduct.

        We maintain directors' and officers' liability insurance and intend to continue to maintain this insurance in the future.

        In addition, we have entered into an indemnity agreement with each of our directors and executive officers pursuant to which have agreed to indemnify each director and executive officer who is, or is threatened to be made, a party to any proceeding because the person is or was one of our directors, officers or agents to the fullest extent permitted by Texas law from and against any expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

PRINCIPAL SHAREHOLDERS

Beneficial Ownership of Capital Stock

        Based upon information received upon request from the persons concerned, each person known to be the beneficial owner of more than five percent of our outstanding common stock, each director, nominee for director, named executive officer and all directors and executive officers as a group, owned beneficially, as of February 27, 2004, the number and percentage of outstanding shares of common stock indicated in the following table. Unless otherwise indicated, the address of each of the individuals listed in this table is c/o Kinetic Concepts, Inc., 8023 Vantage Drive, San Antonio, Texas 78230.

	Common Stock
Name	Shares Beneficially Owned(1)	Percent of Class
Fremont Partners, L.P. and related parties(2)(3)	13,507,859	20.84%
Richard C. Blum, Blum Capital Partners, L.P. and related parties(4)	8,922,109	13.77%
Directors and Executive Officers
Robert Jaunich II(5)	13,507,859	20.84%
James R. Leininger, M.D.(6)	14,910,418	23.00%
Dennert O. Ware(7)	4,023,100	5.84%
John P. Byrnes(8)(9)	80,030	*
Ronald W. Dollens(8)(10)	79,115	*
James T. Farrell(5)	13,507,859	20.84%
Harry R. Jacobson, M.D.(8)(11)	43,639	*
N. Colin Lind(4)(12)	8,922,109	13.77%
David J. Simpson(8)(13)	35,543	*
C. Thomas Smith(8)(14)	13,450	*
Donald E. Steen(8)(15)	98,584	*
Dennis E. Noll(16)	366,916	*
Christopher M. Fashek(17)	680,242	1.04%
G. Frederick Rush(18)	220,323	*
Michael J. Burke (19)	401,439	*
Steven J. Hartpence(19)	69,714	*
Martin J. Landon(20)	185,487	*
Jorg W. Menten(19)	148,965	*
Daniel C. Wadsworth, Jr.(19)	77,714	*
Directors and Executive Officers as a Group(21)	43,864,647	61.85%

*
Less than one percent (1%).

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of February 27, 2004 are considered to be beneficially owned by such person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The person or entity named has sole voting power and investment power with respect to all shares indicated.

(3)
Shares of common stock currently held by Fremont Partners, L.P. and its related parties include (i) 6,329,435 shares held by Fremont Acquisition Company II, L.L.C., (ii) 1,539,326 shares held by

  Fremont Acquisition Company IIA, L.L.C., (iii) 2,057,339 shares held by Fremont-KCI Co-Investment Company, L.L.C., (iv) 1,317,617 shares held by Fremont-KCI Co-Investment Company II, L.L.C., (v) 2,157,918 shares held by Fremont Partners III, L.P., (vi) 98,186 shares held by Fremont Partners III Side-By-Side, L.P., (vii) 3,529 shares held by and 490 shares acquirable upon exercise of options held by Fremont Partners, L.L.C. and (viii) 3,529 shares held by and 490 shares acquirable upon exercise of options held by Fremont Partners III, L.L.C. The address for Fremont Partners, L.P. and its related parties is 199 Fremont Street, Suite 2300, San Francisco, CA 94105.

(4)
Mr. Blum is the chairman of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, L.P. He is also a Managing Member of Blum Strategic GP II, L.L.C., which is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. Mr. Blum disclaims beneficial ownership of the shares held by Blum Capital Partners, L.P. and its related parties, except to the extent of his proportionate pecuniary interest in such shares.

  Shares of common stock held by Blum Capital Partners, L.P. and its related parties include (i) 8,008,533 shares held by RCBA-KCI Capital Partners, L.P., (ii) 496,787 shares held by Stinson Capital Partners II, L.P., (iii) 404,425 shares held by Blum Strategic Partners II, L.P., (iv) 8,345 shares held by Blum Strategic Partners II GmbH & Co. KG and (v) 3,529 shares held by and 490 shares acquirable upon exercise of options held by Blum Capital Partners, L.P.

  Blum Capital Partners, L.P. serves as the general partner of RCBA-KCI Capital Partners, L.P. and Stinson Capital Partners II, L.P. with voting and investment discretion. The shares owned by RCBA-KCI Capital Partners, L.P. and Stinson Capital Partners II, L.P. may be deemed to be owned indirectly by the following parties: (a) Blum Capital Partners, L.P.; (b) Richard C. Blum & Associates, Inc., the sole general partner of Blum Capital Partners, L.P.; and (c) Richard C. Blum, Chairman of Richard C. Blum & Associates, Inc. Richard C. Blum & Associates, Inc., Blum Capital Partners, L.P. and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

  Blum Strategic GP II, L.L.C. serves as the general partner of Blum Strategic Partners II, L.P. and as the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. The shares owned by Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG, may be deemed to be owned indirectly by the following parties: (a) Blum Strategic GP II, L.L.C., the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG; and (b) Richard C. Blum, a managing member of Blum Strategic GP II, L.L.C. Both Blum Strategic GP II, L.L.C. and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address for Blum Capital Partners, L.P. and its related parties is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

(5)
Messrs. Jaunich and Farrell are managing directors of Fremont Partners, L.P. and certain of its related parties. The shares shown include the shares beneficially owned by Fremont Partners, L.P. and such related parties. Messrs. Jaunich and Farrell disclaim beneficial ownership of the shares held by Fremont Partners, L.P. and such related parties, except to the extent of their respective proportionate pecuniary interest in such shares.

(6)
Includes 2,941 restricted shares, 490 shares acquirable upon the exercise of options and 10,100 shares of common stock held by J&E Investments, L.P., in which Dr. Leininger is a 1% general partner. Dr. Leininger disclaims beneficial ownership in the shares held by J&E Investments, except to the extent of his proportionate pecuniary interest in such shares. Also includes a total of 600,000 shares of common stock sold by Dr. Leininger to Dr. Leininger's brothers, Peter A. Leininger and Daniel E. Leininger, and the 1987 Brian C. Leininger Trust, 1987 Kelly C. Leininger

  Trust, 1987 Tracy M. Leininger Trust and 1992 Joshua A. Leininger Trust, as to each of which Peter A. Leininger is the trustee. Dr. Leininger disclaims beneficial ownership of all such shares, except to the extent of any pecuniary interest therein.

(7)
Common stock holdings include 100 shares currently held and 4,023,000 shares acquirable upon the exercise of options.

(8)
The persons named are outside directors and are not affiliated with Fremont Partners, L.P. or Blum Capital Partners, L.P.

(9)
Common stock holdings include 78,782 shares currently held (5,000 of which are restricted shares) and 1,248 shares acquirable upon the exercise of options.

(10)
Common stock holdings include 6,000 shares currently held (5,000 of which are restricted shares) and 73,115 shares acquirable upon the exercise of options.

(11)
Common stock holdings include 42,391 shares currently held (5,000 of which are restricted shares) and 1,248 shares acquirable upon the exercise of options.

(12)
N. Colin Lind is the managing director of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, L.P. He is also a Managing Member of Blum Strategic GP II, L.L.C., which is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. The shares shown include the shares beneficially owned by Blum Capital Partners, L.P. and such related parties. Mr. Lind disclaims beneficial ownership of the shares held by Blum Capital Partners, L.P. and its related parties, except to the extent of his proportionate pecuniary interest in such shares.

(13)
Common stock holdings include 34,195 shares currently held by Mr. Simpson (5,000 of which are restricted shares), 1,248 shares acquirable upon the exercise of options held by Mr. Simpson and 100 shares held by Mr. Simpson's son. Mr. Simpson disclaims beneficial ownership of the shares owned by his son, except to the extent of any pecuniary interest therein.

(14)
Common stock holdings include 12,202 shares currently held (5,000 of which are restricted shares) and 1,248 shares acquirable upon the exercise of options.

(15)
Common stock holdings include 39,536 shares currently held (5,000 of which are restricted shares) and 59,048 shares acquirable upon the exercise of options.

(16)
Common stock holdings include 25,270 shares currently held and 341,646 shares acquirable upon the exercise of options.

(17)
Common stock holdings include 39,271 shares currently held by Mr. Fashek, 640,571 shares acquirable upon the exercise of options held by Mr. Fashek, 200 shares held by Mr. Fashek's wife and 200 shares held by Mr. Fashek's daughter. Mr. Fashek disclaims beneficial ownership of the shares owned by his wife and daughter, except to the extent of any pecuniary interest therein.

(18)
Common stock holdings include 128,894 shares currently held and 91,429 shares acquirable upon the exercise of options.

(19)
Shares consist entirely of common stock acquirable upon the exercise of options.

(20)
Common stock holdings include 8,710 shares currently held and 176,777 shares acquirable upon the exercise of options.

(21)
Includes 6,110,370 shares of common stock issuable upon the exercise of options that are exercisable within 60 days after February 27, 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        KCI is owned principally by three shareholders: Fremont Partners, L.P., Dr. James R. Leininger, Blum Capital Partners, L.P., and their respective related parties. On February 27, 2004, we completed an initial public offering of our common stock. In connection with the offering, Fremont Partners, L.P. and its related parties, Blum Capital Partners, L.P. and its related parties, and Dr. Leininger sold 8,275,495, 5,466,855 and 3,457,650 shares of our common stock, respectively. These shareholders participated as selling shareholders in our initial public offering pursuant to the exercise of their piggyback registration rights in the Shareholder Rights Agreement. (See "Description of the Shareholder Rights Agreement").

        As of February 27, 2004, after giving effect to the initial public offering of our common stock, Fremont Partners, Dr. Leininger and Blum Capital Partners beneficially owned approximately 21%, 23% and 14% of the outstanding voting stock of KCI, respectively. Together, these shareholders have the power to appoint the entire board of directors, and to control the affairs of KCI. Pursuant to the Shareholder Rights Agreement entered into in 1997, as amended by and among KCI, Dr. Leininger and affiliates of Fremont Partners and Blum Capital Partners, the following representatives of our principal shareholders serve on the board of directors:

  •
  Mr. Jaunich, a Managing Partner of Fremont Partners, serving in the capacity of Chairman of the Board;

  •
  Dr. Leininger, serving in the capacity of Chairman Emeritus;

  •
  Mr. Farrell, a Managing Partner of Fremont Partners; and

  •
  Mr. Lind, a Managing Director of Blum Capital Partners.

        Mr. Farrell and Mr. Jaunich each own a minority interest in Fremont Partners and certain affiliated funds. Messrs. Ware, Noll and Steen also own small passive investments in funds affiliated with Fremont Partners. Mr. Lind owns a minority interest in Blum Capital Partners and certain affiliated funds.

        Pursuant to a Management Services Agreement entered into in November 1997 by and among KCI, Fremont Partners, Dr. Leininger and Blum Capital Partners, we have made semi-annual payments to each of Fremont Partners, Dr. Leininger and Blum Capital Partners of approximately $300,000, $250,000 and $200,000 respectively, as a management fee. On August 11, 2003, we amended the Management Services Agreement to, among other things, terminate the management fee and continue to provide for indemnification and reimbursement of expenses. We made final management fee payments of $300,000 and $450,000 in July and August 2003, respectively, relating to services performed through June 30, 2003. KCI will indemnify each of Fremont Partners and Blum Capital Partners and their respective directors, members, officers, employees, agents, representatives and affiliates and Dr. Leininger and his employees, agents, representatives and affiliates for losses, damages, costs or expenses which they may suffer arising out of their performance of services under the Management Services Agreement, provided that they will not be indemnified for losses resulting primarily from their gross negligence or willful misconduct.

        We issued to Fremont Partners, Blum Capital Partners, and Dr. Leininger, and their affiliates, an aggregate of $190.0 million of the Series A convertible preferred stock that we offered in connection with the recapitalization. In addition, we issued to John P. Byrnes, Harry R. Jacobson, M.D., David J. Simpson and C. Thomas Smith, all of whom are non-employee directors of ours, an aggregate $1.8 million of the Series A convertible preferred stock that we offered in connection with the recapitalization. All outstanding shares of our preferred stock automatically converted into shares of our common stock upon the closing of the initial public offering of our common stock.

        In connection with the preferred stock issuance, Fremont Partners, Blum Capital Partners, and Dr. Leininger, and their affiliates, along with certain other non-employee directors to whom we concurrently issued additional preferred stock as part of the recapitalization, entered into an Investors' Rights Agreement with us. The Investors' Rights Agreement provides for, among other things, "piggy-back" registration rights, restrictions on transfer of the shares of preferred stock, rights of first offer, "tag-along" rights and "bring-along" rights. The restrictions on transfer, rights of first offer, "tag-along" rights and "bring-along" rights terminated upon the closing of our initial public offering. The "piggyback" registration rights of each party under the Investor Rights Agreement will expire once all shares held by such party may be sold in any 90-day period pursuant to Rule 144.

        The board of directors has approved the payment of bonuses to the CEO and management pursuant to the CEO Special Bonus Plan and the 2000 Special Bonus Plan in an aggregate amount equal to approximately $18.7 million in connection with the initial public offering of our common stock, of which approximately $18.1 million was paid on February 27, 2004 and approximately $607,000 will be paid in March 2004. Of the $18.7 million, the named executive officers have received or will receive approximately $14.2 million, and 74 other employees have received or will receive an aggregate of approximately $4.5 million. Of the $14.2 million in bonuses to be made to the named executive officers, Mr. Ware received $13.0 million, Mr. Rush received approximately $416,300, Mr. Fashek received approximately $268,500, Mr. Noll received approximately $345,600, and Mr. Menten will receive $150,000.

        A member of our Board of Directors, David J. Simpson, is an officer of Stryker Corporation, with which we conduct business on a limited basis. During fiscal 2001, 2002 and 2003, we purchased approximately $1.5 million, $3.6 million and $2.5 million in hospital bed frames from Stryker, respectively. During those same periods, we sold approximately $340,000, $220,000 and $246,000 of therapeutic surfaces to Stryker, respectively. The transactions between KCI and Stryker are not material to either party. Moreover, our relationship with Stryker predates Mr. Simpson's election to our Board. We have had a business relationship with Stryker since 1994 and Mr. Simpson joined our Board of Directors in 2003.

        Dr. Peter Leininger, the brother of Dr. James R. Leininger, who is one of our major shareholders, has a consulting agreement with us. Dr. Peter Leininger served us in a variety of senior positions from 1978 to 1997 and consults with us on medical matters. The consulting agreement has a one-year term. Under the consulting agreement, Dr. Peter Leininger receives an annual fee of $10,000 per year and is entitled to retain the stock options which were granted to him during his employment with us. We have paid Dr. Peter Leininger $250,000 to resolve a dispute concerning a stock option granted to him which expired. Dr. Peter Leininger used the $250,000 to pay the exercise price and associated federal income taxes on certain of his stock options which he exercised in January 2004.

        A member of our board of directors, C. Thomas Smith, became a member of our board of directors in April 2003, after he had retired as the Chief Executive Officer and President of VHA Inc. VHA Inc. is affiliated with Novation, LLC. Novation is a GPO with which we have had major supply contracts since the 1980s. During fiscal 2001, 2002 and 2003, respectively, we received approximately $109.9 million, $113.1 million and $128.7 million in V.A.C. and therapeutic surfaces revenues under our Novation contracts.

DESCRIPTION OF THE SHAREHOLDER RIGHTS AGREEMENT

        In connection with the recapitalization in 1997, we entered into an Agreement Among Shareholders ("Shareholder Rights Agreement"), dated November 5, 1997, with Fremont Partners, L.P. ("Fremont"), Richard C. Blum & Associates, L.P. ("RCBA"), James R. Leininger, M.D. and other shareholders as of the date of the agreement. The following is a summary of the material provisions of the Shareholder Rights Agreement, as amended, that remain in effect following our initial public offering, but does not restate the agreement in its entirety.

Transfer of Shares

        Restrictions on Transfer.    Subject to certain exceptions, no shares of common stock may be sold, transferred, pledged or hypothecated until six months after the common stock has been the subject of a public offering.

        Tag-Along Rights.    If, at any time after the restrictions on transfer have expired, a shareholder proposes to sell common stock for value, subject to certain exceptions and notice provisions, the shareholder must offer to include in the proposed sale shares of common stock designated by any of the other shareholders on a pro rata basis. If the consideration to be received includes any securities, only shareholders that are accredited investors under the Securities Act may include their shares in the sale.

        Drag-Along Rights.    If, at any time after the restrictions on transfer have expired, Fremont or RCBA, or certain of their affiliates, proposes to sell all of the common stock they own to a third party, they will have the right to require Dr. Leininger to include all of the shares he holds in such sale, subject to certain notice requirements. Dr. Leininger is not required to sell his shares if he holds less than 10% of the issued and outstanding shares on the date he receives notice.

Preemptive Rights

        Each shareholder has the right to purchase up to that shareholder's pro rata share of any capital stock that we may propose to sell or issue. The preemptive rights granted to Dr. Leininger will be suspended if at the time of the proposed issuance and sale of capital stock, the exercise of that right would result in Fremont or RCBA, alone or together with certain of their affiliates, collectively holding less than a majority of the issued and outstanding shares of common stock. The preemptive rights do not apply to any issuance as a dividend or stock split or in an underwritten public offering. These preemptive rights are subject to the approval of our shareholders every five years.

Registration Rights

        Demand Registration.    Each shareholder may make one written request to us for the registration of at least 33% of their shares under Form S-3. Each shareholder also has the right to request an additional registration of at least 33% of their shares held between one and three years following a public offering. The order of sale is: (1) the demand registration; (2) any shares pursuant to a piggyback registration right; and (3) the shares offered by us. The shareholder shall select the investment bankers and managers subject to KCI's approval. We will pay any related expenses.

        Piggyback Registration Rights.    We are obligated to provide 20 days written notice to shareholders if it prepares and files a registration statement (other than on Form S-4, Form S-8 or other limited purpose form) in connection with our or another security holder's proposed offer and sale of common stock or equity securities convertible into common stock. Each shareholder then has ten days to notify us of the number of shares the shareholder desires to be included in the registration statement. The order of sale for a piggyback registration will be shares offered by us and then the shares requested by the shareholders on a pro rata basis. We will pay expenses related to such registration.

        Indemnification.    We will indemnify each shareholder, underwriter and controlling person for losses, damages, liabilities, costs, or expenses caused by any alleged untrue statement or alleged omission of a material fact by us in a registration statement, any prospectus contained in a registration statement, or any amendment or supplement thereto. Each shareholder will indemnify us, our directors and officers, any controlling person, and any underwriter for losses, damages, liabilities, costs, or expenses caused by any alleged untrue statement or alleged omission of a material fact made by us in a registration statement, any prospectus contained in a registration statement, or any amendment or supplement thereto, in reliance upon information furnished in writing by the shareholder.

        Holdback Agreements.    Each shareholder will not effect any public sale or distribution of common stock or any securities convertible into common stock during the period beginning on the date a notice of a proposed offering is delivered to such shareholder and ending 180 days following the effective date of any registration statement (except as part of the registration statement) if reasonably requested by the managing underwriter.

DESCRIPTION OF THE INVESTORS' RIGHTS AGREEMENT

        In connection with the issuance of Series A Convertible Preferred Stock as part of the recapitalization, we entered into an Investors' Rights Agreement ("Investors' Rights Agreement"), dated August 11, 2003, with (a) Fremont Partners III, L.P., Fremont Partners III Side-By-Side, L.P., Fremont Acquisition Company II, L.L.C., Fremont Acquisition Company IIA, L.L.C., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co., KG, Stinson Capital Partners II, L.P., RCBA-KCI Capital Partners, L.P. and James R. Leininger, M.D. (collectively, the "Sponsors") and (b) GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., DLJ Merchant Banking Partners III, L.P., DLJ Merchant Banking III, Inc., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P., John P. Byrnes, Harry R. Jacobson, M.D., David J. Simpson and C. Thomas Smith (together with the Sponsors, the "Investors"). The following is a summary of the material provisions of the Investors' Rights Agreement that remain in effect following our initial public offering, but does not restate the agreement in its entirety.

Registration Rights

        Piggyback Registration Rights.    If we propose to register the public offering of any of our capital stock under the Securities Act (other than in connection with (i) an initial firm commitment underwritten public offering, (ii) a registration relating solely to the sale of securities to participants in any of our benefit plans, (iii) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of (A) the Series A Preferred Stock and any common stock issued or issuable upon conversion of such stock and (B) any common stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (A) above (collectively, "Registrable Securities")), we are obligated to give each Investor prompt written notice of the proposed registration. Upon receipt by us of the written request of any Investor given within 20 days after mailing of notice by us, we must, subject to certain exceptions, use its reasonable best efforts to cause to be registered under the Securities Act all Registrable Securities that each Investor has requested to be registered. If the total amount of Registrable Securities requested by Investors to be included in the offering, together with the securities to be included in the offering by us and any other shareholder that is not an Investor, exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the company is required to include in the offering only that number of Registrable Securities and securities to be included by shareholders that are not Investors that the underwriters determine will not jeopardize the success of the offering. In that case, the number of securities to be included in the offering will be apportioned pro rata among the selling Investors and other shareholders who are not Investors. The registration rights of each party under the Investors' Rights Agreement will expire after our initial public offering, once all shares held by such party may be sold in any 90-day period pursuant to Rule 144.

        Indemnification.    We will indemnify each Investor, the partners or officers, directors, shareholders, members, managers, employees, subsidiaries and other affiliates of each Investor, any underwriter for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities (joint or several) and legal and other expenses to which they may become subject under the Securities Act, the Exchange Act or any state securities laws or otherwise, caused by (a) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, (b) any violation or alleged violation by us of the Act, the Exchange Act or any state securities laws or otherwise. Each Investor will indemnify us, our directors, officers, persons who control us within the meaning of the Securities Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor against any losses, claims, damages, liabilities (joint or several) and legal and other expenses to which they may become subject under the Securities Act, the Exchange Act or any state securities laws or otherwise, caused by an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, any such preliminary prospectus or final prospectus or any amendments or supplements, to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with the registration.

        Market Stand-Off Agreement.    Each Investor will not (a) transfer or dispose of, directly or indirectly, any Registrable Securities, other than those included in the registration, or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of the Registrable Securities for a period equal to (x) 180 days after the consummation of an initial firm commitment underwritten public offering, (y) 90 days after the effective date of any registration with respect to any offering subsequent such initial offering or (z) in each case, any longer period of time as may be reasonably requested or shorter period as may reasonably be deemed appropriate by the managing underwriter in connection with such offering.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Definitions." In this description, the term "KCI" refers only to Kinetic Concepts, Inc. and not any of its subsidiaries.

        KCI will issue the Series B Senior Subordinated Notes due 2013 (the "New Notes") under an Indenture, dated as of August 11, 2003 by and among KCI, the Guarantors and U.S. Bank National Association, as Trustee (the "Trustee").

        The following description is a summary of the material provisions of the Indenture. It is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the New Notes. We have filed a copy of the Indenture as an exhibit to this registration statement.

General

        The form and the terms of the new notes and the old notes are identical in all material respects, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to registration rights that apply to the old notes; and

  •
  will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        The New Notes will be unsecured obligations of KCI, ranking subordinate in right of payment to all Senior Debt of KCI.

        KCI will issue the New Notes in fully registered form only, without coupons, in denominations of $1,000 and integral multiples. The New Notes will mature on May 15, 2013. Initially, the Trustee will act as paying agent and registrar for the New Notes. The New Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially is the Trustee's corporate trust office at 60 Livingston Ave, St. Paul, Minnesota 55107-2292. KCI may change any Paying Agent and Registrar without notice to Holders of the New Notes. KCI will pay principal, and premium, if any, on the New Notes at the Trustee's corporate office in New York, New York. At KCI's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

        In this exchange offer, KCI will issue up to $205 million aggregate principal amount of New Notes in exchange for up to $205 million aggregate principal amount of the Series A Senior Subordinated Notes due 2013 (the "Old Notes"). The Indenture provides for the issuance of an unlimited amount of additional Senior Subordinated Notes due 2013 ("Additional Notes") having identical terms and conditions to the Notes offered in this offering. The Indenture allows KCI to issue Additional Notes in one or more series from time to time subject to the limitations set forth under "—Covenants—Limitation on Incurrence of Additional Indebtedness." The Old Notes, the New Notes and the Additional Notes (if any) are referred to collectively in this section as the "Notes".

        Interest on the New Notes will accrue at the rate of 7.375% per annum and will be payable semiannually in cash on each May 15 and November 15, commencing on November 15, 2003. KCI will make each interest payment to the Holders of record at the close of business on the immediately preceding May 1 and November 1. Interest on the New Notes will accrue from the date of issuance of the Old Notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The New Notes offered hereby, the Old Notes and any Additional Notes will be treated as a single class for all purposes under the Indenture.

        The New Notes will not be entitled to the benefit of any mandatory sinking fund.

Optional Redemption

        On and after May 15, 2008, KCI may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

If Redeemed During the 12-Month Period Commencing	Redemption Price
2008	103.688%
2009	102.458%
2010	101.229%
2011 and thereafter	100.000%

        In addition, at any time prior to May 15, 2008, KCI may, at its option, redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of (i) 101% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, and (ii) the Make-Whole Premium with respect to the Notes, or the portions thereof, to be redeemed, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to the date of redemption.

        At any time, or from time to time, on or prior to May 15, 2006, KCI may, on any one or more occasions, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem the Notes issued under the Indenture at a redemption price equal to 107.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, KCI shall make such redemption not more than 90 days after the consummation of any such Equity Offering. On February 27, 2004, we gave notice that we will redeem $71.75 million principal amount of notes pursuant to this provision on March 29, 2004.

Selection and Notice of Redemption

        If less than all of the Notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

  1.
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  2.
  if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions of the Notes for redemption will be made by the Trustee only on a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

        Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions of the Notes called for redemption as long as KCI has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Subordination

        The payment of all Obligations on the New Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt.

        The holders of Senior Debt will be entitled to receive payment, in full in cash or Cash Equivalents, in full of all Obligations due in respect of Senior Debt, before the Holders of Notes will be entitled to receive any payment or distribution of any kind with respect to the Notes, in the event of any payment or distribution to creditors of KCI:

  1.
  in a liquidation or dissolution of KCI;

  2.
  in a winding up, reorganization or marshaling of assets of KCI;

  3.
  in an assignment for the benefit of creditors; or

  4.
  in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to KCI or its property, whether voluntary or involuntary.

        KCI also may not make any payment in respect of the Notes if:

  1.
  a payment default on Designated Senior Debt occurs and continues beyond any applicable grace period; or

  2.
  any other payment default occurs and is continuing on Designated Senior Debt that permits the holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a written notice of such default (a "Default Notice") from the representative of the holders of such Designated Senior Debt.

        During the 180 days after the delivery of such Default Notice, neither KCI nor any other Person on its behalf shall:

  (1)
  make any payment or distribution of any kind or character with respect to any Obligations on the Notes, or

  (2)
  acquire any of the Notes for cash or property or otherwise.

        Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default.

        By reason of the subordination provisions described above, in the event of the insolvency of KCI, creditors of KCI who are not holders of Senior Debt, including the Holders of the New Notes, may recover less ratably than holders of Senior Debt.

        As of November 30, 2003, KCI and the Guarantors had approximately $481.1 million of Senior Debt outstanding and $88.7 million of availability under the Credit Agreement.

Guarantees

        The Notes are guaranteed by the following subsidiaries of the Company:

  1.
  KCI Holding Company, Inc

  2.
  KCI Real Holdings, L.L.C.

  3.
  KCI International, Inc.

  4.
  KCI Licensing, Inc.

  5.
  KCI Properties Limited

  6.
  KCI Real Property Limited

  7.
  KCI USA, Inc.

  8.
  KCI USA Real Holdings, L.L.C.

  9.
  Medclaim, Inc.

        Each Guarantor will jointly and severally guarantee the Company's obligations under the Notes. The Guarantees are subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantor Senior Debt will be limited as necessary to prevent the Guarantor Senior Debt from constituting a fraudulent conveyance under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

        Each Guarantor may consolidate with or merge into or sell its assets to KCI or another Guarantor that is a Wholly Owned Restricted Subsidiary of KCI without limitation, or with or into or to other Persons upon the terms and conditions set forth in the Indenture. See "Covenants—Merger, Consolidation and Sale of Assets." If all of the Capital Stock of a Guarantor is sold by KCI and/or by one or more of KCI's Restricted Subsidiaries, the Guarantor's Guarantee will be automatically and unconditionally released. In addition, any Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture will be relieved of its obligations under its Guarantee.

Change of Control

        If a Change of Control occurs, KCI will make an offer as described below (the "Change of Control Offer") and each Holder will have the right to require KCI to purchase all or a portion of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase.

        Within 30 days following the date upon which the Change of Control occurred, KCI must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the

Change of Control Payment Date. Prior to the mailing of the notice, but in any event within 30 days following any Change of Control, KCI will:

  (1)
  obtain the requisite consents under the Credit Agreement (so long as the terms of which provide that a Change of Control would result in a default or event of default or would otherwise require repayment) and all other Senior Debt (the terms of which provide that a Change of Control would result in a default or event of default or would otherwise require repayment) to permit the repurchase of the Notes as provided below, or

  (2)
  in the event a consent is not obtained with respect to such Credit Agreement or any such other Senior Debt, repay in full and terminate all commitments under Indebtedness under such Credit Agreement or such other Senior Debt, as the case may be, or offer to repay in full and terminate all commitments under all Indebtedness under such Credit Agreement or such other Senior Debt, as the case may be, and to repay the Indebtedness owed to each lender which has accepted such offer.

        KCI shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. KCI's failure to comply with the covenant described in the first sentence of this paragraph shall be governed by clause (c) and not clause (b) under "Events of Default" below.

        If a Change of Control Offer is made, KCI might not have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. If KCI is required to purchase outstanding Notes pursuant to a Change of Control Offer, KCI expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, KCI might not be able to obtain such financing.

        Neither the Board of Directors of KCI nor the Trustee may waive the covenant relating to a Holder's right of redemption upon a Change of Control. Restrictions in the Indenture on the ability of KCI and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of KCI, whether favored or opposed by the management of KCI. Consummation of any of these transactions may require redemption or repurchase of the Notes, and KCI or the acquiring party might not have sufficient financial resources to effect that redemption or repurchase. The restrictions in the Indenture described above, as well as the restrictions on transactions with Affiliates described below may make a leveraged buyout of KCI or any of its Subsidiaries more difficult. While those restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        KCI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Offer. KCI will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture if the provisions of any applicable laws or regulations conflict with the "Change of Control" provisions of the indenture.

Registration Rights

        The Company and the placement agents for the Old Notes entered into a Registration Rights Agreement on the Issue Date. The following summary of the registration rights provided in the

Registration Rights Agreement and the Notes is not complete. You should refer to the Registration Rights Agreement and the Notes for a full description of the registration rights that apply to the Notes.

        KCI and each Guarantor have agreed with the placement agents that they will use their best efforts to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for an issue of subordinated notes of KCI (the "Exchange Notes"), guaranteed by the Guarantors, with terms identical to the Old Notes. The Exchange Notes will not bear legends restricting transfer.

        KCI and the Guarantors are obligated to cause the Exchange Offer to remain open for at least 20 business days after the date KCI mails notice of the Exchange Offer to Holders of the Old Notes. For each Old Note surrendered to KCI under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from the Issue Date.

        KCI will be entitled to close any Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Old Notes validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer will bear interest at the rate of 7.375% per annum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

        In the event that applicable interpretations of the staff of the SEC do not permit KCI to effect the Exchange Offer, or under other specified circumstances, KCI and the Guarantors will use their best efforts to cause to become effective a shelf registration statement with respect to resales of the Old Notes. KCI and the Guarantors will use their best efforts to keep any such shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) of the Securities Act after the Issue Date, or such shorter period that will terminate when all Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. KCI and the Guarantors will, in the event of such a shelf registration, provide to each Holder of Old Notes copies of the prospectus, notify each Holder of Old Notes when a shelf registration statement for the Old Notes has become effective and take certain other actions as are required to permit resales of the Old Notes.

        A Holder that sells its Old Notes pursuant to the shelf registration statement:

  (1)
  will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers;

  (2)
  will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

  (3)
  will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including indemnification obligations).

        In the event that the Exchange Offer is not consummated and a shelf registration statement is not declared effective on or prior to the date that is 240 days after the Issue Date, the annual interest rate borne by the Old Notes will be increased by 0.5% over the interest rate of 7.375% per annum otherwise applicable to such Old Notes. The amount of additional interest will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum additional 1.0% over the rate of 7.375% per annum initially applicable to the Old Notes, until the Exchange Offer is consummated or a shelf registration statement is declared effective. Once the Exchange Offer is consummated or a shelf registration statement is declared effective, the annual interest rate borne by the Old Notes shall be changed to again be the rate of 7.375% per annum.

Covenants

        Following is a summary of the material covenants in the Indenture:

Overview.

        KCI will not, and will not permit any of its Restricted Subsidiaries, to:

  •
  incur additional debt;

  •
  pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

  •
  place limitations on distributions from Restricted Subsidiaries;

  •
  issue or sell capital stock of Restricted Subsidiaries;

  •
  issue guarantees;

  •
  sell or exchange assets;

  •
  enter into transactions with affiliates;

  •
  create liens; and

  •
  effect mergers.

Limitation on Incurrence of Additional Indebtedness.

(a)
KCI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, KCI or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of KCI and its Restricted Subsidiaries is greater than 2.0 to 1.0.

        Notwithstanding the foregoing, KCI and any Restricted Subsidiary (except as specified below) may incur each and all of the following:

  (1)
  Indebtedness under the Notes offered hereby and the Guarantees thereof;

  (2)
  Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $580.0 million, less

  (A)
  the aggregate amount of any Indebtedness of Securitization Entities in Qualified Securitization Transactions incurred at a time that KCI is not able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this clause (a), provided that KCI may elect in writing to the Trustee to have the amount of said reduction resulting from such Indebtedness incurred in connection with a Qualified Securitization Transaction to be reduced by an amount (the "Transferred Reduction Amount") up to the then remaining amount of Indebtedness that could be incurred pursuant to clause (13) below, and in the event of such election, the amount of Indebtedness that can be incurred pursuant to clause (13) below will be reduced by the Transferred Reduction Amount,

  (B)
  the amount of all scheduled principal payments actually made by KCI (excluding any such payment to the extent such payment is made with the proceeds of Indebtedness incurred at the time of repayment), and

    (C)
    the amount of all required permanent prepayments of Indebtedness under the Credit Agreement actually made with the proceeds of an Asset Sale;

        The aggregate amount of reductions under subclauses (A), (B) and (C) above at any time can be established by KCI by providing the Trustee with an officers' certificate setting forth the calculations for such amount.

  (3)
  Indebtedness of Foreign Subsidiaries not to exceed $40.0 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies) at any time outstanding pursuant to this clause (3);

  (4)
  other Indebtedness of KCI and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or permanent mandatory prepayments when actually paid or permanent reductions thereon;

  (5)
  Interest Swap Obligations of KCI covering Indebtedness of KCI or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of KCI covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rate risk with respect to any floating and/or fixed rate on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates and not with the purpose of speculation;

  (6)
  Indebtedness under Currency Agreements; provided that such Currency Agreements do not increase the Indebtedness of KCI and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (7)
  Indebtedness of a Restricted Subsidiary of KCI to KCI or to a Restricted Subsidiary of KCI for so long as such Indebtedness is held by KCI or a Restricted Subsidiary of KCI, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual) held by a Person other than KCI or a Restricted Subsidiary of KCI; provided that if as of any date any Person other than KCI or a Restricted Subsidiary of KCI owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual), such date shall be deemed the incurrence of Indebtedness which is not allowed by this clause (7);

  (8)
  Indebtedness of KCI to a Restricted Subsidiary of KCI for so long as such Indebtedness is held by a Restricted Subsidiary of KCI, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual); provided that (A) any Indebtedness of KCI to any Restricted Subsidiary of KCI (other than a Restricted Subsidiary which is a Guarantor) is unsecured and subordinated, pursuant to a written agreement, to KCI's obligations under the Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary of KCI owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual), such date shall be deemed the incurrence of Indebtedness which is not allowed by this clause (8);

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

  (10)
  Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of KCI or such Restricted Subsidiary in accordance with customary industry practices, in amounts and for the purposes customary in KCI's industry;

  (11)
  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to KCI or any Subsidiary of KCI (except for Standard Securitization Undertakings);

  (12)
  Refinancing Indebtedness;

  (13)
  additional Indebtedness of KCI and its Restricted Subsidiaries in an aggregate principal amount not to exceed $100.0 million at any one time outstanding (which may be Indebtedness under the Credit Agreement in addition to that permitted by clause (2)); and

  (14)
  Acquired Indebtedness, and refinancings or replacements thereof, not to exceed $50.0 million at any one time outstanding pursuant to this clause (14).

(b)
For purposes of determining any particular amount of Indebtedness under this "Limitation on Incurrence of Additional Indebtedness" covenant, Indebtedness incurred under the Credit Agreement on or prior to the Issue Date shall be treated as incurred pursuant to subclause (2) of the second paragraph of section (a) of this "Limitation on Incurrence of Additional Indebtedness" covenant. For purposes of determining compliance with this "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness at any time could have been incurred (regardless of when it was actually incurred) under more than one of the types of Indebtedness described above (other than Indebtedness incurred under the Credit Agreement on or prior to the Issue Date, which shall be treated as incurred pursuant to subclause (2) of the second paragraph of clause (a) of this "Limitation on Incurrence of Additional Indebtedness" covenant), including under the first paragraph of clause (a) of this covenant, KCI, in its sole discretion, shall classify, and at any such time may reclassify, such item of Indebtedness.

  Limitation on Restricted Payments.

        KCI will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of KCI or warrants, options or other rights to acquire Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)) on or in respect of shares of KCI's Capital Stock to holders of such Capital Stock,

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of KCI or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of KCI that is subordinate or junior in right of payment to the Notes, or

  (4)
  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  (A)
  a Default or an Event of Default shall have occurred and be continuing,

    (B)
    KCI is not able to incur at least $1.00 of additional Indebtedness under the first paragraph of clause (a) of the covenant described under "Limitation on Incurrence of Additional Indebtedness," or

    (C)
    the aggregate amount of Restricted Payments (including such proposed Restricted Payment but excluding the Distribution) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of KCI, whose determination shall be conclusive) shall exceed the sum, without duplication, of:

    (1)
    50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of KCI earned during the period beginning on the first day of the fiscal quarter which includes the Issue Date and ending on the last day of the last fiscal quarter that precedes the date the Restricted Payment occurs (the "Reference Date") for which a financial statement relating to such fiscal quarter has been filed or furnished in a report with the SEC (treating such period as a single accounting period); plus

    (2)
    100% of the aggregate net cash proceeds received by KCI from any Person (other than a Subsidiary of KCI) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of KCI (other than the Preferred Stock to the extent that the net cash proceeds therefrom are or are expected to be used to fund the Distribution and other than proceeds of Qualified Capital Stock to the extent that they are used pursuant to clause (14) of Permitted Investments); plus

    (3)
    100% of the aggregate net cash proceeds received after the Issue Date by KCI from the issuance or sale (other than to a Subsidiary of KCI) of debt securities or Disqualified Capital Stock (other than the Preferred Stock to the extent that the net cash proceeds therefrom are or are expected to be used to fund the Distribution) that have been converted into or exchanged for Qualified Capital Stock of KCI, together with (without duplication) any net cash proceeds received by KCI at the time of such conversion or exchange; plus

    (4)
    to the extent not otherwise included in the Consolidated Net Income of KCI, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in Unrestricted Subsidiaries resulting from the payments in cash of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to KCI or a Restricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary; plus

    (5)
    to the extent not otherwise included in Consolidated Net Income, net cash proceeds from sale of Investments which were treated as Restricted Payments, but not to exceed the amounts so treated; plus

    (6)
    without duplication of any amounts included in clauses (C)(2) and (C)(3) above, 100% of the aggregate net cash proceeds of any equity contribution received by KCI from a holder of KCI's Capital Stock other than proceeds of a Capital Contribution to the extent that they are used pursuant to clause (14) of Permitted Investments.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or redemption payment if the dividend or redemption payment would have been permitted on the date of declaration;

  (2)
  the acquisition of any shares of Capital Stock of KCI, either:

  (A)
  solely in exchange for shares of Qualified Capital Stock of KCI (or warrants, options or other rights to acquire Qualified Capital Stock of KCI (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)), or

  (B)
  through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of KCI) of shares of Qualified Capital Stock of KCI (or warrants, options or other rights to acquire Qualified Capital Stock of KCI (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock));

  (3)
  the acquisition of any Indebtedness of KCI or of any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, either:

  (A)
  solely in exchange

  (i)
  for shares of Qualified Capital Stock of KCI (or warrants, options or other rights to acquire Qualified Capital Stock of KCI (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)); or

  (ii)
  Refinancing Indebtedness; or

  (B)
  through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of KCI) of

  (i)
  shares of Qualified Capital Stock of KCI (or warrants, options or other rights to acquire Qualified Capital Stock of KCI (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)); or

  (ii)
  Refinancing Indebtedness;

  (4)
  the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to the "—Change of Control" covenant; provided that prior to such purchase KCI has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer and that no Default or Event of Default is in existence prior to or as a result of such purchase;

  (5)
  so long as no Default or Event of Default shall have occurred and be continuing, repurchases by KCI of Equity Interests of KCI from employees, consultants or directors of KCI or any of its Subsidiaries or their authorized representatives upon or within 270 days after the death, disability or termination of employment, consultancy, or directorships of such employees, consultants or directors, in an amount not to exceed:

  (A)
  a cumulative amount equal to $10.0 million per fiscal year (or partial fiscal year) beginning with the fiscal year that included the Issue Date, minus

    (B)
    the aggregate amount of Restricted Payments made pursuant to this clause (5); provided, however, that the aggregate amount of Restricted Payments made pursuant to this clause (5) shall not exceed $30.0 million in the aggregate from and after the Issue Date;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options;

  (7)
  for the avoidance of doubt only, payments pursuant to the Management Agreement;

  (8)
  other Restricted Payments pursuant to this clause (8) not to exceed $30.0 million in the aggregate from and after the Issue Date;

  (9)
  the acquisition of, or declaration or payment of dividends (other than dividends paid in Disqualified Capital Stock) on, Equity Interests of KCI in connection with the consummation of the Distribution, but excluding any dividends declared or paid on the preferred stock issued in connection with the consummation of the Distribution;

  (10)
  after the Holding Company Merger, payments to the Parent pursuant to this clause (10), (i) to enable the Parent to pay the Federal, state, local, or foreign tax liabilities of itself, and of KCI and its Subsidiaries for which it is liable; such payment shall be determined assuming that the Parent, KCI, and the Subsidiaries file a consolidated Federal (and where actually filed, consolidated, combined, unitary or similar returns for state, local or foreign purposes) tax return with the Parent as the Parent and KCI and the Subsidiaries as members and that the Parent has no substantial assets other than the stock of KCI and any tax payments shall either be used by the Parent to pay such tax liabilities within 90 days of the Parent's receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed $10 million per year in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, and other corporate overhead expenses in the ordinary course of business; and

  (11)
  for the avoidance of doubt, the distribution of any Equity Interests of any Subsidiary of KCI for the purpose of establishing a holding company structure in compliance with the covenant described under "—Merger, Consolidation and Sale of Assets."

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the immediately preceding paragraph, amounts expended pursuant to clauses (2)(A), (3)(A), (3)(B)(ii), (6), (7), (9), (10) and (11) shall be excluded in such calculation and amounts expended pursuant to clauses (1), (2)(B), (3)(B)(i), (4), (5) and (8) shall be included in such calculation.

        Not later than:

  (a)
  5 days after making any Restricted Payment in excess of $5 million or the last Restricted Payment of a series of related Restricted Payments in excess of $5 million, or

  (b)
  45 days after the end of any fiscal quarter in which KCI and Restricted Subsidiaries made Restricted Payments in excess of $2.5 million, KCI shall deliver to the Trustee an officers' certificate stating that such Restricted Payment (or Restricted Payments) complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon KCI's latest available internal quarterly financial statements; provided, however, that no such officer's certificate shall be required in connection with Restricted Payments made pursuant to clauses (2)(A), (3)(A), (3)(B)(ii), (6), (9), (10) and (11) or payments pursuant to the Management Agreement pursuant to clause (7) of the immediately preceding paragraph.

Limitation on Asset Sales.

        KCI will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  KCI or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by KCI's Board of Directors),

  (2)
  at least 75% of the consideration received by KCI or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition provided that for purposes of this provision, the amount of

  (A)
  any liabilities (as shown on the most recent balance sheet of KCI or such Restricted Subsidiary or in the notes thereto) of KCI or such Restricted Subsidiary that are assumed by the transferee of any such assets (other than liabilities that are by their terms pari passu with or subordinated to the Notes or the guarantee of the Guarantors, as applicable) and

  (B)
  any securities or other obligations received by KCI or any such Restricted Subsidiary from such transferee that are immediately converted by KCI or such Restricted Subsidiary into cash or Cash Equivalents (or (i) are Marketable Securities that are actually sold for cash or Cash Equivalents within 180 days of the consummation of such Asset Sale or (ii) as to which KCI or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 180-day period)

    will be deemed to be cash or Cash Equivalents (and shall be deemed to be Net Cash Proceeds for purposes of the following provisions as and when reduced to cash or Cash Equivalents) to the extent of the net cash or Cash Equivalents realized thereon, and

  (3)
  upon the consummation of an Asset Sale, KCI shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

  (A)
  to repay or prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

  (B)
  to make an investment (or shall have entered into a binding commitment to make such an investment within 180 days) in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of KCI and its Subsidiaries as existing on the Issue Date or in businesses which are the same, similar or reasonably related or complementary to the businesses in which KCI and its Restricted Subsidiaries are engaged on the Issue Date ("Replacement Assets"), or

  (C)
  a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

        On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of KCI or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied (or committed to the purchase of replacement assets) on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by KCI or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by KCI or any Restricted Subsidiary of KCI, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. KCI may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

        In the event of the transfer of substantially all (but not all) of the property and assets of KCI and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of KCI and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of KCI or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notwithstanding the two immediately preceding paragraphs, KCI and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value.

        Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        If a Net Proceeds Offer is made, there can be no assurance that KCI will have available funds sufficient to pay the Net Proceeds Offer Amount for all the Notes that might be delivered by Holders seeking to accept the Net Proceeds Offer. In the event KCI is required to purchase outstanding Notes pursuant to a Net Proceeds Offer, KCI expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that KCI would be able to obtain such financing. In addition, the terms of the instruments relating to Senior Debt of KCI or a Restricted Subsidiary of KCI may require the Net Proceeds be used to repay or prepay Senior Debt.

        KCI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, KCI shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        KCI will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of KCI to:

  (a)
  pay dividends or make any other distributions on or in respect of its Capital Stock to KCI or any of its Restricted Subsidiaries;

  (b)
  make loans or advances or to pay any Indebtedness or other obligation owed to KCI or any other Restricted Subsidiary of KCI; or

  (c)
  transfer any of its property or assets to KCI or any other Restricted Subsidiary of KCI,

        except for such encumbrances or restrictions existing under or by reason of:

    (1)
    applicable law;

    (2)
    the Indenture;

    (3)
    customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of KCI;

    (4)
    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Restricted Subsidiaries, or the properties or assets of any Restricted Subsidiaries, other than the Person or such Person's Subsidiaries or the properties or assets of the Person so acquired or such Person's Subsidiaries;

    (5)
    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (6)
    any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

    (7)
    any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien;

    (8)
    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

    (9)
    customary provisions in joint venture agreements and other similar agreements;

    (10)
    the documentation relating to Indebtedness of Foreign Subsidiaries incurred pursuant to the terms of the Indenture, provided that such encumbrances or restrictions are not more restrictive than those contained in the Credit Agreement;

    (11)
    the Credit Agreement;

    (12)
    the documentation relating to other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitations on Incurrence of Additional Indebtedness"; provided that such encumbrances or restrictions are not more restrictive than those contained in the Credit Agreement;

    (13)
    the documentation relating to Indebtedness of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; or

    (14)
    an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in subclause (2), (4), (5) or (11) of this clause (c); provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to KCI in any material respect as determined by the Board of Directors of KCI in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such subclause (2), (4), (5) or (11) of this clause (c).

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent KCI or any Subsidiary of KCI from creating, incurring, assuming or suffering to exist any Permitted Liens.

Limitation on Preferred Stock of Restricted Subsidiaries.

        KCI will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to KCI or to a Wholly Owned Restricted Subsidiary of KCI) or permit any Person (other than KCI or a Wholly Owned Restricted Subsidiary of KCI) to own any Preferred Stock of any Restricted Subsidiary of KCI.

Limitation on Liens Securing Indebtedness.

        KCI will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind securing any Indebtedness against or upon any property or assets of KCI or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom to secure any Indebtedness unless:

  (1)
  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, and

  (2)
  in all other cases, the Notes and the Guarantees are equally and ratably secured, except for

  (A)
  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (B)
  Liens securing Indebtedness incurred under the Credit Agreement;

  (C)
  Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

  (D)
  Liens securing the Notes and the Guarantees;

  (E)
  Liens of KCI or a Restricted Subsidiary of KCI on assets of any Subsidiary of KCI;

  (F)
  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens

  (i)
  are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

  (ii)
  do not extend to or cover any property or assets of KCI or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

  (G)
  Permitted Liens.

Prohibition on Incurrence of Senior Subordinated Debt.

        KCI will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or any Guarantee, as the case may be, and expressly contractually subordinate in right of payment to any other Indebtedness of KCI or such Guarantor, as the case may be.

Merger, Consolidation and Sale of Assets.

        KCI will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of KCI to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of KCI's assets (determined on a consolidated basis for KCI and KCI's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person (other than KCI or any Wholly Owned Restricted Subsidiary that is a Guarantor) unless:

  (1)
  either

  (A)
  with respect to such a consolidation or merger, KCI shall be the surviving or continuing corporation or

  (B)
  the Person (if other than KCI) formed by such consolidation or into which KCI is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of KCI and of KCI's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")

  (i)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

  (ii)
  shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of KCI to be performed or observed;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), KCI or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of clause (a) of the covenant described above under "—Limitation on Incurrence of Additional Indebtedness";

  (3)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  KCI or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of KCI, the Capital Stock of which constitutes all or substantially all of the properties and assets of KCI, shall be deemed to be the transfer of all or substantially all of the properties and assets of KCI.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of KCI in accordance with the foregoing, in which KCI is not the continuing corporation, the successor Person formed by such consolidation or into which KCI is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, KCI under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the "—Limitation on Asset Sales" covenant) will not, and KCI will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than KCI or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

  (2)
  such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Any merger or consolidation of a Guarantor with and into KCI (with KCI being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of KCI need only comply with clause (4) of the first paragraph of this covenant.

        The foregoing restrictions shall not apply to any transaction involving (A) a merger of KCI and one of its Subsidiaries for the purposes of establishing a holding company structure (the "Holding Company Merger") or (B) the merger of KCI and one of its Subsidiaries for the purpose of reincorporating into another jurisdiction. Either of the transactions described in clause (A) or clause (B) of this paragraph may be effected individually or in connection with one or more related transactions; provided that (i) such transaction or transactions (individually or taken as a whole) is not for the purposes of evading the provisions set forth in this section and (ii) clause (1) of the first paragraph of this covenant applies to such transaction or transactions.

Limitations on Transactions with Affiliates.

(a)
KCI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than:

(1)
Affiliate Transactions permitted under clause (b) below; and

(2)
Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of KCI or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.5 million shall be approved by the Board of Directors of KCI or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution delivered to the Trustee stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If KCI or any Restricted Subsidiary of KCI enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $20.0 million, KCI or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to KCI or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)
The restrictions set forth in clause (a) shall not apply to:

(1)
fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of KCI or any Restricted Subsidiary of KCI in the ordinary course of business of KCI or such Restricted Subsidiary;

(2)
transactions exclusively between or among KCI and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(3)
any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)
so long as no Default or Event of Default has occurred and is continuing, the payment of amounts owing pursuant to the Management Agreement;

(5)
issuance of employee stock options approved by the Board of Directors of KCI and the shareholders of KCI;

(6)
transactions effected as part of a Qualified Securitization Transaction;

(7)
Restricted Payments permitted by, and Permitted Investments made in accordance with, the Indenture;

(8)
any sale or issuance of Equity Interests of KCI (other than Disqualified Capital Stock) to any Affiliate of KCI and the entering into and performance of any obligations under any investors' rights agreement, any management rights agreement or other customary agreements entered into in connection with such sale or issuance;

(9)
declaration and payment of the Distribution;

(10)
the sale of the Preferred Stock, the net proceeds of which are or will be used for the Distribution, on substantially the terms described in this prospectus, and the entering into and performance of any obligations under any investors' rights agreement, any management rights agreement or other customary agreements entered into in connection therewith;

(11)
payment of bonuses to and purchases of Equity Interests from employees, directors and consultants of KCI or any Restricted Subsidiary; and

(12)
the distribution of any Equity Interests of any Subsidiary of KCI for the purpose of establishing a holding company structure in compliance with the covenant described under "—Merger, Consolidation and Sale of Assets."

Additional Subsidiary Guarantees.

        If KCI or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (other than a Foreign Subsidiary or a Securitization Entity) that is not a Guarantor and that has total assets with a book value in excess of $500,000 after giving effect to such transfer, or if KCI or any of its Restricted

Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary (other than a Foreign Subsidiary or a Securitization Entity) having total assets with a book value in excess of $500,000 that is not already a Guarantor, then such transferee or acquired or other Restricted Subsidiary shall within 15 days of the end of the next succeeding fiscal quarter (unless the book value of such Restricted Subsidiary is in excess of $5.0 million in which case, contemporaneously with the organization, acquisition or other investment in such Restricted Subsidiary, as the case may be) (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of KCI's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Reports to Holders.

        The Indenture provides that KCI will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which KCI is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that KCI may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, KCI will file with the SEC, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. KCI will also comply with the other provisions of TIA section 314(a).

Limitation on Repurchase of Equity Interests from Employees.

        KCI will not, nor will it permit any of its Restricted Subsidiaries to, repurchase any Equity Interest issued to any officer, employee, director or consultant pursuant to the terms of the Management Equity Plan other than:

  (a)
  a repurchase of any Equity Interest that is made pursuant to the Distribution;

  (b)
  a repurchase of any Equity Interest that is made after the death or Permanent Disability of such officer, employee, director or consultant;

  (c)
  a repurchase of any Capital Stock which has been owned by such officer, employee, director or consultant for a period of time greater than six months;

  (d)
  a repurchase of any Equity Interest in connection with a Change of Control or in connection with a merger or consolidation, or sale, assignment, transfer, lease, conveyance, or disposition of all or substantially all of KCI's assets, which is permitted pursuant to the terms of the covenant described herein under the heading "—Merger, Consolidation and Sale of Assets";

  (e)
  a repurchase of any Equity Interest at any point in time which all options issued and outstanding under the Management Equity Plan are subject to variable plan accounting pursuant to the accounting provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25);

  (f)
  a repurchase of any Equity Interest to the extent necessary or advisable pursuant to Section 10 or 13 of the Management Equity Plan; however, for purposes of clarity, KCI's call right upon a participant's termination of employment, except in the event of death or Permanent Disability, described in Section 10(a) of the Management Equity Plan shall not be considered necessary or advisable;

  (g)
  a repurchase of any Equity Interest to the extent used to satisfy Minimum Tax Withholding requirements associated with the exercise of such Equity Interest; or

  (h)
  a repurchase of any Equity Interest at any point subsequent to KCI's adoption of the accounting provisions of Financial Accounting Standards Board Issuance No. 123—"Accounting for Stock-Based Compensation" (FAS 123), or any other fair value method of accounting generally accepted in the United States, such that the repurchase of such Equity Interest would not trigger liability accounting for all options under the Management Equity Plan.

        Notwithstanding the foregoing, KCI and its Restricted Subsidiaries will need to comply with the other covenants contained in the Indenture in connection with such repurchases, including the covenant described above under "—Limitation on Restricted Payments."

Events of Default

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on any Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (2)
  default in payment when due of the principal or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (3)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after KCI receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions of applicable grace periods) the principal amount of any Indebtedness of KCI or any Restricted Subsidiary of KCI (other than a Securitization Entity) and such failure continues for a period of 30 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by KCI or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 30-day period described above has passed, aggregates $25.0 million or more at any time;

  (5)
  failure by KCI or any of its Significant Subsidiaries to pay one or more final judgments aggregating in excess of $25.0 million (excluding judgments that are covered by insurance provided by a reputable insurer as to which the insurer has acknowledged coverage), which judgments are not paid, discharged or stayed for a period of 60 days after becoming final and non-appealable;

  (6)
  certain events of bankruptcy affecting KCI or any of its Significant Subsidiaries; or

  (7)
  any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee, other than

  •
  by reason of release of a Guarantor in accordance with the terms of the Indenture or

  •
  in connection with the bankruptcy of a Guarantor,

    so long as the aggregate assets of such Guarantor and any other Guarantor whose Guarantee ceased or ceases to be in full force as a results of a bankruptcy are less than $25 million).

        If an Event of Default (other than an Event of Default specified in clause (f) above with respect to KCI) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare all the Notes to be due and payable by notice in writing to KCI and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the outstanding Notes

  (1)
  will become immediately due and payable, or

  (2)
  if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of:

  •
  an acceleration under the Credit Agreement or

  •
  five business days after receipt by KCI and the representative under the Credit Agreement of such Acceleration Notice.

        If an Event of Default specified in clause (f) above with respect to KCI occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree,

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

  (4)
  if KCI has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (f) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        Under the Indenture, KCI is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Incorporators, Shareholders, Officers, Directors, or Employees

        No director, officer, employee, incorporator, stockholder or controlling person of KCI or of any successor in interest to KCI shall have any liability for any obligations of KCI under the Notes or Indenture, or for any claim based on, in respect of, or by reason of, such obligations on their creation. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver will not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        KCI may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that KCI shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of their obligations with respect to the Notes, except for

  (1)
  the rights of Holders to receive payments from a trust established by KCI in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,

  (2)
  KCI's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and KCI's obligations in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, KCI may, at its option and at any time, elect to have the obligations of KCI released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance,

  (1)
  KCI must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, KCI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

  (a)
  KCI has received from, or there has been published by, the Internal Revenue Service a ruling or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, KCI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  (i) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or (ii) in the case of Legal Defeasance, no Defaults or Events of Default from bankruptcy or insolvency events shall have occurred at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  KCI shall have delivered to the Trustee an opinion of counsel to the effect that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which KCI or any of its Restricted Subsidiaries is a party or by which KCI or any of its Restricted Subsidiaries is bound;

  (6)
  KCI shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by KCI with the intent of preferring the Holders over any other creditors of KCI or with the intent of defeating, hindering, delaying or defrauding any other creditors of KCI or others;

  (7)
  KCI shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

  (8)
  KCI shall have delivered to the Trustee an opinion of counsel to the effect that creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, and, assuming that no Holder is an "insider" as that term is defined in the United States Bankruptcy Code, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

  (9)
  certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

  (1)
  either

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by KCI and thereafter repaid to KCI or discharged from such trust) have been delivered to the Trustee for cancellation, or

    (b)
    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption in accordance with the Indenture and KCI has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (or to the date of redemption in the case of the Notes being called for redemption) together with irrevocable instructions from KCI directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  KCI has paid all other sums payable under the Indenture by KCI; and

  (3)
  KCI has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

        From time to time, KCI, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including:

  (1)
  curing ambiguities, defects or inconsistencies,

  (2)
  to comply with any requirements of the Commission in order to effect or maintain qualification under TIA, or

  (3)
  to make any change that will provide any additional benefit to the Holders or does not adversely affect rights of any Holder,

so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

        Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected, an amendment may not:

  (1)
  reduce the amount of Notes whose Holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

  (4)
  make any Notes payable in money other than that stated in the Notes;

  (5)
  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

  (6)
  amend, change or modify in any material respect the obligation of KCI to make and consummate a Change of Control Offer in the event a Change of Control has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated, or, following the occurrence or consummation of a Change of Control or Asset Sale, modify any of the provisions or definitions with respect thereto;

  (7)
  modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

  (8)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

  (9)
  amend, change or modify in any material respect any provision of the Indenture relating to an offer to redeem upon an Event of Failure.

Governing Law

        The Indenture provides that it, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of KCI or a Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

        The certificates representing the New Notes will be issued in fully registered form without interest coupons. Except as described below, the New Notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Investors may hold their interests in a Regulation S global note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such system. However, upon issuance we intend to settle by delivering interests in the Regulation S global note solely through Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Regulation S global notes on behalf of their participants through DTC.

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such global note for all purposes under the Indenture and the New Notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream.

        Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither KCI, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        KCI expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. KCI also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        KCI expects that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note is credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

        KCI understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither KCI nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by KCI within 90 days, KCI will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with the DTC's rules and procedures, in addition to those provided for under the Indenture.

Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (1) existing at the time such Person becomes a Restricted Subsidiary of KCI or at the time it merges or consolidates with KCI or any of its Restricted Subsidiaries or (2) which becomes Indebtedness of KCI or a Restricted Subsidiary in connection with the acquisition of assets from such Person, and in each case not incurred by such Person or its Subsidiary in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of KCI or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Asset Acquisition" means (1) an Investment by KCI or any Restricted Subsidiary of KCI in any other Person pursuant to which such Person shall become a Restricted Subsidiary of KCI or any Restricted Subsidiary of KCI, or shall be merged with or into KCI or any Restricted Subsidiary of KCI, or (2) the acquisition by KCI or any Restricted Subsidiary of KCI of the assets of any Person (other than a Restricted Subsidiary of KCI) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by KCI or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than KCI or a Restricted Subsidiary of KCI of any asset of KCI or any of its restricted subsidiaries.

        "Capital Contribution" means any contribution to the equity of KCI from a direct or indirect parent of KCI for which no consideration is given.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means

  (1)
  securities issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the four highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

  (7)
  investments made by Foreign Subsidiaries in local currencies in instruments issued by or with entities of such jurisdiction having correlative attributes to the foregoing.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of KCI or, after a Holding Company Merger, Parent to any Person (other than to KCI or a Guarantor) or group of related Persons (other than KCI and the Guarantors) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

  (2)
  the approval by the holders of Capital Stock of KCI or, after a Holding Company Merger, Parent of any plan or proposal for the liquidation or dissolution of KCI or, after a Holding Company Merger, Parent (whether or not otherwise in compliance with the provisions of the Indenture);

  (3)
  any Person or Group (other than any of the Permitted Holder(s) or any underwriters in connection with an offering of Qualified Capital Stock registered under the Securities Act) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of KCI or, after a Holding Company Merger, Parent; or

  (4)
  the first day on which a majority of the members of the Board of Directors of KCI or, after a Holding Company Merger, Parent are not Continuing Directors.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking firm of national reputation selected by KCI.

        "Comparable Treasury Price" means, with respect to a redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if KCI obtains fewer than three such Reference Security Dealer Quotations, the average of all such quotations.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income, and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  (A)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and any payments to the Parent pursuant to clause (10) of the last paragraph of the covenant described above under "Limitation on Restricted Payments,"

  (B)
  Consolidated Interest Expense,

  (C)
  the aggregate charges for depreciation, amortization and impairment of goodwill or other intangible assets of such Person and its Restricted Subsidiaries for such period,

  (D)
  the unrealized foreign currency losses of such Person and its Restricted Subsidiaries for such period,

  (E)
  other non-cash charges of such Person and its Restricted Subsidiaries for such period, less (i) any non-cash charges increasing Consolidated Net Income during such period and (ii) the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period, to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period,

  (F)
  for purposes of determining KCI Consolidated Fixed Charge Coverage Ratio (and the components thereof) for any Four Quarter Period that includes the Issue Date, the Transaction Expenses,

  (G)
  management fees paid pursuant to the Management Agreement paid within the twelve month period immediately prior to the Issue Date; provided that the obligation to pay management fees under the Management Agreement is terminated prior to August 31, 2003 and no further payments are made after August 2003, or required to be made, thereunder,

  (H)
  cash expenses for stock option and stock repurchase for the twelve month period immediately prior to the Issue Date and cash expenses related thereto incurred on or after the Issue Date, and

  (I)
  research and development expense write-offs during the twelve month period immediately prior to the Issue Date.

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

  (2)
  any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

        If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Qualified Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

  (A)
  any amortization of debt discount,

  (B)
  the net costs under Interest Swap Obligations,

  (C)
  all capitalized interest, and

  (D)
  the interest portion of any deferred payment obligation, but excluding amortization or write-off of deferred financing costs;

    but, in all cases, excluding dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent that they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP minus, after the Holding Company Merger, any payments to the Parent pursuant to clause (10) of the last paragraph of the covenant described above under "Covenants—Limitation on Restricted Payments"; provided that there shall be excluded therefrom:

  (1)
  after-tax gains from Asset Sales or abandonments or reserves relating thereto,

  (2)
  after-tax items classified as extraordinary or nonrecurring gains,

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise,

  (4)
  the net income of any Person in which the referent Person has an interest, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person,

  (5)
  any restoration to income of any contingency reserve in accordance with GAAP, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

  (6)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

  (7)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

  (8)
  after-tax gains from the installment payment due in January 2004 in connection with the antitrust litigation settlement with Hillenbrand Industries, Inc., and

  (9)
  tax benefits from the exercise of employee stock options to the extent proceeds from such exercise are used to fund the Distribution.

        "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of KCI, or, after a Holding Company Merger, Parent who:

  (1)
  was a member of the Board of Directors of KCI on the date of the Indenture or

  (2)
  was nominated for election or elected to the Board of Directors of KCI, or, after a Holding Company Merger, Parent, with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means the Credit Agreement to be dated on or about the Issue Date, among KCI, the lenders party thereto in their capacities as lenders thereunder, Morgan Stanley Senior Funding Inc., as Administrative Agent, and Credit Suisse First Boston, acting through its Cayman Islands branch, as Syndication Agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, restated or otherwise modified from time to time, including any agreement and related documents (including, without limitation, any loan agreement, note, note purchase agreement and indenture) extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of KCI as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement and related documents or any successor or replacement agreement and related documents and whether by the same or any other agent, lender, group of lenders or otherwise and whether through any credit facilities or other borrowing or lending arrangements, including through issuing senior or subordinated notes.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect KCI or any Restricted Subsidiary of KCI against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by KCI.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Covenants—Limitation on Asset Sales" and "Change of Control" and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to KCI's repurchase of such Notes as are required to be repurchased pursuant to the "Covenants—Limitation on Asset Sales" and "Change of Control."

        "Distribution" means one or more dividends on, or repurchases or redemptions of, Equity Interests (including the cash settlement of employee stock options or other employee incentive plans) prior to March 31, 2004 in an aggregate amount not to exceed $300.0 million plus (1) net cash proceeds from the sale of Preferred Stock completed prior to March 31, 2004, (2) the net cash proceeds (on an after tax basis) received from the installment payment due in January 2004 in connection with the antitrust litigation settlement with Hillenbrand Industries, Inc., which amount shall not exceed $47.0 million, (3) the estimated tax benefit to KCI from the recapitalization, including the exercise or repurchase of stock options in connection therewith, which amount shall not exceed $40.0 million and (4) the cash proceeds received from the exercise of stock options repurchased in connection with the recapitalization.

        "Equity Interests" means Capital Stock or partnership, participation or membership interests in Capital Stock and all warrants, options or other rights to Capital Stock or partnership, participation or membership interests of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests of such Person).

        "Equity Offering" means any offering of Qualified Capital Stock of KCI.

        "Fremont" means Fremont Partners, L.P. and its Affiliates.

        "Foreign Subsidiary" means any Restricted Subsidiary of KCI which:

  (1)
  (a)
  is not organized under the laws of the United States, any state thereof or the District of Columbia, and

  (b)
  conducts substantially all of its business operations in a country other than the United States of America, or

  (2)
  is a holding company whose only assets are Investments in a Person or Persons which meet the criteria specified in clause (1) of this definition and assets which are incidental to ownership of such Investment.

        "Guarantee" means the guarantee of the obligations under the Indenture and the Notes by each of the Guarantors on the terms set forth in the Indenture.

        "Guarantor" means:

  (1)
  each of the domestic Subsidiaries of KCI on the Issue Date that has guaranteed the Notes under the Indenture and

  (2)
  each of KCI's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

        "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and fees and expenses (including costs of collection), indemnity obligations on, and all other amounts and obligations owing in respect of, any Indebtedness (other than guarantees of the Previously Existing Notes) of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such

Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of,

  (1)
  all monetary obligations of every nature of KCI or such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, commissions, expenses and indemnities,

  (2)
  all Interest Swap Obligations of such Guarantor, and

  (3)
  all obligations of such Guarantor under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

  (1)
  any Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries,

  (2)
  Indebtedness of such Guarantor to, or guaranteed by such Guarantor on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),

  (3)
  Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

  (4)
  Indebtedness represented by Disqualified Capital Stock,

  (5)
  any liability for federal, state, local or other taxes owed or owing by such Guarantor,

  (6)
  Indebtedness incurred in violation of the Indenture provisions set forth under the "Limitation on Incurrence of Additional Indebtedness" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an officers' certificate of KCI to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness or other Indebtedness available to be borrowed under the Credit Agreement after the date of the initial borrowing thereunder, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to KCI or any Guarantor and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "Indebtedness" means with respect to any Person, without duplication,

  (1)
  all Obligations of such Person for borrowed money,

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

  (3)
  all Capitalized Lease Obligations of such Person,

  (4)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings),

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

  (6)
  guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (1) through (5) above and clause (8) below,

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

  (8)
  all Obligations under Currency Agreements and Interest Swap Obligations of such Person, and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        For purposes of this prospectus, the amount of any Indebtedness referred to in clause (8) of the preceding paragraph shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by KCI and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of KCI or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant,

  (1)
  "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary (proportionate to KCI's equity interest in such Subsidiary) and shall exclude, and the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by, the fair market value of the net assets of any Unrestricted Subsidiary (proportionate to KCI's equity interest in such Subsidiary) at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, such exclusion and reduction not to exceed the amount of Investments previously made by the referent person and its Restricted Subsidiaries and treated as Restricted Payments, and

  (2)
  the amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If KCI or any Restricted Subsidiary of KCI sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of KCI such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of KCI, KCI shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the date of original issuance of the Old Notes.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Make-Whole Premium" means, with respect to a Note, the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon (not including any portion of such payments of interest accrued as of the date of redemption) as if the Notes were redeemed on May 15, 2008 pursuant to the first paragraph under "—Optional Redemption" on such date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

        "Management Agreement" means the management agreement among KCI, Fremont and RCBA, in effect on the Issue Date and includes the amendment expected to be entered into as described in this prospectus, and which provides for the payment or accrual of not more than $2,000,000 of compensation annually beginning on November 1 and ending on October 31 of the following year.

        "Management Equity Plan" means KCI's Management Equity Plan in effect on the Issue Date, as the same may be amended from time to time, or any successor stock option plan which governs the terms of stock options which were initially granted under the Management Equity Plan.

        "Marketable Securities" means any security listed for trading on any U.S. national securities exchange or listed for quotation on the NASDAQ National Market.

        "Minimum Tax Withholding" means the amount which KCI or any of its Restricted Subsidiaries is required to withhold in connection with employer's minimum statutory withholding of taxes, including without limitation, federal and state withholding requirements, and FICA and Medicare taxes.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by KCI or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

  (2)
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

  (3)
  repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, and

  (4)
  appropriate amounts (determined by KCI in good faith) to be provided by KCI or any Restricted Subsidiary, as the case may be, as a reserve, against any post closing adjustments or liabilities associated with such Asset Sale and retained by KCI or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Non-Recourse Indebtedness" means Indebtedness secured only by an asset and which is expressly stated to be without recourse to KCI or its Restricted Subsidiaries from the date of incurrence of such Indebtedness.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, commissions, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Parent" means, after the Holding Company Merger, any Person that, directly or indirectly, holds all or substantially all of the Qualified Capital Stock of KCI.

        "Permanent Disability", (i) with respect to any person who is an employee of KCI or any of its Restricted Subsidiaries, shall mean, and is defined in the same manner as, such term or similar term is defined in an employment agreement applicable to the employee or, (ii) in the case of a person who does not have an employment agreement that defines such term or a similar term, shall mean that the person is unable to perform substantially all of his or her duties as an employee of KCI or any of its Restricted Subsidiaries by reason of illness or incapacity for a period of more than six consecutive months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to KCI or any of its Restricted Subsidiaries.

        "Permitted Holder(s)" means RCBA, Fremont, James R. Leininger, M.D., and his Affiliates and, after the Holding Company Merger, any Parent.

        "Permitted Investments" means:

  (1)
  Investments by KCI or any Restricted Subsidiary of KCI in any Person that is or will become immediately after such Investment a Restricted Subsidiary of KCI or that will merge or consolidate into KCI or a Restricted Subsidiary of KCI;

  (2)
  Investments in KCI by any Restricted Subsidiary of KCI; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to KCI's obligations under the Notes and the Indenture;

  (3)
  investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of KCI and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10.0 million at any one time outstanding pursuant to this clause (4);

  (5)
  Currency Agreements and Interest Swap Obligations entered into in the ordinary course of KCI's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

  (6)
  Investments in Unrestricted Subsidiaries not to exceed $10.0 million at any one time outstanding pursuant to this clause (6);

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (8)
  Investments made by KCI or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (9)
  Investments existing on the date of the Indenture;

  (10)
  accounts receivable, advances, loans, guarantees or extensions of credit created or acquired in the ordinary course of business, consistent with past or industry practice;

  (11)
  any Investment by KCI or a Wholly Owned Restricted Subsidiary of KCI in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

  (12)
  Investments committed to by KCI or its Restricted Subsidiaries on the Issue Date not to exceed $1.5 million in the aggregate pursuant to this clause (12);

  (13)
  Investments in Strategic Joint Ventures not to exceed $20.0 million outstanding at any one time pursuant to this clause (13); and

  (14)
  any Investment in any Person solely in exchange for Qualified Capital Stock or, after the Holding Company Merger, Capital Stock of the Parent, or from a Capital Contribution or the net cash proceeds of any substantially concurrent sale of KCI's Qualified Capital Stock.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which KCI or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory, contractual and common law Liens of landlords to secure rent payments and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  judgment Liens securing judgments not giving rise to an Event of Default;

  (5)
  easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of KCI or any of its Restricted Subsidiaries;

  (6)
  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

  (7)
  purchase money Liens to finance property or assets (including the cost of construction) of KCI or any Restricted Subsidiary of KCI acquired in the ordinary course of business; provided,

    however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of KCI or any Restricted Subsidiary of KCI other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

  (8)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (9)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of KCI or any of its Restricted Subsidiaries, including, without limitation, liability to insurance carriers under insurance or self-insurance arrangements, including rights of offset and set-off;

  (11)
  Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (12)
  Liens securing Indebtedness under Currency Agreements;

  (13)
  Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by KCI or a Restricted Subsidiary of KCI and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by KCI or a Restricted Subsidiary of KCI and (B) such Liens do not extend to or cover any property or assets of KCI or of any of its Restricted Subsidiaries other than the property or assets (or the proceeds thereof) that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of KCI or a Restricted Subsidiary of KCI and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by KCI or a Restricted Subsidiary of KCI;

  (14)
  Liens arising under the Indenture;

  (15)
  leases or subleases granted to others that do not materially interfere with the business of KCI and its Restricted Subsidiaries;

  (16)
  Liens in connection with any filing of Uniform Commercial Code financing statements regarding leases;

  (17)
  Liens securing Non-Recourse Indebtedness incurred pursuant to the Indenture;

  (18)
  Liens arising from a bank or financial institution honoring a check or draft inadvertently drawn against insufficient funds in the ordinary course of business; and

  (19)
  Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction.

        "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Previously Existing Credit Agreement" means the Credit Agreement dated November 3, 1997, among KCI, certain subsidiary borrowers thereto and the financial institutions named therein, as amended from time to time.

        "Previously Existing Notes" means KCI's existing 9 5/8% Senior Subordinated Notes due 2007, Series A and the 9 5/8% Senior Subordinated Notes due 2007, Series B and the related guarantees, which were redeemed as part of the recapitalization.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from KCI or any Subsidiary of KCI in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors, amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment and amounts paid for administrative costs in the ordinary course of business.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by KCI or any of its Subsidiaries pursuant to which KCI or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Entity (in the case of a transfer by KCI or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of KCI or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

        "RCBA" means Blum Capital Partners, L.P. and its Affiliates.

        "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), KCI is required to substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by KCI.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinancing Indebtedness" means any Indebtedness that is the result of any Refinancing by KCI or any Restricted Subsidiary of KCI of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (3), (5), (6), (7), (8), (9), (10), (11), (13), (14) or, with respect to the Previously Existing Notes and Indebtedness under the Previously Existing Credit Agreement, clause (4), of subsection (a) of such covenant), in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (other than increases from capitalized interest, any premium required to be paid under the terms of the instrument governing such Indebtedness or the amount of any premium reasonably determined to be necessary to accomplish such refinancing and the amount of reasonable expenses incurred by KCI and any Restricted Subsidiary in connection with such Refinancing, all of which are included in the term "Refinancing Indebtedness"), or

  (2)
  create Indebtedness with

  (A)
  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

  (B)
  a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that

  (i)
  if such Indebtedness being Refinanced is Indebtedness solely of KCI or any Restricted Subsidiary or is Indebtedness solely of KCI and any Restricted Subsidiary or Restricted Subsidiaries, then such Refinancing Indebtedness shall be Indebtedness solely of KCI or such Restricted Subsidiary or KCI and such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, and

  (ii)
  if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that (1) if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt and (2) the administrative agent (or any successor thereto) shall be a Representative of the lenders under the Credit Agreement.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to KCI or a Restricted Subsidiary of any property, whether owned by KCI or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by KCI or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Securitization Entity" means a Wholly Owned Restricted Subsidiary of KCI (or another Person in which KCI or any Subsidiary of KCI makes an Investment and to which KCI or any Subsidiary of KCI transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of KCI (as provided below) as a Securitization Entity

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

  (A)
  is guaranteed by KCI or any Subsidiary of KCI (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

  (B)
  is recourse to or obligates KCI or any Subsidiary of KCI in any way other than pursuant to Standard Securitization Undertakings or

  (C)
  subjects any property or asset of KCI or any Subsidiary of KCI, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

  (2)
  with which neither KCI nor any Subsidiary of KCI has any material contract, agreement, arrangement or understanding other than on terms no less favorable to KCI or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of KCI, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

  (3)
  to which neither KCI nor any Subsidiary of KCI has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of KCI shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of KCI giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and fees and expenses (including costs of collection), indemnity obligations on, and all other amounts and obligations owing in respect of, any Indebtedness (other than the Previously Existing Notes) of KCI, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of,

  (1)
  all monetary obligations of every nature of KCI under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, guaranteed obligations, fees, commissions, expenses and indemnities,

  (2)
  all Interest Swap Obligations and

  (3)
  all obligations under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include

  (1)
  any Indebtedness of KCI to a Subsidiary of KCI or any Affiliate of KCI or any of such Affiliate's Subsidiaries,

  (2)
  Indebtedness of KCI to, or guaranteed by KCI on behalf of, any shareholder, director, officer or employee of KCI or any Subsidiary of KCI (including, without limitation, amounts owed for compensation),

  (3)
  Indebtedness to trade creditors and other trade payables incurred in connection with obtaining goods, materials or services,

  (4)
  Indebtedness represented by Disqualified Capital Stock,

  (5)
  any liability for federal, state, local or other taxes owed or owing by KCI,

  (6)
  Indebtedness incurred in violation of the Indenture provisions set forth under "Covenants—Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an officers' certificate of KCI to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness or other Indebtedness available to be borrowed under the Credit Agreement after the date of the initial borrowing thereunder, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to KCI and

  (8)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of KCI.

        "Significant Subsidiary" shall mean a Restricted Subsidiary or a group of Restricted Subsidiaries that would be considered a "significant subsidiary" of KCI pursuant to Rule 1.02(w) of Regulation S-X under the Securities Act, as in effect on the Issue Date.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by KCI or any Subsidiary of KCI which are reasonably customary in an accounts receivable or equipment securitization transaction.

        "Stated Maturity" means:

  (1)
  with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and

  (2)
  with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Strategic Joint Venture" means a corporation, partnership or other entity engaged in a business which is related to that of KCI or any of its Restricted Subsidiaries or which provides services, products or intellectual property to KCI or any of its Restricted Subsidiaries or uses the products, services or intellectual property of KCI or any of its Restricted Subsidiaries.

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Transaction Expenses" means the expenses relating to the offering of the Notes, execution and initial borrowings under the Credit Agreement, the redemption of the Previously Existing Notes, the sale of the Preferred Stock the net proceeds of which are used in connection with the Distribution, the Distribution and the interest expense on the Previously Existing Notes after the Issue Date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

        "Unrestricted Subsidiary" of any Person means:

  (1)
  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, KCI or any Restricted Subsidiary of KCI that is not a Subsidiary of the Subsidiary to be so designated; provided that

  (1)
  KCI certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of KCI or any of its Restricted Subsidiaries (other than the assets of such Restricted Subsidiary to be designated an Unrestricted Subsidiary and its Subsidiaries).

        In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with the above provisions, the Guarantee of such Subsidiary will be released.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  (1)
  immediately after giving effect to such designation, KCI is able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of clause (a) of the "Limitation on Incurrence of Additional Indebtedness" covenant, unless such designated Subsidiary shall, at the time of designation, have no Indebtedness outstanding other than Indebtedness pursuant to the second paragraph of clause (a) of the "Limitation on Incurrence of Additional Indebtedness" covenant, and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        Notwithstanding the foregoing, to the extent Federal Express Trust No. 1991-B and Federal Express Trust No. 1991-A are Subsidiaries of KCI, each such entity will be an Unrestricted Subsidiary of KCI unless and until the Board of Directors of KCI designates it to be a Restricted Subsidiary in accordance with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such

Indebtedness into (2) the sum of the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; provided that the final maturity for purposes of any security which is puttable to the issuer by the holder thereof upon a date certain without need for the occurrence of a contingent event (e.g., a change of control) shall be the next such put date.

        "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

DESCRIPTION OF THE NEW SENIOR CREDIT FACILITY

        Concurrent with the issuance of the old notes, we entered into a new senior credit facility consisting of a $100.0 million revolving credit facility and a $480.0 million term loan facility. Our obligations under the new senior credit facility are guaranteed by each of our direct and indirect wholly-owned subsidiaries (other than any entity that is a controlled foreign corporation (a "CFC") within the definition of Section 957 of the Internal Revenue Code or a holding company whose only assets are investments in a CFC).

        At closing under the new senior credit facility on August 11, 2003, we drew $480.0 million under the new term loan facility and had $88.7 million available under the new revolving credit facility.

        Morgan Stanley Senior Funding, Inc. or one of its affiliates is acting as administrative agent and collateral agent under the new senior credit facility, Credit Suisse First Boston, acting through its Cayman Islands Branch, is acting as syndication agent and Morgan Stanley Senior Funding, Inc. and Credit Suisse First Boston, acting through its Cayman Islands Branch, are acting as joint lead arrangers for the new senior credit facility.

        Loans.    The new senior credit facility consists of a $480.0 million term loan facility and an undrawn $100.0 million revolving credit facility. As of December 31, 2003, $477.6 million was outstanding under the new term loan facility, and we had no revolving loans outstanding. However, we had outstanding letters of credit in the aggregate amount of $11.3 million. The resulting availability under the revolving credit facility was $88.7 million at December 31, 2003.

        Interest.    Amounts outstanding under the senior credit facility bear interest at a rate equal to the base rate (defined as the higher of Citibank, N.A.'s prime rate or 1/2 of 1% in excess of the federal funds rate) or the Eurodollar rate (the reserve-adjusted LIBOR rate), in each case plus an applicable margin. The applicable margin is equal to (a) with respect to the new revolving credit facility, 2.50% in the case of loans based on the Eurodollar rate and 1.50% in the case of loans based on the base rate and (b) with respect to the new term loan B facility, (1) at any time the leverage ratio is greater than 2.25 to 1.00, 1.25% in the case of base rate loans and 2.25% in the case of Eurodollar loans, (2) at any time the leverage ratio is less than or equal to 2.25 to 1.00 and the Loans thereunder are not rated at least Ba2 by Moody's and BB+ by Standard and Poor's, 1.00% in the case of base rate loans and 2.00% in the case of Eurodollar loans, and (3) at any time our leverage ratio is less than 1.75 to 1.00, and the loans are rated at least Ba2 by Moody's and BB+ by Standard and Poor's, .75% in the case of base rate loans and 1.75% in the case of Eurodollar loans.

        We may choose base rate or Eurodollar pricing and may elect interest periods of 1, 2, 3 or 6 months for the Eurodollar borrowings. Interest on base rate borrowings are payable quarterly in arrears. Interest on Eurodollar borrowings will be at the end of each applicable interest period or every three months in the case of interest periods in excess of three months. Interest on all past due amounts will accrue at 2.00% over the applicable rate. The senior credit facility requires that we fix the base-borrowing rate applicable to at least 50% of the outstanding amount of the term loan under the new senior credit facility. At December 31, 2003, the current interest rate swap agreements effectively fix, through certain dates identified under "Management Discussion and Analysis of Financial Conditions and Results of Operations—Quantitative and Qualitative Disclosure About Market Risks," the base-borrowing rate on 73.3% of our outstanding amounts under the term loan facility.

        Collateral.    The new senior credit facility is secured by a first priority lien and security interest in (i) substantially all shares of capital stock and intercompany debt of each of our present and future subsidiaries (limited in the case of certain foreign subsidiaries to 65% of the voting stock of such entity), (ii) substantially all of our present and future real property (with a value in excess of $5 million individually) and assets and the present and future personal property and assets of our subsidiaries that will be guarantors under the senior credit facility and (iii) all proceeds and products of the property and assets described in (i) and (ii) above. The security interest is subject to certain exceptions and permitted liens.

        Guarantors.    Our obligations under the senior credit facility are guaranteed by each of our direct and indirect 100% owned subsidiaries, other than a controlled foreign corporation within the definition of Section 957 of the Internal Revenue Code or a holding company whose only assets are investments in a controlled foreign corporation.

        Repayments.    Amounts available under the new revolving credit facility are available for borrowing and reborrowing until maturity. No amounts repaid under the term loan B facility may be reborrowed.

        Maturity.    The term loan facility matures on August 11, 2010. The revolving credit facility matures on August 11, 2009.

        Prepayments.    We may prepay, in full or in part, borrowings under the new senior credit facility without premium or penalty, subject to minimum prepayment amount and increment limitations. We are required to prepay borrowings under the senior credit facility from certain asset dispositions, debt issuances and equity issuances and beginning after fiscal 2004 a percentage of excess cash flow, subject to customary exceptions.

        Covenants.    The senior credit agreement contains affirmative and negative convenants customary for similar agreements and transactions. All of the material covenants and other restrictive covenants in the senior credit agreement, as amended, are summarized as follows:

  •
  quarterly and annual financial reporting requirements;

  •
  limitations on other debt, with baskets for, among other things, intercompany debt, debt used to acquire fixed or capital assets, debt of foreign subsidiaries for working-capital purposes, debt of newly-acquired subsidiaries, debt under certain nonspeculative interest rate and foreign currency swaps, certain ordinary-course debt, the 7 3/8% Senior Subordinated Notes due 2013 and certain other subordinated debt, and certain sale-leaseback transactions;

  •
  limitations on other liens, with baskets for, among other things, certain ordinary-course liens and liens under allowed sale-leaseback transactions, and liens securing debt that may be allowed under one or more of the baskets referred to above;

  •
  limitations on guarantees, with baskets for certain intercompany guarantees, and guarantees of KCI's subsidiaries under the 7 3/8% Senior Subordinated Notes due 2013 and certain other subordinated debt;

  •
  limitations on mergers or consolidations, on sales of assets, on dividends and distributions to shareholders, and on share repurchases and redemptions;

  •
  limitations on investments, with baskets for, among other things, certain ordinary-course extensions of trade credit, investments in cash equivalents, certain intercompany investments, interest rate and foreign currency swaps otherwise permitted, and certain acquisitions;

  •
  limitations on early retirement of subordinated debt;

  •
  limitations of capital expenditures;

  •
  limitations on changes in the nature of the business, on changes in KCI's fiscal year, and on changes in organizational documents; and

  •
  limitations on changes in documents evidencing or related to indebtedness that are materially adverse to the interests of the lenders under the senior credit facility and changes in accounting policies or reporting practices.

Notwithstanding these restrictions, we are permitted to:

  •
  subject to certain limitations, redeem or repurchase notes with (1) the net after tax proceeds of the $75.0 million Hillenbrand antitrust settlement that is due in January 2004, (2) cash strike payments arising from the exercise of outstanding options to purchase our common stock as part of the recapitalization and (3) the estimated tax benefit to us from the recapitalization. Accordingly, we may, from time to time, repurchase notes in the open market or in privately-negotiated transactions;

  •
  (1) either prepay our 7 3/8% Senior Subordinated Notes due 2013 or our term loan B with the net cash proceeds of our initial public offering not otherwise used to pay bonuses to management and transaction fees and expenses, and (2) prepay our 7 3/8% Senior Subordinated Notes due 2013 with any cash tax benefits associated with bonuses paid to management, any cash tax benefits associated with future exercises or repurchases of employee stock options, cash on hand and the net after-tax proceeds from the $75.0 million antitrust settlement that we received on December 31, 2003, so long as we meet a specified leverage test;

  •
  effect open-market purchases of our capital stock in an amount up to $25.0 million per year;

  •
  pay cash dividends on, or purchase, our capital stock in an amount up to $20.0 million per year if our pro forma leverage ratio is between 2.25 to 1.00 and 2.50 to 1.00, and without limit if our pro forma leverage ratio is less than or equal to 2.25 to 1.00; and

  •
  use up to $40 million of the revolving credit facility for letters of credit.

In addition, we are no longer required to prepay the loans under the senior credit facility with the net cash proceeds of capital contributions or issuances of equity.

        The senior credit agreement contains financial covenants requiring us to meet certain leverage and interest coverage ratios and maintain minimum levels of EBITDA (as defined in the senior credit agreement). Under the senior credit agreement, EBITDA excludes charges associated with the recapitalization. It will be an event of default if we permit any of the following:

  •
  for any period of four consecutive quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, the ratio of EBITDA, as defined, to consolidated cash interest expense to be less than certain specified ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 5.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter;

  •
  as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, our leverage ratio of debt to EBITDA, as defined, to be greater than certain specified leverage ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 2.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter; or

  •
  for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, EBITDA, as defined, to be less than certain amounts ranging from $156.4 million for the fiscal quarter ending December 31, 2003 to $240.0 million for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter.

        Events of Default.    The new senior credit facility contains events of default including, but not limited to, failure to pay principal or interest, breaches of representations and warranties, violations of affirmative or negative covenants, cross-defaults to other indebtedness, a bankruptcy or similar proceeding being instituted by or against us, rendering of certain monetary judgments against us, impairments of loan documentation or security, changes of ownership or operating control and defaults with respect to certain ERISA obligations.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the anticipated material United States federal income tax consequences to a holder of old notes relating to the exchange of old notes for new notes. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and foreign or domestic tax-exempt organizations (including private foundations)), or to persons that hold the old notes as part of a straddle, hedge, conversion, constructive sale or other integrated security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local or non-United States tax considerations. Each prospective investor is urged to consult his tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of the acquisition, ownership and disposition of the new notes.

Exchange of Old Notes for New Notes

        An exchange of old notes for new notes pursuant to the exchange offer will be ignored for United States federal income tax purposes. Consequently, a holder of old notes will not recognize gain or loss, for United Stated federal income tax purposes, as a result of exchanging old notes for new notes pursuant to the exchange offer. The holding period of the new notes will be the same as the holding period of the old notes and the tax basis in the new notes will be the same as the adjusted tax basis in the old notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where (1) the old notes were acquired as a result of market-making activities or other trading activities (2) such broker-dealer has not entered into any arrangement or undertaking with the Company to distribute the new notes. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes; or

  •
  a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be considered an underwriter within the meaning of the Securities Act and any profit of any resale of new notes and any commissions or concessions received by any person may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those new notes may be considered an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling noteholder in connection with the registration and be subject to the prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 180 days after the expiration of the exchange offer, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The enforceability of the new notes and the guarantees will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California and Cox & Smith Incorporated, San Antonio, Texas.

EXPERTS

        The consolidated financial statements of Kinetic Concepts, Inc. and subsidiaries at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

        We are obligated to file quarterly and annual reports pursuant to the Exchange Act. Such periodic reports and other information will be available for inspection and copying at the SEC's public reference room and through the SEC's Internet site at http://www.sec.gov. You may read and copy any document we file with the SEC at the following SEC public reference room: Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        In addition, the indenture governing the notes requires that we file reports under the Exchange Act with the SEC and furnish information to the trustee and holders of the notes. See "Description of the New Notes—Covenants—Reports to Holders." Information may be obtained by sending correspondence to 8023 Vantage Drive, San Antonio, Texas 78230, Attention: Chief Financial Officer. To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

Report of Independent Auditors

The Board of Directors and Shareholders
Kinetic Concepts, Inc.

        We have audited the accompanying consolidated balance sheets of Kinetic Concepts, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, cash flows, and shareholders' deficit for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the index at Item 14(a). These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kinetic Concepts, Inc. and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 6 to the consolidated financial statements, in 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ ERNST & YOUNG LLP Ernst & Young LLP

San Antonio, Texas
January 29, 2004

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31,
	2003	2002
Assets:
Current assets:
Cash and cash equivalents	$156,064	$54,485
Accounts receivable, net	199,938	152,896
Accounts receivable—other	—	175,000
Inventories, net	32,253	37,934
Deferred income taxes	22,749	—
Prepaid expenses and other current assets	11,811	9,760

Total current assets	422,815	430,075

Net property, plant and equipment	145,208	105,549
Loan and preferred stock issuance costs, less accumulated amortization of $1,014 in 2003 and $11,949 in 2002	19,779	5,911
Goodwill	48,797	46,357
Other assets, less accumulated amortization of $8,190 in 2003 and $6,840 in 2002	28,497	30,167

	$665,096	$618,059

Liabilities and Shareholders' Deficit:
Current liabilities:
Accounts payable	$34,386	$11,156
Accrued expenses	112,652	61,556
Current installments of long-term debt	4,800	30,550
Current installments of capital lease obligations	1,576	157
Derivative financial instruments	2,402	1,341
Income taxes payable	39,403	14,615
Current deferred income taxes	—	55,887

Total current liabilities	195,219	175,262

Long-term obligations, net of current installments	678,100	491,300
Capital lease obligations, net of current installments	1,351	95
Deferred income taxes	26,566	20,452
Deferred gain, sale of headquarters facility	9,183	10,023
Other noncurrent liabilities	212	1,363

	910,631	698,495
Series A convertible preferred stock, issued and outstanding 264 in 2003	261,719	—
Shareholders' equity (deficit):
Common stock; authorized 150,000 in 2003 and 100,000 in 2002; issued and outstanding 41,270 in 2003 and 70,928 in 2002	41	71
Additional paid-in capital	1,157	—
Deferred compensation	185	—
Retained deficit	(518,955)	(76,216)
Accumulated other comprehensive income (loss)	10,318	(4,291)

Shareholders' deficit	(507,254)	(80,436)

	$665,096	$618,059

See accompanying notes to consolidated financial statements.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

	Year Ended December 31,
	2003	2002	2001
Revenue:
Rental	$582,801	$453,061	$361,634
Sales	181,035	127,371	94,313

Total revenue	763,836	580,432	455,947
Rental expenses	356,075	276,476	220,485
Cost of goods sold	64,118	51,824	32,952

Gross profit	343,643	252,132	202,510
Selling, general and administrative expenses	193,658	142,713	114,828
Recapitalization expenses	70,085	—	—
Unusual item-litigation settlement (gain)	(75,000)	(173,250)	—

Operating earnings	154,900	282,669	87,682
Interest income	1,065	496	280
Interest expense	(52,098)	(40,943)	(45,116)
Foreign currency gain (loss)	7,566	3,935	(1,638)

Earnings before income taxes	111,433	246,157	41,208
Income taxes	41,787	96,001	17,307

Net earnings	$69,646	$150,156	$23,901
Series A convertible preferred stock dividends	(9,496)	—	—

Net earnings available to common shareholders	$60,150	$150,156	$23,901

Net earnings per share available to common shareholders:
Basic	$1.03	$2.12	$0.34

Diluted	$0.93	$1.93	$0.32

Weighted average shares outstanding:
Basic	58,599	70,927	70,917

Diluted	64,493	77,662	73,996

See accompanying notes to consolidated financial statements.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net earnings	$69,646	$150,156	$23,901
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	43,287	33,404	29,530
Amortization	3,606	3,594	7,685
Provision for uncollectible accounts receivable	6,702	7,623	8,932
Amortization of deferred loss on interest rate swap	—	—	843
Amortization of deferred gain on sale of headquarters facility	(841)	(426)	—
Write-off of deferred loan issuance costs	5,233	—	—
Non-cash accrual of recapitalization expenses	7,131	—	—
Non-cash amortization of stock award to directors	185	—	—
Non-cash gain on litigation settlement	—	(173,250)	—
Change in assets and liabilities net of effects from purchase of subsidiaries, recapitalization expenses and unusual items:
Increase in accounts receivable, net	(53,597)	(38,217)	(39,571)
Decrease in other accounts receivable	175,000	—	—
Decrease (increase) in inventories	5,723	2,612	(16,664)
Decrease (increase) in prepaid expenses and other current assets	(2,046)	(423)	681
Increase in accounts payable	23,251	2,568	2,069
Increase in accrued expenses	44,289	11,864	6,835
Increase in income taxes payable	24,788	5,732	4,467
Increase (decrease) in current deferred income taxes	(78,636)	55,887	—
Increase (decrease) in deferred income taxes, net	6,485	15,130	1,187

Net cash provided by operating activities	280,206	76,254	29,895

Cash flows from investing activities:
Additions to property, plant and equipment	(76,276)	(54,546)	(43,997)
Decrease (increase) in inventory to be converted into equipment for short-term rental	2,100	(300)	(2,700)
Dispositions of property, plant and equipment	3,575	1,703	2,744
Proceeds from sale of headquarters facility	—	18,232	—
Business acquisitions, net of cash acquired	(2,224)	(3,596)	(80)
Increase in other assets	(328)	(520)	(4,292)

Net cash used by investing activities	(73,153)	(39,027)	(48,325)

Cash flows from financing activities:
Proceeds from (repayments of) notes payable, long-term, capital lease and other obligations, excluding the recapitalization transaction	(114,649)	16,091	16,805
Proceeds from the exercise of stock options	1,725	9	24
Recapitalization:
Payoff of long-term debt and bonds	(408,226)	—	—
Proceeds from issuance of new debt and bonds	685,000	—	—
Proceeds from issuance of Series A convertible preferred stock, net	258,017	—	—
Purchase of common stock	(509,597)	—	—
Debt and preferred stock issuance costs	(20,729)	—	—

Net cash provided (used) by financing activities	(108,459)	16,100	16,829

Effect of exchange rate changes on cash and cash equivalents	2,985	959	(339)

Net increase (decrease) in cash and cash equivalents	101,579	54,286	(1,940)
Cash and cash equivalents, beginning of year	54,485	199	2,139

Cash and cash equivalents, end of year	$156,064	$54,485	$199

Non-cash activity:
Non-cash consideration for exercise of stock options	$334	$—	$—

See accompanying notes to consolidated financial statements.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Deficit

Three Years Ended December 31, 2003

(in thousands)

	Common Stock	Additional Paid-in Capital	Deferred Compensation	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Deficit
Balances at December 31, 2000	$71	$—	$—	$(250,306)	$(7,718)	$(257,953)

Net earnings	—	—	—	23,901	—	23,901
Foreign currency translation adjustment	—	—	—	—	(1,213)	(1,213)
Net derivative loss, net of taxes of $1,592	—	—	—	—	(2,956)	(2,956)
Reclassification adjustment for losses included in income, net of taxes of $713	—	—	—	—	1,323	1,323
Reclassification adjustment for loss recognized on termination of interest rate swap, net of taxes of $372	—	—	—	—	691	691
Reclassification adjustment for amortization of loss recognized on termination of interest rate swap, net of tax benefit of $76	—	—	—	—	(142)	(142)
Exercise of stock options	—	—	—	24	—	24

Balances at December 31, 2001	$71	$—	$—	$(226,381)	$(10,015)	$(236,325)

Net earnings	—	—	—	150,156	—	150,156
Foreign currency translation adjustment	—	—	—	—	5,511	5,511
Net derivative loss, net of taxes of $562	—	—	—	—	(1,045)	(1,045)
Reclassification adjustment for losses included in income, net of taxes of $972	—	—	—	—	1,807	1,807
Reclassification adjustment for loss recognized on termination of interest rate swap, net of tax benefit of $305	—	—	—	—	(549)	(549)
Exercise of stock options	—	—	—	9	—	9

Balances at December 31, 2002	$71	$—	$—	$(76,216)	$(4,291)	$(80,436)

Net earnings	—	—	—	69,646	—	69,646
Foreign currency translation adjustment	—	—	—	—	15,298	15,298
Net derivative loss, net of taxes of $1,402	—	—	—	—	(2,603)	(2,603)
Reclassification adjustment for losses included in income, net of taxes of $1,030	—	—	—	—	1,914	1,914
Purchase of common stock in recapitalization	(30)	—	—	(509,567)	—	(509,597)
Prefered stock dividends declared	—	—	—	(9,244)	—	(9,244)
Beneficial conversion feature	—	—	—	5,776	—	5,776
Amortization of beneficial conversion feature	—	—	—	(252)	—	(252)
Shares issued to directors	—	—	185	—	—	185
Exercise of stock options	—	1,157	—	902	—	2,059

Balances at December 31, 2003	$41	$1,157	$185	$(518,955)	$10,318	$(507,254)

See accompanying notes to consolidated financial statements.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1.    Summary of Significant Accounting Policies

  (a) Principles of Consolidation

        The consolidated financial statements presented herein include the accounts of Kinetic Concepts, Inc., together with our consolidated subsidiaries ("KCI"). All significant inter-company balances and transactions have been eliminated in consolidation. Certain reclassifications of amounts related to prior years have been made to conform with the 2003 presentation.

  (b) Nature of Operations and Customer Concentration

        Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products which can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. We derive our revenue from the rental and sale of products in two primary categories: Advanced Wound Care and Therapeutic Surfaces. Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure, or V.A.C. technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with difficult-to-treat wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia.

        We have direct operations in the United States, Canada, Europe, Australia and South Africa, and conduct additional business through distributors in Latin America, the Middle East and Asia. We manage our business in two geographical segments, USA and International. In the United States, which accounted for 75.9% of our revenue for the year ended December 31, 2003, we have a substantial presence in all care settings.

        In the U.S. acute and extended care settings, which accounted for more than half of our domestic revenue, we bill our customers, such as hospitals and extended care facilities, directly. Also in the U.S. acute and extended care settings, we contract with both proprietary hospital groups and voluntary group purchasing organizations ("GPOs"). Proprietary hospital groups own all of the hospitals which they represent and, as a result, can ensure complete compliance with an executed national agreement. Voluntary GPOs negotiate contracts on behalf of member hospital organizations but cannot ensure that their members will comply with the terms of an executed national agreement. Approximately 41%, 44% and 49% of our revenue during 2003, 2002 and 2001, respectively, was generated under national agreements with GPOs. During 2003, 2002 and 2001, we recorded approximately $128.7 million, $113.1 million and $109.9 million, respectively in V.A.C. and therapeutic surfaces revenues under contracts with Novation, LLC, a GPO.

        In the U.S. home care setting, where our revenue comes predominantly from V.A.C. systems, we provide products and services directly to patients and bill third party payers, such as Medicare and private insurance. During 2003, 2002 and 2001, we recorded approximately $83.6 million, $57.9 million and $29.4 million, respectively, in revenues from Medicare.

  (c) Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (d) Revenue Recognition

        We recognize revenue in accordance with Staff Accounting Bulletin No. 101, as amended by Staff Accounting Bulletin No. 104, when each of the following four criteria are met:

  1)
  A contract or sales arrangement exists.

  2)
  Products have been shipped and title has transferred or services have been rendered.

  3)
  The price of the products or services is fixed or determinable.

  4)
  Collectibility is reasonably assured.

        We recognize rental revenue based on the number of days a product is in use by the patient/facility and the contracted rental rate. Sales revenue is recognized when products are shipped. Reductions to rental revenue are recorded to provide for payment adjustments including capitation agreements, evaluation/free trial days, credit memos, rebates, pricing adjustments, utilization adjustments, cancellations and payer adjustments. In addition, we establish reserves against revenue to allow for uncollectible items relating to unbilled receivables over 60 days old and patient co-payments, based on historical collection experience.

  (e) Cash and Cash Equivalents

        We consider all highly liquid investments with an original maturity of ninety days or less to be cash equivalents.

  (f) Fair Value of Financial Instruments

        The carrying amount reported in the balance sheet for cash, accounts receivable, long-term investments, accounts payable and long-term obligations approximates fair value. We estimate the fair value of long-term obligations by discounting the future cash flows of the respective instrument, using our incremental rate of borrowing for a similar instrument.

  (g) Accounts Receivable

        Accounts receivable consist of amounts due directly from facilities (hospitals, extended care facilities, etc.), third-party payers ("TPP") (both governmental and non-governmental) and patient pay accounts.

        Significant concentrations of accounts receivable include:

	2003	2002
Facilities / dealers	60%	63%
TPP—Managed care and commercial	25%	26%
TPP—Governmental	13%	9%
Other	2%	2%

        The third-party payer reimbursement process requires extensive documentation which has had the short-term effect of slowing both the billing and cash collection cycles relative to the rest of the business, and therefore, increasing total accounts receivable.

        We utilize a combination of factors in evaluating the collectibility of account receivables. For unbilled receivables, we establish reserves against revenue to allow for denied or uncollectible items beginning at 60 days after the end of service or usage. Items that remain unbilled for more than 90 days or beyond an established billing window are reversed out of revenue and receivables. For billed receivables, we generally establish reserves for bad debt based on the length of time that the receivables are past due. The reserve rates vary by payer group and are based upon our historical experience on a weighted average basis. The reserves range in value from 0% for current amounts to 50% for amounts over 150 days for most payer groups and 100% for certain higher risk payers. In addition, we have recorded specific reserves for bad debt when we become aware of a customer's inability to satisfy its debt obligations, such as in the event of a bankruptcy filing. If circumstances change, such as higher than expected claims denials, payment defaults or an unexpected material adverse change in a major customer's or payer's ability to meet its obligations, our estimates of the realizability of amounts due from trade receivables could be reduced by a material amount.

  (h) Inventories

        Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental is reclassified to property, plant and equipment. We review our inventory balances monthly for excess sale products or obsolete inventory levels. Except where firm orders are on-hand, inventory quantities of sale products in excess of the last twelve months sales usage are considered excess and are reserved at 50% of cost. For rental products, we review both product usage and product life cycle to classify inventory as active, discontinued or obsolete. Obsolescence reserve balances are established on an increasing basis from 0% for active, high-demand products to 100% for obsolete products. The reserve is reviewed, and if necessary, adjustments made on a monthly basis. We rely on historical information and material requirements planning forecasts to support our reserve and utilize management's business judgment for "high risk" items, such as products that have a fixed shelf life. Once the inventory is written down, we do not adjust the reserve balance until the inventory is sold.

        We have a three-year contract effective October 1, 2002 with one supplier to supply the majority of our inventory generating V.A.C. sales revenue.

  (i) Long-Lived Assets

        Property, plant and equipment are stated at cost. Betterments, which extend the useful life of the equipment, are capitalized. Loan issuance costs include costs incurred in connection with the issuance of debt in our 2003 recapitalization. These costs are amortized using the effective interest method over the respective term of debt to which they specifically relate. We also capitalized approximately $950,000 of issuance costs on the issuance of our Series A Convertible Preferred Stock which we are amortizing using the effective interest method over the conversion period. Other assets consist principally of patents, trademarks, long-term investments and our investment in assets subject to leveraged leases. Patents and trademarks are amortized over the estimated useful life of the respective asset using the straight-line method.

        Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (30 to 40 years for buildings and between three and five years for most of our other property and equipment) of the assets. Amortization for leasehold improvements is taken over the shorter of the estimated useful life of the asset or over the remaining lease term.

  (j) Goodwill and Other Indefinite Lived Intangible Assets

        Goodwill represents the excess purchase price over the fair value of net assets acquired. Prior to 2002, goodwill was amortized over three to twenty-five years from the date of acquisition using the straight-line method. Effective January 1, 2002, we have applied the provisions of Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," in our accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned.

        Goodwill and other indefinite lived intangible assets have been tested for impairment during the first and fourth quarters of 2002 and fourth quarter of 2003. They will be tested for impairment at least annually, in the fourth quarter based upon September 30 financial information, using a two-step process. The first step is a comparison of an estimate of the fair value of a reporting unit with the reporting unit's carrying value. We have determined that our reporting units are our two operating segments—U.S. and International. If the fair value of a reporting unit exceeds its carrying amount, the goodwill of the reporting unit is not considered impaired, and as a result, the second step of the impairment test is not required. If required, the second step compares the fair value of reporting unit goodwill with the carrying amount of that goodwill. If we determine that reporting unit goodwill is impaired, the fair value of reporting unit goodwill would be measured by comparing the discounted expected future cash flows of the reporting unit with the carrying value of reporting unit goodwill. Any excess in the carrying value of reporting unit goodwill to the estimated fair value would be recognized as an expense at the time of the measurement. We recorded no impairments to our reporting units as a result of the application of SFAS 142 during 2002 and 2003.

        The goodwill of a reporting unit will be tested annually or if an event occurs or circumstances change that would likely reduce the fair value of a reporting unit below its carrying amount. Examples of such events or circumstances include, but are not limited to, a significant adverse change in legal factors or business climate, an adverse regulatory action or unanticipated competition.

  (k) Income Taxes

        We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates in effect for the years in which the differences are expected to reverse. The provision for deferred income tax expense represents the change in net deferred tax assets and liabilities during the year.

  (l) Earnings Per Common Share

        Basic earnings per common share ("EPS") is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in our earnings when dilutive.

  (m) Licensing Fees

        We pay licensing fees for the right to market our V.A.C. devices. Licensing fee expenses are based on V.A.C. revenue and recognized in the period that the related revenue is earned.

  (n) Self-Insurance

        We established the KCI employee benefit trust as a self-insurer for certain risks related to our U.S. employee health plan and certain other benefits. We retain various levels of loss related to certain of our benefits including all short-term disability claims and losses under our Texas Employee Injury Plan up to $500,000 per occurrence. Our health, group life and accidental death and dismemberment plan along with our long-term disability plan are all fully insured. We fund the benefit trust based on the value of expected future payments, including claims incurred but not reported. The liability for retained losses is determined actuarially. These liabilities are not discounted.

  (o) Foreign Currency Translation and Transaction Gains and Losses

        The functional currency for the majority of our foreign operations is the applicable local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Gains and losses resulting from the foreign currency translations are included in accumulated other comprehensive income.

  (p) Stock Options

        We use the intrinsic value method to account for our stock option plans. In 2003 and 2002, compensation costs of approximately $43.9 million and $824,000 respectively, net of estimated taxes, have been recognized in the financial statements related to our plans. Compensation costs for 2003 include $42.2 million of expenses, net of taxes, related to the recapitalization completed during the third quarter of 2003. If the compensation cost for our stock-based employee compensation plan had been determined based upon a fair value method consistent with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," our net earnings available to common shareholders and earnings per share would have been adjusted to the pro forma amounts indicated below. For purposes of pro forma disclosures, the estimated fair value of the options is recognized as an expense over the options' respective vesting periods. Our pro forma calculations are as follows (dollars in thousands, except for earnings per share information):

	Year ended December 31,
	2003	2002	2001
Net earnings available to common shareholders as reported	$60,150	$150,156	$23,901
Pro forma net earnings:
Net earnings available to common shareholders as reported	$60,150	$150,156	$23,901
Compensation expense under intrinsic method	43,855	824	—
Compensation expense under fair value method	(4,869)	(1,405)	(1,375)

Pro forma net earnings	$99,136	$149,575	$22,526

Earnings per share as reported:
Basic earnings per common share	$1.03	$2.12	$0.34
Diluted earnings per common share	$.93	$1.93	$0.32
Pro forma earnings per share:
Basic earnings per common share	$1.69	$2.11	$0.32
Diluted earnings per common share	$1.54	$1.93	$0.30

        The fair value for options granted during the three fiscal years ended December 31, 2003, 2002 and 2001, respectively, was estimated using a Black-Scholes option pricing model with expected stock volitility of .27, .22 and .24. Other valuation assumptions are as follows:

	2003	2002	2001
Expected dividend yield	—	—	—
Risk-free interest rate	2.9%	2.6%	4.0%
Expected life (years)	5.0	7.3	7.2

        We are not required to apply, and have not applied, the method of accounting prescribed by Statement 123 to stock options granted prior to January 1, 1995. Moreover, the pro forma compensation cost reflected above may not be representative of future expense.

  (q) Research and Development

        The focus of our research and development program has been to develop new products and make technological improvements to existing products. The types of costs classified as research and development expense include salaries of technical staff, consultant costs, facilities and utilities costs related to offices occupied by technical staff, depreciation on equipment and facilities used by technical staff, supplies and materials for research and development and outside services such as prototype development and testing and third-party research and development costs. Expenditures for research and development, including expenses related to clinical studies, are expensed as incurred and totalled $23.0 million, $18.7 million and $14.3 million for years ended December 31, 2003, 2002 and 2001, respectively.

  (r) Interest Rate Protection Agreements

        We use derivative financial instruments to manage the economic impact of fluctuations in interest rates. Periodically, we enter into interest rate protection agreements to modify the interest characteristics of our outstanding debt. Each interest rate swap is designated as a hedge of interest payments associated with specific principal balances and terms of our debt obligations. These agreements involve the exchange of amounts based on variable interest rates for amounts based on fixed interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received, as interest rates change, is accrued and recognized as an adjustment to interest expense related to the debt. (See Note 5)

  (s) Shipping and Handling

        We include shipping and handling costs in rental expense. Shipping and handling costs of $1.6 million and $1.5 million recovered from customers in 2003 and 2002, respectively, are included in sales revenue for these periods.

  (t) Advertising Expenses

        Advertising costs are expensed as incurred. Advertising expenses were $5.1 million, $4.8 million and $2.1 million for the years ended December 31, 2003, 2002 and 2001, respectively.

  (u) Other New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, or ("SFAS 143"), "Accounting for Asset Retirement Obligations," effective for fiscal years beginning after June 15, 2002. This statement addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires us to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and to adjust its present value in each subsequent period. In addition, we must capitalize an amount equal to the adjustment by increasing the carrying amount of the related long-lived asset, which is depreciated over the remaining useful life of the related asset. We adopted SFAS 143 during the first quarter of 2003 and it did not have a significant effect on our financial position or results of operations.

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," and in December 2003 issued a revised interpretation ("FIN 46R"). FIN 46 and FIN 46R address the accounting for, and disclosure of, investments in variable interest entities. As a result of the issuance of FIN 46 and FIN 46R, we evaluated our accounting for and disclosure of our beneficial ownership of two Grantor Trusts and determined that no changes to our accounting methods or disclosures related to these trusts were required. As such, our adoption of FIN 46 and FIN 46R during 2003 did not have a significant effect on our financial position or results of operations.

        In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, or ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. Our adoption of SFAS 149 during 2003 did not have a material effect on our financial condition or results of operations.

        In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, or ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." The statement established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 must be applied immediately to instruments entered into or modified after May 31, 2003. We have applied the terms of SFAS 150 to the Series A Convertible Participating Preferred Stock issued as a part of the recapitalization and determined that it should be reported in the mezzanine section of our balance sheet. All dividends paid or accrued on the preferred stock will be reported as dividends in the Consolidated Financial Statements.

NOTE 2.    Recapitalization

        Issuance of 7 3/8% Senior Subordinated Notes.    On August 11, 2003, we issued and sold an aggregate of $205.0 million principal amount of our 7 3/8% Senior Subordinated Notes due 2013. Our obligations under the notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by most of our direct and indirect domestic subsidiaries. (See Note 5.)

        New Senior Credit Facility.    Concurrently with the issuance and sale of the notes, we entered into a new senior credit facility. The senior credit facility consists of a $480.0 million seven-year term loan facility and an undrawn $100.0 million six-year revolving credit facility. Initially, we borrowed $480.0 million under the new term loan facility. We used $208.2 million of the proceeds from borrowings under the new credit facility to repay all amounts then outstanding under our previously existing senior credit facility. Borrowings under the new senior credit facility are secured by a first priority security interest in substantially all of our existing and hereafter acquired assets, including substantially all of the capital stock or membership interests of all of our subsidiaries that are guarantors under the new credit facility and 65% of the capital stock or membership interests of certain of our foreign subsidiaries. (See Note 5.)

        Issuance of Preferred Stock.    Concurrently with the issuance and sale of the notes, we also issued and sold $263.8 million of our Series A Convertible Participating Preferred Stock, par value $.001 per share. (See Note 9.)

        Redemption of 9 5/8% Senior Subordinated Notes.    As of August 11, 2003, we had outstanding $200.0 million in 9 5/8% Senior Subordinated Notes due 2007. On that date, we notified holders of the notes that, pursuant to their terms, we would redeem all such outstanding notes for a purchase price of 104.813% of their principal amount plus accrued but unpaid interest to the date of redemption. The redemption was completed on August 14, 2003. In addition, we paid approximately $1.5 million in early redemption consent fees related to amending the indenture governing the notes to allow for their early redemption. (See Note 5.)

        Share Repurchase.    On August 11, 2003, we commenced a tender offer to purchase for cash up to $589.8 million of our common stock and vested stock options at a price equivalent to $17.00 per share of common stock. Upon closing, we purchased and retired approximately 30.0 million shares of outstanding common stock for $17.00 per share. We also settled for cash approximately 4.7 million vested stock options at a price equivalent to $17.00 per share of common stock.

        The issuance and sale of the 7 3/8% Senior Subordinated Notes due 2013 and the preferred stock, the repayment of our old senior credit facility with proceeds from the new senior credit facility, the redemption of our 9 5/8% senior subordinated notes due 2007 and the share repurchase are referred to herein collectively as the "recapitalization."

        The following sets forth the sources and uses of funds in connection with the recapitalization (dollars in millions):

Amount
Source of Funds:
Gross proceeds from the sale of the 7 3/8% Senior Subordinated Notes Due 2013	$205.0
Borrowings under the new senior credit facility	480.0
Gross proceeds from the sale of convertible preferred stock	263.8
Tax benefits realized from transaction fees and expenses	32.4
Cash on hand	37.4

Total	$1,018.6

Use of Funds:
Redemption of 9 5/8% Senior Subordinated Notes Due 2007(1)	$211.1
Repayment of debt under the old senior credit facility	208.2
Share repurchase	570.3
Transaction fees and expenses for the recapitalization	29.0

Total	$1,018.6

(1)
Includes early redemption premium of 4.813% of the aggregate principal amount, or $9.6 million, pursuant to the terms of the 9 5/8% Senior Subordinated Notes due 2007, in addition to the payment of approximately $1.5 million in early redemption consent fees related to amending these notes.

        Our December 31, 2003 results reflect the impact of the recapitalization including a charge to earnings of $86.4 million, before tax benefits related to the recapitalization of $32.4 million. The charge to earnings, pretax, included a $67.5 million charge to compensation expense for the repurchase, or cash settlement, of vested options, together with $11.1 million in expenses for the payment of a consent fee and an early redemption premium related to the redemption of the 9 5/8% Senior Subordinated Notes due 2007. In addition, we wrote off debt issuance costs related to our old senior credit facility and the 9 5/8% Senior Subordinated Notes due 2007 totaling approximately $5.2 million, pretax. The remaining expenses of approximately $2.6 million, pretax, were related to miscellaneous fees and expenses associated with the share repurchase. Both the premium paid on the redemption of our 9 5/8% Senior Subordinated Notes and the write-off of commitment fees on unused credit facilities were charged to interest expense. Financing costs of approximately $19.8 million have been deferred and will be amortized over the lives of the debt facilities. Direct and incremental costs related to the issuance of the preferred stock of approximately $950,000 have been deferred and will be amortized over 12 years unless the preferred stock is previously converted or redeemed. (See Note 9.)

NOTE 3.    Acquisitions and Dispositions

        On May 23, 2003, we acquired all of the outstanding capital stock of MedClaim Inc., a North Carolina corporation, for approximately $2.2 million in cash, net of cash acquired, and other consideration of $450,000. MedClaim Inc. processes Medicare Part B insurance claims for us and continues to act in that capacity. The operating results of MedClaim Inc. have been included in KCI's consolidated financial statements since the acquisition date.

        In 1996, we acquired a 26% interest in the capital stock of Polymedics N.V., ("Polymedics"), a Belgium manufacturer of foam used in certain V.A.C. dressings which was accounted for on a cost basis. During the first quarter of 2002, we acquired the remaining 74% of Polymedics stock for approximately $3.6 million in cash at which time the financial position and results of operations were reflected on a consolidated basis. Polymedics' operating results did not have a material impact on our results of operations for 2003, 2002 or 2001.

        In August 2002, we sold our corporate headquarters facility and adjacent land and buildings under a 10-year sale/leaseback arrangement. The properties were sold for $17.9 million, net of selling costs, resulting in a deferred gain of approximately $10.7 million. The deferred gain is being amortized over the term of the lease. Approximately $841,000 and $426,000 of amortization was recognized in income in 2003 and 2002, respectively. The initial lease term is 10 years and requires minimum annual lease payments ranging from $3.2 million to $3.8 million. We have two consecutive options to renew the lease for a term of three or five years each at our option. If we exercise either renewal option, the terms of the renewal lease will be on prevailing market rental terms, including the lease rate, any improvement allowance or other inducements available to renewing tenants on prevailing market terms. In order to exercise our renewal options, we must give notice at least six months prior to the expiration of the then existing term. Rental expense of $3.6 million and $1.5 million was recognized in 2003 and 2002, respectively. The following table indicates the estimated future cash lease payments, inclusive of executory costs, for the years set forth below (dollars in thousands):

Year ended December 31,	Estimated Cash Lease Payments
2004	$3,311
2005	3,390
2006	3,470
2007	3,549
2008	3,628
2009 and thereafter	13,447

$30,795

NOTE 4.    Supplemental Balance Sheet Data

        Accounts receivable consist of the following (dollars in thousands):

	December 31, 2003	December 31, 2002
Trade accounts receivable:
Facilities / dealers	$122,339	$97,336
Third-party payers:
Medicare / Medicaid	35,434	29,125
Managed care, insurance and other	76,694	50,245

	234,467	176,706
Medicare V.A.C. receivables prior to October 1, 2000(1)	13,438	14,351
Employee and other receivables	1,724	2,410

	249,629	193,467
Less: Allowance for doubtful accounts	(36,253)	(26,220)
Allowance for Medicare V.A.C. receivables prior to October 1, 2000(1)	(13,438)	(14,351)

	$199,938	$152,896

(1)
During the year ended December 31, 2003, the Company collected approximately $913,000 of Medicare V.A.C. receivables prior to October 1, 2000. Collectibility of the remaining of these receivables is uncertain, however, the Company will continue to pursue collection.

        Inventories consist of the following (dollars in thousands):

	December 31, 2003	December 31, 2002
Finished goods	$12,137	$16,411
Work in process	2,847	2,411
Raw materials, supplies and parts	28,689	31,825

	43,673	50,647
Less: Amounts expected to be converted into equipment for short-term rental	(9,000)	(11,100)
Reserve for excess and obsolete inventory	(2,420)	(1,613)

	$32,253	$37,934

        Net property, plant and equipment consist of the following (dollars in thousands):

	December 31, 2003	December 31, 2002
Land	$549	$549
Buildings	10,819	10,528
Equipment for short-term rental	233,459	178,022
Machinery, equipment and furniture(1)	115,382	89,742
Leasehold improvements	4,530	3,209
Inventory to be converted to equipment	9,000	11,100

	373,739	293,150
Less accumulated depreciation(1)	(228,531)	(187,601)

	$145,208	$105,549

(1)
Net property, plant and equipment as of December 31, 2003 and 2002 includes $2.8 million and $100,000, respectively, in machinery, equipment and furniture under various capital leases.

        Accrued expenses consist of the following (dollars in thousands):

	December 31, 2003	December 31, 2002
Payroll, commissions and related taxes	$43,341	$26,363
Royalty accrual	27,992	6,530
Recapitalization accruals	7,131	—
Interest accruals	2,011	4,017
Insurance accruals	4,941	2,758
Other accrued expenses	27,236	21,888

	$112,652	$61,556

NOTE 5.    Long-Term Obligations and Derivative Financial Instruments

        Long-term obligations consist of the following (dollars in thousands):

	December 31, 2003	December 31, 2002
2003 Senior Credit Facility:
Term loan B due 2010	$477,600	$—
Revolving credit facility due 2009	—	—
Previous Senior Credit Facility:
Term loans:
Tranche A due 2003	—	27,500
Tranche B due 2004	—	85,500
Tranche C due 2005	—	85,500
Tranche D due 2006	—	93,575
Tranche E due 2005	—	29,775
Revolving credit facility	—	—

	477,600	321,850
7 3/8% Senior Subordinated Notes due 2013	205,000	—
9 5/8% Senior Subordinated Notes due 2007	—	200,000
Note Payable—MedClaims, Inc.	300	—

	682,900	521,850
Less current installments	(4,800)	(30,550)

	$678,100	$491,300

New Senior Credit Facility

        On August 11, 2003, we entered into a new senior credit facility consisting of a $480.0 million term loan facility due 2010 and an undrawn $100.0 million revolving credit facility.

        Loans.    The senior credit facility consists of a $480.0 million term loan facility and an undrawn $100.0 million revolving credit facility. Up to $30.0 million of the revolving credit facility is available for letters of credit. At December 31, 2003, $477.6 million was outstanding under the term loan facility and we had no revolving loans outstanding. However, we had outstanding letters of credit in the aggregate amount of $11.3 million. The resulting availability under the revolving credit facility was $88.7 million at December 31, 2003.

        Interest.    Amounts outstanding under the senior credit facility bear interest at a rate equal to the base rate (defined as the higher of Citibank, N.A.'s prime rate or 1/2 of 1% in excess of the federal funds rate) or the Eurodollar rate (the reserve-adjusted LIBOR rate), in each case plus an applicable margin. The applicable margin is equal to (a) with respect to the new revolving credit facility, 2.50% in the case of loans based on the Eurodollar rate and 1.50% in the case of loans based on the base rate and (b) with respect to the new term loan B facility, (1) at any time that the leverage ratio is greater than 3.00 to 1.00, 2.75% in the case of loans based on the Eurodollar rate and 1.75% in the case of loans based on the base rate and (2) 2.50% at any other time, in the case of loans based on the Eurodollar rate and 1.50% in the case of loans based on the base rate.

        We may choose base rate or Eurodollar pricing and may elect interest periods of 1, 2, 3 or 6 months for the Eurodollar borrowings. Interest on base rate borrowings is payable quarterly in arrears. Interest on Eurodollar borrowings is payable at the end of each applicable interest period or every three months in the case of interest periods in excess of three months. Interest on all past due amounts will accrue at 2.00% over the applicable rate. The senior credit facility requires that we fix the base-borrowing rate applicable to at least 50% of the outstanding amount of the term loan under the senior credit facility. As of December 31, 2003, the current interest rate swap agreements effectively fix the base-borrowing rate on 73.3% of our outstanding amounts under the term loan facility.

        Collateral.    The senior credit facility is secured by a first priority lien and security interest in (i) substantially all shares of capital stock and intercompany debt of each of our present and future subsidiaries (limited in the case of certain foreign subsidiaries to 65% of the voting stock of such entity), (ii) substantially all of our present and future real property (with a value in excess of $5 million individually) and assets and the present and future personal property and assets of our subsidiaries that will be guarantors under the senior credit facility and (iii) all proceeds and products of the property and assets described in (i) and (ii) above. The security interest is subject to certain exceptions and permitted liens.

        Guarantors.    Our obligations under the senior credit facility are guaranteed by each of our direct and indirect 100% owned subsidiaries, other than a controlled foreign corporation within the definition of Section 957 of the Internal Revenue Code or a holding company whose only assets are investments in a controlled foreign corporation.

        Repayments.    Amounts available under the new revolving credit facility are available for borrowing and reborrowing until maturity. No amounts repaid under the term loan B facility may be reborrowed.

        Maturity.    The term loan facility matures on August 11, 2010. The revolving credit facility matures on August 11, 2009.

        Prepayments.    We may prepay, in full or in part, borrowings under the senior credit facility without premium or penalty, subject to minimum prepayment amount and increment limitations. We are required to prepay borrowings under the senior credit facility from certain asset dispositions, debt issuances and equity issuances and beginning after fiscal year 2004 a percentage of excess cash flow, subject to customary exceptions.

        Covenants.    The senior credit agreement contains affirmative and negative convents customary for similar agreements and transactions. All of the material covenants and other restrictive covenants in the senior credit agreement are summarized as follows:

  •
  quarterly and annual financial reporting requirements;

  •
  limitations on other debt, with baskets for, among other things, intercompany debt, debt used to acquire fixed or capital assets, debt of foreign subsidiaries for working-capital purposes, debt of newly-acquired subsidiaries, debt under certain nonspeculative interest rate and foreign currency swaps, certain ordinary-course debt, the 7 3/8% Senior Subordinated Notes due 2013 and certain other subordinated debt, and certain sale-leaseback transactions;

  •
  limitations on other liens, with baskets for, among other things, certain ordinary-course liens and liens under allowed sale-leaseback transactions, and liens securing debt that may be allowed under one or more of the baskets referred to above;

  •
  limitations on guarantees, with baskets for certain intercompany guarantees, and guarantees of KCI's subsidiaries under the 7 3/8% Senior Subordinated Notes due 2013 and certain other subordinated debt;

  •
  limitations on mergers or consolidations and on sales of assets;

  •
  limitations on investments, with baskets for, among other things, certain ordinary-course extensions of trade credit, investments in cash equivalents, certain intercompany investments, interest rate and foreign currency swaps otherwise permitted, and certain acquisitions;

  •
  limitations on early retirement of subordinated debt;

  •
  limitations of capital expenditures;

  •
  limitations on changes in the nature of the business, on changes in KCI's fiscal year, and on changes in organizational documents; and

  •
  limitations on changes in documents evidencing or related to indebtedness that are materially adverse to the interests of the lenders under the senior credit facility and changes in accounting policies or reporting practices.

        In addition, the senior credit agreement prohibits us from declaring or paying any dividend on, or repurchasing or redeeming, any of our outstanding equity securities, subject to certain exceptions including our ability to repurchase or redeem up to $10 million of equity securities in any fiscal year, plus additional limited carry-forwards of unused amounts in prior fiscal years. The senior credit agreement also prohibits our subsidiaries, subject to certain specified exceptions, from:

  •
  paying dividends or making distributions in respect of equity securities of such subsidiary held by us;

  •
  making loans or advances to us or any other subsidiary; or

  •
  transferring any of such subsidiary's assets to us or any other subsidiary.

        The senior credit agreement contains financial covenants requiring us to meet certain leverage and interest coverage ratios and maintain minimum levels of EBITDA (as defined in the senior credit agreement). Under the senior credit agreement, EBITDA excludes charges associated with the recapitalization. It will be an event of default if we permit any of the following:

  •
  for any period of four consecutive quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, the ratio of EBITDA, as defined, to consolidated cash interest expense, to be less than certain specified ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 5.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter;

  •
  as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, our leverage ratio of debt to EBITDA, as defined, to be greater than certain specified leverage ratios ranging from 4.30 to 1.00 for the fiscal quarter ending December 31, 2003 to 2.50 to 1.00 for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter; or

  •
  for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2003, EBITDA, as defined, to be less than certain amounts ranging from $156.4 million for the fiscal quarter ending December 31, 2003 to $240.0 million for the fiscal quarter ending December 31, 2006 and each fiscal quarter following that quarter.

        Events of Default.    The new senior credit facility contains events of default including, but not limited to, failure to pay principal or interest, breaches of representations and warranties, violations of affirmative or negative covenants, cross-defaults to other indebtedness, a bankruptcy or similar proceeding being instituted by or against us, rendering of certain monetary judgments against us, impairments of loan documentation or security, changes of ownership or operating control and defaults with respect to certain ERISA obligations.

        On December 5, 2003, we entered into an amendment to the 2003 senior credit facility which allows us, subject to certain limitations, to redeem or repurchase notes with (1) the net after tax proceeds of the $75.0 million Hillenbrand antitrust settlement that we received on December 31, 2003, (2) cash strike payments arising from the exercise of outstanding options to purchase our common stock as part of the recapitalization and (3) the estimated tax benefit to us from the recapitalization. Accordingly, we may, from time to time, repurchase notes in the open market or in privately-negotiated transactions.

7 3/8% Senior Subordinated Notes due 2013

        On August 11, 2003, we issued and sold an aggregate of $205.0 million principal amount of our 7 3/8% Senior Subordinated Notes due 2013. Interest on the notes accrues at the rate of 7 3/8% per annum and is payable semi-annually in cash on each May 15 and November 15, commencing on November 15, 2003, to the persons who are registered holders at the close of business on May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes accrues from and includes the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The notes are not entitled to the benefit of any mandatory sinking fund.

        The notes are unsecured obligations of KCI, ranking subordinate in right of payment to all senior debt of KCI. The notes are fully and unconditionally guaranteed, jointly and severally, by each of our direct and indirect 100% owned subsidiaries, other than any entity that is a controlled foreign corporation within the definition of Section 957 of the Internal Revenue Code or a holding company whose only assets are investments in a controlled foreign corporation. Each of these subsidiaries is a restricted subsidiary, as defined in the indenture governing the notes. The new notes are guaranteed by the following subsidiaries of KCI:

1.	KCI Holding Company, Inc.	6.	KCI Real Properties Limited
2.	KCI Real Holdings, LLC	7.	KCI USA, Inc.
3.	KCI International, Inc.	8.	KCI USA Real Holdings, LLC
4.	KCI Licensing, Inc.	9.	MedClaim, Inc.
5.	KCI Properties Limited

        The following entities were formerly guarantors of the recently redeemed 9 5/8% Senior Subordinated Notes due 2007, but are not guarantors of the recently issued 7 3/8% Senior Subordinated Notes due 2013.

1.	KCI Therapeutic Services, Inc.
2.	KCI New Technologies, Inc.
3.	KCI Air, Inc.
4.	KCI-RIK Acquisition Corp.
5.	Plexus Enterprises, Inc.
6.	Medical Retro Design, Inc.

These entities no longer exist due to a corporate change such as dissolution or merger into an existing KCI subsidiary. However, the assets of each of these former guarantors remain in the consolidated group.

        Each guarantor jointly and severally guarantees KCI's obligation under the notes. The guarantees are subordinated to guarantor senior debt on the same basis as the notes are subordinated to senior debt. The obligations of each guarantor under its guarantor senior debt will be limited as necessary to prevent the guarantor senior debt from constituting a fraudulent conveyance under applicable law.

        The indenture governing the notes limits our ability, among other things, to:

  •
  incur additional debt;
  •
  make payments on subordinated debt or make investments;
  •
  place limitations on distributions from our restricted subsidiaries;
  •
  issue or sell capital stock of restricted subsidiaries;
  •
  issue guarantees;
  •
  sell or exchange assets;
  •
  enter into transactions with affiliates;
  •
  create liens; and
  •
  effect mergers.

        In addition, subject to certain specified exceptions, the indenture prohibits us from:

  •
  declaring or paying any dividend or making any distribution in respect of our equity securities;

  •
  purchasing or redeeming any equity securities;

  •
  purchasing or redeeming any indebtedness that is subordinate or junior to the notes; or

  •
  making certain specified investments if, following such event,

    —
    we would be in default under the indenture,

    —
    our consolidated fixed charge coverage ratio, as defined, would be greater than 2.0 to 1.0, or

    —
    the aggregate of such payments shall exceed certain amounts determinable under specified formulas.

        The indenture also prohibits our subsidiaries, subject to certain specified exceptions, from:

  •
  paying dividends or making distributions to us or any other subsidiary;

  •
  paying any indebtedness owed to us or any other subsidiary; or

  •
  transferring any property or assets from any subsidiary to us or any other subsidiary.

        KCI may redeem some or all of the notes, on and after May 15, 2008, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

If Redeemed During the 12-Month Period Commencing	Redemption Price
2008	103.688%
2009	102.458%
2010	101.229%
2011 and thereafter	100.000%

        In addition, at any time prior to May 15, 2008, we may, at our option, redeem the notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of (a) 101% of the principal amount of the notes so redeemed, plus accrued and unpaid interest, and (b) a make-whole premium (as defined in the indenture) with respect to the notes, or the portions thereof, to be redeemed, plus, to the extent not included in the make-whole premium, accrued and unpaid interest to the date of redemption.

        At any time, or from time to time, on or prior to May 15, 2006, we may, on any one or more occasions, use all or a portion of the net cash proceeds of one or more equity offerings to redeem the notes at a redemption price equal to 107.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any equity offering, we shall make such redemption not more than 90 days after the consummation of any such equity offering.

Interest Rate Protection

        We follow SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and its amendments, SFAS 137 and 138, in accounting for our derivative instruments. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at fair value. We have designated our interest rate swap agreements as cash flow hedge instruments. The swap agreements are used to manage exposure to interest rate movements by effectively changing the variable interest rate to a fixed rate. The critical terms of the interest rate swap agreements and the interest-bearing debt associated with the swap agreements must be the same to qualify for the shortcut method of accounting. Changes in the effective portion of the fair value of the interest rate swap agreement will be recognized in other comprehensive income, net of tax effects, until the hedged item is recognized into earnings.

        The following chart summarizes interest rate hedge transactions effective during 2003 (dollars in thousands):

Accounting Method	Effective Dates	Nominal Amount	Fixed Interest Rate	Status
Shortcut	12/31/02-12/31/03	$80,000	1.745%	Matured 12/31/03
Shortcut	12/31/02-12/31/04	$100,000	2.375%	Outstanding
Shortcut	08/21/03-08/22/05	$60,000	2.150%	Outstanding
Shortcut	08/21/03-08/22/05	$20,000	2.130%	Outstanding
Shortcut	08/21/03-08/21/05	$20,000	2.135%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.755%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.778%	Outstanding
Shortcut	08/21/03-08/21/06	$50,000	2.788%	Outstanding

        As of December 31, 2002, two $100 million interest rate swap agreements were in effect to manage the economic impact of fluctuations in interest rates. On January 31, 2003, we sold $20 million of our $100 million, 1.7450% interest rate swap effective March 31, 2003 which resulted in an expense of approximately $74,000 which was recorded in the first quarter of 2003. Our 2003 senior credit facility requires that we fix the base-borrowing rate applicable to at least 50% of the outstanding amount of our term loan under the senior credit facility for a period of two years from the date of issuance. In August 2003, we entered into six new interest rate swap agreements pursuant to which we fixed the rates on an additional $250 million notional amount of our outstanding variable rate borrowings outstanding at December 31, 2003. As a result of the swap agreements currently in effect as of December 31, 2003, approximately 73.3% of our variable interest rate debt outstanding is fixed.

        All of the interest rate swap agreements have quarterly interest payments, based on three month LIBOR, due on the last day of each March, June, September and December, which began on September 30, 2003. The fair value of these swaps at inception was zero. Due to subsequent movements in interest rates, as of December 31, 2003, the fair values of these swap agreements were negative and were adjusted to reflect a liability of approximately $2.4 million. During 2003 and 2002, we recorded interest expense of approximately $2.9 million and $2.8 million, respectively, as a result of interest rate protection agreements.

Interest and Future Maturities

        Interest paid during 2003, 2002 and 2001 was approximately $44.9 million, $39.0 million and $42.9 million, respectively.

        As a result of the senior credit refinancing, future maturities of long-term debt at December 31, 2003 were (dollars in thousands):

Year	Amount
2004	$4,800
2005	$4,950
2006	$4,950
2007	$4,800
2008	$4,800
Thereafter	$658,600

NOTE 6.    Accounting for Goodwill and Other Noncurrent Assets

        Goodwill represents the excess purchase price over the fair value of net assets acquired. Prior to 2002, goodwill was amortized over three to twenty-five years from the date of acquisition using the straight-line method. Effective January 1, 2002, we have applied the provisions of Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," in our accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually for impairment, or more frequently when event or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned. Intangible assets with finite useful lives will continue to be amortized over their useful lives. Goodwill has been tested for impairment during the first and fourth quarters of 2002 and fourth quarter of 2003. It will be tested for impairment at least annually.

        Goodwill was $48.8 million at December 31, 2003, compared to $46.4 million at December 31, 2002. This increase relates to our acquisition of MedClaim Inc. in the second quarter of 2003. (See Note 3.) Goodwill represented 7.3% and 7.5% of total assets at December 31, 2003 and December 31, 2002, respectively.

        The following table shows the effect of the adoption of SFAS 142 on our net income as if the adoption had occurred on January 1, 2001 (dollars in thousands, except per share data):

	Pro Forma Year ended December 31,
	2003	2002	2001
Net earnings available to common shareholders-as reported	$60,150	$150,156	$23,901
Amortization adjustment	—	—	3,372

Adjusted net earnings	$60,150	$150,156	$27,273

Basic earnings per common share—as reported	$1.03	$2.12	$0.34
Amortization adjustment	—	—	0.04

Adjusted basic earnings per common share	$1.03	$2.12	$0.38

Dilutive earnings per common share—as reported	$0.93	$1.93	$0.32
Amortization adjustment	—	—	0.05

Adjusted dilutive earnings per common share	$0.93	$1.93	$0.37

        We have recorded amortizable intangible assets, which are included in Other Assets on our consolidated balance sheets. Other assets include the following (dollars in thousands):

	December 31, 2003	December 31, 2002
Patents, trademarks and other	$12,240	$12,269
Accumulated amortization	(8,190)	(6,840)

	4,050	5,429
Investment in assets subject to leveraged leases	16,445	16,445
Deposits and other	8,002	8,293

Other tangible, noncurrent assets, net	24,447	24,738

Total other assets, net	$28,497	$30,167

        We acquired beneficial ownership of two Grantor Trusts in December 1996 and December 1994. The assets held by each Trust consist of a McDonnell Douglas DC-10 aircraft and three engines. In connection with the acquisitions, KCI paid cash equity of $7.2 million and $7.6 million, respectively. At the date of the acquisition, the Trusts held debt of $48.4 million and $51.8 million, respectively, which is non-recourse to KCI. The aircraft are leased to the Federal Express Corporation through June 2012 and January 2012, respectively. Federal Express pays monthly rent to a third party who, in turn, pays the entire amount to the holders of the non-recourse indebtedness, which is secured by the aircraft. The holder's recourse in the event of a default is limited to the Trust assets.

        Amortization expense, related to finite-lived intangibles, was approximately $1.3 million, $1.3 million, and $1.9 million for 2003, 2002, and 2001, respectively. We amortize these intangible assets over 5 to 17 years, depending on the estimated economic life of the individual asset. The following table shows the estimated amortization expense, in total for all finite-lived intangible assets, to be incurred over the next five years (dollars in thousands):

Year ended December 31,	Estimated Amortization Expense
2004	$512
2005	$375
2006	$319
2007	$290
2008	$290

        Loan issuance costs include approximately $19.8 million of costs incurred in connection with the issuance of debt in our 2003 recapitalization. These costs are amortized using the effective interest method over the respective term of debt to which they specifically relate. We also capitalized approximately $950,000 of issuance costs on the issuance of our Series A Convertible Preferred Stock which we are amortizing using the effective interest method over the conversion period. Amortization of loan and preferred stock issuance costs recorded for the years ended December 31, 2003, 2002 and 2001 are $7.5 million, $2.3 million and $2.3 million, respectively. The amortization for 2003 includes approximately $5.2 million of loan issuance costs written off associated with the debt retired as part of our 2003 recapitalization.

NOTE 7.    Leasing Obligations

        We are obligated for equipment under various capital leases, which expire at various dates during the next two years. At December 31, 2003, the gross amount of equipment under capital leases totaled approximately $5.2 million and related accumulated depreciation was approximately $2.4 million.

        We lease our headquarters facility, computer and telecommunications equipment, service vehicles, office space, various storage spaces and manufacturing facilities under non-cancelable operating leases, which expire at various dates over the next ten years. Total rental expense for operating leases was $22.2 million, $17.7 million and $13.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        Future minimum lease payments under capital and non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2003 are as follows (dollars in thousands):

	Capital Leases	Operating Leases
2004	$1,765	$22,698
2005	1,035	18,506
2006	348	15,261
2007	4	11,386
2008	—	8,903
Thereafter	—	16,973

Total minimum lease payments	$3,152	$93,727

Less amount representing interest	225

Present value of net minimum capital lease payments	2,927
Less current portion	1,576

Obligations under capital leases, excluding current installments	$1,351

NOTE 8.    Income Taxes

        Earnings before income taxes consists of the following (dollars in thousands):

	Year Ended December 31,
	2003	2002	2001
Domestic	$81,874	$229,270	$28,824
Foreign	29,559	16,887	12,384

	$111,433	$246,157	$41,208

        Income tax expense attributable to income from continuing operations consists of the following (dollars in thousands):

	Year Ended December 31, 2003
	Current	Deferred	Total
Federal	$97,222	$(65,862)	$31,360
State	5,539	(3,570)	1,969
International	9,278	(820)	8,458

	$112,039	$(70,252)	$41,787

	Year Ended December 31, 2002
	Current	Deferred	Total
Federal	$15,195	$68,256	$83,451
State	1,318	4,204	5,522
International	7,922	(894)	7,028

	$24,435	$71,566	$96,001

	Year Ended December 31, 2001
	Current	Deferred	Total
Federal	$9,371	$1,818	$11,189
State	2,283	(433)	1,850
International	4,467	(199)	4,268

	$16,121	$1,186	$17,307

        Income tax expense attributable to earnings before income taxes differed from the amounts computed by applying the statutory tax rate of 35 percent to pre-tax earnings from continuing operations as a result of the following (dollars in thousands):

	Year Ended December 31,
	2003	2002	2001
Computed "expected" tax expense	$39,002	$86,155	$14,423
Nondeductible goodwill	—	—	324
State income taxes, net of federal benefit	1,280	3,590	1,202
Tax-exempt interest from municipal bonds	(175)	(32)	—
Nondeductible meals and entertainment	558	357	236
Foreign income taxed at other than U.S. rates	(1,887)	(441)	(419)
Utilization of foreign net operating loss	—	(47)	(48)
Non-consolidated foreign net operating loss	—	1,606	401
Foreign, other	2,517	3,817	1,693
Other, net	492	996	(505)

	$41,787	$96,001	$17,307

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below (dollars in thousands):

	2003	2002
Deferred Tax Assets:
Accounts receivable, principally due to allowance for doubtful accounts	$13,093	$7,553
Foreign net operating loss carry forwards	2,466	1,606
Inventories, principally due to additional costs capitalized for tax purposes pursuant to the Tax Reform Act of 1986	1,575	981
Deferred gain on sale of headquarters facility	3,077	3,401
Derivative tax adjustments	841	469
Accrued liabilities	7,240	1,948
Deferred foreign tax asset	2,272	1,453
Other	5,408	5,561

Total gross deferred tax assets	35,972	22,972
Less: valuation allowance	(2,466)	(1,606)

Net deferred tax assets	33,506	21,366

Deferred Tax Liabilities:
Plant and equipment, principally due to differences in depreciation and basis	(34,310)	(29,360)
Deferred revenue	—	(61,250)
Deferred state tax liability	(923)	(4,737)
Net intangible assets, deducted for book purposes over a longer life than for tax purposes	(2,045)	(857)
Other	(45)	(1,501)

Total gross deferred tax liabilities	(37,323)	(97,705)

Net deferred tax liability	(3,817)	(76,339)
Less: current portion	22,749	(55,887)

	$(26,566)	$(20,452)

        At December 31, 2003, $2.5 million of foreign operating loss carryforwards, which can be utilized indefinitely, are available to reduce future taxable earnings of certain foreign subsidiaries. A valuation allowance has been provided for the deferred tax assets related to the foreign loss carryforwards. The net valuation allowance increased by approximately $860,000 and $943,000 and decreased by approximately $13,000 for the years ended December 31, 2003, 2002 and 2001, respectively. We anticipate that the reversal of existing taxable temporary differences and future income will provide sufficient taxable income to realize the tax benefit of the remaining deferred tax assets.

        Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $79.9 million, $57.3 million and $38.8 million at December 31, 2003, 2002 and 2001. These earnings are considered to be permanently reinvested and, accordingly, no provision for U.S. federal or state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividend or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

        Income taxes paid during 2003, 2002 and 2001 were $90.4 million, $24.6 million and $12.0 million, respectively.

NOTE 9.    Shareholders' Equity and Employee Benefit Plans

  Common Stock:

        We are authorized to issue 150.0 million shares of Common Stock, $0.001 par value (the "Common Stock"). The number of shares of Common Stock issued and outstanding at the end of 2003 and 2002 was 41,270,202 and 70,928,040, respectively.

  Series A Convertible Preferred Stock:

        On August 9, 2003, the board of directors of KCI approved the creation of a class of preferred stock designated as Series A Convertible Participating Preferred Stock with a par value of $0.001 per share. On August 11, 2003, we issued a total of 263,794 shares of the preferred stock at an original issue price and stated value of $1,000 per share. The preferred stock is convertible to common stock at a ratio of $17.00 per share of common stock (the estimated fair value of the common stock at the date of issuance). The preferred stock accrues cumulative dividends quarterly at the rate of 9% per annum (or the dividends paid on common stock, whichever is greater), and must be paid in kind for the first three years from the date of issuance, and after that point may be paid in cash or in kind, at KCI's option. We recorded dividends-in-kind, which are paid in kind by increasing the stated value of the preferred stock, of $9.2 million during 2003.

        Upon an initial public offering above $22.00 per share, or upon 20 consecutive post-initial public offering trading days for which the trading price of the common exceeds $23.50, the preferred stock is mandatorily convertible into common stock. If we have an initial public offering at less than $22.00 per share, we can force conversion if we make the holders of the preferred stock whole for the shortfall between the initial public offering price and $22.00 per share. Additionally, if the conversion has not been triggered based on trading price, we can force conversion by making the preferred stockholders whole by issuing them additional common stock as if they had converted at a value of $23.50 per share.

        If, prior to December 31, 2005, conversion of the preferred stock occurs through automatic conversion as a result of an initial public offering or post initial public offering trading as discussed above, or as a result of our forcing conversion as described above, or should KCI be sold, the holders would be entitled to receive paid-in-kind dividends as if the preferred stock had remained outstanding through December 31, 2005.

        Except as otherwise required by law, the holders of the preferred stock are entitled to vote, on an as-converted basis, together with our common shareholders. KCI, Fremont Partners, L.P., Blum Capital Partners, L.P. and Dr. Leininger, and their affiliates, entered into an Investors' Rights Agreement with the other holders of the preferred stock, which provides for "piggyback" registration rights, restrictions on transfer of the shares of the preferred stock, rights of first offer, "tag-along" rights and

"bring-along" rights. Fremont Partners, L.P., Blum Capital Partners, L.P. and Dr. Leininger and their respective affiliates purchased an aggregate of $190.0 million of the preferred stock.

        We paid approximately $5.8 million in arrangement fees to the preferred stock investors. Because the net cash received from the investors related to the preferred stock is approximately $258.0 million and the preferred stock holders are entitled to immediate conversion to common stock for value equal to $263.8 million, a beneficial conversion feature of $5.8 million exists. We have recorded the net proceeds received from the preferred stock holders in equity and have recorded a beneficial conversion feature which has the effect of reducing the preferred stock recorded to $252.2 million. We will accrete through preferred dividends the amount recorded for preferred stock up to its conversion amount over future periods to the redemption date, using the effective interest method. Dividends no longer accrete after twelve years. We also incurred approximately $950,000 in direct and incremental costs related to the preferred stock. We have capitalized these costs and they will be amortized to dividends over 12 years unless the preferred stock is previously converted or redeemed.

        After August 11, 2006, the preferred stock dividends may be paid in cash or in kind, at our option. If we opt to pay the dividends in kind, a new beneficial conversion may exist and would be evaluated and recorded at that time.

        The terms of our preferred stock restrict us from declaring and paying dividends on our common stock until such time as all outstanding dividends have been paid related to the preferred stock. The preferred stock shall, with respect to the right to receive dividends or distributions of assets and rights upon KCI's liquidation, dissolution or winding up, rank senior to the common stock. The stated value for the preferred stock is equal to the initial stated value together with any accrued dividends through such date that have been added to the stated valued through accretion.

        The preferred stock shall be mandatorily redeemed by KCI on the twelfth anniversary of the issue date, subject to two extension periods, which can extend the mandatory redemption date through the seventeenth anniversary of the issue date. The preferred stock must be redeemed for cash, common stock or a combination of cash and common stock, at our option, for fair market value of the common stock along with any cash, equal to the stated value of the preferred stock or the average closing price of the common stock into which such preferred stock is then convertible for the 20 consecutive trading days immediately preceding such redemption. However, such common stock must be listed on a United States national securities exchange or quoted on the NASDAQ stock market and the common stock to be issued in redemption shall not represent more then 35% of the fully diluted common stock of KCI.

  Investment Plan:

        We have an Investment Plan intended to qualify as a deferred compensation plan under Section 401(k) of the Internal Revenue Code of 1986. The Investment Plan is available to all domestic employees and we match employee contributions up to a specified limit. In 2003, 2002 and 2001, we made matching contributions and charged to expense approximately $3.4 million, $2.0 million and $1.4 million, respectively.

  Deferred Compensation Plan:

        KCI offers a deferred compensation plan for key management personnel. The deferred compensation plan was started in 1995 and guarantees the employee a rate of return for a defined plan year as stated in the enrollment form for each plan year. The employee may receive distributions in a lump sum, or over five or ten years upon retirement as defined, or at a date previously specified. The Company's obligation under the Plan is that of an unsecured promise to pay in the future. Amounts payable to a participant shall be paid from the general assets of the Company, exclusively. The Company has established a Rabbi Trust to increase security for the Plan benefits. At December 31, 2003, the assets in the Rabbi Trust include approximately $5.2 million of cash surrender value under life insurance policies for the participants and the liability of the Plan is approximately $5.5 million. Both the assets and the liabilities of the plan have been reflected in our consolidated financial statements.

NOTE 10.    Stock Option Plans

        In October 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 123, "Accounting and Disclosure of Stock-Based Compensation." While the accounting standard encouraged the adoption of a new fair-value method for expense recognition, Statement 123 allows companies to continue accounting for stock options and other stock-based awards as provided in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). We have elected to follow the provisions of APB 25 and related interpretations in accounting for our stock options plans because, as discussed below, the alternative fair-value method prescribed by FASB Statement No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of our employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

        In December 1997, our Board of Directors approved the 1997 Management Equity Plan. The maximum aggregate number of shares of Common Stock that may be issued in connection with grants under the Management Equity Plan, as amended, is approximately 13.9 million shares, subject to adjustment as provided for in the plan. The Management Equity Plan is administered, and grants determined, by a committee of the Board of Directors. The exercise price and term of options granted under the Management Equity Plan shall be determined by the committee, however, in no event shall the term of any option granted under the Management Equity Plan exceed ten years. The Management Equity Plan supersedes all other stock option plans. During the 1997 recapitalization transaction, 60 employees rolled stock options covering an additional 5.5 million shares of our common stock into the 1997 Management Equity Plan.

        In May 2003, our board of directors approved the 2003 Non-Employee Directors Stock Plan (the "Directors Stock Plan"). Grants under this plan shall be made to non-employee directors of the company. The maximum aggregate number of shares of common stock that may be issued in connection with grants under the Directors Stock Plan is 400,000 shares, subject to adjustment as provided for in the plan. The exercise price of options granted under this plan is determined as the fair market value, as determined by our Board of Directors, of the shares of the Company's common stock on the date that such option is granted. The options granted will vest and become exercisable incrementally over a period of three years. The right to exercise an option shall terminate seven years after the grant date, unless sooner as provided for in the plan. The Directors Stock Plan is administered by a committee of the board of directors.

        The following table summarizes the number of common shares reserved for future issuance under our stock option plans:

1997 Management Equity Plan (see Note 17)	850,010
2003 Non-Employee Directors Stock Plan	308,120

1,158,130

        See Note 17 regarding subsequent event relating to stock option plans.

        The following table summarizes information about stock options outstanding at December 31, 2003 (options in thousands):

Range of Exercise Prices	Options Outstanding at 12/31/03	Weighted Average Remaining Contract Life (years)	Weighted Average Exercise Price	Options Exercisable at 12/31/03	Weighted Average Exercise Price
$0.91 to $1.68	354.9		$1.14	354	$1.14
$1.69 to $4.12	1,914	2.2	$2.97	1,914	$2.97
$4.13 to $6.99	8,163	4.4	$4.76	4,039	$4.70
$7.00 to $17.00	1,166	6.4	$9.09	76	$7.31

	11,597	4.1	$4.79	6,383	$4.02

        A summary of our stock option activity, and related information, for years ended December 31, 2003, 2002 and 2001 follows (options in thousands):

	2003		2002		2001
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding—beginning of year	17,075	$4.32	17,542	$4.28	16,985	$4.18
Granted	682	$10.58	323	$7.00	1,677	$5.09
Exercised(1)	(5,730)	$4.09	(121)	$3.69	(734)	$3.67
Forfeited	(430)	$5.02	(669)	$4.42	(386)	$4.81

Options outstanding—end of year	11,597	$4.79	17,075	$4.32	17,542	$4.28

Exercisable at end of year	6,383	$4.02	11,575	$4.00	9,540	$3.78

Weighted average fair value of options granted during the year		$1.82		$2.15		$1.84

(1)
The 2003 options exercised includes 4,664,739 options exercised in relation to the recapitalization completed in 2003. (See Note 2.)

NOTE 11.    Other Comprehensive Income

        The components of other comprehensive income are as follows (dollars in thousands):

	Year ended December 31,
	2003	2002	2001
Net earnings	$69,646	$150,156	$23,901
Foreign currency translation adjustment	15,298	5,511	(1,213)
Net derivative loss, net of taxes of $1,402 in 2003, $562 in 2002 and $1,592 in 2001	(2,603)	(1,045)	(2,956)
Reclassification adjustment for losses included in income, net of taxes of $1,030 in 2003, $972 in 2002 and $713 in 2001	1,914	1,807	1,323
Reclassification adjustment for loss recognized on termination of interest rate swap, net of taxes (benefit) of $305 in 2002 and $372 in 2001	—	(549)	691
Reclassification adjustment for amortization of loss recognized on termination of interest rate swap, net of tax benefit of $76	—	—	(142)

Other comprehensive income	$84,255	$155,880	$21,604

        As of December 31, 2003, derivative financial instruments valued at a liability of approximately $2.4 million were recorded as a result of our adoption of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This liability is based upon the valuation of our interest rate protection agreements associated with our new senior credit facility. (See Note 5.)

NOTE 12.    Earnings Per Share

        The following table sets forth the reconciliation from basic to diluted average common shares and the calculations of net earnings per common share. Net earnings per share was calculated using the weighted average number of common shares outstanding. Dilutive potential common shares, which consist of stock options and Series A convertible preferred stock, were excluded from the computation of the weighted average number of common shares outstanding in 2003 because their effect was antidilutive (dollars in thousands, except per share data) (See Note 1 (p).)

	Year ended December 31,
	2003	2002	2001
Net earnings	$69,646	150,156	$23,901
Series A convertible preferred stock dividends	(9,496)	—	—

Net earnings available to common shareholders	$60,150	$150,156	$23,901

Average common shares:
Basic (weighted-average outstanding shares)	58,599	70,927	70,917
Dilutive potential common shares from stock options	5,894	6,735	3,079
Dilutive potential common shares from preferred stock conversion(1)	—	—	—

Diluted (weighted-average outstanding shares)	64,493	77,662	73,996

Basic earnings per common share	$1.03	$2.12	$0.34

Diluted earnings per common share	$0.93	$1.93	$0.32

(1)
Due to their antidilutive effect, 7,522,004 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation for 2003.

NOTE 13.    Commitments and Contingencies

        On February 21, 1992, Novamedix Limited, or Novamedix, filed a lawsuit against us in the United States District Court for the Western District of Texas, San Antonio Division. Novamedix manufactures a product that competes directly with one of our vascular products, the PlexiPulse. The suit alleges that the PlexiPulse infringes several patents held by Novamedix, that we breached a confidential relationship with Novamedix and a variety of ancillary claims. Novamedix seeks injunctive relief and monetary damages. A judicial stay which was in effect with respect to all patent claims in this case has been lifted. Although it is not possible to reliably predict the outcome of this litigation or the damages which could be awarded, we believe that our defenses to these claims are meritorious and that the litigation will not have a material adverse effect on our business, financial condition or results of operations.

        On July 1, 1998, Mondomed N.V. filed an opposition in the European Patent Office to a European patent owned by Wake Forest University, which we license for our V.A.C. system. They were joined in this opposition by Paul Hartmann A.G. on December 16, 1998. The patent was upheld at a hearing before a European Patent Office Opposition Division Panel on December 9, 2003. The patent, as originally granted, was corrected to expand the range of pressures covered by the patent from 0.10 - 0.99 atmospheres to 0.01 - 0.99 atmospheres and was modified to provide that the "screen means" covered by our patent is polymer foam and, under European patent law, its equivalents. The screen means in the patent, among other things, helps to remove fluid from within and around the wound, distributes negative pressure within the wound, enhances the growth of granulation tissue and prevents wound overgrowth. In our V.A.C. systems, the foam dressing placed in the wound serves as the screen means. We use two different types of polymer foams as the screen means in our V.A.C.

systems. A written ruling is expected in the next several months. Any party to the Opposition is entitled to appeal after the issuance of the written order. We intend to appeal the new screen means definition established by the panel. We believe it will take two to three years to complete the appeal process. During the pendency of the appeal, the original patents will remain in place. We believe that this decision will not affect our U.S. patents.

        On January 4, 2002, Safe Bed Technologies Company, or Safe Bed, filed a lawsuit against us in the United States District Court for the Northern District of Illinois, Eastern Division. The suit alleges that certain of our therapeutic surfaces products, including the TriaDyne and BariAir products, infringe a Safe Bed patent. We have asserted counterclaims for declarations of non-infringement and patent invalidity. Although it is not possible to reliably predict the outcome of this litigation or the damages which could be awarded, we believe that we have meritorious defenses to Safe Bed's claim that the litigation will not have a material adverse effect on our business, financial condition or results of operations.

        On August 28, 2003, KCI, KCI Licensing Inc., KCI USA, Inc. and Wake Forest University Health Sciences filed a lawsuit against BlueSky Medical Corporation, Medela AG, Medela, Inc. and Patient Care Systems, Inc. in the United States District Court for the Western District of Texas, San Antonio Division alleging infringement of multiple claims under two V.A.C. patents, arising from the manufacturing and marketing of a medical device by BlueSky. In addition to patent infringement, we have asserted causes of action for breach of contract, tortious interference and unfair competition. BlueSky and Medela, Inc. have filed answers to the complaint and have asserted counterclaims against us for declarations of non-infringement and patent invalidity. Patient Care Systems, Inc. has filed an answer, but has not asserted any counterclaims. Medela AG has filed a motion to dismiss based on lack of personal jurisdiction. Such motion has not been ruled upon by the Court. A trial date for the lawsuit has been set for June 2005. Although it is not possible to reliably predict the outcome of this litigation, we believe our claims are meritorious.

        We are a party to a number of additional lawsuits arising in the ordinary course of our business. Provisions have been made in our financial statements for estimated exposures related to these lawsuits. We anticipate that the legal fees incurred in connection with the litigation discussed above will be immaterial. In the opinion of management, the disposition of these matters will not have a material adverse effect on our business, financial condition or results of operations.

        The manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. We currently have certain product liability claims pending for which provision has been made in our financial statements. Management believes that resolution of these claims will not have a material adverse effect on our business, financial condition or results of operations. We have not experienced any significant losses due to product liability claims and management believes that we currently maintain adequate liability insurance coverage.

        Other than commitments for new product inventory, including disposable "for sale" products of $17.6 million, we have no material long-term capital commitments and can adjust our level of capital expenditures as circumstances dictate.

        See discussion of our self-insurance program at Note 1 and leases at Note 7.

NOTE 14.    Segment and Geographic Information

        We are principally engaged in the rental and sale of innovative therapeutic systems and surfaces throughout the United States and in 15 primary countries internationally. Revenues are attributed to individual countries based on the location of the customer.

        We define our business segments based on geographic management responsibility. We have two reportable segments: USA, which includes operations in the United States, and International, which includes operations for all international units. We have two primary product lines including V.A.C. and Therapeutic Surfaces/Other. Revenues for each of our product lines are disclosed for our operating segments. No discrete financial information is available for our product lines other than revenue. Our product lines are marketed and serviced by the same infrastructure and, as such, we do not manage our business by product line but rather by operating segments, which include our USA and our International Segments. We measure segment profit as operating earnings, which is defined as income before interest income or expense, foreign currency gains and losses, and income taxes. All intercompany transactions are eliminated in computing revenue, operating earnings and assets. Prior years have been made to conform with the current presentation. Information on segments and a reconciliation of consolidated totals are as follows (dollars in thousands):

	Year Ended December 31,
	2003	2002	2001
Revenue:
USA:
V.A.C.	$399,854	$269,158	$166,242
Therapeutic surfaces/other	180,028	180,033	187,881

Subtotal - USA	579,882	449,191	354,123

International:
V.A.C.	81,946	44,256	23,759
Therapeutic surfaces/other	102,008	86,985	78,065

Subtotal - International	183,954	131,241	101,824

	$763,836	$580,432	$455,947

Operating earnings:
USA	$199,147	$145,541	$109,471
International	25,455	18,348	19,124
Recapitalization expenses	(70,085)	—	—
Unusual item-litigation settlement (gain)	75,000	173,250	—
Other(1):
Executive	(16,415)	(12,272)	(13,060)
Finance	(21,081)	(17,175)	(13,040)
Manufacturing/Engineering	(7,563)	(6,695)	(4,394)
Administration	(29,558)	(18,328)	(10,419)

Total other	(74,617)	(54,470)	(40,913)

	$154,900	$282,669	$87,682

Depreciation and amortization:
USA	$22,010	$18,865	$19,902
International	14,211	9,302	8,296
Other(1):
Executive	341	484	2,123
Finance	5,263	3,553	2,780
Manufacturing/Engineering	1,762	1,983	1,632
Administration	3,306	2,811	2,482

Total other	10,672	8,831	9,017

	$46,893	$36,998	$37,215

	Year Ended December 31,
	2003	2002	2001
Total Assets:
USA	$431,166	$280,870	$222,433
International	157,369	114,192	74,015
Other:
Executive	7,672	8,834	14,869
Finance	14,778	12,270	7,234
Manufacturing/Engineering	13,292	13,605	13,046
Administration	40,819	188,288	11,596

Total other	76,561	222,997	46,745

	$665,096	$618,059	$343,193

Gross capital expenditures:
USA	$31,848	$24,263	$24,771
International	22,541	14,203	8,097
Other:
Executive	—	—	—
Finance	20,207	14,677	8,201
Manufacturing/Engineering	1,680	1,403	2,928
Administration	—	—	—

Total other	21,887	16,080	11,129

	$76,276	$54,546	$43,997

(1)
Other includes general headquarter expenses which are not allocated to the individual segments and are included in selling, general and administrative expenses within our Consolidated Statements of Operations.

        The following is other selected geographic financial information of KCI (dollars in thousands):

	Year Ended December 31,
	2003	2002	2001
Geographic location of long-lived assets:
Domestic	$184,165	$150,133	$149,689
Foreign	58,116	37,851	22,438

Total long-lived assets	$242,281	$187,984	$172,127

NOTE 15.    Quarterly Financial Data (unaudited)

        The unaudited consolidated results of operations by quarter are summarized below (dollars in thousands, except per share data):

	Year Ended December 31, 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$167,003	$182,877	$198,042	$215,914
Gross profit	$73,979	$80,253	$87,472	$101,939
Recapitalization expenses	—	—	$69,955	$130
Unusual item-litigation settlement	—	—	—	$75,000
Operating earnings	$33,073	$35,764	$(31,184)	$117,247
Net earnings	$16,927	$19,018	$(34,253)	$67,954
Series A convertible preferred stock dividends	$—	$—	$(3,427)	$(6,069)
Net earnings available to common shareholders	$16,927	$19,018	$(37,680)	$61,885
Net earnings per share available to common shareholders:
Basic	$0.24	$0.27	$(0.74)	$1.50
Dilutive	$0.21	$0.25	$(0.74)	$1.03
Average common shares:
Basic (weighted average outstanding shares)	70,995	71,070	51,139	41,203

Diluted (weighted average outstanding shares)	79,861	77,236	51,139	65,842

	Year Ended December 31, 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$127,460	$137,428	$150,887	$164,657
Gross profit	$55,746	$58,719	$65,352	$72,315
Unusual item-litigation settlement	—	—	—	$173,250
Operating earnings	$24,554	$26,148	$26,398	$205,569
Net earnings	$8,433	$11,596	$9,103	$121,024
Net earnings per share available to common shareholders:
Basic	$0.12	$0.16	$0.13	$1.71
Dilutive	$0.11	$0.15	$0.12	$1.56
Weighted average shares outstanding:
Basic	70,925	70,926	70,928	70,928

Diluted	77,721	77,683	77,664	77,643

        Earnings per share for the full year may differ from the total of the quarterly earnings per share due to rounding differences.

NOTE 16.    Unusual Item—Litigation Settlement

        During the fourth quarters of 2003 and 2002, we recorded gains in connection with two separate payments from the settlement of an antitrust lawsuit with Hillenbrand Industries, Inc. and Hill-Rom Company, Inc., a wholly-owned subsidiary of Hillenbrand (together, "Hillenbrand"). On December 31, 2002, under the settlement, Hillenbrand agreed to pay KCI $250.0 million. The initial payment of

$175.0 million was paid on January 2, 2003. Net of legal fees and expenses, this transaction added $173.3 million of pretax income and $106.4 million of net earnings to the 2002 results. We recorded a $66.8 million current deferred tax liability related to this gain. The second payment of $75.0 million was received on December 31, 2003 and added $75.0 million of pre-tax income and $46.9 million of net earnings to the 2003 results.

NOTE 17.    Subsequent Events (Unaudited)

        On February 27, 2004, we closed an initial public offering of our common stock at a price of $30.00 per share, through which we sold 3,500,000 newly-issued shares and the selling shareholders sold an aggregate of 17,200,000 existing shares. On February 27, 2004, upon the closing of the initial public offering, we issued an irrevocable notice to the holders of our 7 3/8% Senior Subordinated Notes due 2013 to redeem $71.75 million principal amount of such notes on March 29, 2004 pursuant to a provision in the indenture governing the notes that permits us to use all or a portion of the net cash proceeds of an equity offering to redeem the notes at a redemption price equal to 107.375% of their principal amount plus accrued and unpaid interest to the date of redemption.

        Upon the closing of our initial public offering, all of the then-outstanding shares of our Series A convertible preferred stock were automatically converted into 19,199,520 shares of common stock.

        On February 9, 2004, in connection with the initial public offering, the Company's shareholders amended the Company's Articles of Incorporation to increase the number of shares of stock authorized to be issued by the Company to 225,000,000 shares of common stock and 50,000,000 shares of preferred stock. Additionally, on that same date, the Company's shareholders adopted the 2004 Equity Plan and the 2004 Employee Stock Purchase Plan (the "2004 ESPP"). The 2004 Equity Plan will be effective on the date our securities are listed on the NYSE and reserves for issuance a maximum of 7,000,000 shares of common stock to be awarded as stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock and/or restricted stock units. Of the 7,000,000 shares, 20% may be issued in the form of restricted stock, restricted stock units or a combination of the two. No awards have been issued under this plan.

        The 2004 ESPP will become effective on a date to be determined by the Company. The maximum number of shares of common stock reserved for issuance under the 2004 ESPP is 2,500,000 shares. Under the 2004 ESPP, each eligible employee will be permitted to purchase shares of our common stock through regular payroll deductions in an amount between 1% and 10% of the employee's compensation for each payroll period, not to exceed $25,000 per year. The 2004 ESPP provides six-month offering periods that will commence on the first day of each of the first and third fiscal quarters of the fiscal year. Each six-month offering period will be composed of an identical six-month purchase period. Participating employees will be able to purchase shares of common stock with payroll deductions at a purchase price equal to 85% of the fair market value of the common stock at either the beginning of each offering period or the end of each respective purchase period, whichever price is lower.

        Our shareholders also approved an amendment to the 1997 Management Equity Plan which provides that no additional awards will be issued under that plan.

NOTE 18.    Related Party Transactions

        Pursuant to a Management Services Agreement entered into in November 1997 by and among KCI and our primary shareholders, Fremont Partners, Dr. Leininger and Blum Capital Partners, we made semi-annual payments to each of Fremont Partners, Dr. Leininger and Blum Capital Partners of approximately $300,000, $250,000 and $200,000 respectively, as a management fee. On August 11, 2003, as part of the recapitalization, we amended the Management Services Agreement to, among other things, terminate the management fee.

        We issued to our primary shareholders, Fremont Partners, Blum Capital Partners, and Dr. Leininger, and their affiliates, an aggregate of $190.0 million of the Series A convertible preferred stock that we offered in connection with the recapitalization. In addition, we issued to John P. Byrnes, Harry R. Jacobson, M.D., David J. Simpson and C. Thomas Smith, all of whom are non-employee directors of ours, an aggregate $1.8 million of the Series A convertible preferred stock that we offered in connection with the recapitalization. We anticipate that all outstanding shares of our Series A convertible preferred stock will be converted into shares of our common stock immediately prior to the closing of the announced initial public offering.

        A member of our Board of Directors, David J. Simpson, is an officer of Stryker corporation, with which we conduct business on a limited basis. During fiscal 2003, 2002 and 2001, we purchased approximately $2.5 million, $3.6 million and $1.5 million in hospital bed frames from Stryker, respectively. During those same periods, we sold approximately $246,000, $220,000 and $340,000 of therapeutic surfaces to Stryker, respectively.

        A member of our board of directors, C. Thomas Smith, became a member of our board of directors in April 2003, after he had retired as the Chief Executive Officer and President of VHA Inc. VHA Inc. is affiliated with Novation, LLC. Novation is a GPO with which we have had major supply contracts since the 1980s. During fiscal 2003, 2002 and 2001, respectively, we received approximately $128.7 million, $113.1 million and $109.9 million in V.A.C. and therapeutic surfaces revenues under our Novation contracts.

NOTE 19.    Guarantor Condensed Consolidating Financial Statements

        On August 11, 2003, we issued and sold an aggregate of $205.0 million principal amount of 7 3/8% Senior Subordinated Notes due 2013.

        The notes are fully and unconditionally guaranteed, jointly and severally, by each of KCI's direct and indirect 100% owned subsidiaries, other than any entity that is a controlled foreign corporation within the definition of Section 957 of the Internal Revenue code or a holding company whose only assets are investments in a controlled foreign corporation. Each of these subsidiaries is a restricted subsidiary, as defined in the indenture governing the notes. (See Note 5.) We have not presented separate financial statements and other disclosures concerning the subsidiary guarantors because management has determined that such information is not material to investors.

        The following tables present the condensed consolidating balance sheets of KCI as a parent company, our guarantor subsidiaries and our non-guarantor subsidiaries as of December 31, 2003 and 2002 and the related condensed consolidating statements of operations and cash flows for each year in the three-year period ended December 31, 2003.

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Balance Sheet
December 31, 2003
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
ASSETS:
Current assets:
Cash and cash equivalents	$—	$129,695	$26,369	$—	$156,064
Accounts receivable, net	—	153,199	49,903	(3,164)	199,938
Inventories, net	—	17,114	15,139	—	32,253
Deferred income taxes	—	22,749	—	—	22,749
Prepaid expenses and other current assets	—	9,594	3,926	(1,709)	11,811

Total current assets	—	332,351	95,337	(4,873)	422,815
Net property, plant and equipment	—	103,555	55,924	(14,271)	145,208
Loan and preferred stock issuance costs, net	—	19,779	—	—	19,779
Goodwill	—	39,785	9,012	—	48,797
Other assets, net	—	28,049	17,683	(17,235)	28,497
Intercompany investments and advances	(245,401)	642,737	15,333	(412,669)	—

	$(245,401)	$1,166,256	$193,289	$(449,048)	$665,096

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$—	$24,690	$9,696	$—	$34,386
Accrued expenses	134	89,268	23,250	—	112,652
Current installments of long-term debt	—	4,800	—	—	4,800
Current installments of capital lease obligations	—	75	1,501	—	1,576
Intercompany payables	—	22,136	—	(22,136)	—
Derivative financial instruments	—	2,402	—	—	2,402
Income taxes payable	—	36,803	2,600	—	39,403

Total current liabilities	134	180,174	37,047	(22,136)	195,219

Long-term obligations, net of current installments	—	678,100	—	—	678,100
Capital lease obligations, net of current installments	—	—	1,351	—	1,351
Intercompany payables, noncurrent	—	(21,500)	21,500	—	—
Deferred income taxes, net	—	28,838	—	(2,272)	26,566
Deferred gain, sale of headquarters facility	—	9,183	—	—	9,183
Other noncurrent liabilities	—	15,175	—	(14,963)	212

	134	889,970	59,898	(39,371)	910,631
Series A convertible preferred stock	261,719	—	—	—	261,719
Shareholders' equity (deficit)	(507,254)	276,286	133,391	(409,677)	(507,254)

	$(245,401)	$1,166,256	$193,289	$(449,048)	$665,096

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Balance Sheet
December 31, 2002
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
ASSETS:
Current assets:
Cash and cash equivalents	$—	$41,185	$13,300	$—	$54,485
Accounts receivable, net	—	125,106	35,612	(7,822)	152,896
Accounts receivable—other	175,000	—	—	—	175,000
Inventories, net	—	20,113	17,821	—	37,934
Prepaid expenses and other current assets	—	6,377	3,383	—	9,760

Total current assets	175,000	192,781	70,116	(7,822)	430,075
Net property, plant and equipment	—	96,458	23,516	(14,425)	105,549
Loan issuance costs, net	—	5,911	—	—	5,911
Goodwill	—	38,724	7,633	—	46,357
Other assets, net	—	31,420	20,247	(21,500)	30,167
Intercompany investments and advances	(187,076)	508,045	23,447	(344,416)	—

	$(12,076)	$873,339	$144,959	$(388,163)	$618,059

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$—	$4,632	$6,524	$—	$11,156
Accrued expenses	1,522	46,058	13,976	—	61,556
Current installments of long-term debt	—	30,550	—	—	30,550
Current installments of capital lease obligations	—	157	—	—	157
Intercompany payables	—	22,497	—	(22,497)	—
Derivative financial instruments	—	1,341	—	—	1,341
Income taxes payable	—	8,615	6,000	—	14,615
Current deferred income taxes	66,838	(10,951)	—	—	55,887

Total current liabilities	68,360	102,899	26,500	(22,497)	175,262

Long-term obligations, net of current installments	—	491,300	—	—	491,300
Capital lease obligations, net of current installments	—	75	20	—	95
Intercompany payables, noncurrent	—	(21,500)	21,500	—	—
Deferred income taxes, net	—	20,202	—	250	20,452
Deferred gain, sale of headquarters facility	—	10,023	—	—	10,023
Other noncurrent liabilities	—	22,863	—	(21,500)	1,363

	68,360	625,862	48,020	(43,747)	698,495
Shareholders' equity (deficit)	(80,436)	247,477	96,939	(344,416)	(80,436)

	$(12,076)	$873,339	$144,959	$(388,163)	$618,059

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Earnings
For the year ended December 31, 2003
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
Revenue:
Rental	$—	$460,204	$122,597	$—	$582,801
Sales	—	156,761	66,854	(42,580)	181,035

Total revenue	—	616,965	189,451	(42,580)	763,836
Rental expenses	—	242,565	113,510	—	356,075
Cost of goods sold	—	59,959	21,158	(16,999)	64,118

Gross profit	—	314,441	54,783	(25,581)	343,643
Selling, general and administrative expenses	—	177,489	29,224	(13,055)	193,658
Recapitalization expenses	—	70,085	—	—	70,085
Unusual item—litigation settlement (gain)	(75,000)	—	—	—	(75,000)

Operating earnings	75,000	66,867	25,559	(12,526)	154,900
Interest income	—	878	187	—	1,065
Interest expense	—	(52,098)	(2,867)	2,867	(52,098)
Foreign currency gain	—	—	7,566	—	7,566

Earnings before income taxes and equity in earnings of subsidiaries	75,000	15,647	30,445	(9,659)	111,433
Income taxes	28,125	8,572	8,713	(3,623)	41,787

Earnings before equity in earnings of subsidiaries	46,875	7,075	21,732	(6,036)	69,646
Equity in earnings of subsidiaries	22,771	21,732	—	(44,503)	—

Net earnings	$69,646	$28,807	$21,732	$(50,539)	$69,646
Series A convertible preferred stock dividends	(9,496)	—	—	—	(9,496)

Net earnings available to common shareholders	$60,150	$28,807	$21,732	$(50,539)	$60,150

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Earnings
For the year ended December 31, 2002
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
Revenue:
Rental	$—	$365,782	$87,279	$—	$453,061
Sales	—	107,164	44,828	(24,621)	127,371

Total revenue	—	472,946	132,107	(24,621)	580,432
Rental expenses	—	198,828	77,648	—	276,476
Cost of goods sold	—	49,387	16,514	(14,077)	51,824

Gross profit	—	224,731	37,945	(10,544)	252,132
Selling, general and administrative expenses	—	129,530	13,183	—	142,713
Unusual item-litigation settlement (gain)	(173,250)	—	—	—	(173,250)

Operating earnings	173,250	95,201	24,762	(10,544)	282,669
Interest income	—	294	202	—	496
Interest expense	—	(40,943)	1,702	(1,702)	(40,943)
Foreign currency gain	—	3,555	380	—	3,935

Earnings before income taxes and equity in earnings of subsidiaries	173,250	58,107	27,046	(12,246)	246,157
Income taxes	66,838	22,682	11,257	(4,776)	96,001

Earnings before equity in earnings of subsidiaries	106,412	35,425	15,789	(7,470)	150,156
Equity in earnings of subsidiaries	43,744	15,790	—	(59,534)	—

Net earnings	$150,156	$51,215	$15,789	$(67,004)	$150,156

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Earnings
For the year ended December 31, 2001
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and ElimiNations	Kinetic Concepts, Inc. and Subsidiaries
Revenue:
Rental	$—	$291,145	$70,489	$—	$361,634
Sales	—	74,564	27,608	(7,859)	94,313

Total revenue	—	365,709	98,097	(7,859)	455,947
Rental expenses	—	165,618	54,867	—	220,485
Cost of goods sold	—	31,859	8,202	(7,109)	32,952

Gross profit	—	168,232	35,028	(750)	202,510
Selling, general and administrative expenses	—	105,460	9,368	—	114,828

Operating earnings	—	62,772	25,660	(750)	87,682
Interest income	—	174	106	—	280
Interest expense	—	(45,116)	—	—	(45,116)
Foreign currency loss	—	(1,322)	(316)	—	(1,638)

Earnings before income taxes and equity in earnings of subsidiaries	—	16,508	25,450	(750)	41,208
Income taxes	—	8,852	8,770	(315)	17,307

Earnings before equity in earnings of subsidiaries	—	7,656	16,680	(435)	23,901
Equity in earnings of subsidiaries	23,901	16,680	—	(40,581)	—

Net earnings	$23,901	$24,336	$16,680	$(41,016)	$23,901

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Cash Flows
For the year ended December 31, 2003
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
Cash flows from operating activities:
Net earnings	$69,646	$28,807	$21,732	$(50,539)	$69,646
Adjustments to reconcile net earnings to net cash provided by operating activities	84,187	76,739	10,889	38,745	210,560

Net cash provided by operating activities	153,833	105,546	32,621	(11,794)	280,206

Cash flows from investing activities:
Additions to property, plant and equipment	—	(39,814)	(36,596)	134	(76,276)
Decrease in inventory to be converted into equipment for short-term rental	—	2,100	—	—	2,100
Dispositions of property, plant and equipment	—	678	2,897	—	3,575
Business acquisitions, net of cash acquired	—	(2,224)	—	—	(2,224)
Decrease (increase) in other assets	—	2,752	1,185	(4,265)	(328)

Net cash used by investing activities	—	(36,508)	(32,514)	(4,131)	(73,153)

Cash flows from financing activities:
Proceeds from (repayments of) notes payable, long-term, capital lease and other obligations	—	(117,481)	2,832	—	(114,649)
Proceeds from the exercise of stock options	1,725	—	—	—	1,725
Payoff of long-term debt and bonds	—	(408,226)	—	—	(408,226)
Proceeds from issuance of new debt and bonds	—	685,000	—	—	685,000
Proceeds from issuance of preferred stock, net	258,017	—	—	—	258,017
Purchase of common stock	(509,597)	—	—	—	(509,597)
Debt and preferred stock issuance costs	—	(20,729)	—	—	(20,729)
Proceeds (payments) on intercompany investments and advances	81,413	(120,174)	8,113	30,648	—
Other	14,609	1,082	2,017	(17,708)	—

Net cash provided (used) by financing activities:	(153,833)	19,472	12,962	12,940	(108,459)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	2,985	2,985

Net increase in cash and cash equivalents	—	88,510	13,069	—	101,579
Cash and cash equivalents, beginning of year	—	41,185	13,300	—	54,485

Cash and cash equivalents, end of year	$—	$129,695	$26,369	$—	$156,064

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Cash Flows
For the year ended December 31, 2002
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
Cash flows from operating activities:
Net earnings	$150,156	$51,215	$15,789	$(67,004)	$150,156
Noncash gain on litigation settlement	(173,250)	—	—	—	(173,250)
Adjustments to reconcile net earnings to net cash provided by operating activities	22,866	3,991	8,638	63,853	99,348

Net cash provided (used) by operating activities	(228)	55,206	24,427	(3,151)	76,254

Cash flows from investing activities:
Additions to property, plant and equipment	—	(31,957)	(24,499)	1,910	(54,546)
Increase in inventory to be converted into equipment for short-term rental	—	(300)	—	—	(300)
Dispositions of property, plant and equipment	—	365	1,338	—	1,703
Proceeds from sale of headquarters facility	—	18,232	—	—	18,232
Business acquisitions, net of cash acquired	—	—	(3,596)	—	(3,596)
Decrease (increase) in other assets	—	(2,672)	2,152	—	(520)

Net cash used by investing activities	—	(16,332)	(24,605)	1,910	(39,027)

Cash flows from financing activities:
Proceeds from notes payable, long-term, capital lease and other obligations	—	16,071	20	—	16,091
Proceeds from the exercise of stock options	9	—	—	—	9
Proceeds (payments) on intercompany investments and advances	(5,506)	(8,994)	872	13,628	—
Other	5,725	(4,766)	7,285	(8,244)	—

Net cash provided by financing activities:	228	2,311	8,177	5,384	16,100
Effect of exchange rate changes on cash and cash equivalents	—	—	—	959	959

Net increase in cash and cash equivalents	—	41,185	7,999	5,102	54,286
Cash and cash equivalents, beginning of year	—	—	5,301	(5,102)	199

Cash and cash equivalents, end of year	$—	$41,185	$13,300	$—	$54,485

Condensed Consolidating Guarantor, Non-Guarantor And
Parent Company Statement of Cash Flows
For the year ended December 31, 2001
(in thousands)

	Kinetic Concepts, Inc. Parent Company Borrower	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Reclassifications and Eliminations	Kinetic Concepts, Inc. and Subsidiaries
Cash flows from operating activities:
Net earnings	$23,901	$24,336	$16,680	$(41,016)	$23,901
Adjustments to reconcile net earnings to net cash provided by operating activities	(23,901)	(18,699)	(4,465)	53,059	5,994

Net cash provided by operating activities	—	5,637	12,215	12,043	29,895

Cash flows from investing activities:
Additions to property, plant and equipment	—	(39,651)	(6,424)	2,078	(43,997)
Increase in inventory to be converted into equipment for short-term rental	—	(2,700)	—	—	(2,700)
Dispositions of property, plant and equipment	—	1,392	1,352	—	2,744
Business acquisitions, net of cash acquired	—	—	(80)	—	(80)
Increase in other assets	—	(4,069)	(223)	—	(4,292)

Net cash used by investing activities	—	(45,028)	(5,375)	2,078	(48,325)

Cash flows from financing activities:
Proceeds from notes payable, long-term, capital lease and other obligations	—	16,805	—	—	16,805
Proceeds from the exercise of stock options	24	—	—	—	24
Proceeds (payments) on intercompany investments and advances	275	22,626	(2,319)	(20,582)	—
Other	(299)	(40)	(5,376)	5,715	—

Net cash provided (used) by financing activities	—	39,391	(7,695)	(14,867)	16,829

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(339)	(339)

Net decrease in cash and cash equivalents	—	—	(855)	(1,085)	(1,940)
Cash and cash equivalents, beginning of year	—	—	6,156	(4,017)	2,139

Cash and cash equivalents, end of year	$—	$—	$5,301	$(5,102)	$199

Schedule II

KINETIC CONCEPTS, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

(in thousands)
Three years ended December 31, 2003

Description	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	12/31/01 Balance at End of Period
Allowance for doubtful accounts	$20,725	$8,932	$5,031	(1)	$4,157	$30,531

Inventory reserve	$764	$1,612	$—		$1,477	$899

Deferred tax asset valuation allowance	$676	$—	$401		$414	$663

Description	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	12/31/02 Balance at End of Period
Allowance for doubtful accounts	$30,531	$7,623	$11,677	(1)	$9,260	$40,571

Inventory reserve	$899	$2,150	$—		$1,436	$1,613

Deferred tax asset valuation allowance	$663	$—	$990		$47	$1,606

Description	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	12/31/03 Balance at End of Period
Allowance for doubtful accounts	$40,571	$6,702	$16,554	(1)	$14,136	$49,691

Inventory reserve	$1,613	$2,586	$—		$1,779	$2,420

Deferred tax asset valuation allowance	$1,606	$—	$860		$—	$2,466

(1)
Additions to the allowance for doubtful accounts charged to other accounts include reserves established directly against revenue to allow for uncollectible items where collectibility is not reasonably assured in accordance with the provisions of Staff Accounting Bulletin No. 101, as amended by Staff Accounting Bulletin No. 104.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers and Limitation of Liability

Kinetic Concepts, Inc.

        Texas Law, our articles of incorporation and our by-laws contain provisions for indemnification of our directors and officers.

        Article 2.02-1 of the Texas Business Corporation Act, or TBCA, provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and it is reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Article 2.02-1 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

        Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may limit or eliminate the directors' liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

        Similarly, Article Eight paragraph (2) of our articles of incorporation states that, to the extent permitted by the TBCA, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (a) a breach of the director's duty of loyalty to the Company or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (d) an act or omission for which the liability for the director is expressly provided for by statute.

        Article Twelve of our articles of incorporation states that we shall indemnify our directors to the fullest extent provided by the TBCA.

        Article VIII, Section 2 of our by-laws provides that, subject to certain conditions, we shall indemnify a director who acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification would cover expenses reasonably incurred, including attorneys' fees, judgments, fines and amounts paid in settlement.

        Article VIII, Section 16 of our by-laws provides that our board of directors may cause us to purchase and maintain insurance on behalf of any present or past director, officer, employee or agent (including any such person who is serving, at the request of the Company, in a similar or related capacity for another entity), insuring against any liability asserted against such person incurred in the capacity of such position or arising out of such status, regardless of whether we would have the power to indemnify such person.

        We will indemnify each of Fremont Partners, James R. Leininger, M.D. and Blum Capital Partners and its respective directors, members, officers, employees, agents, representatives and affiliates for losses, damages, costs or expenses which such person may suffer arising out of such person's performance of services under the Management Services Agreement, provided that such person will not be indemnified for losses resulting primarily from such person's own gross negligence or willful misconduct.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Registrant has obtained liability insurance for its officers and directors.

  Guarantors

        The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor guaranteeing the Issuer's 7 3/8% Senior Subordinated Notes due 2013 (collectively, the "Guarantors").

  Delaware Corporate Guarantors

        KCI USA, Inc., KCI Licensing, Inc., KCI International, Inc. and KCI Holding Company, Inc. (collectively, the "Delaware Corporate Guarantors"), are organized under the laws of the state of Delaware

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action, or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        The certificates of incorporation of each of the Delaware Corporate Guarantors contain provisions that provide for indemnification of their respective officers and directors to the fullest extent permitted by the DGCL. These provisions apply to persons who have ceased to be directors and officers and inure to the benefit of their heirs, executors and administrators.

        Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        The certificates of incorporation of each of the Delaware Corporate Guarantors contain provisions eliminating a director's personal liability to the Delaware Corporate Guarantor or its stockholders for monetary damages for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Delaware Corporate Guarantor or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, the unlawful payment of dividends or repurchase of stock or self-dealing.

  Delaware Limited Liability Company Guarantors

        KCI Real Holdings, L.L.C. and KCI USA Real Holdings, L.L.C. (collectively, the "Delaware LLC Guarantors") are limited liability companies organized under the laws of the state of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Article 9.14 of the limited liability company agreements of each of the Delaware LLC Guarantors provide that no manager of the Delaware LLC Guarantor shall be personally liable for any debts, liabilities, or obligations of such Delaware LLC Guarantor, including under a judgment decree or order of court.

        Article 12.1 of the limited liability company agreements of each of the Delaware LLC Guarantors provide that the Delaware LLC Guarantor shall indemnify its managers and officers as fully as, and to the same extent a corporation may indemnify its directors and officers under the DGCL, as now in effect or hereafter amended. Such Article 12.1 provides further that each of the Delaware LLC Guarantors shall have the power to purchase and maintain liability insurance coverage for its managers and officers as, and to the fullest extent, permitted by the Delaware Limited Liability Company Act, as presently in effect and as may be hereafter amended.

  North Carolina Corporate Guarantor

        Medclaim, Inc. ("Medclaim") is organized under the laws of the state of North Carolina.

        Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 55-8-51 also provides that a company may indemnify a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan.

        Section 55-8-51 of the NCBCA further provides that a corporation may not indemnify a director for any of the following: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.

        Section 8.1 of the bylaws of Medclaim provides that any person who at any time serves or has served as a director or officer of the corporation or, who, while serving as director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorney's fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative, or arbitrative action suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.

        Section 55-8-58 of the NCBCA also permits the purchase and maintenance of insurance on behalf of any individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity.

        In addition, Section 55-8-52 of the NCBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Further, Section 55-8-56 of the NCBCA provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification to the same extent as a director.

  Texas Limited Partnership Guarantors

        KCI Real Property Limited and KCI Properties Limited are limited partnerships formed under the laws of the State of Texas.

        Section 3.03(a) of the Texas Revised Limited Partnership Act ("TRLPA") provides that except in the case of a limited partner who knowingly permits that limited partner's name to be used in the name of the limited partnership, such exception subject to certain qualifications, a limited partner is not liable for the obligations of a limited partnership unless the limited partner is also a general partner or, in addition to the exercise of the limited partner's rights and powers as a limited partner, the limited partner participates in the control of the business. However, if the limited partner does participate in the control of the business, the limited partner is liable only to persons who transact business with the limited partnership reasonably believing, based on the limited partner's conduct, that the limited partner is a general partner.

        Article 10.2 of the limited partnership agreements of KCI Real Property Limited and KCI Properties Limited provides that the liability of each limited partner shall be limited to (i) its share of the assets and undistributed profits of the partnership, (ii) for a period of one year following any such return, an amount equal to the amount of any capital contribution rightfully returned to the limited partner necessary to discharge partnership liabilities to all creditors who extended credit to the partnership during the period the capital contribution was held by the partnership, and (iii) any partnership funds or property wrongfully distributed or returned to such limited partner.

        Section 4.03(b) of the TRLPA provides that a general partner of a limited partnership has the liabilities of a partner in a partnership without limited partners to persons other than the partnership and the other partners, except under certain circumstances provided for under the TRLPA. A general partner of a limited partnership also has the liabilities of a partner in a partnership without limited partners to the partnership and to the other partners, except as provided for under the TRLPA.

        Section 11.02 of the TRLPA provides that if provided in a written partnership agreement, a limited partnership may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner if it is determined that the person: (1) acted in good faith; (2) reasonably believed: (A) in the case of conduct in the person's official capacity as a general partner of the limited partnership, that the person's conduct was in the limited partnership's best interests; and (B) in all other cases, that the person's conduct was at least not opposed to the limited partnership's best interests; and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Such a determination that indemnification is permissible must be made: (1) by a majority vote of a quorum consisting of general partners who at the time of the vote are not named defendants or respondents in the proceeding; (2) by special legal counsel selected by the general partners by a majority vote of a quorum consisting of general partners who at the time of the vote are not named defendants or respondents in the proceeding or, if such a quorum cannot be obtained, by a majority vote of all general partners; or (3) by a majority in interest of the limited partners in a vote that excludes the interests held by general partners who are named defendants or respondents in the proceeding.

        Under Section 11.03 of the TRLPA, except as provided under certain circumstances, a general partner may not be indemnified with respect to a proceeding in which: (1) the person is found liable on the basis that the person improperly received personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) the person is found liable to the limited partnership or the limited partners.

        Section 11.08 of the TRLPA requires indemnification of a general partner against reasonable expenses incurred by the general partner in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Section 11.2 of the partnership agreements of KCI Real Property Limited and KCI Properties Limited provide that each limited partner shall and does hereby agree to indemnify, defend and hold harmless the partnership, general partner and their representatives, agents and each other limited partner from and against any damages, claims, expenses, losses, or actions resulting from (i) a breach by such limited partner of any of the representations and warranties and covenants contained in the partnership agreement, or (ii) the untruth of any of the representations and warranties and covenants contained in the partnership agreement.

        Section 11.18 of the TRLPA permits the purchase and maintenance of insurance or another arrangement on behalf of any person who is or was a general partner, limited partner, employee, or agent of the limited partnership, or who is or was serving at the request of the limited partnership as a representative of another enterprise, against any liability asserted against the person and incurred by the person in that capacity or arising out of the person's status in that capacity, regardless of whether the limited partnership would have the power to indemnify the person against that liability.

        The directors and officers of each of the registrants are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act and the Exchange Act.

Item 21. Exhibits and Financial Statement Schedules

(a)   Exhibits

Exhibit No.	Exhibit
*3.1	Restated Articles of Incorporation (with Amendments) of KCI, as currently in effect.
3.1.1	Restated Articles of Incorporation (with Amendments) of KCI (filed as Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
*3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of KCI, as currently in effect.
3.2.1	Amended and Restated Article of Incorporation of KCI (filed as Exhibit 3.5 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
***3.3	Second Amended and Restated By-Laws of KCI, as currently in effect.
3.3.1	Third Amended and Restated Bylaws of KCI (filed as Exhibit 3.6 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
3.4	Certificate of Incorporation of KCI Holding Company, Inc. (filed as Exhibit 3.7 to Registration Statement on Form S-4, filed on December 19, 1997).
3.5	By-laws of KCI Holding Company, Inc. (filed as Exhibit 3.8 to Registration Statement on Form S-4, filed on December 19, 1997).
*3.6	Certificate of Formation of KCI Real Holdings, L.L.C.
*3.7	Limited Liability Company Agreement of KCI Real Holdings, L.L.C.
**3.8	Certificate of Incorporation of KCI International, Inc.
**3.9	By-Laws of KCI International, Inc.
*3.10	Certificate of Incorporation of KCI Licensing, Inc.
*3.11	By-Laws of KCI Licensing, Inc.
*3.12	Certificate of Limited Partnership of KCI Properties Limited.

*3.13	Limited Partnership Agreement of KCI Properties Limited.
*3.14	Certificate of Limited Partnership of KCI Real Property Limited.
*3.15	Limited Partnership Agreement of KCI Real Property Limited.
3.16	Certificate of Incorporation of KCI USA, Inc., as successor to KCI Therapeutic Services, Inc. (filed as Exhibit 3.19 to Registration Statement on Form S-4, filed on December 19, 1997).
3.17	By-Laws of KCI USA, Inc. as successor to KCI Therapeutic Services, Inc. (filed as Exhibit 3.20 to Registration Statement on Form S-4, filed on December 19, 1997).
*3.18	Certificate of Formation of KCI USA Real Holdings, L.L.C.
*3.19	Limited Liability Company Agreement of KCI USA Real Holdings, L.L.C.
*3.20	Articles of Incorporation of Medclaim, Inc.
*3.21	By-Laws of Medclaim, Inc.
3.22	Audit and Compliance Committee Charter of KCI (filed as Exhibit 3.7 to Amendment No. 2 to Registration Statement filed on Form S-1, filed on February 11, 2004).
3.23	Compensation Committee Charter of KCI (filed as Exhibit 3.8 to Amendment No. 2 to Registration Statement filed on Form S-1, filed on February 11, 2004).
3.24	Director Affairs Committee Charter of KCI (filed as Exhibit 3.9 to Amendment No. 2 to Registration Statement, filed on February 11, 2004).
*4.1	Indenture, dated as of August 11, 2003, among KCI, as Issuer, the Guarantors, and U.S. Bank National Association, as Trustee.
*4.2	Form of Series B 7 3/8% Senior Subordinated Notes due 2013 (included in Exhibit 4.1).
***5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (amended).
***5.2	Opinion of Cox & Smith Incorporated with respect to the new notes (amended).
***5.3	Opinion of James, McElroy & Piehl, P.A. (amended).
*10.1	Registration Rights Agreement, dated as of August 11, 2003, among KCI, as Issuer, the Guarantors, and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as Placement Agents.
*10.2	Credit Agreement, dated as of August 11, 2003.
*10.3	Guarantee and Collateral Agreement, dated as of August 11, 2003.
*10.4	Security and Control Agreement, dated as of August 11, 2003, among KCI, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Securities Intermediary.
*10.5	Series A Preferred Stock Purchase Agreement, dated as of August 11, 2003, among KCI, the Non-Sponsor Investors, the Sponsor Investors and the Director Investors.
*10.6	Investors' Rights Agreement, dated as of August 11, 2003, among KCI, the Non-Sponsor Investors, the Sponsor Investors and the Director Investors.
*10.7	Statement of Designations, Preferences and Rights of the Series A Convertible Participating Preferred Stock of Kinetic Concepts, Inc.
10.8	Agreement Among Shareholders, dated as of November 5, 1997 (filed as Exhibit 10.26 to Registration Statement on Form S-4, filed on December 19, 1997).
**10.9	Joinder and Amendment Agreement, dated as of June 25, 2003.
*10.10	Waiver and Consent, effective as of September 27, 2002.
*10.11	Amendment and Waiver, dated as of August 11, 2003.
10.12	KCI Employee Benefits Trust Agreement (filed as Exhibit 10.21 to our Annual Report on Form 10-K/A, dated December 31, 1996).
10.13	Deferred Compensation Plan (filed as Exhibit 99.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).
10.14	Kinetic Concepts, Inc. Senior Executive Stock Option Plan (filed as Exhibit 10.31 to our Annual Report on Form 10-K for the year ended December 31, 1996).

10.15	Form of Option Instrument with respect to Senior Executive Stock Option Plan (filed as Exhibit 10.32 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.16	Kinetic Concepts Management Equity Plan effective October 2, 1997 (filed as Exhibit 10.33 to our Annual Report on Form 10-K for the year ended December 31, 1997).
10.17	Form of Option Instrument with Respect to the Kinetic Concepts, Inc. Management Equity Plan (filed as Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.18	Kinetic Concepts, Inc. CEO Special Bonus Plan (filed as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.19	Kinetic Concepts, Inc. 2000 Special Bonus Plan (filed as Exhibit 10.13 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.20	Employee Benefits Trust Agreement, by and between the Company and Keith D. Thatcher, dated September 1, 1992 (filed as Exhibit 10.21 to our Annual Report on Form 10-K/A, dated December 31, 1994).
10.21	Letter, dated March 28, 2000, from KCI to Dennert O. Ware outlining the terms of his employment (filed as Exhibit 10.12 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
10.22	Letter, dated November 22, 1994, from KCI to Christopher M. Fashek outlining the terms of his employment (filed as Exhibit 10.23 to our Annual Report on Form 10-K/A, dated December 31, 1994).
10.23	Settlement Agreement, by and among the Company and certain of its subsidiaries and shareholders and Hillenbrand Industries, Inc. and certain of its subsidiaries and shareholders, dated December 31, 2002 (filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2002).
+10.24	Exhibits to Supplier Agreement, dated September 1, 2001, between Novation, LLC and KCI USA, Inc. (Supplier Agreement filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001) (filed as Exhibit 10.24 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).
10.25	Therapeutic Specialty Beds, Therapeutic Surfaces & Related Products Supplier Agreement, dated effective September 1, 2001 between Novation, LLC and KCI USA, Inc., as amended by that certain Amendment of Agreement (MS 10730), dated effective May 13, 2002 (filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
*10.26	Standard Office Building Lease Agreement, dated July 31, 2002 between CKW San Antonio, L.P. d/b/a San Antonio CKW, L.P. and Kinetic Concepts, Inc. for the lease of approximately 138,231 square feet of space in the building located at 8023 Vantage Drive, San Antonio, Bexar County, Texas 78230.
+10.27	Amended and Restated Manufacturing Agreement, by and between the Company and Avail Medical Products, Inc., dated December 18, 2002 (filed as Exhibit 10.27 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).
*10.28	First Amended and Restated Management Services Agreement, dated as of August 11, 2003, among KCI, Dr. James Leininger, Blum Capital Partners, L.P., Blum Strategic GP II, L.L.C., Fremont Partners, L.L.C. and Fremont Partners III, L.L.C.
+10.29	License Agreement, dated as of October 6, 1993, between Wake Forest University and Kinetic Concepts, Inc., as amended by that certain Amendment to License Agreement, dated as of July 1, 2000 (filed as Exhibit 10.29 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).
***10.30	Amendment No. 1 to Credit Agreement, dated December 5, 2003.

10.31	Form of Indemnity Agreement (filed as Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004).
10.32	2004 Equity Plan (filed as Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004.)
10.33	2004 Employee Stock Purchase Plan (filed as Exhibit 10.33 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004).
10.34	2003 Non-Employee Directors Stock Plan (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on July 22, 2003).
10.35	Form of Amendment No. 2 to Credit Agreement (filed as Exhibit 10.34 to Amendment No. 3 to Registration Statement on Form S-1, filed on February 20, 2004).
10.36	Amendment, Acknowledgement and Waiver (Agreement Among Shareholders) (filed as Exhibit 10.35 to Amendment No. 3 to Registration Statement on Form S-1, filed on February 20, 2004).
*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries (filed as Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2002).
***23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
***23.2	Consent of Cox & Smith Incorporated (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
*25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee under the Indenture, dated as of August 11, 2003, by and among KCI, as Issuer, the Guarantors and U.S. Bank National Association, as trustee.
99.1	Form of Letter of Transmittal (revised).
99.2	Form of Notice of Guaranteed Delivery (revised).
*99.3	Form of Letter to Clients.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (revised).

*	Exhibits filed with Registration Statement on Form S-4, filed on September 29, 2003.
**	Exhibits filed with Amendment No. 1 to Registration Statement on Form S-4, filed on October 24, 2003.
***	Exhibits filed with Amendment No. 3 to Registration Statement on Form S-4, filed on December 31, 2003.
+	Confidential treatment requested on certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KINETIC CONCEPTS, INC.
By:	* Robert Jaunich II Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Robert Jaunich II	Chairman of the Board of Directors	February 27, 2004
* Dennert O. Ware	Director, President and Chief Executive Officer (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 27, 2004
* James R. Leininger, M.D.	Director, Chairman Emeritus	February 27, 2004
* John P. Byrnes	Director	February 27, 2004
* Ronald W. Dollens	Director	February 27, 2004
* James T. Farrell	Director	February 27, 2004

* Harry R. Jacobson	Director	February 27, 2004
N. Colin Lind	Director
* David J. Simpson	Director	February 27, 2004
* C. Thomas Smith	Director	February 27, 2004
* Donald E. Steen	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI USA, INC.
By:	*
Name:	Christopher M. Fashek
Title:	President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher M. Fashek	President & Chief Executive Officer (Principal Executive Officer)	February 27, 2004
* Keith R. Jones	Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennert O. Ware	Director	February 27, 2004
* Dennis E. Noll	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI HOLDING COMPANY, INC.
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Director and President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI LICENSING, INC.
By:	*
Name:	Christopher M. Fashek
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Christopher M. Fashek	President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennert O. Ware	Director	February 27, 2004
* Dennis E. Noll	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI INTERNATIONAL, INC.
By:	*
Name:	Jörg Menten
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Jörg Menten	President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennert O. Ware	Director	February 27, 2004
* Dennis E. Noll	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI PROPERTIES LIMITED
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Manager and President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Manager	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI REAL PROPERTY LIMITED
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Manager and President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Manager	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI REAL HOLDINGS, L.L.C.
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Manager and President (Principal Executive Officer)	February 27, 2004
* Lulu Olson	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Manager	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

KCI USA REAL HOLDINGS, L.L.C.
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Manager and President (Principal Executive Officer)	February 27, 2004
* Lulu Olson	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Manager	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on February 27, 2004.

MEDCLAIM, INC.
By:	*
Name:	Dennert O. Ware
Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Dennert O. Ware	Director and President (Principal Executive Officer)	February 27, 2004
* Martin J. Landon	Executive Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2004
* Dennis E. Noll	Director	February 27, 2004
*By:	/s/ DENNIS E. NOLL Dennis E. Noll	Attorney-in-Fact	February 27, 2004

Exhibit Index

Exhibit No.	Exhibit
*3.1	Restated Articles of Incorporation (with Amendments) of KCI, as currently in effect.
3.1.1	Restated Articles of Incorporation (with Amendments) of KCI (filed as Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
*3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of KCI, as currently in effect.
3.2.1	Amended and Restated Article of Incorporation of KCI (filed as Exhibit 3.5 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
***3.3	Second Amended and Restated By-Laws of KCI, as currently in effect.
3.3.1	Third Amended and Restated Bylaws of KCI (filed as Exhibit 3.6 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004) (to be effective prior to completion of our initial public offering).
3.4	Certificate of Incorporation of KCI Holding Company, Inc. (filed as Exhibit 3.7 to Registration Statement on Form S-4, filed on December 19, 1997).
3.5	By-laws of KCI Holding Company, Inc. (filed as Exhibit 3.8 to Registration Statement on Form S-4, filed on December 19, 1997).
*3.6	Certificate of Formation of KCI Real Holdings, L.L.C.
*3.7	Limited Liability Company Agreement of KCI Real Holdings, L.L.C.
**3.8	Certificate of Incorporation of KCI International, Inc.
**3.9	By-Laws of KCI International, Inc.
*3.10	Certificate of Incorporation of KCI Licensing, Inc.
*3.11	By-Laws of KCI Licensing, Inc.
*3.12	Certificate of Limited Partnership of KCI Properties Limited.
*3.13	Limited Partnership Agreement of KCI Properties Limited.
*3.14	Certificate of Limited Partnership of KCI Real Property Limited.
*3.15	Limited Partnership Agreement of KCI Real Property Limited.
3.16	Certificate of Incorporation of KCI USA, Inc., as successor to KCI Therapeutic Services, Inc. (filed as Exhibit 3.19 to Registration Statement on Form S-4, filed on December 19, 1997).
3.17	By-Laws of KCI USA, Inc. as successor to KCI Therapeutic Services, Inc. (filed as Exhibit 3.20 to Registration Statement on Form S-4, filed on December 19, 1997).
*3.18	Certificate of Formation of KCI USA Real Holdings, L.L.C.
*3.19	Limited Liability Company Agreement of KCI USA Real Holdings, L.L.C.
*3.20	Articles of Incorporation of Medclaim, Inc.
*3.21	By-Laws of Medclaim, Inc.
3.22	Audit and Compliance Committee Charter of KCI (filed as Exhibit 3.7 to Amendment No. 2 to Registration Statement filed on Form S-1, filed on February 11, 2004).
3.23	Compensation Committee Charter of KCI (filed as Exhibit 3.8 to Amendment No. 2 to Registration Statement filed on Form S-1, filed on February 11, 2004).
3.24	Director Affairs Committee Charter of KCI (filed as Exhibit 3.9 to Amendment No. 2 to Registration Statement, filed on February 11, 2004).
*4.1	Indenture, dated as of August 11, 2003, among KCI, as Issuer, the Guarantors, and U.S. Bank National Association, as Trustee.
*4.2	Form of Series B 7 3/8% Senior Subordinated Notes due 2013 (included in Exhibit 4.1).
***5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (amended).
***5.2	Opinion of Cox & Smith Incorporated with respect to the new notes (amended).
***5.3	Opinion of James, McElroy & Piehl, P.A. (amended).
*10.1	Registration Rights Agreement, dated as of August 11, 2003, among KCI, as Issuer, the Guarantors, and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as Placement Agents.

*10.2	Credit Agreement, dated as of August 11, 2003.
*10.3	Guarantee and Collateral Agreement, dated as of August 11, 2003.
*10.4	Security and Control Agreement, dated as of August 11, 2003, among KCI, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Securities Intermediary.
*10.5	Series A Preferred Stock Purchase Agreement, dated as of August 11, 2003, among KCI, the Non-Sponsor Investors, the Sponsor Investors and the Director Investors.
*10.6	Investors' Rights Agreement, dated as of August 11, 2003, among KCI, the Non-Sponsor Investors, the Sponsor Investors and the Director Investors.
*10.7	Statement of Designations, Preferences and Rights of the Series A Convertible Participating Preferred Stock of Kinetic Concepts, Inc.
10.8	Agreement Among Shareholders, dated as of November 5, 1997 (filed as Exhibit 10.26 to Registration Statement on Form S-4, filed on December 19, 1997).
**10.9	Joinder and Amendment Agreement, dated as of June 25, 2003.
*10.10	Waiver and Consent, effective as of September 27, 2002.
*10.11	Amendment and Waiver, dated as of August 11, 2003.
10.12	KCI Employee Benefits Trust Agreement (filed as Exhibit 10.21 to our Annual Report on Form 10-K/A, dated December 31, 1996).
10.13	Deferred Compensation Plan (filed as Exhibit 99.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).
10.14	Kinetic Concepts, Inc. Senior Executive Stock Option Plan (filed as Exhibit 10.31 to our Annual Report on Form 10-K for the year ended December 31, 1996).
10.15	Form of Option Instrument with respect to Senior Executive Stock Option Plan (filed as Exhibit 10.32 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.16	Kinetic Concepts Management Equity Plan effective October 2, 1997 (filed as Exhibit 10.33 to our Annual Report on Form 10-K for the year ended December 31, 1997).
10.17	Form of Option Instrument with Respect to the Kinetic Concepts, Inc. Management Equity Plan (filed as Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.18	Kinetic Concepts, Inc. CEO Special Bonus Plan (filed as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.19	Kinetic Concepts, Inc. 2000 Special Bonus Plan (filed as Exhibit 10.13 to our Annual Report on Form 10-K for the year ended December 31, 2000).
10.20	Employee Benefits Trust Agreement, by and between the Company and Keith D. Thatcher, dated September 1, 1992 (filed as Exhibit 10.21 to our Annual Report on Form 10-K/A, dated December 31, 1994).
10.21	Letter, dated March 28, 2000, from KCI to Dennert O. Ware outlining the terms of his employment (filed as Exhibit 10.12 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
10.22	Letter, dated November 22, 1994, from KCI to Christopher M. Fashek outlining the terms of his employment (filed as Exhibit 10.23 to our Annual Report on Form 10-K/A, dated December 31, 1994).
10.23	Settlement Agreement, by and among the Company and certain of its subsidiaries and shareholders and Hillenbrand Industries, Inc. and certain of its subsidiaries and shareholders, dated December 31, 2002 (filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2002).
+10.24	Exhibits to Supplier Agreement, dated September 1, 2001, between Novation, LLC and KCI USA, Inc. (Supplier Agreement filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001) (filed as Exhibit 10.24 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).

10.25	Therapeutic Specialty Beds, Therapeutic Surfaces & Related Products Supplier Agreement, dated effective September 1, 2001 between Novation, LLC and KCI USA, Inc., as amended by that certain Amendment of Agreement (MS 10730), dated effective May 13, 2002 (filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
*10.26	Standard Office Building Lease Agreement, dated July 31, 2002 between CKW San Antonio, L.P. d/b/a San Antonio CKW, L.P. and Kinetic Concepts, Inc. for the lease of approximately 138,231 square feet of space in the building located at 8023 Vantage Drive, San Antonio, Bexar County, Texas 78230.
+10.27	Amended and Restated Manufacturing Agreement, by and between the Company and Avail Medical Products, Inc., dated December 18, 2002 (filed as Exhibit 10.27 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).
*10.28	First Amended and Restated Management Services Agreement, dated as of August 11, 2003, among KCI, Dr. James Leininger, Blum Capital Partners, L.P., Blum Strategic GP II, L.L.C., Fremont Partners, L.L.C. and Fremont Partners III, L.L.C.
+10.29	License Agreement, dated as of October 6, 1993, between Wake Forest University and Kinetic Concepts, Inc., as amended by that certain Amendment to License Agreement, dated as of July 1, 2000 (filed as Exhibit 10.29 to Amendment No. 4 to Registration Statement on Form S-1, filed on February 23, 2004).
***10.30	Amendment No. 1 to Credit Agreement, dated December 5, 2003.
10.31	Form of Indemnity Agreement (filed as Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004).
10.32	2004 Equity Plan (filed as Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004.)
10.33	2004 Employee Stock Purchase Plan (filed as Exhibit 10.33 to Amendment No. 1 to Registration Statement on Form S-1, filed on February 2, 2004).
10.34	2003 Non-Employee Directors Stock Plan (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on July 22, 2003).
10.35	Form of Amendment No. 2 to Credit Agreement (filed as Exhibit 10.34 to Amendment No. 3 to Registration Statement on Form S-1, filed on February 20, 2004).
10.36	Amendment, Acknowledgement and Waiver (Agreement Among Shareholders) (filed as Exhibit 10.35 to Amendment No. 3 to Registration Statement on Form S-1, filed on February 20, 2004).
*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
21.1	List of Subsidiaries (filed as Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2002).
***23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
***23.2	Consent of Cox & Smith Incorporated (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.
*25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee under the Indenture, dated as of August 11, 2003, by and among KCI, as Issuer, the Guarantors and U.S. Bank National Association, as trustee.
99.1	Form of Letter of Transmittal (revised).
99.2	Form of Notice of Guaranteed Delivery (revised).
*99.3	Form of Letter to Clients.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (revised).

*	Exhibits filed with this Registration Statement on Form S-4, filed on September 29, 2003.
**	Exhibits filed with Amendment No. 1 to Registration Statement on Form S-4, filed on October 24, 2003.
***	Exhibits filed with Amendment No. 3 to Registration Statement on Form S-4, filed on December 31, 2003.
+	Confidential treatment requested on certain portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.